This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 1 - Deed of Trust - Notes (Series B) Executed on July 7, 2021 Between Elbit Systems Ltd. Public Company 52-004302-7 539 Advanced Technology Center (Matam) St., Haifa (Hereinafter: the “Company”) Of the first part; And between Hermetic Trust (1975) Ltd. Company no. 51-070519-7 30 Sheshet HaYamim St., Bnei Brak (Hereinafter: the “Trustee”) Of the second part; Whereas On September 29, 2020, the Company’s shelf prospectus bearing the date September 30, 2020, was published, whereby the Company may issue pursuant to a shelf offering reports, inter alia, notes (Series B) that are not convertible into shares of the Company; and Whereas the Trustee is a company limited in shares that was incorporated in Israel pursuant to the Companies Ordinance, the main purpose of which is to engage in trusteeship activities; and Whereas the Trustee has represented that there is no impediment under the Securities Law, 5728-1968, or any other law, to prevent it from entering into this Deed of Trust with the Company and to serve as trustee for the Notes (Series B), and that it complies with the requirements and qualifications stipulated in the Securities Law, 5728-1968, to serve as trustee for the offering of the Notes, including with respect to conflicts of interest that may prevent its engagement with the Company as aforesaid; and

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 2 - Whereas S&P Global Rating Maalot Ltd. assigned a rating of ilAA to the Notes (Series B). Whereas the Trustee has no personal interest in the Company and the Company has no personal interest in the Trustee; and Whereas the Company has contacted the Trustee with a request whereby subject to the offering of the Notes (Series B), by way of publishing a shelf offering report, it shall serve as trustee for the holders of the Notes (Series B), which shall be issued in such framework, and the Trustee has granted its consent thereto; and Whereas the Trustee has agreed to sign this Deed of Trust and to act as the trustee of the holders of the Notes (Series B); and Whereas the Company has obtained all the approvals required under applicable law or agreement for executing the offering under the provisions of this Deed, and there is no preclusion under applicable law or agreement for executing the offering pursuant to the provisions of this Deed; Now, therefore, it is agreed, declared and stipulated between the parties as follows: 1. Introduction, interpretation and definitions 1.1. The introduction to this Deed and its appendices constitute an integral part thereof. 1.2. The division of this Deed into sections, and the section headings herein, are for purposes of convenience and ease of reference only and shall not be used for the purpose of interpretation. 1.3. In this Deed of Trust plural shall include the singular and vice versa, masculine shall also include feminine and vice versa, and any reference to a person shall include a body corporate, all unless explicitly stated otherwise in this Deed. 1.4. In any matter not referred to in this Deed and in case of a contradiction between the cogent statutory provisions and this Deed, the parties shall act in accordance with the cogent provisions of Israeli law. In the event of any contradiction between the provisions described in the shelf offering report in connection with this Deed

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 3 - and/or the Notes, the provisions of this Deed shall prevail. It is clarified that as of the execution date of this Deed, there is no conflict between the provisions described in the Notes and this Deed. In any event of contradiction between the Deed of Trust and the accompanying documents thereto, the provisions of the Deed of Trust shall prevail. 1.5. In this Deed and its schedules, the following terms shall have the meaning set out adjacent thereto, unless explicitly determined otherwise: “this Deed” or “Deed of Trust” - This Deed of Trust including the schedules and appendices attached thereto which constitute an integral part thereof; “Prospectus” or “Shelf Prospectus” - The Shelf Prospectus of the Company published on September 29, 2020, bearing the date September 30, 2020; “Shelf Offering Report” or “Offering Report” - An offering report pursuant to Section 23A(f) of the Securities Law, where all of the details shall be completed as required for offering the Notes (Series B), including the composition of the offered units, according to the provisions of applicable law, and in accordance with TASE bylaws and guidelines, as they shall be at such time; “Dollar” United States Dollar. “Notes (Series B)” or “Notes” or “Notes in Circulation” or “Notes Series” or “Series B” - All the Notes (Series B) of the Company, with par value NIS 1 each, registered, which will be issued from time to time by the Company, and which, at such time, have not been repaid in full and have not expired or been cancelled; “Trustee” - Hermetic Trust (1975) Ltd. and/or anyone serving from time to time as trustee for the holders of the Notes under this Deed; “TASE” The Tel Aviv Stock Exchange Ltd.; “Insolvency Law” - The Insolvency and Economic Rehabilitation Law, 5778- 2018, and the regulations promulgated thereunder as they shall be from time to time;

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 4 - “Companies Law” - The Companies Law, 5759-1999, and the regulations promulgated thereunder as they shall be from time to time; “Registry of Noteholders” and/or “Registry” - The registry of noteholders as set forth in Section 26 of this Deed; “Noteholders” and/or “Note Owners” and/or “Holders” - As the term “Holder” or “Holder of a Note Certificate” is defined in the Securities Law; “Note Certificate” - A Note certificate in the form set forth in the First Schedule to this Deed, and which shall be adjusted to the relevant details of Series B as and insofar as they shall be published in a Shelf Offering Report; “Law” or “Securities Law” - The Securities Law, 5728-1968, and the regulations promulgated thereunder as in effect from time to time; “Principal” - The total par value of the Notes (Series B); “Business Day” - Any day on which most of the banks in Israel are open for business; “Special Resolution” - A resolution adopted by the general meeting of the Noteholders(Series B), at which at least two (2) Noteholders were present in person or by proxy, representing at least 50% of the voting rights, or at an adjourned meeting at which participants were present in person or by proxy who hold at least 10% of the below referenced balance, which was adopted (whether at the original meeting or at the adjourned meeting) by a majority of at least two-thirds (2/3) of all the votes of those participating in the vote, excluding abstentions;

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 5 - “Ordinary Resolution" - A resolution adopted by the meeting of Noteholders (Series B), at which at least two (2) Noteholders were present in person or by proxy, who jointly hold or represent at least 25% of the outstanding par value balance of the Notes in Circulation on the record date for the meeting or adjourned meeting of such meeting that shall be held with any number of participants, and which was adopted (whether at the original meeting or at the adjourned meeting) by an ordinary majority of number of votes participating in the vote, excluding abstentions; “Holder” - As such term is defined in the Securities Law; “Maalot” - S&P Global Ratings Maalot Ltd. Wherever there is a reference to a rating according to Maalot’s rating scale, the intention is alternatively, to an equivalent rating replacing it, which shall be set by a different rating company (insofar as such shall replace Maalot); “Quarter” - Each of the following periods: January - March, April - June, July - September, October - December; 1.6. This Deed of Trust shall become effective on the date the Notes are allocated by the Company, and its applicability shall be retroactively from the publication date of the Shelf Offering Report. It is agreed that in the event the offering of the Notes is cancelled, for any reason whatsoever, this Deed shall be null and void. 1.7. Wherever the TASE bylaws and guidelines thereunder (“TASE Rules”) apply or shall apply to any action under this Deed, they shall take precedence over any other provisions that are set forth in this Deed, and the dates of the aforesaid actions shall be determined in accordance with the TASE Rules. 1.8. Wherever this Deed sets forth “subject to applicable law” (or similar expression), the intention is subject to applicable law that are not dispositive.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 6 - 1.9. The Company undertakes to act for the listing on TASE of the Notes (Series B) that shall be issued (if and insofar as issued) through the Shelf Offering Report under the Shelf Prospectus. 2. Offering of the Notes; offering terms; pari passu 2.1. The Notes (Series B) are registered, with par value of NIS 1 each. The rates and dates for payment of Principal and interest on the Notes (including adjustment of the interest rates) are set forth in Sections 2 to 6 to the terms written overleaf in the First Schedule to the Deed of Trust. With respect to the Company’s right for early redemption, see Section 6 of this Deed. 2.2. The Company shall issue the Notes under the terms as set forth in this Deed and under the terms written overleaf set forth in the First Schedule to this Deed. 2.3. The Notes (Series B) to be issued (if issued) shall all have equal security rank and equal rights pari passu among themselves in connection with the Company’s undertakings according to the Notes (Series B), without any preference or priority of one over the other. 3. Acquisition of notes by the Company, Affiliated Holder, and the controlling shareholder, and issue of additional notes 3.1. The Company reserves the right to acquire, whether on TASE or outside TASE, at any time, Notes (Series B), at any price and under terms it shall deem fit. For the avoidance of doubt, acquisition by the Company shall not derogate from the obligation to repay the Notes (Series B) that are still held by the Noteholders. In case of such acquisition by the Company that requires reporting in accordance with law, the Company shall report such in accordance with law. 3.2. The Notes (Series B) to be acquired by the Company shall be cancelled and delisted from TASE, and the Company shall not be permitted to reissue them, without derogating from the repayment obligation of the Notes (Series B) that are still in circulation. If the Notes (Series B) are acquired by the Company as aforesaid, the Company shall contact the TASE Clearing House with an application to withdraw the certificates thus acquired.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 7 - It is clarified that a subsidiary of the Company and/or an included company and/or an affiliated company and/or a company under the control of the Company and/or its controlling shareholder (directly or indirectly) and/or a “relative” of the controlling shareholder as defined in the Companies Law and/or anyone on its behalf and/or a corporation under the control of any of the foregoing (except for the Company, with respect to which the provisions set forth in this Section above shall apply) (hereinafter: “Affiliated Holder”) shall be permitted to acquire and/or sell from time to time, on TASE or outside TASE, including by way of a public offering by the Company, Notes at any price it shall deem fit, at its discretion (subject to applicable law). The Notes as aforesaid that shall be held by an Affiliated Holder shall be deemed an asset of the Affiliated Holder, shall not be delisted from TASE, and they shall be transferrable as other Notes. The Notes to be held as aforesaid by the Affiliated Holder shall not be taken into account for purpose of determining the legal quorum, and they shall not grant voting rights in Noteholders meetings, subject and according to the provisions of applicable law. 3.3. Without derogating from the generality of the foregoing and subject to TASE’s approval, the Company reserves the right, at its sole discretion, without requiring the Trustee’s consent or consent of the Holders of Notes at such time, to increase from time to time the series of Notes (Series B), subject to the terms in Section 3.5 below, whether by private placement or pursuant to a prospectus (whether through a shelf offering report or in any other way), and to issue additional Notes (Series B). The Company shall be permitted to issue additional notes as aforesaid, under terms identical to those of the Notes (Series B), at any price and in any manner that the Company shall deem fit, including at a different discount rate or premium. The outstanding Notes on the date of expansion of the series and the additional Notes (from the date of issue) shall constitute a single series for all intents and purposes. The Trustee shall serve as trustee for the Notes as they shall be in circulation from time to time, even in the event of an expansion of the series and the Trustee’s consent to serve as such for the expanded series shall not be required. 3.4. Similarly, and without derogating from the foregoing, the Company reserves the right to issue, subject to the provisions of applicable law, at any time and from time to time (whether by private placement or pursuant to a prospectus, whether through

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 8 - a shelf offering report or in any other way), and without requiring the consent of the Trustee and/or of the Noteholders at such time, securities of any kind, and under terms as the Company shall deem fit, including additional series of notes and/or convertible notes and/or warrants and/or other securities of any kind, whether securities that would grant a right to convert to Company shares, and whether they shall grant no such right, under terms of redemption, interest, linkage, repayment rank in the event of liquidation, and other terms, as the Company shall deem fit, whether preferable to the terms of the Notes offered under the Prospectus and Shelf Offering Report, equal or inferior thereto. Notwithstanding anything set forth above, insofar as the Company shall issue a series of additional notes and/or a different series of securities that are debt (the “Additional Series”), and the Additional Series shall not be backed by security interests (and so long as it is not backed by security interests), the rights of the Additional Series in liquidation shall not have preference over the Notes (Series B). It is noted that in the event an Additional Series that is backed by security interests is issued, preference in liquidation shall be only with respect to those security interests included in the Additional Series as aforesaid. In the event an Additional Series is issued as aforesaid, which is not secured by security interests, the Company shall provide the Trustee, prior to the offering, an approval signed by the Company’s CEO or the senior finance officer, regarding its satisfaction of the above undertakings, in a form satisfactory to the Trustee. 3.5. Notwithstanding the foregoing in Section 3.3 above, the Company undertakes towards the Noteholders (Series B) that an additional offering of Notes (Series B) by way of an expansion of the series shall be subject to the satisfaction of the following cumulative conditions:(1) it shall not prejudice the rating of the series of expanded notes from Series B as the rating shall be prior to the expansion of Series B; (2) on the date of the expansion, and as a result thereof, there is no cause for immediate repayment as set forth in Section 7.1 below, without taking into account the cure and waiting periods set forth in that section; and (3) on the date of the expansion and as a result thereof, the Company meets all the financial covenants set forth in Sections 4.4.1 and 4.4.2 below, without taking into account the cure and waiting periods in connection with such financial covenants; and (4) the

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 9 - Company is in compliance with all of its material undertakings towards the Noteholders according to the provisions of this Deed. In the event of an expansion of the series as aforesaid, the Company shall transfer to the Trustee, prior to the expansion, advance approval of a rating company (as defined in the Regulation of Credit Rating Companies Activity Law, 5774-2014), whereby such expansion of the series does not prejudice the existing rating at such time of the expanded Notes Series. In addition, prior to the expansion and no later than the date of the tender to the classified investors (if any), the Company shall transfer an approval to the Trustee that is signed by the Company’s CEO or the senior finance officer, on behalf of the Company, whereby the other conditions set forth in this Section 3.5 above are satisfied, plus a relevant calculation (in connection with the condition in subsection (3) above), in form acceptable to the Trustee. It is clarified that the Company’s undertakings as set forth above in this paragraph shall only apply with respect to additional offerings of Notes (Series B) by way of an expansion of the series, and such undertakings shall not apply with respect to the offering of notes by way of an expansion of other series in circulation at such time, or with respect to the offering of a new series of notes, or for any other type of debt to be borne by the Company, whether or not such shall be rated, regardless of the offering date or date such debt is borne, regardless of the proximity of the offering date or date such debt is borne to the date of the expansion of the series as aforesaid, and regardless of the proximity to the date or it being a factor for altering any rating. 3.6. In the event the Company shall in the future issue additional notes, in the framework of an expansion of the series, at a discount rate that differs from the discount rate for such series (including the absence of a discount), the Company shall, prior to expanding the series, apply to the Israel Tax Authority in order to obtain its approval whereby with respect to deducting withholding tax from the discount fees in respect of the Notes, a uniform discount rate shall be determined for the Notes based on a formula that weights the different discount rates in such series, if any (hereinafter: the “Weighted Discount Rate”). In the event that such approval is obtained, the Company shall prior to the expansion of the series calculate the Weighted Discount Rate for all Notes, according to such approval, and prior to the expansion of the series the Company shall submit an immediate

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 10 - report (to the extent possible, in a report on the offering results), where it shall announce the Weighted Discount Rate for the entire series, and shall withhold tax on the dates of redemption of the Notes, in accordance with the Weighted Discount Rate and in accordance with the provisions of the law. In such case, all other provisions of the law relating to the taxation of discount fees shall apply. Should such approval not be obtained from the Israel Tax Authority, tax shall be withheld at source from the discount fees, according to the highest discount rate created for the series. In such case, the Company shall submit an immediate report prior to the expansion of the series, where it shall announce the discount rate that was set with respect to the entire series as aforesaid, and all the other provisions of law related to the taxation of the discount fees shall apply. Tax shall be withheld at source upon redemption of the series, in line with the discount rate reported as aforesaid. It is clarified that whenever there is an expansion of a Note Series, for any reason, should the discount rate to be set in the framework of the offering of the notes be higher than the discount rate prior to the expansion of the series (including the absence of a discount), there may be cases where tax shall be withheld at source for discount fees at a rate that is higher than the discount fees that were set for whoever held the notes prior to the expansion of the series (hereinafter: the “Surplus Discount Fees”), whether or not an approval from the Israel Tax Authority has been obtained for setting a uniform discount rate. A taxpayer who held the Notes prior to the series expansion and until repayment of the Notes that it holds, shall be entitled to file a tax report with the Israel Tax Authority and receive a tax refund in the amount of tax that was deducted from the Surplus Discount Fees, provided it is entitled to such refund under law. 4. The undertakings of the Company 4.1. The Company hereby undertakes to pay, on the designated dates, all Principal and interest amounts, which are payable under the terms of the Notes, and to comply with all the other terms and obligations imposed thereon under the terms of the Notes and under this Deed. 4.2. It is clarified that as of the date of this Deed, except for restriction under law, the Company is not subject to any restriction with respect to the distribution of dividends or the buyback of its shares, except as set forth in Section 4.5 below.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 11 - 4.3. Undertakings not to register a floating charge on all of the Company’s assets (“Negative Pledge”) 4.3.1. Until completion of the final and full repayment of the Notes (Series B), the Company undertakes not to create a floating charge on all of its property and rights, current and future (negative pledge) in favor of any third party, for securing any debt or liability, save for charges in favor of the State of Israel, without obtaining prior consent by a Special Resolution. 4.3.2. Notwithstanding the foregoing, the Company shall be entitled to create a general floating charge on all of its property and rights, current and future, without being required to obtain the consent of the meeting of Noteholders (Series B), provided that concurrently with the creation of a floating charge as aforesaid, the Company shall create a charge of the same type and equal rank in favor of the Noteholders (Series B), pari passu according to the debt ratio, which shall be in effect so long as the Notes (Series B) have not been repaid in full. The Company clarifies that as of the execution date of this Deed, the Company has not created a general floating charge as aforesaid. Insofar as the Company shall create a charge in favor of the Noteholders, as set forth in this Section 4.3.2, exercise of the charge by the Trustee or by a third party shall not require the approval of the Trustee or third party, as applicable, or of any of the Noteholders (together: the “Parties”), or the provision of prior notice to the other Parties regarding the intention to act as aforesaid. In light of the foregoing, each Party may independently and at its discretion (provided it has the right to such according to the Deed of Trust or the provisions of the relevant charge agreement) by itself take any required actions for the purpose of exercising the charged asset. Insofar as the Company is made aware of the fact that the third party initiated proceedings for exercising the pledge, the Company shall inform the Trustee of such in writing as soon as possible and no later than one Business Day after the date the Company was made aware of the aforesaid.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 12 - 4.3.3. Whenever the Company shall create a charge as set forth in Section 4.3.2 above in favor of the Noteholders (Series B), and such charge requires registration with the registry of charges at the Registrar of Companies or at any other registrar for purpose of perfection, the charge shall be deemed to have been duly registered only after the Company provided the Trustee with all of the following documents in form satisfactory to the Trustee: (a) a charge agreement with the Deed of Trust attached thereto as an annex, bearing the original signature of the Company and with an original “received” stamp from the Registrar of Companies, and bearing the date of the “received” stamp that is no later than 7 (seven) days from the date of signing the charge agreement; (b) a notice on details of mortgages and charges (Form 10) stamped with an original “received” stamp from the Registrar of Companies, bearing a date no later than 7 (seven) days from the date the notice was created; (c) a charge registration certificate from the Registrar of Companies; (d) a charge printout from the Registrar of Companies or from any other office or registrar as shall be required under applicable law, whereby such charge was registered; (e) an affidavit signed by a senior finance officer that confirms, inter alia, that the charge does not conflict and/or contradict the Company’s other undertakings, and that the Company obtained all approvals in connection with creating such charge; (f) an expert opinion from an external attorney that confirms that the charge in favor of the Noteholders is valid and enforceable and exercisable against the Company, that it has the same creditors’ rating set forth in the charge documents, and that the condition set forth above in connection with the charge in favor of the third party is satisfied; and any other reasonable document that the Trustee shall require from time to time, the requirement of which is acceptable under the circumstances in order to secure the validity of the charge and its enforceability and exercisability. The Company shall provide the Trustee, at its request, with documents or approvals or opinions attesting that the charge is valid, enforceable and exercisable towards the Company throughout

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 13 - the lifespan of the Notes (Series B), and an affidavit as set forth in Section (e) above. For the avoidance of doubt it is clarified that the Company has the right, at any time, to charge all or part of its assets by fixed charges, and to create floating charges on one or more specific assets of the Company, in connection with the creation of such fixed charges, and in such cases the provision of Section 4.3.1 above shall not apply. In addition, save for anything set forth in Section 4.3.1 above, no restrictions whatsoever shall apply to the Company and the companies held by the Company in imposing any kind of charges on its property. 4.4. Undertaking to financial covenants 4.4.1. The Company undertakes that, as long as the Notes (Series B) have not been fully repaid, the Company’s equity in the Company’s latest published consolidated financial statements, excluding non-controlling interests (hereinafter: the “Equity”), shall not be less than USD 800 (eight hundred) million (hereinafter: the “Minimum Equity”). Failure to comply with the Minimum Equity requirement as aforesaid for 2 (two) consecutive calendar Quarters, shall constitute cause for immediate repayment as set forth in Section 7.1.17 of the Deed. 4.4.2. The Company undertakes that as long as the Notes (Series B) have not been fully repaid, the ratio between the Company's Net Financial Debt and the Company’s total Balance, according to the Company’s latest consolidated financial statements that were published, shall not exceed 50% (fifty percent). Failure to comply with the ratio between the Company’s Net Financial Debt and the Company’s total Balance as aforesaid for 2 (two) consecutive calendar Quarters, shall constitute cause for immediate repayment as set forth in Section 7.1.18 of the Deed. “Net Financial Debt” - Short-term loans and long-term loans, notes, short-term credit, and current maturities of notes and long-term loans; less cash, cash equivalents, tradeable securities held for a short term, short-term financial investments, and deposits (except for restricted

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 14 - cash and deposits); and all - as such amounts are presented in the Company’s consolidated balance sheet as of the end of the relevant period, which is published by the Company. “Balance Sheet”, in respect of this section only - all of the Company’s assets according to the Company’s consolidated balance sheet, as of the end of the relevant period, as published by the Company. 4.4.3. It is clarified that for the purposes of this Deed, including with respect to Sections 4.4.1, 4.4.2, and 4.5, in the event of a change to the accounting standard that applies to the Company compared to that applying to it on the date the Company engages in this Deed (hereinafter: the “Previous Standard”), which affects the manner of calculating any of the restrictions and/or financial covenants that the Company undertook under this Deed, and as long as the Notes (Series B) have not been fully repaid, the Company shall prepare a Proforma Balance Sheet in shortened form, according to the Previous Standard (hereinafter: the “Proforma Balance Sheet”). The Company shall provide the Trustee with the Proforma Balance Sheet after the publication of the Company's financial statements that it is required to publish according to the provisions of law that apply to it, and the Company’s compliance with the restrictions and financial covenants in the Deed of Trust shall be examined only in accordance therewith. For the avoidance of doubt, it is clarified that in the event the Company prepared the Proforma Balance Sheet as aforesaid, compliance with the restrictions and/or financial covenants shall only be examined according to the Proforma Balance Sheet, and should the Company be in compliance with the restrictions and/or financial covenants according to the Proforma Balance Sheet, there shall be no cause for immediate repayment and/or there shall be no restriction on distributions, as applicable. 4.4.4. The financial covenants set forth in Sections 4.4.1 and 4.4.2 above shall be examined on the date of publishing the annual consolidated financial statements of the Company with respect to the year ended on the date

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 15 - for which such reports were prepared, and on the publication date of the consolidated quarterly results of the Company with respect to the Quarter ended on the date for which such report was prepared. Similarly, the Company shall provide the Trustee with a signed confirmation regarding the examination results as aforesaid by the Company’s CEO or the senior finance officer, in a form satisfactory to the Trustee, with an explanation and/or relevant calculation, regarding its compliance or noncompliance in each of the financial covenant set forth in Sections 4.4.1 and 4.4.2 above, within 5 (five) Business Days from the publication date of the annual financial statements or the publication of the quarterly results, all in a form satisfactory to the Trustee. The Trustee shall be entitled to rely on the Company’s confirmation and shall not be required to make additional examinations on its behalf. 4.5. Additional undertakings - restriction on distribution 4.5.1. The Company undertakes not to perform distribution as such term is defined in the Companies Law, if on the adoption date of the resolution to perform distribution one or more of the following is satisfied or is expected to be satisfied with high probability as a result of the distribution: (1) There is a cause for immediate repayment as set forth in Section 7.1 below (without taking into account the cure periods set forth in this section). (2) The Equity (as defined above) shall be less than USD 900 (nine hundred) million, while the Company’s compliance with this condition shall be calculated as set forth in Sections 4.4.3 and 4.4.4 above. (3) The ratio between the Company's Net Financial Debt and the Company’s total Balance (as defined above) shall exceed 45% (forty five percent), while the Company’s compliance with this

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 16 - condition shall be calculated as set forth in Sections 4.4.3 and 4.4.4 above. (4) The Company is not in compliance with any of its material undertakings towards the Noteholders according to the provisions of this Deed. 4.5.2. The Company shall deliver to the Trustee at its request, within three (3) Business Days from the resolution date of such distribution, a confirmation signed by the Company’s CEO or the senior finance officer (and with respect to Sections 4.5.1(2) and 4.5.1(3) including a calculation, to the satisfaction of the Trustee) regarding the Company’s compliance with anything set forth in Section 4.5.1, as of the resolution date of the distribution. 5. Security interests 5.1. The Notes (Series B) shall not be secured with security interests. 5.2. The Notes (Series B) shall rank equally, pari passu, among themselves, without any preference or priority of one over the other. 5.3. Subject to Section 4.3 above, the Company shall be entitled to charge all or part of its property, in any charge and in any way whatsoever, in favor of any third party, without any restriction whatsoever, and at any rank, including for securing other series of notes or liabilities, and without the need for any consent from the Trustee or from the Noteholders. 5.4. For the avoidance of doubt, it is clarified that the Trustee does not have a duty to examine, and the Trustee has actually not examined, the need to provide security interests for securing repayment to the Noteholders. The Trustee was not requested to conduct, and has actually not conducted and shall not conduct economic, accounting or legal due diligence with regard to the condition of the Company’s business or its subsidiaries. By entering into this Deed and by the Trustee's consent to serve as a Trustee for the Noteholders, the Trustee is not expressing its opinion, whether explicitly or implicitly, with regard to the Company’s ability to meet its obligations to the Noteholders. Nothing stated above shall derogate from the

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 17 - Trustee’s duties under law and/or the Deed of Trust, nor shall it derogate from the Trustee’s obligation (should such obligation apply to the Trustee in accordance with applicable law) to examine the impact of changes in the Company from the offering date henceforth insofar as they may have a negative impact on the Company’s ability to satisfy its obligations towards the Noteholders. 5.5. The Company shall be entitled from time to time to sell, lease, assign, give or transfer all or part of the assets thereof, without requiring any approval of the Trustee and/or of the Noteholders, without derogating from anything set forth in Section 7.1.24 below. 6. Early redemption 6.1. If and insofar as after listing on TASE as aforesaid, TASE shall decide to delist the Notes (Series B) due to the value of the Notes falling below the amount prescribed in the TASE guidelines regarding delisting of notes, the Company shall perform early redemption and act as follows: 6.1.1. Within 45 (forty five) days from the date TASE’s board of directors resolves to delist the Notes as aforesaid, the Company shall announce an early redemption date on which the Noteholder may redeem the Notes. The notice on early redemption shall be published by immediate report to be sent to the Authority and TASE and to two (2) widely circulated daily newspapers in Israel in Hebrew and shall be delivered in writing to all registered Noteholders. 6.1.2. The early redemption date shall not take place before the lapse of 17 (seventeen) days from the publication date of the notice and no later than 45 (forty-five) days from aforesaid date, but not during the period between the record date for payment of interest and the actual date of payment thereof. On the early redemption date, the Company shall redeem the Notes of the Holders who requested the redemption thereof. The redemption proceeds shall be no less than the par value amount of the Notes, plus interest accrued until the actual payment date, as set forth in the terms of the Notes.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 18 - 6.1.3. The setting of an early redemption date as aforesaid is without prejudice to the rights of redemption as stipulated in the Notes, for those Holders of the Notes who shall not redeem them on the early redemption date as aforesaid, but the Notes shall be delisted from TASE, and the resulting tax implications shall apply thereto. 6.1.4. Early redemption of the Notes as aforesaid, shall not grant to Holders of such redeemed Notes the right to the payment of interest in respect of the period after the redemption date. 6.2. Early redemption at the discretion of the Company The Company shall be entitled, at its sole discretion, to make an early redemption of the Notes (Series B) at any time starting from the end of 60 (sixty) days from the date of listing the Notes on TASE, and in such case the following provisions shall apply, all subject to the guidelines of the Israel Securities Authority and to the provisions of the TASE Rules, as they shall be on the relevant date: 6.2.1. The frequency of early redemptions shall not exceed one redemption per Quarter. 6.2.2. If an early redemption is scheduled for a Quarter for which a payment date for interest is also set, or payment date for partial redemption, or payment date for final redemption, the early redemption shall be performed on the date set for such payment. 6.2.3. The minimum scope of any early redemption shall be no less than NIS 1 million. Notwithstanding the foregoing, the Company is entitled to perform early redemption in scope of less than NIS 1 million, provided the frequency of redemptions does not exceed one redemption per annum. 6.2.4. Any amount to be repaid in early redemption by the Company, shall be repaid with respect to all Noteholders, pro rata to the par value of the held Notes. 6.2.5. Shortly after the Company’s board of directors has adopted a resolution regarding early redemption as set forth above, the Company shall

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 19 - publish an immediate report on performing early redemption through the MAGNA system, no less than 17 (seventeen) days and no more than 45 (forty five) days before performing early redemption. 6.2.6. The early redemption date shall not take place in the period between the date set for payment of interest for the Notes (Series B) and the actual payment date of the interest. 6.2.7. In such immediate report the Company shall publish the Principal amount to be repaid in an early redemption, and the interest accrued for such Principal amount until the early redemption date, as set forth in Section 6.2.10 below. 6.2.8. On the date of partial or full early redemption (if any), the Company shall pay the Noteholders the interest accrued on the portion redeemed in a partial early redemption and not on the entire outstanding balance. 6.2.9. No early redemption shall be performed for part of the series of Notes if the final redemption amount shall be less than NIS 3.2 million. On the date of partial early redemption, if any, the Company shall publish an immediate report indicating:(1) the rate of partial early redemption in terms of the outstanding balance; (2) the rate of the partial early redemption in terms of the original series; (3) the interest rate of the partial early redemption on the redeemed portion; (4) the interest rate to be paid in the partial early redemption, calculated with respect to the outstanding balance; (5) an update of the remaining partial early redemption rates, in terms of the original series; (6) the record date for the right to receive early redemption of the Notes Principal 6 (six) days before the date set for the early redemption. 6.2.10. The amount to be paid to the Noteholders (Series B) in case of early redemption initiated by the Company, shall be the higher amount of the following: (1) market value of the Notes (Series B) balance for early redemption, which shall be determined according to the average closing price of the Notes (Series B) in the thirty (30) trading days preceding the date the board of directors resolved to perform the early

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 20 - redemption, and in case the early redemption is performed on the date set for payment of interest, an amount equivalent to the interest amount shall be deducted from the average Notes value as aforesaid (interest only, excluding payments of Principal) that is paid on such date for the same Note; (2) the liability value of the Notes (Series B) for early redemption, meaning the Principal plus interest, until the actual early redemption date; (3) the cash flow balance of the Notes (Series B) for early redemption (Principal plus interest) when capitalized according to the Return on Government Notes (as defined below) plus interest at an annual rate of 0.6%. Capitalization of the Notes (Series B) for early redemption shall be calculated starting from the early redemption date until the last repayment date set with respect to the Notes (Series B) for early redemption. In this respect, "Return on Government Notes" means: Weighted average of the return (gross) on redemption in a period of seven Business Days, ending two Business Days before the notice date on the early redemption, of two non-linked Government Note Series, and the duration of which is the closest to the average duration of the Notes (Series B) on the relevant date, namely, one series with the closest average duration higher than the duration of the Notes (Series B) on the relevant date, and one series with the closest average duration that is lower than the average duration of the Notes (Series B) on the relevant date, and the adjusted calculation of which shall reflect the average duration of the debt on the relevant date. For example: If the average duration of Government Note A is 4 years, the average duration of Government Note B is 2 years and the average duration of the outstanding loan balance is 3.5 years, the return shall be calculated as follows: 4x + 2 (1-x) = 3.5 X = the weight of Return on Government Note A. 1- X = the weight of Return on Government Note B.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 21 - According to the calculation, the annual Return on Government Note A shall be weighted at seventy-five percent (75%) of the “return” and the annual Return on Government Note B shall be weighted at 25 percent (25%) of the “return”. “Average Duration” - the average duration. In case additional interest is paid due to early redemption, the additional interest shall be paid only on the nominal value repaid in the early redemption. 7. Immediate repayment 7.1. Upon the occurrence of one or more of the events set forth below, and so long as any of them exist, the provisions in Section 7.2 below shall apply: 7.1.1. Should the Company fail to repay any of the payments on Principal and interest (including interest on arrears and interest adjustments, if any) that it owes under the Notes or under the Deed of Trust, within 7 (seven) days after its repayment date was due. 7.1.2. Should the Company breach the terms of the Notes or the Deed of Trust by way of material breach, or if another material undertaking in favor of the Holders in the framework of the Notes or Deed of Trust was not satisfied, and all if the Trustee has provided notice to the Company to cure the breach and the Company has failed to remedy such breach within 14 (fourteen) days of the date of the notice. 7.1.3. Should it transpire that a material representation of the Company’s representations on the Notes or Deed of Trust as of the initial offering date of the Notes (Series B) is incorrect and/or incomplete, and in case of breach that can be cured - the breach was not cured within 14 (fourteen) days from the date notice was received from the Trustee with respect to the breach, during which the Company shall act to cure such. 7.1.4. If a permanent liquidator or any other functionary of similar significance and powers was appointed for the Company, according to the provisions of the Insolvency Law, or if the Company shall adopt a

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 22 - resolution to enter liquidation (save for liquidation for purposes of merging with another company, provided the absorbing entity took upon itself all its undertakings towards the Noteholders (Series B)), or if a permanent and final liquidation order was issued with respect to the Company by the court, or any other order of a similar nature according to the Insolvency Law, or the Company was appointed a trustee as such term is defined in the Insolvency Law. 7.1.5. If a temporary liquidation order for the Company or any other order of similar nature was issued by the court in accordance with the provisions of the Insolvency Law, or if a temporary liquidator or any other functionary with similar significance and powers was appointed for the Company according to the provisions of the Insolvency Law, or if a judicial decision of similar nature has been issued, or a temporary trustee as such term is defined in the Insolvency Law was appointed, and such order or decision was not rescinded within 45 (forty five) days from the date of issuing the order or decision, as applicable. Notwithstanding the foregoing, the Company shall not be granted any cure period with respect to the requests or orders submitted or given, as applicable, by the Company or with its consent. 7.1.6. If a motion was filed for receivership or the appointment of a receiver (temporary or permanent) or an order was issued for the appointment of a temporary receiver, over most or all of the Company’s assets, which was not dismissed or rescinded within 45 (forty five) days from the date the order was issued; or if an order was issued for a permanent receiver over most or all of the Company’s assets; notwithstanding the foregoing, the Company shall not be afforded any cure period motions or orders filed or issued, as applicable, by the Company or with its consent. 7.1.7. If another series of Company notes, including a series of notes that is listed on any trading platform, was accelerated to immediate repayment, or if the Company and/or a consolidated company is required to immediately repay debts that it owes to Financial

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 23 - Corporations (not including non-recourse debts), in an amount no less than cumulatively USD 100 (one hundred) million, provided the request is not rescinded within the Cure Period. It is clarified that repayment of short-term special loans (on call) according to their terms, including by way of calling money by a Financial Corporation, that is not by way of immediate repayment, shall not be considered as a requirement of a Financial Corporation for immediate repayment of a debt for purposes of this section. It is also clarified that should debt of the Company or of a consolidated company be accelerated to immediate repayment for reasons that are not financial reasons, and the Company or consolidated company, respectively, shall repay the aforesaid debt within the Cure Period, such debt shall not be deemed as debt that the Company or consolidated company were required to repay in an immediate repayment, for purpose of this section. With respect to this section, “Financial Corporation” - A banking corporation, financial entity, or other entity whose main purpose is to grant loans. With respect to this section, “Cure Period” - insofar as the debt that was accelerated to immediate repayment is debt of the Company - 45 (forty five) days from the date of acceleration to immediate repayment. Insofar as the debt that was accelerated to immediate repayment is debt of a consolidated company - 80 (eighty) days from the date of acceleration to immediate repayment. 7.1.8. If a lien was imposed on all or most of the Company’s assets, or if execution actions are taken or charges are enforced, against most or all of the Company’s assets, and the lien was not removed or the action was not cancelled, as applicable, within 45 (forty five) days after the lien was imposed on the action was taken or the charges were exercised, as applicable; notwithstanding the foregoing, the Company shall not receive any cure period with respect to the requests or orders submitted or issued, as applicable, by the Company or with the consent thereof.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 24 - 7.1.9. If the Company ceased or announced its intent to cease managing its business affairs, as they shall be from time to time, or if the Company terminated or announced its intent to terminate its payments. 7.1.10. If the Company filed a motion with the court for ordering a stay of proceedings or any similar proceeding according to the Insolvency Law or if such an order is granted upon the Company’s request or any similar order according to the provisions of the Insolvency Law, or if the Company submits a motion to the court for settlement or arrangement with its creditors under Section 350 of the Companies Law or according to the provisions of the Insolvency Law (except for purposes of merging with another company as set forth in section 7.1.16 below and/or restructuring of the Company or a split, which are not prohibited under the terms of this Deed, and except for arrangements between the Company and its shareholders, which are not prohibited under the terms of this Deed and which do not affect the Company’s ability to repay the Notes (Series B) or if the Company shall offer its creditors a compromise or arrangement in another manner; or if a motion is filed to the court under Section 350 of the Companies Law or the Insolvency Law against the Company (not with the Company’s consent), which were not dismissed or cancelled within 45 (forty five) days from the date the order was issued. 7.1.11. (1) If there is a material deterioration in the Company’s business, compared to the condition thereof on the offering date, and there is real concern that the Company shall not be able to repay the Notes on time, or (2) if there is a real concern that the Company shall not satisfy its material obligations towards the Noteholders. 7.1.12. If the Company failed to publish a financial report that it is required to publish under the provisions of the laws applicable to it, within 30 (thirty) days from the last date it is required to publish such, except if the Company received an extension for publishing such report from a competent authority, in which case the remedy period shall be the extension period that was granted by such competent authority.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 25 - 7.1.13. If the Notes were delisted from TASE. 7.1.14. If the TASE suspended trading of the Notes (except for a suspension on the grounds of uncertainty, under the meaning of such grounds in the fourth part of the TASE bylaws), and the suspension was not cancelled within 60 (sixty) days. 7.1.15. If the Notes (Series B) cease to be rated by the rating company that rates the Notes of the Company for a period exceeding 60 consecutive days, except in the event the cessation of the rating is for reasons or circumstances that are not under the Company’s control. Replacing the rating company shall not be deemed a rating cessation with respect to fulfillment of such cause. 7.1.16. Upon a merger, in the framework of which the Company is the surviving entity or target company, without the prior approval of the Noteholders by ordinary majority, unless the surviving company declared to the Noteholders, including by means of the Trustee, at least 10 (ten) Business Days before the merger date, that there is no reasonable concern that due to the merger the surviving entity shall not be able to meet the obligations towards the Holders. 7.1.17. If for 2 (two) or more consecutive calendar Quarters, the Minimum Equity of the Company falls below USD 800 (eight hundred) million, while such Minimum Equity shall be calculated as set forth in Section 4.4 of the Deed (according to its latest consolidated financial statements that were published, or according to the Proforma Balance Sheet under Section 4.4. above). 7.1.18. If for 2 (two) or more consecutive calendar Quarters, the ratio between the Company's Net Financial Debt and the Company’s total Balance (as defined in Section 4.4.2 above), shall exceed 50% (fifty percent), while the Net Financial Debt shall be calculated as set forth in Section 4.4 of the Deed (according to its latest consolidated financial statements that were published, or according to the Proforma Balance Sheet under Section 4.4. above).

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 26 - 7.1.19. If the Company’s principle activity shall cease being in the Company’s Business. “Company’s Business” - Activity in the area of development, manufacture, integration, marketing, and maintenance, of products and systems for use in defense, homeland security, and commercial applications, in air, sea, or land, or in related areas or areas close to them. 7.1.20. If the Company is liquidated or dissolved for any reason whatsoever, except in the event of a merger with another entity, as set forth in Section 7.1.16 of the Deed. 7.1.21. If the Company performs a distribution that is not in compliance with the restrictions on distributions as set forth in Section 4.5 of the Deed. 7.1.22. If the Company breaches its undertaking not to create a floating charge on all of its assets and rights as set forth in Section 4.3 of the Deed. 7.1.23. If the Company ceases being a Reporting Corporation, as such term is defined in the Companies Law. 7.1.24. If a sale of the Majority of the Company's Assets was performed without obtaining the approval of the Noteholders in an Ordinary Resolution, except for a sale the proceeds of which served the Company for acquiring another asset or assets in the area of the Company’s Business, as defined above. 7.1.25. If the Company performs an expansion of the Series (B) in a manner that is not in compliance with the Company’s undertakings with respect to the expansion of a series under Section 3.5 above. 7.1.26. If the rating of the Notes shall be below a rating of ilBBB-. 7.1.27. If the control over the Company was transferred without one or more of the following conditions having been satisfied: (a) a rating company’s approval was obtained in advance for such that the transfer of control would not lead to a reduction in the rating of the Notes (Series B), as it was as close as possible before such transfer of control,

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 27 - or (b) an approval was obtained in advance for the transfer of control in the meeting of Noteholders by an Ordinary Resolution; With respect to this subsection “Transfer of Control” - Meaning a transaction as a result of which no member of the Federmann family, or any of their successors or companies under their control, directly or indirectly, alone or jointly with others (for purpose of this subsection: “Federmann Family”) shall be a controlling shareholder of the Company. Notwithstanding the foregoing, a transfer of control as a result of the provisions of law as they are currently or as they shall be from time to time, as well as a transfer of control that was approved by the State of Israel, shall not be deemed a Transfer of Control with respect to this section, and shall not constitute a cause for immediate repayment. “Control" - as such term is defined in the Securities Law (including holding “jointly with others”, as such term is defined in the Securities Law). Notwithstanding the foregoing it is clarified that as long as the direct or indirect cumulative holdings of the members of the Federmann Family, by themselves or jointly with others (provided that insofar as the holding of the Federmann Family members is “jointly with others”, members of the Federmann Family shall be the owners of half or more of the total holdings jointly with others), shall be 25% or more of the means of control over the Company (as defined in the Securities Law), and there is no other person or other corporation that holds, by itself or jointly with others, a higher rate, this shall not be deemed a Transfer of Control with respect to this section, and shall not constitute a cause for immediate repayment. For purposes of this Section 7.1, the “Majority of the Company’s Assets” – shall mean an asset or the aggregation of several assets, the cumulative value of which (as applicable) prior to the occurrence of the relevant event in the Company’s

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 28 - consolidated financial statements, exceeds 50% of the value of the Company’s assets in its consolidated financial statements. 7.2. Upon the occurrence of one of the events set forth in Section 7.1 above, the Trustee, and the Noteholders (Series B), shall be entitled to accelerate to immediate repayment all the outstanding balance of the Notes (Series B). Notwithstanding the foregoing, the Trustee or Noteholders (Series B) shall not accelerate to immediate repayment of the Notes (Series B) even upon the occurrence of one or more of the events set forth in Section 7.1 above, except after the Company was delivered a written notice of their intention to do so a reasonable time in advance. However, the Trustee or Holders are not required to provide such notice to the Company if there is a reasonable concern that the provision of the notice would prejudice the option of accelerating repayment of the Notes. 7.2.1. Upon the occurrence of any of the events set forth in Section 7.1 of the Deed, the Trustee shall assemble (and it is its duty to do so) a general meeting of Noteholders, the date of which shall be 21 (twenty one) days after the date of invitation thereof (or a shorter period in accordance with the provisions of subsection 7.2.3 below), and the agenda of which shall include a resolution regarding acceleration to immediate repayment of the outstanding balance of the Notes (Series B). A resolution of the Holders to accelerate for immediate repayment of Notes shall be adopted at a meeting of Noteholders as aforesaid, at which Holders of 50% or more of the par value of the outstanding Principal balance of the Notes (Series B) were present, or at an adjourned meeting at which participants were present in person or by proxy who hold at least 20% of the aforesaid balance, whether at the original meeting or at the adjourned meeting, was adopted by a majority of the Holders represented in the vote. 7.2.2. A copy of the invitation notice of the aforesaid meeting shall be sent by the Trustee to the Company immediately upon publication of the

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 29 - notice and shall constitute an advance written warning to the Company of its intention to act as aforesaid. 7.2.3. The Trustee, at its discretion, shall be entitled to reduce the specified period of 21 (twenty one) days (in subsection 7.2.1 above) to at least one day after the invitation date, in the event the Trustee shall believe that this is required in order to protect the rights of the Noteholders (Series B). 7.2.4. If any of the sections of Section 7.1 above stipulate a reasonable period in which the Company may take action or adopt resolutions that shall remove the grounds for acceleration to immediate repayment, the Trustee or the Holders shall be entitled to accelerate to immediate repayment of the Notes as set forth in this Section 7.2, only if the period stipulated as aforesaid has lapsed and the grounds have not been removed. However, the Trustee shall be entitled to reduce the period set in the Deed of Trust if it believed that this may materially prejudice the Holders’ rights. 7.2.5. For the avoidance of doubt, it is clarified that the right to accelerate to immediate repayment as aforesaid and/or declaring the Notes due and payable shall not impair or prejudice any other or additional remedy available to the Noteholders or to the Trustee under the terms of the Notes and the provisions of this Deed or under any law, and the decision not to accelerate to immediate repayment of the debt upon the occurrence of any of the events listed above, shall not constitute a waiver of the rights of the aforesaid Noteholders or Trustee. 7.3. It is hereby clarified that the Trustee’s obligations under this Section 7 are subject to its actual knowledge of the fulfillment of the facts, cases, circumstances, and events set forth therein. This shall not prejudice the Trustee’s obligations and rights under applicable law. 8. Claims and proceedings by the Trustee 8.1. Without derogating from any other provision in this Deed, the Trustee, at its discretion, shall be entitled and required to do so by an Ordinary Resolution, after

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 30 - providing advance notice of at least 7 (seven) days to the Company, to initiate all these proceedings, including legal proceedings and requests to receive instructions as it shall deem fit and subject to the provisions of applicable law, for purpose of enforcing the Company’s undertakings under this Deed, exercising the rights of the Noteholders, and protecting their rights under this Deed. For the avoidance of doubt, the Trustee shall be entitled to initiate legal and/or other proceedings after the Notes have been accelerated to immediate repayment as set forth in Section 7.1 above, and also if the Notes were not accelerated to immediate repayment, all that for protecting the rights of the Noteholders and subject to applicable law, with a shorter prior notice and even without prior notice, only if the Trustee believes that circumstances apply as a result whereof the rights of the Noteholders were or may be harmed, which required taking urgent action, including initiating legal proceedings and issuing any order with respect to the affairs of the trust. Notwithstanding anything set forth in this section, it is clarified that the right to accelerate to immediate repayment of the Notes shall only arise according to the provisions of Section 7.1 above, and not by virtue of this section. 8.2. The Trustee, at its sole discretion and without a requirement to notify the Company, shall be entitled to approach the appropriate court with a motion to receive instructions with respect to any matter related to and/or arising from this Deed, including the provision of any order with respect to the affairs of the trust, even before the Notes were accelerated to immediate repayment, provided the delay arising from contacting the court does not prejudice the Noteholders’ rights. 8.3. Subject to the provisions of the Deed of Trust, the Trustee is entitled, but not required, to at any time convene a general meeting of the Noteholders in order to discuss and/or accept the provisions thereof in any matter relating to the Deed of Trust, and it may reconvene it, and adopt resolutions according to the terms of this Deed by an Ordinary Resolution unless explicitly set forth otherwise in this Deed. 8.4. The Trustee, at its sole discretion, shall be entitled to delay taking any action under the Deed of Trust, for purpose of contacting the meeting of the Noteholders (to adopt a resolution according to the terms of this Deed by an Ordinary Resolution, unless explicitly set forth otherwise in this Deed) and/or the court until it shall receive instructions from the meeting of the Noteholders and/or instructions from

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 31 - the court on how to act, provided such delay does not prejudice the rights of the Noteholders. Notwithstanding the foregoing, the Trustee shall not be entitled to delay proceedings for acceleration to immediate repayment resolved by the meeting of the Noteholders under the provisions of the Second Schedule, except if the event for which the resolution to accelerate to immediate repayment was adopted, was cancelled or removed. 9. Trusteeship over proceeds as a result of proceedings against the Company All proceeds received by the Trustee as a result of proceedings it shall initiate, if any, against the Company, shall held by it in trust and serve it for the purposes in accordance with the following priorities: first - for the removal of the reasonable expenses, payments, levies, and undertakings that were expended by the Trustee, imposed thereon, or were caused incidentally or as a result of actions for exercising the trust or in a different manner in connection with the terms of the Deed of Trust, including its fee (provided the Trustee shall not receive its fee both from the Company and Noteholders); second – for the payment of any other amount under the “Indemnification Undertaking” (as such term is defined in Section 23 of this Deed); third – for payment to the Holders that bore payments under Section 23 of this Deed; the balance shall be used, unless decided otherwise in advance by Special Resolution of the meeting of the Noteholders, for the purposes in accordance with the following priorities: first – to pay the Noteholders interest in arrears due thereto under the terms of the Notes, pari passu and pro rata to the sums of interest in arrears payable to each of them without preference or priority between them; second - to pay any Principal amount in arrears to the Noteholders due under the terms of the Notes, pari passu and pro rata to the interest and/or Principal amount payable to them, without preference or priority between them; third – to pay interest amounts to the Noteholders due to them under the terms of the Notes held by them that have not yet matured, pari passu and pro rata to the amounts payable to them, without preference deriving from the time of offering of the Notes by the Company or otherwise; fourth – to pay the Principal amounts due to the Noteholders under the terms of the Notes held by them, the payment date whereof has not yet arrived, pari passu, and pro rata to the amounts payable to them, without preference deriving from the time of the offering of the Notes by the Company or otherwise; and the Trustee shall pay the surplus, if any, to the Company or its substitutes, as applicable. Without derogating from the foregoing, insofar as the Company should have

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 32 - borne the expenses or any amounts for purpose of conducting the proceedings to be initiated by the Trustee, if any, against the Company, according to anything set forth in Sections 7 and 8 above, the Trustee shall act according to applicable law for obtaining these expenses or amounts from the Company. Withholding tax shall be deducted from the payments to the Noteholders, to the extent there is a requirement to deduct withholding tax under any law. 10. Authority to require financing 10.1. The Trustee shall be entitled to instruct the Company in writing to transfer to it part or all of the payment that the Company is required to pay to the Holders (in this section: the “Relevant Payment”), for the Noteholders and despite payment to them, on the date set under this Deed for making the following payment (and not prior thereto), for the purpose of financing the proceedings and/or expenses and/or the fees of the Trustee under this Deed (in this section: the “Financing Amount”). The Company shall act pursuant to the Trustee’s notice and shall deem the Company as having satisfied its obligation towards the Holders if it transferred the full debt amount to the account the details of which were set forth in the Trustee’s notice. The foregoing shall not release the Company from its obligation to bear the aforesaid expenses and fees whenever it is required to bear them under this Deed or applicable law, and the aforesaid shall not release the Trustee from its duty to act in a reasonable manner to obtain the above amounts from the Company. 10.2. The Financing Amount which the Trustee shall be permitted to instruct the Company to transfer to it as stated in this section above, in the event no resolution of the Holders was previously taken on the matter (including a resolution regarding initiation of the proceedings and/or taking actions for which the Financing Amount is required) shall be limited to NIS 500,000 (plus VAT). 10.3. Up to no later than four trading days prior to the record date for the Relevant Payment from which the Financing Amount shall be deducted, a report shall be published specifying the Financing Amount, the purpose thereof as well as the amounts and rates of the updated interest to be paid to the Holders in the framework of the Relevant Payment. Additionally, the Company shall state in the report that

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 33 - the Financing Amount to be transferred to the Trustee shall be deemed, for all intents and purposes, as payment to the Noteholders (Series B). 11. Authority to delay distribution of funds 11.1. Notwithstanding the anything set forth in Section 9 above, should the monetary amount received as result of initiating proceedings as set forth above, which shall be available for distribution at any time, as set forth in such section, be less than NIS 1 million, the Trustee shall not be required to distribute them, and it shall be entitled to invest all or part of such amount in investments permitted under Section 15 of the Deed of Trust, and to replace such investments from time to time with other permitted investments under Section 15 of the Deed of Trust, all as it deems fit. 11.2. Notwithstanding the above, if the Noteholders resolved by Ordinary Resolution that the Trustee shall also distribute an amount lower than NIS 1 million, the Trustee shall distribute it according to the resolution of the Noteholders. In addition, and without derogating from anything set forth in this section, the Trustee shall distribute the amounts it shall receive as a result of initiating the proceedings as set forth above, even before their accumulation to a total constituting NIS 1 million as set forth above, as set forth in Section 9 above, on the following Principal or interest payment date or within three months, according to the earlier. Notwithstanding the foregoing, the Trustee’s fees and the Trustee’s expenses shall be paid from the aforesaid funds when they are obtained by the Trustee, and even if they are lower that NIS 1 million as aforesaid. Insofar as the payment shall be made by the TASE Clearing House, it shall be made according to the bylaws of the Clearing House. 11.3. When the aforesaid investments (with their profits), together with additional funds to reach the Trustee for purpose of their payment to the Noteholders, shall reach an amount that shall suffice to pay at least NIS 1 million from the outstanding Principal balance of the Notes, if it shall reach such, the Trustee shall pay them to the Notes as set forth in Section 9 above, on the following Principal or interest payment date, or within three months, according to the earlier.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 34 - 12. Payment notice; failure to pay for reasons beyond the Company’s control; deposits with the Trustee 12.1. The Trustee shall notify the Noteholders of the date and place of effecting any of the payments set forth in Sections 9 and 10 above, by notice to be delivered in the manner set forth in Section 14 below. After the date designated in the notice, the Noteholders shall be entitled to interest thereon at the rate set forth in the Notes, only in respect of the outstanding Principal balance (if any), after deduction of the amount paid. 12.2. Any amount due to the Noteholder that was not paid on the date scheduled for payment thereof, for reasons beyond the Company’s control, while the Company was willing and able to pay it in full on the date scheduled for its payment, shall cease bearing interest from the date scheduled for payment thereof, whereas the Noteholder shall only be entitled to such amounts it was entitled to on the date scheduled for such payment on account of Principal or interest. 12.3. The Company shall deposit with the Trustee, within 5 (five) days from the date scheduled for payment, the amount not paid for a reason beyond the Company’s control and shall provide written notice according to the addresses available to it, to the Noteholders with respect to such deposit, which shall be deemed as settlement of such payment, and in the event of settling all that is owed under the Notes, also as redemption of the Notes. 12.4. The Trustee shall invest any amount deposited in its name and payable to it, as set forth in Section 15 below, and subject to the provisions of applicable law. If the Trustee did so, it shall owe the Noteholders who are entitled to such, in respect of said amounts, only the proceeds from exercising said investments less the expenses related to said investments, for managing the trust account and less its fees, and it shall pay such to the Noteholders who are entitled thereto against presentation of such evidence as it shall require to its reasonable satisfaction and less any mandatory payment. 12.5. The Trustee shall pay the funds it is due from exercising such investments to any Noteholder for whom such funds were deposited with the Trustee, less any expenses and mandatory payments applicable to the above trust account, against

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 35 - presentation of such evidence to be required by the Trustee to its reasonable satisfaction. For the avoidance of doubt, the Company shall not bear any payment to the Trustee for its actions under this Section 12, except for the Trustee’s fee, until the final repayment date of the Notes as set forth in Section 20 below. 12.6. The Trustee shall hold such funds and it shall invest them in the aforementioned manner, until the end of two years from the final repayment date of the Notes or until their payment date to the Noteholders, according to the earlier. Following such date, the Trustee shall transfer such amounts to the Company in an investment order of the above funds, including profits arising from their investment less expenses thereof and other expenses that were made according to the provisions of the Deed of Trust (such as fees for service providers etc.), insofar as they shall remain with it on such date. The Company shall hold such amounts in trust for an additional five years from the date they are transferred to the Company by the Trustee, for the Noteholders entitled to such amounts, and with respect to the amounts to be transferred thereto by the Trustee as aforesaid, the provisions of investing the funds as set forth in Section 15 shall apply thereto mutatis mutandis. Upon the transfer of the funds from the Trustee to the Company, to the Trustee’s reasonable satisfaction, the Trustee shall be released from payment of such amounts to the entitled Noteholders. The Company shall authorize the Trustee in writing to hold the amounts and the fact of receiving them in trust for such Noteholders. Funds that shall not be required from the Company by the Noteholder at the end of seven years from the final repayment date of the Notes, shall be transferred to the Company, and it shall be entitled to use the remaining funds for any purpose. It is clarified that nothing set forth in this section shall prejudice the Noteholders’ rights to demand their money from the Company, subject to the statute of limitations. 13. Receipts as evidence Without derogating from any other term of the Notes, a receipt signed by any Noteholder shall constitute evidence for the full satisfaction of any payment made by the Company (or Trustee, as applicable) for these Notes.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 36 - A receipt by the Noteholder for any payment on account of the Principal and interest, paid thereto by the Trustee, in connection with the Note, shall serve as a complete release of the Trustee in connection with the payment of the sums designated in the receipt. A receipt by the Trustee regarding a deposit thereto on account of the Principal and interest, payable to the Noteholders as aforesaid, shall be deemed a receipt from the Noteholder for purpose of anything set forth above. 14. Presenting a Note to the Trustee and registration in connection with partial payment 14.1. A Noteholder shall be required to present to the Trustee, upon payment of any interest or partial payment of Principal, interest, and linkage differentials, if any, under Sections 8, 9, and 10 above, the Note for which the payments are being made. 14.2. The Trustee shall register a note on the Note with respect to the amounts paid as aforesaid and the date of payment thereof. 14.3. The Trustee shall be entitled in any special case, at its discretion, to waive the presentation of the Note once it was provided an Indemnification Undertaking and/or sufficient guarantee to its satisfaction for damages that could be caused for failing to record such note, all as it shall deem fit. 14.4. Notwithstanding the foregoing, the Trustee shall be entitled, at its discretion, to keep records in any other manner, with respect to such partial payments. 15. Investment of funds All funds that the Trustee may invest under this Deed, shall be invested by the Trustee, in one of Israel’s five big banks, which are rated no lower than ilAA in the trust account in its name or payable thereto, in investments that the laws of the State of Israel permit investment of trust funds therein, as it shall deem appropriate, subject to the terms of this Deed of Trust, provided they are one of the following investment channels: (1) government notes; (2) Shekel deposits in one of Israel’s five big banks rated as aforesaid. If the Trustee does so it shall only owe the beneficiaries the proceeds received from realization of the investments less its fees and expenses, commission and expenses related to the aforementioned investment and the management of the trust accounts and less

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 37 - mandatory payments that apply to the trust account, and with respect to the balance of the funds, the Trustee shall act in accordance with the provisions of Sections 8 and/or 9 above, as applicable. 16. The Company’s undertakings towards the Trustee and the Company’s reports to the Trustee The Company hereby undertakes towards the Trustee, after a Shelf Offering Report is published and subject to such that as long as the Notes (Series B) for which a Shelf Offering Report was published (including linkage differentials, if any, thereon) have not been repaid, as follows: 16.1. To immediately inform the Trustee in writing (and no later than after 2 Business Days) of the occurrence of all or some of the events set forth in Section 7.1 above, or of actual knowledge of the Company that such an event is about to occur, without taking into account the remedy and waiting periods set forth in Section 7.1 above. 16.2. To continue managing the Company’s business in an efficient and appropriate manner. 16.3. To keep regular account books according to accepted accounting principles. To keep the books and documents that serve them as references (including deeds of pledge, mortgage, accounts, and receipts) at its offices, according to the provisions of law, and to allow the Trustee and/or whoever the Trustee shall appoint in writing for such purpose, no later than 7 (seven) days from the date of the Trustee’s request, to review any such book and/or document and/or approval. 16.4. To provide the Trustee with consolidated audited financial statements of the Company as of the fiscal year ended December 31 of the previous year, and any financial statement that the Company is required to publish according to the provisions of the laws applicable to it, until the date when the reporting company is required to publish its reports according to the provisions of Chapter E3 in the Securities Law, and in the event it shall cease being a Reporting Corporation - it shall deliver such reports as set forth in Section 16.13 of the Deed. Should the Company cease being a Reporting Company according to the provisions of Chapter E3 of the Securities Law, but continue to be a Reporting Corporation, it shall provide the Trustee with any financial report that is shall be required to publish

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 38 - according to the provisions of law to apply to it and according to the provisions of the Regulations Codex. Publication of such reports on MAGNA by the Company shall be deemed delivery of the reports to the Trustee. 16.5. To inform the Trustee in writing of any change to the Company’s name or address, no later than two Business Days from the date of such change. 16.6. To deliver to the Trustee upon its request, no later than the offering date of the Notes (Series B) under the Shelf Offering Report and/or than the date of the expansion of the Notes (Series B), a copy conforming to the original of the Notes certificate. 16.7. To provide the Trustee with a copy of any documents or information that the Company transferred to the Noteholders, if any. 16.8. To notify the Trustee, as soon as possible after it was made aware of such, and no later than after three Business Days, of any event of imposition of a foreclosure and/or implementation of an execution proceeding and/or an action under the Insolvency Law and/or exercise of a charge, on all or part of the Company’s assets, as such term is defined in section 7.1 above, and in any event of appointment of a receiver, a special administrator and/or temporary or permanent liquidator and/or a trustee for all or part of its assets, as such term is defined in Section 7.1 above, which were appointed in the framework of a motion for suspension of proceedings against the Company under Section 350 of the Companies Law and/or under the Insolvency Law, and/or any other functionary appointed in the framework of the motion, and to immediately, at its expense, take any measure required to remove such foreclosure and/or execution proceeding or to cancel the receivership, liquidation or administration, as applicable. 16.9. To invite the Trustee to participate in all its general meetings (whether annual general meetings or extraordinary general meetings of Company shareholders) without granting the Trustee a right to vote in these meetings. It is noted that insofar as the Company shall be a notes company, it shall provide the Trustee with signed minutes of such meetings no later than 5 Business Days from their date of signing. 16.10. To deliver to the Trustee, upon its written request, a written confirmation signed by the Company’s auditors or by the Company’s CEO or the senior finance officer

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 39 - on behalf of the Company, that all the payments to the Noteholders have been paid on time, as well as the balance amount of the par value of the Notes that have not yet been repaid, no later than 5 (five) Business Days after the date of the Trustee’s request. 16.11. Subject to the provisions of applicable law and anything set forth in this Deed, by signing the Deed of Trust the Trustee undertakes to keep confidential any information it is provided, not to disclose it to any other party and not to use it in any way, unless such disclosure or use is required for the fulfillment of the Trustee’s role according to the Law, the Deed of Trust or a court order, or in order to protect the Noteholders’ rights, and in such an event it shall disclose such information only to the extent necessary for such purpose. It is clarified that the transfer of information to the Noteholders for the purpose of reaching a decision related to their rights under the Note or for the purpose of reporting on the Company's condition does not constitute a violation of the aforesaid confidentiality undertaking. 16.12. To deliver to the Trustee or to its authorized representative (a notice of the appointment thereof shall be delivered by the Trustee to the Company in writing upon its appointment) information related to the Company (including explanations, documents and calculations regarding the Company, its business or assets) and information that according to the Trustee’s reasonable discretion is required for purpose of protecting the rights of the Noteholders), no later than 7 (seven) Business Days from the date of the Trustee’s request, and to instruct its accountants and legal counsel to do so, upon reasonable written request from the Trustee, if, in the reasonable opinion of the Trustee, the information is required by the Trustee for purpose of exercising the authorities, powers and permissions of the Trustee and its representatives under the Deed of Trust. 16.13. If the Company ceased being a Reporting Corporation, as defined below, the Company shall provide the Trustee with annual, quarterly, and immediate reports as set forth in the consolidated provisions of the Ministry of Finance - Capital Market Authority, Insurance and Savings - provisions regarding the investment of

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 40 - institutional entities in non-government notes, as they shall be from time to time.1 It is clarified that nothing stated above shall derogate from any reporting obligation that applies or shall apply to the Company under applicable law. In this section: “Reporting Corporation” - a “Reporting Corporation” as defined in the Companies Law or a corporation traded on a stock exchange outside of Israel, as set forth in the Second or Third Schedule to the Securities Law. 16.14. To provide the Trustee in writing, upon its request and no later than 30 (thirty) days from the initial offering date of the Notes under this Deed, with an amortization table for the payment of the Notes (Principal and interest). 16.15. No later than 10 (ten) Business Days after the publication of the Company’s annual financial statements, and no later than 10 (ten) Business Days after the last date when the Company is required to publish the annual financial statements of the Company according to law applicable to it, and as long as this Deed is in effect, the Company shall furnish to the Trustee, a written confirmation, signed by its general manager or the senior finance officer, that during the period from the date of this Deed or the previous confirmation provided to the Trustee, whichever is later, and until the date of the confirmation, the Company was not in violation of a material undertaking in this Deed and of the material terms of the Notes, unless explicitly specified otherwise. 16.16. To deliver to the Trustee copies of notices and invitations that the Company shall issue to the Noteholders, as set forth in Section 24 below. For purpose of this Section 16 above, publication of the reports as set forth in this section above on MAGNA (except for publication with respect to the provisions of Section 16.1 above) shall be deemed delivery of the report to the Trustee. 17. Additional undertakings After the Notes are accelerated to immediate repayment, as defined in Section 7 above, the Company shall, from time to time and any time it is required to do so by the Trustee, 1 Regulations Codex - Principles for Business Management, Chapter 5, Part 2 - Capital, Evaluation, and Risk Management, Chapter 4 - Management of Investment Assets, which was published by the Authority Commissioner of the Capital Market Authority, Insurance and Savings at the Ministry of Finance, as it shall be from time to time.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 41 - take all reasonable actions to enable the exercise of all powers vested in the Trustee, and the Company shall in particular take the following actions: 17.1. Make representations and/or sign all the documents and/or execute and/or cause the execution of all the necessary and/or required actions under the provisions of applicable law, in order to validate the exercise of the powers and authority of the Trustee and/or the representative thereof. 17.2. Provide all notices, instructions and orders that the Trustee shall consider beneficial and which it shall require. 17.3. Transfer and deliver to the Trustee the consideration for the Notes due for repayment under their terms, within 7 Business Days, whether or not their due date has arrived (‘acceleration’). If the Company transferred the full amount for the Principal and interest (if any) as set forth in this section, the Company shall be deemed to have satisfied all of its undertakings towards the Noteholders with respect to the Relevant Payment of the Principal and interest (if any), and the Noteholders and/or Trustee shall have no claim against the Company in connection with such payments. 18. Proxies 18.1. In the event the Notes were accelerated to immediate repayment according to the provisions of this Deed (and as long as the Noteholders have not retracted such acceleration to immediate repayment of the debt), the Company hereby irrevocably appoints the Trustee as its proxy, to execute and carry out in its name and in its place, all the actions required to be carried out under the terms of this Deed, and in general to act in its name with respect to the actions that the Company is required to take under this Deed and has not taken, or to exercise some of the powers it holds, and to appoint any other person as the Trustee deems fit to perform its duties under this Deed, provided that the Company has not taken the actions it is required to take under the terms of this Deed within a reasonable period of time as determined by the Trustee, as of the date of the Trustee’s written instruction, and provided it acted reasonably. 18.2. The appointment under Section 18.1 above does not require the Trustee to take any action, and the Company hereby releases the Trustee in advance in the event it shall

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 42 - not take any action whatsoever under the above power of attorney and/or it shall not do so in time and/or in a correct manner, unless the Trustee acted negligently or in bad faith or with malice. In addition the Company hereby waives in advance any argument towards the Trustee and/or its proxies for any damage it sustained and/or may sustain, directly or indirectly, for the Trustee’s actions and/or omissions as set forth in this section, all except if the Trustee or its proxies acted in negligence or bad faith or maliciously. For the avoidance of doubt, nothing set forth in this section shall derogate from the Company’s right (if any) to oppose the acceleration to immediate repayment of the Notes under this Deed. 19. Trustee’s report Starting from the publication of the Shelf Offering Report of the Notes (Series B), if published, the Trustee shall until the end of Q2 of every calendar year prepare an annual report on the affairs of the trust with respect to the Notes (Series B) (hereinafter: the “Annual Trust Report”). The Annual Trust Report, which shall be published through MAGNA (by the Trustee in coordination with the Company or through the Company at the Trustee’s request) shall include details of the following matters and other matters as shall be required under the Securities Law: 19.1. Current details of the affairs of the trust in the preceding year. 19.2. Report on irregular events in connection with the trust occurring in the preceding year. The Holders shall be entitled to review the Annual Trust Report at the Trustee’s officers during accepted office hours, and they shall be entitled to receive a copy of the report upon request. A copy of the final report shall be provided to the Company concurrently with its being made available for the Noteholders’ review, as long as such shall not prejudice the Noteholders’ rights. The Trustee shall provide notice to the Holders on the submission date of the Annual Trust Report, as set forth in Section 24 below. If the Trustee learns of a material breach of the Deed of Trust on the part of the Company, it shall inform the Holders of the breach and of the measures it took to prevent it or to satisfy the Company’s undertakings, as applicable.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 43 - In addition, the Trustee must submit a report regarding action it took pursuant to a reasonable demand from Holders of at least 10% (ten percent) of the balance of the par value of the Notes (Series B), within a reasonable time from the date of the request, subject to the duty of confidentiality that the Trustee owes toward the Company as set forth in section 35J(d) of the Securities Law. Upon the request of the Holders of over 5% (5 percent) of the balance of the par value of the Notes, the Trustee shall transfer to the Holders data and details regarding its expenses in connection with the Deed of Trust. As of the date of the signing of this Deed, the Trustee declares that it is insured under professional liability insurance in the amount of NIS 10 million for the period (hereinafter: the "Coverage Amount"). If the Coverage Amount shall be reduced to less than NIS 10 million for any reason prior to the full repayment of the of the Notes (Series B), then the Trustee shall update the Company no later than 7 (seven) Business Days from the date on which the aforesaid reduction became known from the insurer in order to publish an immediate report on the matter. The provisions of this section shall apply until the date the Securities Law Regulations become effective, which shall regulate the undertaking to cover the insurance coverage of the Trustee. Following the coming into effect of the aforesaid regulations, the Trustee shall be required to update the Company only in the event that the Trustee fails to comply with the requirements of the regulations. The Trustee shall update the Company before reporting under this Section 19, as long as such shall not prejudice the Noteholders’ rights. 20. Trustee’s fee 20.1. The Company shall pay a fee to the Trustee for its services under this Deed of Trust, as set forth in the Third Schedule of this Deed of Trust. 20.2. If the Company is required by law and/or under this Deed of Trust to make a deposit as security for the bearing of the Trustee's special expenses, the Company shall act in accordance with such provisions. 20.3. If a trustee is appointed instead of the Trustee whose tenure has terminated under Sections 35B(a1) or 35N(d) of the Law, the Noteholders shall bear the difference between the fees of the trustee so appointed and the fees paid to the Trustee being

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 44 - replaced if such difference is unreasonable and the provisions of applicable law in effect at the time of replacement shall apply. 21. Special powers 21.1. The Trustee shall be entitled to deposit all the deeds and documents which testify, represent and/or specify its right in connection with any asset in its possession at such time, in a safe and/or other place it may choose, with any banker and/or bank and/or with an attorney. If the Trustee does so, it shall not be liable for any loss to be caused in connection with such deposit, unless the Trustee acted in negligence or bad faith or maliciously. 21.2. The Trustee may, in the framework of executing the affairs of the Trust under this Deed, act pursuant to the opinion and/or advice of any attorney, accountant, appraiser, assessor, surveyor, mediator or other expert, whether such opinion and/or advice was prepared at the request of the Trustee and/or by the Company, and the Trustee shall not be liable for any loss or damage caused as a result of any action and/or omission that it performed, on the basis of such advice or opinion, unless the Trustee acted in negligence and/or bad faith and/or maliciously. 21.3. Any such advice and/or opinion may be given, forwarded or received by means of a letter, telegram, facsimile and/or any other electronic means for transmission of information, and the Trustee shall not be liable for any actions that it took on the basis of any advice and/or opinion and/or information transmitted in one of the aforesaid manners, notwithstanding that it contained errors and/or was not authentic, unless the Trustee acted in negligence or bad faith or maliciously. 21.4. Subject to applicable law, the Trustee shall not be required to inform any party of the signing of this Deed and may not intervene in any way whatsoever in the management of the Company’s business or affairs. 21.5. The Trustee shall use the trusteeship, powers, authorizations and authorities conferred thereupon under this Deed, at its absolute discretion, and it shall not be liable for any damage caused as a result of a mistake in the above discretion, unless the Trustee acted in negligence or bad faith or maliciously. 22. The Trustee’s power to engage proxies

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 45 - The Trustee shall be entitled to appoint a proxy/proxies to act in its place, whether attorneys or not, to perform or participate in the performance of special actions that must be taken for purpose of fulfilling its role as a trustee, and without derogating from the generality of the foregoing - initiation of legal proceedings, provided this shall not derogate from the Trustee’s liability towards the Company or Noteholders for such actions. The Company shall be entitled to oppose such appointment on any reasonable grounds, in the event the proxy is a direct or indirect competitor of the Company’s business, or for reasons of security clearance, while the Company shall furnish its reasonable reasons to its opposition within 5 (five) Business Days from the Trustee’s notice. Nevertheless, the Company’s opposition to appoint a specific proxy who was appointed in the meetings of Holders, shall not delay the commencement of the proxy’s employment insofar as the delay may materially prejudice the Holders’ rights. The Trustee shall be entitled to remove, at the Company’s expense, the reasonable attorney’s fee of such proxy, and the Company shall reimburse the Trustee, immediately upon its first request, for any such expense, provided that prior to the appointment of such proxy the Trustee shall inform the Company in writing of the appointment including details of the proxy’s attorney’s fee and the purpose of its appointment, and under the circumstances the cost for the proxies’ fees does not exceed the reasonable and acceptable limits. Such notice to the Company shall be in advance insofar as providing notice shall not prejudice the Noteholders’ rights, while in the event of prejudice, the notice shall be issued retroactively on the date the Trustee shall believe that in providing notice to the Company, the Noteholders’ rights shall not be prejudiced. For the avoidance of doubt, the Company shall not reimburse the Trustee for the fee or expenses of a proxy who attended the Noteholder meetings on behalf of the Trustee, or of a proxy that satisfied the ordinary actions that a trustee must take under this Deed of Trust, with respect to taking such actions included in the fee that the Trustee receives from the Company under the provisions of Section 19 above. For the avoidance of doubt, in the event the Notes were accelerated to immediate repayment, the actions that the Trustee shall be required to take in connection with such shall not be deemed ordinary actions that the Trustee must take under this Deed of Trust for purposes of this section. The Trustee, to the extent possible, shall consult with the Company and attempt to take its position into account in connection with the identity of the proxy. 23. Indemnification of the Trustee

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 46 - 23.1. The Company and the Noteholders (on the relevant record date as set forth in section 23.4 below, each in respect of their undertaking as set forth in section 23.3 below) hereby undertake to indemnify the Trustee and all its officers, employees and any proxy or expert that it shall appoint and/or that shall be appointed in accordance with a resolution adopted at a meeting of Noteholders (Series B) in accordance with the provisions of this Deed (“Parties Entitled to Indemnification”) for the fee of the Parties Entitled to Indemnification and reasonable expenses that they spent and/or shall spend when executing the trust and/or their role under this Deed, or in connection with such actions, which they believe were necessary for such execution and/or in connection with using powers and authorizations granted under this Deed, and for any damage and/or loss and/or liability for damage and/or for a financial charge according to a judgement and/or arbitration award (for which no stay of execution was granted) or under any completed settlement (and insofar as the settlement relates to the Company, the Company gave its agreement thereto), arising from actions that were taken by the Parties Entitled to Indemnification or which they are required to perform under the provisions of this Deed and/or by law and/or by order of a competent authority and/or under applicable law and/or upon the demand of the Noteholders and/or upon the Company's demand and/or for their role under this Deed and in connection with all kinds of legal proceedings, opinions of lawyers and other experts, negotiations, discussions, expenses, insolvency proceedings, collection proceedings, debt arrangements, debt assessment, valuations, claims and demands relating to any matter and/or thing done and/or not done in any way with respect to the aforesaid and/or their role under this Deed. For purposes of this section, an action of the Trustee approved by the Company and/or the Noteholders shall be deemed an action reasonably required. The Indemnification Undertakings set forth in this Section 23.1 are subject to the satisfaction of all the following conditions: 23.1.1. The Parties Entitled to Indemnification do not ask for indemnification in advance in a matter that cannot be delayed (without prejudice to their right to retroactive indemnification, if and insofar as it shall have such a right;

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 47 - 23.1.2. It was not determined by conclusive judicial ruling that the Parties Entitled to Indemnification acted in bad faith and/or that the action for which indemnification was required was performed not within the framework of fulfilling their role and/or not in accordance with the provisions of law and/or not in accordance with this Deed; 23.1.3. It was not determined in a conclusive judiciary ruling that the Parties Entitled to Indemnification were guilty of negligence that is not exempt under any law as in effect from time to time; and 23.1.4. It was not determined in a conclusive judicial ruling that the Parties Entitled to Indemnification acted maliciously. The indemnity undertaking set forth in this Section 23.1 shall be referred to as the “Indemnification Undertaking” or “Right to Indemnification”. Even in an event where an argument is made against the Parties Entitled to Indemnification, that they are not entitled to indemnification for any reason, the Parties Entitled to Indemnification, immediately upon their initial request, shall be entitled to payment of the amount they are owed for the ‘Indemnification Undertaking’. In the event of a conclusive judicial ruling that the Parties Entitled to Indemnification have no Right to Indemnification, the Parties Entitled to Indemnification shall return the Indemnification Undertaking amounts paid to them. Without derogating from the compensation rights granted to the Trustee under the Law and subject to the provisions set forth in this Deed and/or the Company's obligations under this Deed, the Parties Entitled to Indemnification shall be entitled to indemnification subject to the satisfaction of the Indemnification Undertaking, out of the funds received by the Trustee from the proceedings that it initiated, and the Trustee may withhold the funds in its possession and pay out of them the amounts necessary for payment of such indemnity. All the above amounts shall have priority over the rights of the Noteholders and subject to the provisions of applicable law and provided that the Trustee acted in good faith and in accordance with the duties imposed on it under applicable law and this Deed.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 48 - 23.2. Without derogating from the validity of the Indemnification Undertaking in Section 23.1 above, whenever the Trustee was required under the terms of the Deed of Trust and/or the Law and/or order of any competent authority and/or in accordance with applicable law and/or pursuant to a request of the Noteholders and/or pursuant to the Company’s request and/or for purpose of protecting the rights of the Noteholders (Series B), to take any action, including but not limited to initiation of proceedings or filing claims per the request of the Noteholders (Series B) as set forth in this Deed, the Trustee shall be entitled to refrain from taking any such action until it receives a cash deposit to its reasonable satisfaction for covering the Indemnification Undertaking (hereinafter: the “Financing Cushion”), in the required amount to be reasonably set by the Trustee as the anticipated amount of expenses in connection with such action, with first priority from the Company and in the event that the Company shall not deposit the Financing Cushion within the time it was required to do so by the Trustee, the Trustee shall contact the Noteholders on the record date (as set forth in Section 23.4 below), requesting them to provide it with the Financing Cushion, each according to its ‘Proportionate Share’ (as such term is defined hereinafter). In the event the Noteholders shall not actually deposit the full ‘Financing Cushion’ amount, the Trustee shall have no obligation to take any action or relevant proceedings; nothing set forth above shall release the Trustee from taking urgent action that is required for purpose of preventing prejudice of the Noteholders’ rights. The Trustee is authorized to set the amount of the Financing Cushion, and it shall be entitled to again act to create an additional Financing Cushion as aforesaid, from time to time, in the amount it shall set. After the amendment of the regulations regarding the Company making deposits in favor of the Noteholders under Section 35E1 of the Securities Law, the deposit shall replace the Financing Cushion and the Trustee shall be entitled to contact the Company from time to time for renewal of the deposit according to the aforesaid provisions. The Financing Cushion shall be deposited in a bank account to be opened by the Trustee and in its name only (the “Financing Cushion Account”) that shall be

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 49 - used for purpose of the Indemnification Undertaking. The Trustee, at its sole discretion, shall be entitled to make use of the funds deposited in the Financing Cushion for purpose of taking actions under the Deed of Trust or use in the relevant proceedings. The Financing Cushion amount shall be held in the Financing Cushion Account until the earlier of: (a) the final and full repayment date of the Notes (Series B) and until full payment to the Trustee and/or its agents for their fees, expenses, damages, and losses that they sustained as a result of their actions under the Deed of Trust, insofar as such payment is required according to the terms of the Deed of Trust; (b) until the date when the action is completed for which the Financing Cushion was required to begin with. After full repayment of these amounts to the Trustee and its agents, the Financing Cushion balance shall be transferred to the depositing entity. If there were a few entities that deposited the Financing Cushion funds, the Financing Cushion balance shall be divided between them pari passu. 23.3. ‘Indemnification Undertaking’: a. Shall apply to the Company in any event of:(1) actions that were taken and/or required, according to the Trustee's reasonable discretion, to be performed under the terms of this Deed of Trust for protecting the rights of the Noteholders and/or if the Right to Indemnification arose under this Deed of Trust; and (2) actions that were taken and/or that were required to be taken upon the Company's demand. b. Shall apply to the Holders on the record date (as set forth in Section 23.4 below) in any event of:(1) the Right to Indemnification arose due to a request of the Noteholders (excluding a right stemming from a request of Holders for protecting the rights of the Noteholders); and (2) failure by the Company to pay the Right to Indemnification amount applicable to it under subsection a above. The payment of the Holders under this section does not release the Company from its obligation to bear such payment, if any. 23.4. In any event where: (a) the Company shall not pay the amounts required to cover the Indemnification Undertaking applicable to it and/or the Company shall not

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 50 - deposit the ‘Financing Cushion’ amount; and/or (b) the duty to indemnify applies to Holders under the provisions of Section 23.3 above and/or the Holders were called upon to deposit the ‘Financing Cushion’ amount under Section 23.2 above, the funds shall be collected in the following manner: First - the amount shall be financed from the interest funds and thereafter from the Principal that the Company must pay to the Noteholders after the date of the required action, and the provisions of Section 8 of the Deed of Trust shall apply; it is clarified that in the event these amounts are used by the Trustee since the Company, even though it is required to do so under the provisions of this Deed, failed to pay the full amount required to cover the ‘Indemnification Undertaking’ and/or failed to deposit the full ‘Financing Cushion’ amount, these amounts shall not be deemed to have been repaid by the Company on the Notes account in favor of the Noteholders; second - insofar as according to the Trustee’s reasonable discretion the amounts deposited in the Financing Cushion shall not cover the ‘Indemnification Undertaking’, the Holders on the record date (as set forth in Section 23.4 below) shall deposit the missing amount according to its Proportionate Share (as such term is defined below). "Proportionate Share" means: The proportionate share of the Notes held by the Holder on the record date as set forth in this Section 23.4 out of the outstanding par value in circulation on such date. It is clarified that the calculation of the Proportionate Share shall remain fixed even if after such date there is a change in the par value of the Notes held by the Holder. It is clarified that the Noteholders who shall bear responsibility to cover expenses as set forth in this section above, may bear expenses as set forth in this section above, beyond their Proportionate Share, and in such case the order of priorities as set forth in Section 8 of this Deed shall apply to the reimbursement of the amounts. The record date for determining the liability of a Holder in respect of the ‘Indemnification Undertaking’ and/or payment of the ‘Financing Cushion’ is as follows: 23.4.1. Whenever the ‘Indemnification Undertaking’ and/or payment of the ‘Financing Cushion’ is required due to a resolution or an urgent action necessary to prevent material harm to the rights of the Noteholders, without a prior resolution of the meeting of Noteholders – the record date for the liability shall be the end of the trading day on the day on

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 51 - which the action was taken or the resolution was adopted, and if that day is not a trading day, then the previous trading day. 23.4.2. Whenever the ‘Indemnification Undertaking’ and/or payment of the ‘Financing Cushion’ are required pursuant to a resolution of a meeting of Noteholders –the record date for the liability shall be the record date for participation in the meeting (as such date was specified in the notice of invitation) and shall also apply to a Holder who was not present or did not participate in the meeting. Regarding priority of reimbursing Holders who bore payments under this section out of the Trustee’s proceeds, see section 9 above. 23.4.3. In any other case or in the event of a dispute with respect to the record date as shall be set by the Trustee at its reasonable discretion. 23.5. Insofar as the amounts to be paid to the Trustee should have been paid by the Company, receiving the payments from the Holders shall not derogate from the Company’s obligation to pay them to the Trustee, and it shall act in a reasonable manner to obtain the amounts from the Company. It is clarified that no obligation shall apply to the Trustee to initiate legal proceedings for collecting these indemnification amounts. 24. Immediate reports and notices to the Trustee, Company, or Noteholders 24.1. Any notice on behalf of the Company and/or Trustee to the Noteholders shall be provided as follows: 24.1.1. By an immediate report on the MAGNA system of the Israel Securities Authority (the Trustee may instruct the Company and the Company shall be required to publish forthwith on the MAGNA system on the Trustee’s behalf, any report in such form provided in writing by the Trustee to the Company). 24.1.2. In cases where such is required according to the provisions of applicable law and in such cases only, the notice shall in addition also be provided by an announcement to be published in two widespread Hebrew daily newspapers in Israel.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 52 - Any notice published or transmitted as set forth in Section 24.1.1 or 24.1.2, as applicable, shall be deemed a notice delivered to the Noteholder on the day of publication as aforesaid (on the MAGNA system or in the press, as applicable). 24.1.3. In the event the Company shall cease to report according to Chapter E3 of the Law, and insofar as it shall not commence reporting according to the provisions of Chapter F of the Law, and if it began reporting according to Chapter F of the Law, in the event it shall cease reporting according to Chapter F as aforesaid, any notice on behalf of the Company and/or Trustee to the Noteholders shall be provided by delivery of notice by registered mail to every registered Noteholder according to the latest addresses of the Noteholders recorded in the register of Noteholders (in the case of joint Holders - to the joint Holder whose name appears first in the register), and any notice to be sent as aforesaid shall be deemed as delivered to the Noteholder after 10 (ten) Business Days from the date it was sent by mail, and the notice shall at the same time be delivered by email to the Trustee. 24.2. Any notice or demand on behalf of the Trustee to the Company can be delivered by letter sent via registered mail to the address set forth in the Deed of Trust, or to another address of which the Company notified the Trustee in writing, or by transmission via fax or email or by messenger, and any such notice or demand shall be deemed to have been received by the Company as follows: 24.2.1. In the event of delivery via registered mail - after 3 (three) Business Days from the date it was sent by mail. 24.2.2. In the event of delivery via facsimile (with telephone verification regarding its delivery) or via email (the delivery of which was confirmed with a non-automatic email response) by the receiving party - one Business Day after the date it was sent. 24.2.3. In the event of delivery by messenger - upon its delivery by the messenger to the recipient or upon the recipient being offered to accept it, as applicable.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 53 - 24.3. Any notice or demand on behalf of the Company to the Trustee can be delivered by letter sent via registered mail to the address set forth in the Deed of Trust, or to another address of which the Trustee notified the Company in writing, or by transmission via fax or email or by messenger, and any such notice or demand shall be deemed to have been received by the Trustee as follows: 24.3.1. In the event of delivery via registered mail - after 3 (three) Business Days from the date it was sent by mail. 24.3.2. In the event of delivery via facsimile (with telephone verification regarding its delivery) or via email (the delivery of which was confirmed with a non-automatic email response) by the receiving party - one Business Day after the date it was sent. 24.3.3. In the event of delivery by messenger - upon its delivery by the messenger to the Trustee or upon the recipient being offered to accept it, as applicable. 24.4. Copies of the notices and invitations that the Company shall give to the Noteholders, shall be also published by the Company in an immediate report. The publication of an immediate report on MAGNA by the Company shall be deemed delivery of the report to the Trustee. 25. Waiver, settlement and changes to the Deed of Trust 25.1. Subject to the provisions of the Securities Law the Trustee shall be entitled from time to time and at any time, when it was convinced that as far as it believes such does not prejudice the rights of the Noteholders, to waive any breach or non- satisfaction of any of the terms of the Deed of Trust by the Company, except with respect to the payment dates under the Notes, the interest rate, financial covenants, interest in arrears, restriction on distribution, conditions for expanding the Notes Series, mechanisms for adjusting the interest rate as result of changing the rating, the undertaking not to create a floating charge on any of the Company’s assets and rights, grounds for acceleration to immediate repayment, and reports that the Company is required to provide the Trustee.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 54 - 25.2. Subject to the provisions of the Law and with the prior approval in a Special Resolution that was adopted by the general meeting of the Noteholders, the Trustee shall be entitled, whether before or after the Principal of the Notes comes due for repayment, to settle with the Company regarding any right or claim of the Noteholders and agree with the Company to any arrangement of their rights, including waiving any right or claim thereof and/or of the Noteholders against the Company. 25.3. Subject to the provisions of applicable law, the Trustee and Company are entitled, whether before or after the Principal of the Notes shall come due for repayment, to change the Deed of Trust and/or terms of the Notes, upon the satisfaction of one of the following: 25.3.1. The Trustee was convinced that the change does not harm the Noteholders. The provision of this section shall not apply with respect to a change of the Trustee’s identity or its fee in the Deed of Trust for purpose of appointing a trustee in place of the Trustee that ended its tenure, a change to the payment dates under the Note, to the interest rate, financial covenants, interest in arrears, restriction on distribution, conditions for expanding the Notes Series, mechanisms for adjusting the interest rate as result of changing the rating, the undertaking not to create a floating charge on any of the Company’s assets and rights, and on grounds for acceleration to immediate repayment, and reports that the Company is required to provide the Trustee. 25.3.2. The Noteholders agreed to the proposed change in the resolution that was adopted at a meeting of Holders attended by Holders of at least fifty percent of the outstanding par value of the Notes (from the same series), by a majority of Holders who hold two-thirds of the outstanding par value of the Notes who participated in the vote (not including abstentions), or such majority at an adjourned meeting attended by Holders of at least twenty percent (20%) of the aforesaid outstanding par value.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 55 - Whenever the Trustee’s aforementioned right is used, the Trustee may require the Noteholders to deliver the Notes to it or to the Company for registering a note regarding any settlement, waiver, change or amendment as stated, and at the Trustee's request, the Company shall register such a note in the certificates that shall be delivered to it. The Company shall publish an immediate report on every change as set forth in this section above, as soon as possible after its execution. 26. Registry of Noteholders 26.1. The Company shall maintain and manage at its registered offices a Registry of Noteholders, in accordance with the provisions of the Securities Law, which shall be open to inspection for any person. 26.2. The Company shall not be required to record in the Registry of Noteholders any notice concerning an explicit, implicit or presumed trust, or a pledge or charge of any nature, or any equitable right, claim or offset or any other right, in connection with the Notes. The Company shall only recognize the title of the person in whose name the Notes were registered. The legal heirs, administrators of the estate or executors of the will of the registered owner and any person who shall be entitled to the Notes due to the bankruptcy of any registered Holder (and in the case of a corporation – due to the liquidation thereof) shall be entitled to be registered as their owners, after producing sufficient evidence to the satisfaction of the Company's managers regarding their right to be registered as owners. 27. Release Upon proof to the Trustee's satisfaction that all the Notes were paid or redeemed, or upon the Company's depositing in trust with the Trustee amounts sufficient for redemption, according to the provisions of this Deed, and upon proof to the Trustee's satisfaction that all the undertakings and expenses made or caused by the Trustee in connection with this Deed and in accordance with its instructions were fully paid, then the Trustee shall be required, upon the Company's first demand, to act with the funds deposited in respect of Notes the redemption of which was not demanded under the terms of this Deed. 28. Termination of Trustee's tenure

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 56 - 28.1. The provisions of the Securities Law shall apply to the tenure of the Trustee and its termination, and to the appointment of a new trustee. According to the aforesaid provisions of the Law, the Trustee and its substitute may resign from their roles as trustee at any time they shall wish to do so after providing a 3 (three) months prior written notice. The Trustee’s resignation shall become effective only after it shall receive court approval, and from the day set forth therefor in the approval. 28.2. The appointment of the Trustee by the Company for the Notes (Series B) shall be as the first trustee for the Noteholders only, as set forth in Section 35B of the Securities Law. 28.3. Should the Trustee be replaced with another trustee, the other trustee shall be trustee for the Noteholders under the provisions of Chapter E1 of the Securities Law, including for parties entitled to payments under the Notes that were not paid after their due date. 28.4. The first trustee shall serve starting from the date set forth in Section 28.2 above (and after the offering of the Notes (Series B), and its tenure shall end on the date the meeting of Holders is convened (the “First Appointment Meeting”), which the Trustee shall convene no later than the lapse of 14 (fourteen) days from the filing date of the second annual report on the affairs of the trust under Section 35H1(a) of the Securities Law. Insofar as the First Appointment Meeting shall (with a simple majority) approve the continued tenure of the first trustee, it shall continue to serve as trustee until the end of the additional appointment period to be determined in a resolution of the First Appointment Meeting (which may be until the final repayment date of the Notes). 28.5. Insofar as the First Appointment Meeting and/or any meeting thereafter allotted the additional appointment period of the Trustee, the appointment period shall end upon the resolution on the continued tenure and/or appointment of a different trustee in its place. 28.6. The Trustee shall cease its duties, should it transpire that it is precluded from continuing to serve in its role, following a change in the provisions of the Law or applicable law with respect to its qualification to serve as trustee, including in the event such a preclusion shall arise in connection with the publication of shelf

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 57 - offering reports for a few notes. For this purpose, a demand by the Israel Securities Authority for the termination of the Trustee’s tenure shall also be deemed a “preclusion”. In such case a new trustee shall be appointed by the Company. 28.7. The court may dismiss a trustee if it failed to properly fulfill its role or if the court saw a different reason for dismissal. 28.8. A resolution regarding the removal of the Trustee from its tenure and its replacement with a different trustee shall be made by Special Resolution of the meeting of Noteholders. 28.9. The Israel Securities Authority may petition the court to terminate the Trustee’s tenure, under Section 35N of the Securities Law. 28.10. The Trustee and Company shall file an immediate report for every event as set forth above, in connection with the Trustee’s tenure. 28.11. A trustee whose tenure ended or expired shall continue to serve in its role until the appointment of a different trustee in its place; a different trustee as aforesaid shall be appointed by a meeting of Holders to be convened by the trustee whose tenure ended or expired, or that the Holders convened under the provisions of Section 28.8 above. If the tenure of a trustee ended or expired under Section 35E(a) of the Securities Law, or under this section, and no other trustee was appointed in its place within a reasonable time, the court may appoint a different trustee for a period and under terms it shall deem fit. If a substitute trustee was appointed in the place of the trustee whose tenure ended under Section 35B(a1) of 35N(d) of the Securities Law, the Noteholders (Series B) shall bear the discrepancy between the fee of the substitute trustee and the fee of the trustee whose tenure ended, if such discrepancy is unreasonable. 28.12. It is clarified that the Trustee’s undertaking to take action under the Deed of Trust and under the Notes shall not expire until the trust’s funds, its assets, and its rights, if any, were transferred to the substitute trustee. The Trustee undertakes to cooperate with the Company and substitute trustee for purpose of such transfer. It is clarified that the termination of the Trustee’s tenure shall not derogate from any rights, claims, or arguments that the Company and/or Noteholders shall have against the Trustee, if any, the causes of which precede the termination date of its

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 58 - tenure as trustee, and this shall not release the Trustee from any liability under applicable law. In addition, the termination of the Trustee’s tenure shall not derogate from any rights, claims, or arguments that the Trustee shall have against the Company and/or Noteholders, if any, the causes of which precede and/or arise from a claim the cause of which precedes the termination date of its tenure as trustee, and this shall not release the Company and/or Noteholders from any liability under applicable law. 28.13. Any new Trustee shall have the same powers, authorities, and other permissions, and may act as if it had been appointed as the Trustee from the outset. 29. Meetings of the Noteholders Meetings of Noteholders shall be conducted as provided in the Second Schedule to this Deed. 30. Governing law The Notes are only subject to the provisions of Israeli law. In any matter not referred to in this Deed and in any case of contradiction between the provisions of the Law (which cannot be modified) and this Deed, the parties shall act in accordance with the provisions of Israeli law (that cannot be modified). 31. Addresses The parties' addresses shall be as they appear in the introduction to this Deed, or any other address regarding which the other party is provided suitable written notice. 32. MAGNA authorization The Trustee with its signature on this Deed authorizes the Company’s electronic authorized signatories as they shall be, to report in its name on MAGNA about its engagement in this Deed of Trust and its signing thereof, insofar as this is required under law. 33. Exclusive jurisdiction The sole court that shall have jurisdiction to adjudicate matters related to the Deed of Trust with its schedules, shall be the competent court in Tel Aviv-Yafo.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 59 - 34. Trustee's liability 34.1. Notwithstanding anything set forth in applicable law and anywhere in the Deed of Trust, if the Trustee acted for the satisfaction of its duties in good faith and within a reasonable time and clarified the facts which a reasonable trustee would have clarified under the circumstances, then it shall not be liable for damage caused as a result of the Trustee exercising discretion under the provisions of section 35H(D1) or 35I1 of the Securities Law, unless the plaintiff shall prove that the Trustee acted with gross negligence. It is clarified that if a contradiction arises between the provision of this section and any other provision of the Deed of Trust, the provision of this section shall prevail. 34.2. If the Trustee acted in good faith and without negligence in accordance with the provisions of Section 35H(d2) or 35H(d3) of the Law, it shall not be liable for the performance of such action. 35. Other agreements Subject to the provisions of the Law and the restrictions imposed on the Trustee under the Law, the fulfillment of its role as trustee, under this Deed, or its very status as trustee, shall not prevent the Trustee from entering into various agreements with the Company, or entering into transactions with the Company in the ordinary course of its business. 36. General Without derogating from the other provisions of this Deed and of the Notes, any waiver, extension, discount, silence or inaction (hereinafter: “Waiver”) on the part of the Trustee with respect to the non- satisfaction or partial or incorrect satisfaction of any of the undertakings towards the Trustee or towards the Noteholders under this Deed and the Notes, shall not be deemed as the Trustee's Waiver of any right but only as consent limited to the specific Waiver above and only in reference to its applicability on the specific date when it was issued and not in reference to other dates or other waivers.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 60 - Without derogating from the other provisions of this Deed and the Notes, any reduction in the undertakings towards the Trustee, including a Waiver, set forth in this Deed or made thereunder, requires the Trustee's prior written consent, and shall have no effect to any agreement in a different manner, whether oral or by way of conduct with respect to such reduction. The Trustee's rights under this agreement are autonomous and independent of each other and are in addition to any existing and/or future right of the Trustee by law and/or other agreement. 37. The significance of the Trustee signing the Deed of Trust - By signing the Deed of Trust, the Trustee is not expressing an opinion concerning the nature of the Notes or whether they are a worthwhile investment. In witness hereof the parties have signed: _______________________ _____________________________ Elbit Systems Ltd. Hermetic Trust (1975) Ltd.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 61 - First Schedule to the Deed of Trust Elbit Systems Ltd. Certificate of Notes (Series B) Notes (Series B) registered, certificate number: ___. Total par value of the notes in this certificate: NIS ________________________________. 1. This certificate testifies that Elbit Systems Ltd. (hereinafter: the “Company”) shall pay on the repayment dates set forth in Section 2 and in Section 4 of the terms written overleaf to whoever shall be the registered Holder of the Note on the record date as set forth in Section 5.1 of the terms written overleaf), payments for Principal and interest, all subject to the terms written overleaf and the deed of trust. 2. Notes of this series are issued in accordance with a deed of trust (hereinafter: the “Deed of Trust”) dated July 7, 2021, executed between the Company on the first part and Hermetic Trust (1975) Ltd. (hereinafter: the “Trustee”). It is clarified that the provisions of the Deed of Trust shall constitute an integral part of the provisions of this Note and shall bind the Company and noteholders included in the aforesaid series. The notes are not secured by any charge. All notes from the aforesaid series shall be at an equal rate among themselves (pari passu), without any Note having a right that is preferential over the others. 3. This Notes is issued subject to the terms written overleaf and in the Deed of Trust, which constitute an integral part of the Notes. Signed by the Company on July 7, 2021. _________________________ Elbit Systems Ltd.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 62 - The terms written overleaf 1. General 1.1. The expressions appearing in this Note shall have the meaning given to them in the Deed of Trust, except if explicitly set forth otherwise: “Nominee Company” - -The Nominee Company of Israel Discount Bank Ltd. or any successor nominee company, provided that all of the Company’s securities are registered in such nominee company; “Trading Day” - Any day on which transactions are executed on the Tel Aviv Stock Exchange Ltd.; “TASE Clearing House” - The Clearing House of the Tel Aviv Stock Exchange Ltd. “TASE” - The Tel Aviv Stock Exchange Ltd.; 1.2. The terms of the notes (the terms set forth overleaf) are an integral part of the provisions of the Deed of Trust, and the provisions of the Deed of Trust shall be deemed as having explicitly been included in the terms of these notes. In any event of a contradiction between anything set forth in the notes and anything set forth in the Deed of Trust, the provisions of the Deed of Trust shall take precedent. 2. Repayment date of the Principal on the Notes (Series B) The Principal of the Notes (Series B) shall be repaid in 8 equal annual installments, which shall be paid on June 30 of every year from 2022 to 2029 (inclusive) as follows: 8 installments at a rate of 12.5% each, which shall be paid annually from 2022 until 2029 (inclusive). The first installment for Principal on the Notes shall be paid on June 30, 2022, and the last installment shall be paid on June 30, 2029. Principal on the Notes (Series B) and the interest thereon are not linked to any index base. 3. Deferral of dates

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 63 - Whenever the date specified for making any payment on the Principal and/or interest account falls on a day that is not a Business Day, the payment date shall be deferred to the first Business Day immediately following that day, with no additional payment, and the “record date” for determining entitlement to redemption shall not be changed for that reason. 4. Interest on the Notes (Series B) 4.1. The outstanding balance of the Principal of the Notes (Series B) in Circulation shall bear non-linked annual interest at a fixed rate to be set in a tender according to the initial offering report of the Notes (Series B). The interest shall be paid in semi- annual installments, on June 30 and December 31 of each of the years 2021 to 2029 (inclusive). The first interest installment shall be paid on December 31, 2021, and the last interest installment shall be paid on June 30, 2029, together with repayment of the Principal on the Notes, against delivery of the Notes Certificates to the Company. Any interest installment shall be paid for the period of 6 (six) months ending on the last day before the payment date (the “Interest Period”), save for the first interest installment that shall be paid on December 31, 2021, which shall be for the period commencing on the first trading day following the closing date of the signatures and ending on the last day before the date of the first installment of the interest (meaning, December 30, 2021), calculated on the basis of 365 (three hundred and sixty five) days a year, in accordance with the number of days in this period. The interest rate for the first Interest Period of the Notes, the annual interest rate on the basis of which it is set, and the semi-annual interest rate, shall be set forth in the report on the offering results. 5. Payments of Principal and interest 5.1. The payments on the interest and/or Principal accounts of the Notes (Series B) shall be paid to persons, whose names shall be registered in the register of Noteholders (Series B) on June 24 with respect to annual payments made on June 30 of 2022 until 2028 (inclusive) and on December 25 with respect to annual payments made on December 31 of 2021 until 2028 (inclusive) (hereinafter: the “Record Date for Series B”). The last payment of Principal and interest shall be paid on June 30, 2029, to persons whose names shall be registered in the register on the payment

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 64 - date, which shall be made against delivery of certificates for the Notes (Series B) to the Company on the payment date, at the Company’s registered offices, or in any other place to be announced by the Company. Such notice of the Company shall be published no later than 5 (five) Business Days before the final payment date. 5.2. Any payment on account of Principal and/or interest, which is delayed more than 7 (seven) Business Days after the date set for payment thereof under the terms of the Notes, for a reason within the Company's control, it shall bear interest in arrears (as defined below), from the date set for payment to the date of actual payment thereof. In this respect “Interest in Arrears” means annual interest for the Notes as shall be set in a tender according to the Shelf Offering Report (or updated interest as shall be set according to the mechanism set forth in Section 6 of the terms written overleaf), plus interest at an annual rate of 3.5% calculated pro rata for the period from the date set for payment until the actual payment date. In the event interest in arrears shall be paid, the Company shall publish an immediate report, at least two (2) trading days before such payment date, where it shall announce the rate of the interest in arrears and the payment date for that period. It is clarified that whoever is not registered in the Registry of Notes (Series B) of the Company on any of the dates set forth in this section, shall not be entitled to interest payment for the Interest Period that commenced before such date. 5.3. Any mandatory payment insofar as required under law shall be deducted from payment for the Notes. 5.4. The payment to the entitled party shall be made with a check or wire transfer payable to the bank account of the persons whose names shall be registered in the Registry and whose details shall be provided to the Company in writing ahead of time, according to anything set forth in this section below, or in the event the clearing is performed through the TASE Clearing House - through the clearing house. Should the Company be unable, for any reason beyond its control, to pay any amount to the person entitled thereto, whereas the Company could have paid it in full and on time, it shall deposit such amount with the Trustee as set forth in Section 7 below.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 65 - 5.5. Should the person entitled to the payment fail to provide the Company in advance with the details of the bank account for crediting it with a wire transfer as aforesaid, the Company shall send a check via registered mail to its latest addressed registered in the Registry. The sending of a check to an entitled person by registered mail as aforesaid shall be deemed in all respects as payment of the amount specified thereon on the date it was sent, provided it was duly repaid upon its presentation. 5.6. A Noteholder who shall desire to announce the details of the bank account to be credited with payments under the Notes as aforesaid, or to change the details of such account or its instructions with respect to the payment manner, may do so with a written notice to be sent to the Company by registered mail, however the Company shall satisfy the instruction only if it arrived at its registered offices at least 15 (fifteen) days before the date set for repayment of any payment under the Notes. In the event the notice shall be received by the Company with delay, the Company shall act pursuant thereto solely with respect to payments the repayment date of which falls after the payment date immediately before the day the notice is received. 6. Adjustment mechanism for changing the interest rate as a result of an altered rating In this section: “Maalot” - The rating company “S&P Global Rating Maalot Ltd.”. “Rating Company” - Maalot or any other rating company (including in the event of replacing the rating company) that rates the Notes (Series B). In the event that the Rating Company is replaced, the Company shall submit to the Trustee a comparison between the ratings scale of the replaced Rating Company and the ratings scale of the new Rating Company, and this Section 6 shall be adjusted mutatis mutandis to the rating scale of the new Rating Company. “Initial Rating” - The rating of the Notes (Series B) on their offering date, meaning an ilAA rating (on the rating scale of Maalot). “Base Rating” - An ilAA- rating (on the rating scale of Maalot). Wherever there is a reference to a rating according to Maalot’s rating scale, the intention is alternatively, to an equivalent rating of whoever shall replace it, which shall be set by a different rating

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 66 - company (insofar as such shall replace Maalot). “Reduced Rating” - A rating that is one rating lower than the Base Rating. “Base Interest” - The interest rate to be set at the tender, as the Company shall publish in an immediate report regarding the offering results. The interest rate that the Notes (Series B) shall bear shall not be adjusted for a decrease in the rating of the Notes (Series B) from the Initial Rating up to the Base Rating, and it shall not be adjusted for an increase in the rating of the Notes (Series B) above the Base Rating, and any such future alteration in the rating of the Notes (Series B) shall not change the interest rate that the Notes (Series B) shall bear. The interest rate that the Notes (Series B) shall bear shall be adjusted for a decrease in the rating of the Notes (Series B) below the Base Rating (a decrease of two or more grades from the Initial Rating) and for a climbing up to the Base Rating, and the adjustment manner of the interest rate that the Notes (Series B) shall bear, shall be according to the below description: a. Insofar as the rating of the Notes (Series B) by the Rating Company shall be updated during any Interest Period, whereby the rating to be determined for the Notes (Series B) by the Rating Company is the Reduced Rating (as defined above), meaning a rating of ilA+ (on the rating scale of Maalot), or a lower rating, then only with respect to the period when the rating according to the Rating Company is the Reduced Rating (or lower), the annual interest rate that the outstanding Principal balance of the Notes (Series B) shall bear at an annual rate as follows (hereinafter: the “Additional Interest Rate”), above the Base Interest rate: (1) In the event the rating to be determined for the Notes (Series B) by the Rating Company shall be ilA+, the annual interest rate shall increase by an annual rate of 0.25%, whereby the annual interest shall be equal to the Base Interest, plus 0.25%. (2) In the event the rating to be determined for the Notes (Series B) by the Rating Company shall be ilA, the annual interest rate shall increase by an additional annual rate of 0.25%, whereby the annual interest shall be equal to the Base Interest, plus 0.5%.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 67 - (3) In the event the rating to be determined for the Notes (Series B) by the Rating Company shall be ilA-, the annual interest rate shall increase by an additional annual rate of 0.25%, whereby the annual interest shall be equal to the Base Interest, plus 0.75%. (4) In the event the rating to be determined for the Notes (Series B) by the Rating Company shall be ilBBB+ the annual interest rate shall increase by an additional annual rate of 0.25%, whereby the annual interest shall be equal to the Base Interest, plus 1%. And all that starting from the date on which the Rating Company published a notice regarding lowering the rating as set forth above. It is clarified that as set forth above, if as a result of updating the rating of the Notes (Series B), the rating of the Notes (Series B) decreased by more than one notch of the notches set forth in subsections (1)-(4) above, the additional interest shall be given for each of such notches (for example if the rating of the Notes decrease from the Base Rating directly to a rating of ilBBB+, an addition to the interest shall be granted, according to subsection (1) to subsection (4), so that the total Additional Interest for such a rating decrease shall be 1%). In any event the interest rate that the Notes (Series B) shall bear shall not increase by more than an annual rate of 1% compared to the Base Interest as a result of a decrease in the Company’s rating to below the Base Rating (for the avoidance of doubt, even if the Company’s rating was lowered more than once, and even if in the framework of any rating decrease the rating decreased by more than three notches) and/or as a result of rating cessation. If the interest rate was updated as aforesaid, it shall only apply for the period commencing on the date when the rating according to the Rating Company is the Reduced Rating or a lower rating, which grants compensation in interest as set forth above (meaning, from the publication date of the new rating by the Rating Company), and as long as the rating according to the Rating Company is the Reduced Rating (or a lower rating, as applicable), or until full repayment of the outstanding Principal

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 68 - balance of the Notes (Series B), according to the earlier thereof. b. No later than one Business Day after receiving the Rating Company’s notice regarding the decrease of the rating for the Notes (Series B) to the Reduced Rating (or a lower rating), the Company shall publish an immediate report (such immediate report shall constitute notice to the Trustee), stating the following: (a) the fact of the rating being reduced, the new rating, the Additional Interest Rate, and the commencement date of rating the Notes with such rating (hereinafter: the “Rating Reduction Date”; (b) the accurate interest rate to be borne by the Principal balance of the Notes (Series B) for the period from the current Interest Period until the Rating Reduction Date (the interest shall be calculated based on 365 (three hundred and sixty five) days per annum) (hereinafter: the “Original Interest Rate” and the “Original Interest Period”), respectively); (c) the interest rate to be borne by the outstanding Principal on the Notes (Series B) from the Rating Reduction Rate until the date of the nearest actual interest payment, meaning: The Original Interest Rate plus the Additional Interest Rate per annum (the interest rate shall be calculated based on 365 (three hundred and sixty five) days a year) (hereinafter: the “Updated Interest Rate”).; (d) the annual weighted interest rate payable by the Company to the Noteholders (Series B) on the nearest interest payment date, which arises from the provisions of subsection (b) and (c) above; (e) the annual interest rate arising from the weighted interest rate; (g) the annual interest rate and the semi-annual interest rate (the semi-annual interest rate shall be calculated as the annual interest rate divided by two) for the upcoming periods. It is clarified that in any event of changes to the interest rate as a result of changes to the rating as set forth in this section, there shall be no changes to the payment dates (Principal or interest) or to the Record Date (as defined above). c. If the date on which the Notes (Series B) start being rated at the Reduced Rating or lower rating occurs in the period beginning 4 (four) days prior to the Record Date for any interest payment and ending on the interest payment date immediately following said record date (hereinafter: the “Deferral Period”), the Company only shall pay to the Noteholders (Series B), on the forthcoming interest payment date, the Original Interest Rate (as it shall be at such time prior to the change), while the interest rate deriving from the Additional Interest at the rate equal to the rate of the annual Additional Interest for the Deferral Period, shall be paid on the next interest payment. The Company shall publish an immediate report with the precise interest rate to be paid on the next interest payment date.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 69 - d. It is clarified that in the event that after the rate reduction in a manner that affected the interested rate on the Notes (Series B) as set forth in subsection (a) above, the Company shall update the rating for the Notes (Series B) upwards, to a rating equal to or higher than the Base Rating, or a rating where the Additional Interest Rate is lower than that being paid at such time, as set forth above (hereinafter: the “High Rating”), then the Annual Interest Rate on the outstanding Principal balance of the Notes (Series B) shall decrease, on the Relevant Payment date of the interest, as follows: (1) In the event the High Rating shall be ilA-, the annual interest rate shall as aforesaid shall be equal to the Base Interest, plus 0.75%. (2) In the event the High Rating shall be ilA, the annual interest rate shall as aforesaid shall be equal to the Base Interest, plus 0.5%. (3) In the event the High Rating shall be ilA+, the annual interest rate shall as aforesaid shall be equal to the Base Interest, plus 0.25%. (4) In the event the High Rating shall be higher than the Reduced Rating, the annual interest rate shall as aforesaid be equal to the Base Interest, with no addition. It is clarified that as set forth above, if as a result of updating the rating of the Notes (Series B), the rating of the Notes (Series B) increased by more than one notch of the notches set forth in subsections (1)-(4) above, the interest shall be reduced for each of such notches (for example if the rating of the Notes increased from a rating of ilBBB+ to a rating of ilA, the interest rate shall be lowered, according to subsections (2) to (4), so that the interest rate shall be lowered by a total of 0.5%). If the interest rate was updated as aforesaid, such change to the interest rate shall only apply for the period when the Notes (Series B) were rated at the High Rating. It is clarified that in any event, the interest rate on the Notes (Series B) shall not fall below the Base Interest. In the event the interest rate is updated as aforesaid, the Company shall act in accordance with Subsections (b) to (d) above, mutatis mutandis, deriving from the Reduced Rating as set forth above.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 70 - e. Insofar as prior to the final repayment of the Notes (Series B) they shall cease to be rated for a period exceeding 60 consecutive days, except in the event the cessation of the rating is a result of reasons or circumstances that are not under the Company’s control, this shall constitute grounds for immediate repayment as set forth in Section 7.1.15 of the Deed. It is clarified that should the Notes (Series B) cease to be rated for a period exceeding 60 consecutive days as aforesaid, save for reasons or under circumstances that are not under the Company’s control, then starting from the date when 60 consecutive days as aforesaid have passed and until repayment of the Notes (Series B) (or that the Notes returned to being rated), the annual interest rate shall increase, so that the annual interest shall be equal to the Base Interest rate plus 1%. Replacing the rating company shall not be deemed a rating cessation with respect to this subsection. f. It is clarified that the Company undertakes that the Notes (Series B) shall be rated through the lifespan of the Notes (Series B), but the Company does not undertake not to replace the Rating Company throughout the lifespan of the Note (Series B). In the event the Rating Company is replaced, or the Notes (Series B) cease to be rated by a Rating Company, even if the Notes (Series B) shall be rated by a few rating companies, the Company shall publish an immediate report within one Business Day from the date of such change, in which it shall provide notice regarding the circumstances of replacing the Rating Company or the cessation of rating by the Rating Company, as applicable. g. It is further clarified that insofar as the Notes (Series B) shall be rated in an international rating, the change to the rating for the Notes (Series B) shall be examined as follows: (1) Insofar as upon receiving the international rating the Rating Company shall determine the ratio between the local rating scale and the international rating scale - the rating shall be examined according to a comparison of the rating scales (meaning, in a manner that shall examine the ratio between the international rating determined for the Notes and the equivalent local rating of the Notes). The ratio between the rating scales as shall be determined by the Rating Company shall apply throughout the lifespan of the Notes unless the Rating Company shall publish an updated comparison between the rating scales. (2) Insofar as upon receiving the international rating the Rating Company shall not determine the ratio between the local rating scale and the international rating

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 71 - scale - the trustee for the Notes shall appoint an independent expert who shall determine the ratio between the international rating of the Notes and their local rating, and according to its decision the provisions of this section above shall apply. The ratio between the rating scales as shall be determined by the independent expert shall apply throughout the lifespan of the Notes, unless the expert on behalf of the trustee shall decide, at its sole discretion, that there is a need to reexamine the ratio between the rating scales. h. For the avoidance of doubt, it is clarified that changing the rating outlook of the Notes (Series B) shall not cause a change to the interest rate on the Notes (Series B) as set forth in this Section 6. i. Similarly, notwithstanding anything set forth in this section 6, a reduction of the Notes (Series B) rating, which is performed in the framework of updating the rating for all companies in Israel that are engaged in one or more of the Company’s areas of activity, only as a result of a change to the methodology of the Rating Company, shall not cause a change to the interest rate on the Notes (Series B). 7. Avoiding payment for reasons not under the Company’s control - See Section 12 of the Deed. 8. Splitting Note Certificates, transfer, and replacing certificates that were defaced Any Note Certificate is transferrable, may be waived in favor of others, and can be split into Note Certificates the total Principal amount of which is equal to the Principal amount specified in the certificate sought to be split, provided the new Note Certificates to be issued shall each be of a par value in whole Shekels, subject to filling out and executing a deed of transfer and/or split and/or waiver, and against delivery of the original Note Certificate to the Company at its registered offices for purpose of taking such action. The split shall be made within 30 (thirty) days from the end of the month when the certificate was delivered to the Company’s registered offices. The Note is transferrable with respect to any par value amount, provided it shall be in whole Shekels. Any transfer of the Notes (except for a transfer through the TASE Clearing House) shall be made by a deed of transfer drawn up in a form acceptable to the Company for transferring shares that are duly signed by its registered owner or its legal representatives, and by the transferee or its legal representatives. The deed of transfer

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 72 - should be delivered for registration at the Company’s registered offices with the Note Certificate and any suitable proof of identity and right that shall be required by the Company, and with proof to the Company’s satisfaction of payment of mandatory government payments, if any. The Company shall be entitled to retain the deed of transfer. If only a part of the amount of the nominal Principal of the Notes in the Note Certificate is transferred, the Note Certificate shall be first split into a few Note Certificates, so that the total of the amounts of the nominal Principal in those Note Certificates is equal to the amount of the nominal Principal of such Note Certificate, and subject to such that the Noteholder shall be offered one or a few Note Certificates, provided such certificates shall only be offered in a reasonable amount. The Company’s articles with respect to the transfer of shares shall apply accordingly, mutatis mutandis, with respect to the transfer of the Notes and their conversion. All the costs and fees entailed in the split and/or in the transfer of notes, including mandatory payments, if any, shall apply to the party requesting the split and/or transfer. After satisfaction of all the above conditions the transfer shall be recorded in the Registry and all the conditions set forth in the Deed of Trust and this Note shall apply to the transferee. In the event the Note Certificate is worn out, lost, or destroyed, the Company shall be entitled to issue a new Note Certificate in its place under the same terms, provided that in the event of wear and tear, the worn out Note Certificate shall be returned to the Company before the new certificate is issued. Other levies and other expenses involved in issuing the new certificate, shall apply to the party requesting such new certificate.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 73 - Second Schedule to the Deed of Trust General meetings of Noteholders (Series B) Subject to the provisions of the Securities Law and this Deed of Trust, convening a meeting of the Noteholders, the manner of conducting such, and various conditions with respect thereto, shall be as follows: 1. The Trustee or Company shall from time to time be entitled to convene meetings of the Noteholders. If the Company assembles a general meeting of the Noteholders, it must provide written notice to the Trustee with respect to the place, date and time on which the meeting shall be held and with respect to the matters to be brought for discussion, and the Trustee or its representative shall be entitled to participate at such meeting without having a voting right. 2. The Trustee shall convene a meeting of Noteholders if it deemed such necessary or upon the request of the Company or one or more Noteholders, whose Notes (Series B) are at least five percent (5%) of the outstanding par value balance of the principle on the Notes in Circulation. If the parties requesting assembly of the meeting are Noteholders, the Trustee may require indemnification, including in advance, for the reasonable expenses associated therewith. It is clarified that the Trustee's indemnification request shall not hinder the assembly of a meeting called for the purpose of taking any action meant to prevent prejudice to the rights of the Noteholders, and such indemnification request shall not derogate from the Company's obligation to bear the expenses associated with assembly of the meeting. 3. The Trustee shall convene a meeting of Holders within 21 (twenty one) days, from the date on which the request for the assembly thereof was submitted, to the date determined in the invitation, provided that the date of the meeting shall not be earlier than seven days and not later than 21 (twenty one) days from the assembly date; however, the Trustee may advance the assembly of the meeting, by at least one day following the assembly date, if it deems it necessary to protect the rights of the Holders and upon the Company’s request in the event the meeting was convened by the Company; if so, the Trustee shall explain in a report with respect to the assembly of the meeting the reasons for advancing the date of

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 74 - the meeting. 4. If the Trustee did not call a Holders' meeting, according to a Holder's request, within the date as set forth in Section 3 above, the Holder may convene the meeting, provided the date of convening is within 14 (fourteen) days from the end of the period within which the Trustee should have called the meeting, and the Trustee shall bear the expenses incurred by the Holder in connection with the assembly of the meeting. 5. Any meeting of Noteholders shall be held in Israel, at the Company’s registered offices or at a different venue of which the Company and/or the Trustee give notice, and the Company shall bear reasonable costs of the alternative venue. Notice on assembly of a meeting 6. An invitation to a meeting called by the Trustee solely for the purpose of consulting with the Noteholders shall be published at least one day before the date of assembly thereof (the “Consultation Meeting”). No agenda shall be published for a Consultation Meeting and no resolutions shall be adopted. 7. A notice on a meeting of Holders shall be published according to the provisions of the Securities Law as they shall be from time to time and shall be delivered to the Company by the Trustee. 8. The assembly notice shall include the agenda, the proposed resolutions, and arrangements regarding voting in writing. 9. One or more Noteholders of the relevant series, holding at least five percent (5%) of the nominal amount balance of the Notes, may request the Trustee to include some matter on the agenda of a Holders' meeting which is to be convened in the future, provided the matter is suitable to be discussed at such meeting. At the meeting of Holders only resolutions shall be adopted on matters set forth on the agenda. The record date for ownership of Notes and conducting the meeting 10. Holders that are entitled to participate and vote in the meeting of Holders are Noteholders on the date to be set in the resolution to convene a meeting of Holders. 11. A Noteholder may participate and vote in a meeting of Holders, itself or by proxy, and through a proxy statement noting the manner it is voting.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 75 - 12. At any meeting, the Trustee or whoever is appointed thereby shall act as chairman of the meeting. 13. No resolution whatsoever shall be disqualified that was duly adopted in a meeting convened as set forth above, even if because of an error no notice thereon was given to all Noteholders, or that such notice was not received by all Noteholders. Anything set forth in this section shall be satisfied insofar as the invitation to the meeting (or deferred meeting, as applicable) was sent on the MAGNA system. 14. Any notice on behalf of the Company and/or Trustee to the Noteholders shall be provided according to the provisions of Section 24 of the Deed of Trust. 15. A meeting of Noteholders shall be opened by the chairman of the meeting after it is proven that the legal quorum required for initiating the discussion is present, as follows: 15.1 Subject to the legal quorum required at a meeting convened for adopting a Special Resolution, and subject to the provisions of the Deed of Trust and the provisions of the Securities Law that cannot be modified, and the provisions of this Deed, a legal quorum at a general meeting shall constitute at least two (2) Noteholders, who are present in person or by a proxy, who jointly hold or represent at least 25% (twenty five percent) of the outstanding nominal value of the Notes in Circulation at that time. 15.2 If a legal quorum is not present at the deferred meeting of Holders as set forth in Section 15.1 above, within half an hour from the time set for such, the meeting shall be held with any number of participants, unless a different requirement was set forth in the Securities Law. 15.3 At a meeting convened for adopting a Special Resolution, a legal quorum shall be present if Noteholders participated at the meeting in person or by proxy, who jointly hold or represent at least 50% of the outstanding par value of the Notes in Circulation at that time, and at an adjourned meeting - if such Holders of at least ten percent (10%) of the par value of such balance participated therein. 16. Notes held by a Related Person (as defined in the Deed of Trust) shall not be taken into account for the purpose of determining the legal quorum at a meeting of Holders, and its votes shall not be included in the vote count when voting in the meeting as aforesaid.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 76 - 17. A complete and executed proxy statement whereby the Holder has indicated its desired manner of voting, that reached the Trustee until the last date set for such purpose, shall be deemed presence at the meeting for purpose of the legal quorum set forth in Section 15 above. Accordingly, the Trustee may, in accordance with the discretion thereof and subject to any law, hold voting meetings in which votes are held by means of proxy statements without convening the Holders, as well as to hold a vote by means of proxy statements in a voting meeting including the adjourned meeting thereof at which the legal quorum required to pass resolutions on the agenda was not present when it was opened, provided they are received by the Trustee until the closing of the voting meeting, which shall be determined in the notice of the assembly of the meeting or the holding of the vote, as applicable, proxy statements from Holders constitute a legal quorum required to pass the resolution in the original meeting or a postponed meeting, as applicable. 18. If a quorum is not present at the end of half an hour from the time set for the commencement of a Holders' meeting, the meeting shall be adjourned to another date being no earlier than two Business Days after the record date set for holding the original meeting, or one Business Day, if the Trustee considers this necessary for protecting the rights of the Holders; if the meeting is adjourned, the Trustee shall explain the reasons for this in the report concerning the assembly of the meeting. 19. Notwithstanding anything set forth in Section 15.2 above, if the Holders’ meeting was convened upon a request by Holders holding at least five percent (5%) of the outstanding par value of the Notes in Circulation (as set forth in Section 2 above), the deferred Holders’ meeting shall only convene if participated by Holders of certificates of liability of at least the number required for purpose of convening such a meeting (meaning: at least five percent (5%) of the outstanding par value of the Notes in Circulation). 20. Only matters that could have been discussed at the original meeting shall be discussed at the adjourned meeting. 21. According to a decision of the Trustee or a decision with an ordinary majority of those voting in a meeting with a legal quorum, the continuation of the meeting (the “Original Meeting”) shall be deferred, from time to time, the discussion or adoption of a resolution on a matter set forth on the agenda, to a different date and to a place to be determined as the Trustee or meeting as aforesaid shall decide (“Continued Meeting”). No matter may

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 77 - be considered at a Continuing Meeting other than a matter that was on the agenda for which no resolution was adopted. 22. If the continued Holders’ meeting as set forth in Section 21 above was adjourned, without altering the agenda, invitations with respect to the new date for the Continued Meeting shall be provided, as soon as possible, and no later than 12 hours before the Continued Meeting; such invitations shall be provided in accordance with Section 3 above. 23. The Company and any other person save the Trustee or anyone on its behalf shall be precluded from participating in a meeting of the Noteholders or in any part thereof, according to the Trustee’s decision. Notwithstanding anything set forth in this Section 23, the Company may participate in the opening of a meeting for purpose of expressing its opinion in connection with any matter on the agenda of the meeting and/or presenting a certain matter (as applicable). Resolutions 24. Any resolution shall be adopted in a vote count. 25. The chairman of the meeting may determine that voting shall be conducted by way of proxy statements or by voting during the meeting. If the chairman determines that the vote shall be by way of proxy statements, the Trustee shall ensure that the text of the proxy statement is distributed to the Holders and shall set the voting closing time by which time the Holders must send to the Trustee a duly completed and signed proxy statement. The Trustee, at the discretion thereof, may require a Holder to declare in the proxy statement the existence or absence of a conflicting interest (as hereinafter defined). A Holder who does not complete the proxy statement and/or does not prove his entitlement to participate and vote at a meeting in accordance with the provisions of the Second Schedule, shall be deemed not to have delivered a proxy statement and therefore to have chosen not to vote on the matter/s set out in the proxy statement. A duly completed and signed proxy statement in which the Holder has indicated the manner of voting, reaching the Trustee by the appointed deadline, shall be deemed as presence at the meeting for purposes of the existence of a quorum at the meeting as set forth above. 26. At the voting, every Holder present in person or by proxy shall have one vote for every NIS 1 par value of the total Principal specified that has not yet been repaid of the Notes by virtue of which it is entitled to vote.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 78 - In the case of joint Holders of a note, only the vote of the party who is first listed in the Registry shall be accepted. A Noteholder may use part of the votes thereof to vote for a proposed resolution, another part to vote against, and another part to abstain, all as it shall deem fit. 27. The required majority for approving a resolution at the meeting is an ordinary majority of the number of votes participating in the vote without taking into account the abstentions. The required majority for approving a Special Resolution or special majority according to the provisions of the Deed of Trust is a majority of two thirds (2/3), according to the case, of the number of votes participating in the vote without taking into account the abstentions. 28. Any resolution on the agenda of a Holders’ meeting and for which a vote was held, shall be adopted by simple majority, except if set forth otherwise in the Deed of Trust, all subject to the provisions of law. 29. An instrument of appointment appointing a proxy shall be in writing and signed by the appointer or by its legal representative duly authorized in writing to do so. If the appointer is a corporation, the appointment shall be in writing and shall be signed with the corporation’s stamp, including the signature of the authorized signatory of the corporation, and the appointer may act on behalf of the corporation that it represents. 29.1 An instrument appointing a proxy shall be drawn up in any form acceptable to the Trustee. 29.2 A proxy need not be a Noteholder. 29.3 An instrument of appointment and the power of attorney or copy conform to the original of such a power of attorney, shall be delivered to the Trustee until the date the meeting is opened, unless set forth otherwise in the notice convening the meeting. 30. A vote given and/or voting in accordance with the conditions of the document appointing a representative shall be valid even if: (1) the appointer had previously passed away or was declared legally incompetent; or (2) after the vote the instrument of appointment was cancelled; or (3) after the vote the Note in respect of which the vote was given was transferred, unless written notice concerning the passing of the appointer, its incompetency, or regarding the cancellation or transfer, as aforesaid, was received at the

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 79 - Company’s registered office or at a different address announced by the Company or Trustee, prior to the meeting or voting. 31. The Trustee shall prepare minutes of the Noteholders’ meeting, including by way of a recording, which shall be recorded in the registry of minutes, and which shall be maintained at the Trustee registered office for a period of seven years from the date of the meeting. Any such minutes shall be signed by the chairman of the meeting, and any such signed minutes shall serve as prima facie evidence for anything stated therein, and as long as not proven otherwise, any resolution adopted in such a meeting shall be deemed a duly adopted resolution. The Trustee shall be entitled to prepare minutes of meetings or parts thereof by way of audio recording. 32. The registry of minutes of Holders' meetings shall be kept at the Trustee's office and shall be open to the inspection of the Noteholders and for the Company’s review upon the request thereof and only regarding the part of the meetings and/or discussion at which the Company and/or anyone on its behalf thereof were present), and a copy thereof shall be sent to any Noteholder so requesting. The Trustee may withhold the delivery of any minutes, to any entity, if at its sole discretion the delivery of the minutes, wholly or partly, may prejudice the rights of the Noteholders. 33. The announcement of the chairman of the meeting that a resolution was accepted or rejected, and the entry made in that regard in the registry of minutes, shall be prima facie proof thereof.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 80 - Third Schedule - Trustee’s fee The Company shall pay the Trustee for its services in accordance with this Deed of Trust as set forth hereinafter: 1.1 For each year of trusteeship from the date of offering of the Notes the Trustee shall be paid an annual fee as follows: 1.1.1 First year: USD 6,150; 1.1.2 Any additional trusteeship year: USD 5,540. Whenever the Trustee shall serve as such for at least two series of Company notes, the annual fee in Sections 1.1.1 and 1.1.2 above shall be reduced by 15%. The amount included in Section 1.1 above shall hereinafter be referred to as: the “Annual Fee”. 1.2 In addition, the Trustee shall be entitled from the Company to full reimbursement of the actual reasonable expenses that the Trustee was required to pay in the framework of fulfilling its role under this Deed. "Reasonable expenses" - reasonable amounts paid by the Trustee in the framework of performing its duties and/or by virtue of authorities conferred to it under the Deed of Trust, including: costs and expenses in respect of announcing and convening meetings of the Noteholders and expenses for courier services and travel and press publications in connection with the announcement of such meeting and to the extent required under applicable law. 1.3 In the event the Noteholders shall be granted guaranties, a fee differing from the one specified in Section 1.1 above shall be agreed, according to the scope of required hours. 1.4 Without derogating from the generality of anything set forth in this Schedule, the Trustee shall be entitled to payment of a fee totaling USD 185 per hour of work for special actions that the Trustee is reasonably required to perform in the framework of its role as trustee (all subject to the provisions of the Deed of Trust), including: 1.4.1 Actions deriving from a breach of the Deed by the Company;

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 81 - 1.4.2 Actions in connection with acceleration to immediate repayment of the Notes and/or actions in connection with the resolution of the meeting of Noteholders to accelerate the Notes to immediate repayment; 1.4.3 Special actions that shall be required or needed to perform for the fulfillment of its duties under this Deed in connection with and for the protection of the rights of the Noteholders, including due to the Company's defaulting on its obligations under this Deed, including the convening of meetings of Noteholders as set forth in this Deed and including due to participation in meetings of Noteholders. 1.4.4 Special work (including but not limited to work required due to a change in the Company's structure or work requested by the Company), or due to the need to perform additional actions for the fulfillment of the duties thereof as a reasonable trustee, due to changes in laws (including regulations enacted pursuant to Amendments 50 and 51 to the Securities Law) and/or regulations and/or other binding provisions applying to the Trustee's activities and the liability thereof under this Deed of Trust. 1.4.5 The examination, supervision, control and so forth of obligations (such as restrictions on the Company's freedom of action, encumbrance of assets, etc.) which the Company assumed or may assume or which may be assumed by anyone acting thereof or on behalf thereof, in connection with the securing of other obligations of the Company or anyone acting on behalf thereof (such as the effecting of payments under the terms of the Notes) towards the Noteholders, including as to the substance of the terms of such security interests and obligations and their fulfillment. 1.5 Should the Company be required to make payment to the Trustee for its fee and/or reasonable expenses it has incurred and/or for special actions required to be performed or which were performed by it in the framework of performing its duties and/or by virtue of the authorities granted to it under the Deed of trust, if any, and the Company failed to do so, the Trustee shall be entitled to pay all such amounts in full out of the proceeds in its possession in accordance with the provisions of Sections 9 and 10 of the Deed, provided it gave the Company prior written notice

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 82 - of its intention to do so. 1.6 For any meeting of Noteholders in which the Trustee shall partake, including its presence in a meeting of Notes that was not opened due to the absence of a legal quorum, the Trustee shall be paid an additional fee of USD 154 per meeting. 1.7 It is clarified that if, by reason of a future change in laws and/or regulations and/or other binding provisions applying to the Trustee's activity, the Trustee is required to bear additional expenses for the fulfillment of the duties thereof as a reasonable trustee, the Company shall indemnify the Trustee for the reasonable expenses thereof including the reasonable fee thereof. 1.8 VAT, if payable, shall be added to each of the above amounts and shall be paid by the Company. 1.9 The Company has the option to choose between payment in Dollars or Shekels, and insofar as payment shall be in Shekels, it shall be according to the representative rate between the Dollar and Shekel on the payment date, but in any event it shall not be below the conversion rate of 3.253 Shekels per Dollar. 1.10 The Trustee's fee shall be paid for the period until the end of the trusteeship included in this Deed even if a receiver (or a receiver and administrator) is appointed to the Company or if the trusteeship under this Deed shall be administered under the supervision of the court. 1.11 The aforementioned annual fee shall be paid at the beginning of each year of trusteeship. 1.12 All the amounts specified in this Appendix shall have priority over the amounts due to the Noteholders. 1.13 Should the office of the Trustee terminate as set forth in the Deed of Trust, the Trustee shall not be entitled to payment of its fee starting from the date of tenure of the substitute trustee. If the Trustee's tenure terminates in the course of the Trusteeship year, the fee paid for the months in which the Trustee did not serve as trustee for the Notes, starting from the appointment of the replacement trustee, shall be refunded. The provisions of this section shall not apply in the first Trusteeship year.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 83 - 1.14 If a trustee is appointed instead of the Trustee whose tenure has terminated in accordance with Sections 35B(a1) or 35N(d) of the Securities Law, the Holders of the relevant series of Notes shall bear the difference between the fees of the trustee so appointed and the fees paid to the Trustee being replaced if such difference is unreasonable and the provisions of applicable law in effect at the time of replacement shall apply. The Holders shall bear such difference by way of deducting the proportion of the difference from any payment made by the Company to the Noteholders from the relevant series in accordance with the terms of the Deed of Trust, and the transfer thereof directly to the Trustee.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 84 - Annex “A” Emergency representation committee 1. Appointment; term of office 1.1. The Trustee may, and pursuant to the Company's written request shall, appoint and convene an emergency representation committee from among the Noteholders, as set forth hereinafter (hereinafter: the "Representation Committee"). 1.2. The Trustee shall appoint to the Representation Committee the three (3) Noteholders who to the best of the Trustee's knowledge, hold the highest nominal amount among all the Noteholders, and who declare that they comply with all the conditions set forth below (hereinafter: "Representation Committee Members"). If any of them is unable to serve as a Representation Committee Member as aforesaid, the Trustee shall appoint in its place the Noteholder that holds the next highest par value amount and which complies with all the conditions set forth below and so forth, and these are the conditions: 1.2.1. The Noteholder does not have a material conflict of interest due to the existence of any additional material interest incompatible with the interest deriving from its service on the Representation Committee and from holding the Notes. For the avoidance of doubt, it is clarified that a Holder who is a Related Party of the Company shall be deemed to have a material conflict of interest as aforesaid and shall not serve on the Representation Committee; 1.2.2. In the same calendar year the Noteholder was not serving on similar representation committees for other notes with an aggregate value greater than the percentage of the asset portfolio managed thereby, which was set as the maximum percentage permitting service on a representation committee according to the directives of the Director General of Competition relating to the establishment of an emergency representation committee. 1.3. If during the tenure of the Representation Committee, one of its members ceases to meet one of the circumstances set forth in Section 1.2 above, its service shall terminate, and the Trustee shall appoint another member in its place from among the Noteholders as set forth in section 1.2 above. 1.4. Prior to the appointment of the Representation Committee Members, the Trustee shall

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 85 - receive from the candidates to serve as members of the Representation Committee a declaration regarding the existence or absence of material conflicts of interest as set forth in section 1.2.1 above and regarding service on additional representation committees as set forth in section 1.2.2 above. Similarly, the Trustee may also request such a declaration from the Representation Committee Members at any time during the Representation Committee’s tenure. A Holder who fails to submit such a declaration shall be deemed to have material conflicts of interest or to be precluded from serving pursuant to the above directives of the Director General of Competition, as applicable. With respect to declarations regarding conflicts of interest, the Trustee shall examine the existence of conflicting interests, and if necessary shall decide whether such conflicts of interest disqualify the Holder from serving on the Representation Committee. It is clarified that the Trustee shall rely on such declarations and shall not be required to conduct an additional independent examination or investigation. The Trustee's determination in these matters shall be final. 1.5. The term of office of the Representation Committee shall end on the date on which the Company publishes the decisions of the Representation Committee in connection with the grant of an extension period to the Company for compliance with the terms of the Deed of Trust as set forth in Section 2.1 below. 2. Authority 2.1. The Representation Committee shall have the authority to grant an non-recurring extension to the Company in connection with the dates for meeting the financial covenants set forth in the Deed of Trust in a manner that the anticipated breach shall be removed prior to the cause for repayment in Sections 7.1.17 and 7.1.18 of the Deed of Trust, for a period of up to 90 (ninety) days, or until the publication date of the next financial statements after the publication date of the financial statements, which revealed that the Company failed to meet any of the financial covenants prior to the maturity of the causes for immediate repayment in Sections 7.1.17 and 7.1.18 of the Deed of Trust. 2.2. It is clarified that the period of time up to the appointment of the Representation Committee shall be counted in the framework of the above extension, and it shall not be grounds for granting the Company any additional extension beyond that set forth above.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 86 - It is further clarified that the activity of the Representation Committee and the cooperation among the members thereof shall be limited to consideration of the possibility of granting such an extension, and no other information that does not relate to the grant of an extension as stated shall be exchanged among the members. 2.3. If no Representation Committee was appointed according to the provisions of Section 1 above, or if the Representation Committee decided not to grant the Company an extension as provided in Section 3.1 above, the Trustee shall be required to call a meeting of Noteholders for passing a resolution accelerating repayment of the Notes, in accordance with the provisions of section 7.2 of the Deed of Trust. 2.4. It is clarified that anything set forth in this section shall not derogate from the right of the Noteholders to demand the assembly of a meeting of the Noteholders under the provisions of the Deed of Trust, including in connection with acceleration to immediate repayment. 3. The Company's undertakings with respect to the Representation Committee 3.1. The Company undertakes to furnish to the Trustee all the information in its possession or which it is able to reasonably obtain in connection with the identity of the Noteholders and the scope of their holdings. Similarly, the Trustee shall act to obtain said information in accordance with the powers vested in it by law. 3.2. In addition, the Company undertakes to fully cooperate with the Representation Committee and the Trustee as necessary for performing the necessary examinations by them and the formulation of decisions of the Representation Committee, and to provide the Representation Committee with all the data and documents that they require with respect to the Company, subject to the limitations of law and to security clearance restrictions. Without derogating from the generality of the foregoing, the Company shall furnish to the Representation Committee the relevant information for the formulation of the decision thereof, which may not include any misleading particular and may not be incomplete. 3.3. The Company shall bear the costs of the Representation Committee, including the costs of engaging consultants and experts by or on behalf of the Representation Committee, according to the provisions of Section 23 of the Deed of Trust, mutatis mutandis.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 87 - 4. Liability 4.1. The Representation Committee shall act and decide in the matters delegated thereto according to its absolute discretion, and neither it nor any of its members, officers, employees and consultants shall be liable, and the Company and the Noteholders hereby discharge them from all complaints, demands and claims against them, for having exercised or refrained from exercising the powers, authority or discretion granted to them under this Deed and in connection therewith, or for any other action they performed pursuant thereto, except if they acted willfully or in bad faith. 4.2. The actions of the Representation Committee members and anyone acting on their behalf shall be subject to the indemnification provisions in section 23 of the Deed of Trust, mutatis mutandis, as if they were the Trustee.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 1 - Deed of Trust - Notes (Series C) Executed on July 7, 2021 Between Elbit Systems Ltd. Public Company 52-004302-7 539 Advanced Technology Center (Matam) St., Haifa (Hereinafter: the “Company”) Of the first part; And between Hermetic Trust (1975) Ltd. Company no. 51-070519-7 30 Sheshet HaYamim St., Bnei Brak (Hereinafter: the “Trustee”) Of the second part; Whereas On September 29, 2020, the Company’s shelf prospectus bearing the date September 30, 2020, was published, whereby the Company may issue pursuant to a shelf offering reports, inter alia, notes (Series C) that are not convertible into shares of the Company; and Whereas the Trustee is a company limited in shares that was incorporated in Israel pursuant to the Companies Ordinance, the main purpose of which is to engage in trusteeship activities; and Whereas the Trustee has represented that there is no impediment under the Securities Law,

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 2 - 5728-1968, or any other law, to prevent it from entering into this Deed of Trust with the Company and to serve as trustee for the Notes (Series C), and that it complies with the requirements and qualifications stipulated in the Securities Law, 5728-1968, to serve as trustee for the offering of the Notes, including with respect to conflicts of interest that may prevent its engagement with the Company as aforesaid; and Whereas S&P Global Rating Maalot Ltd. assigned a rating of ilAA to the Notes (Series C). Whereas the Trustee has no personal interest in the Company and the Company has no personal interest in the Trustee; and Whereas the Company has contacted the Trustee with a request whereby subject to the offering of the Notes (Series C), by way of publishing a shelf offering report, it shall serve as trustee for the holders of the Notes (Series C), which shall be issued in such framework, and the Trustee has granted its consent thereto; and Whereas the Trustee has agreed to sign this Deed of Trust and to act as the trustee of the holders of the Notes (Series C); and Whereas the Company has obtained all the approvals required under applicable law or agreement for executing the offering under the provisions of this Deed, and there is no preclusion under applicable law or agreement for executing the offering pursuant to the provisions of this Deed; Now, therefore, it is agreed, declared and stipulated between the parties as follows: 1. Introduction, interpretation and definitions 1.1. The introduction to this Deed and its appendices constitute an integral part thereof.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 3 - 1.2. The division of this Deed into sections, and the section headings herein, are for purposes of convenience and ease of reference only and shall not be used for the purpose of interpretation. 1.3. In this Deed of Trust plural shall include the singular and vice versa, masculine shall also include feminine and vice versa, and any reference to a person shall include a body corporate, all unless explicitly stated otherwise in this Deed. 1.4. In any matter not referred to in this Deed and in case of a contradiction between the cogent statutory provisions and this Deed, the parties shall act in accordance with the cogent provisions of Israeli law. In the event of any contradiction between the provisions described in the shelf offering report in connection with this Deed and/or the Notes, the provisions of this Deed shall prevail. It is clarified that as of the execution date of this Deed, there is no conflict between the provisions described in the Notes and this Deed. In any event of contradiction between the Deed of Trust and the accompanying documents thereto, the provisions of the Deed of Trust shall prevail. 1.5. In this Deed and its schedules, the following terms shall have the meaning set out adjacent thereto, unless explicitly determined otherwise: “this Deed" or "Deed of Trust" - This Deed of Trust including the schedules and appendices attached thereto which constitute an integral part thereof; “Prospectus” or “Shelf Prospectus” - The Shelf Prospectus of the Company published on September 29, 2020, bearing the date September 30, 2020; “Shelf Offering Report” or “Offering Report” - An offering report pursuant to Section 23A(f) of the Securities Law, where all of the details shall be completed as required for offering the Notes (Series C), including the composition of the offered units, according to the provisions of applicable

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 4 - law, and in accordance with TASE bylaws and guidelines, as they shall be at such time; “Dollar” United States Dollar. “Notes (Series C)” or “Notes” or “Notes in Circulation” or “Notes Series” or “Series C” - All the Notes (Series C) of the Company, with par value NIS 1 each, registered, which will be issued from time to time by the Company, and which, at such time, have not been repaid in full and have not expired or been cancelled; “Trustee” - Hermetic Trust (1975) Ltd. and/or anyone serving from time to time as trustee for the holders of the Notes under this Deed; “TASE” The Tel Aviv Stock Exchange Ltd.; “Insolvency Law” - The Insolvency and Economic Rehabilitation Law, 5778- 2018, and the regulations promulgated thereunder as they shall be from time to time; “Companies Law” - The Companies Law, 5759-1999, and the regulations promulgated thereunder as they shall be from time to time; “Registry of Noteholders” and/or “Registry” - The registry of noteholders as set forth in Section 26 of this Deed; “Noteholders” - As the term “Holder” or “Holder of a Note Certificate” is defined in the Securities Law;

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 5 - and/or “Note Owners” and/or “Holders” “Note Certificate” - A Note certificate in the form set forth in the First Schedule to this Deed, and which shall be adjusted to the relevant details of Series C as and insofar as they shall be published in a Shelf Offering Report; “Law” or “Securities Law” - The Securities Law, 5728-1968, and the regulations promulgated thereunder as in effect from time to time; “Principal” - The total par value of the Notes (Series C); “Business Day” - Any day on which most of the banks in Israel are open for business; “Special Resolution” - A resolution adopted by the general meeting of the Noteholders (Series C), at which at least two (2) Noteholders were present in person or by proxy, representing at least 50% of the voting rights, or at an adjourned meeting at which participants were present in person or by proxy who hold at least 10% of the below referenced balance, which was adopted (whether at the original meeting or at the adjourned meeting) by a majority of at least two-thirds (2/3) of all the votes of those participating in the vote, excluding abstentions; “Ordinary Resolution" - A resolution adopted by the meeting of Noteholders (Series C), at which at least two (2) Noteholders were present in person or by proxy, who jointly hold or represent at least 25% of the outstanding par value balance of the Notes in Circulation on the record date for the meeting or adjourned meeting of such meeting that shall be held with any number of

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 6 - participants, and which was adopted (whether at the original meeting or at the adjourned meeting) by an ordinary majority of number of votes participating in the vote, excluding abstentions; “Holder” - As such term is defined in the Securities Law; “Maalot” - S&P Global Ratings Maalot Ltd. Wherever there is a reference to a rating according to Maalot’s rating scale, the intention is alternatively, to an equivalent rating replacing it, which shall be set by a different rating company (insofar as such shall replace Maalot); “Quarter” - Each of the following periods: January - March, April - June, July - September, October - December; “Base Rate” - The rate known on the date of the tender for the classified investors, in connection with the first offering report for the issue of the Notes (Series C) , as will be specified in the shelf offering report; “Known Rate” - The latest representative rate of the Dollar set by the Bank of Israel before such date. However, during a period when the Bank of Israel does not customarily set a representative rate, the Known Rate at any given date shall be the rate most recently determined before such date by the Minister of Finance together with the Governor of the Bank of Israel for government notes linked to the Dollar rate, and in the absence of such rate, as the Trustee shall determine in consultation with financial experts that it shall select; “Payment Rate” - The Known Rate on the third Business Day before the actual payment date, and in case of a day for which no Known Rate

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 7 - was set (for example Sunday or Holidays), then the Known Rate on the following Business Day. 1.6. This Deed of Trust shall become effective on the date the Notes are allocated by the Company, and its applicability shall be retroactively from the publication date of the Shelf Offering Report. It is agreed that in the event the offering of the Notes is cancelled, for any reason whatsoever, this Deed shall be null and void. 1.7. Wherever the TASE bylaws and guidelines thereunder (“TASE Rules”) apply or shall apply to any action under this Deed, they shall take precedence over any other provisions that are set forth in this Deed, and the dates of the aforesaid actions shall be determined in accordance with the TASE Rules. 1.8. Wherever this Deed sets forth “subject to applicable law” (or similar expression), the intention is subject to applicable law that are not dispositive. 1.9. The Company undertakes to act for the listing on TASE of the Notes (Series C) that shall be issued (if and insofar as issued) through the Shelf Offering Report under the Shelf Prospectus. 2. Offering of the Notes; offering terms; pari passu 2.1. The Notes (Series C) are registered, with par value of NIS 1 each. The rates and dates for payment of Principal and interest on the Notes (including adjustment of the interest rates) are set forth in Sections 2 to 6 to the terms written overleaf in the First Schedule to the Deed of Trust. With respect to the Company’s right for early redemption, see Section 6 of this Deed. 2.2. The Principal and interest on the Notes (Series C) shall be linked to the Representative Dollar rate according to the following linkage terms: Should it transpire on any payment date on account of the Principal and/or interest for these Notes that the Payment Rate is higher than the Base Rate, then the Company shall make the same Principal and/or interest payment, increased proportionally to the

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 8 - rate of increase of the Payment Rate compared to the Base Rate. In case the Payment Rate is lower than the Base Rate, then the Company shall make the same Principal and/or interest payment, reduced proportionally to the rate of decrease of the Payment Rate compared to the Base Rate. The linkage method of the Principal and/or interest shall not be changed during the period of the Notes. 2.3. The Company shall issue the Notes under the terms as set forth in this Deed and under the terms written overleaf set forth in the First Schedule to this Deed. 2.4. The Notes (Series C) to be issued (if issued) shall all have equal security rank and equal rights pari passu among themselves in connection with the Company’s undertakings according to the Notes (Series C), without any preference or priority of one over the other. 3. Acquisition of notes by the Company, Affiliated Holder, and the controlling shareholder, and issue of additional notes 3.1. The Company reserves the right to acquire, whether on TASE or outside TASE, at any time, Notes (Series C), at any price and under terms it shall deem fit. For the avoidance of doubt, acquisition by the Company shall not derogate from the obligation to repay the Notes (Series C) that are still held by the Noteholders. In case of such acquisition by the Company that requires reporting in accordance with law, the Company shall report such in accordance with law. 3.2. The Notes (Series C) to be acquired by the Company shall be cancelled and delisted from TASE, and the Company shall not be permitted to reissue them, without derogating from the repayment obligation of the Notes (Series C) that are still in circulation. If the Notes (Series C) are acquired by the Company as aforesaid, the Company shall contact the TASE Clearing House with an application to withdraw the certificates thus acquired. It is clarified that a subsidiary of the Company and/or an included company and/or an affiliated company and/or a company under the control of the Company and/or

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 9 - its controlling shareholder (directly or indirectly) and/or a “relative” of the controlling shareholder as defined in the Companies Law and/or anyone on its behalf and/or a corporation under the control of any of the foregoing (except for the Company, with respect to which the provisions set forth in this Section above shall apply) (hereinafter: “Affiliated Holder”) shall be permitted to acquire and/or sell from time to time, on TASE or outside TASE, including by way of a public offering by the Company, Notes at any price it shall deem fit, at its discretion (subject to applicable law). The Notes as aforesaid that shall be held by an Affiliated Holder shall be deemed an asset of the Affiliated Holder, shall not be delisted from TASE, and they shall be transferrable as other Notes. The Notes to be held as aforesaid by the Affiliated Holder shall not be taken into account for purpose of determining the legal quorum, and they shall not grant voting rights in Noteholders meetings, subject and according to the provisions of applicable law. 3.3. Without derogating from the generality of the foregoing and subject to TASE’s approval, the Company reserves the right, at its sole discretion, without requiring the Trustee’s consent or consent of the Holders of Notes at such time, to increase from time to time the series of Notes (Series C), subject to the terms in Section 3.5 below, whether by private placement or pursuant to a prospectus (whether through a shelf offering report or in any other way), and to issue additional Notes (Series C). The Company shall be permitted to issue additional notes as aforesaid, under terms identical to those of the Notes (Series C), at any price and in any manner that the Company shall deem fit, including at a different discount rate or premium. The outstanding Notes on the date of expansion of the series and the additional Notes (from the date of issue) shall constitute a single series for all intents and purposes. The Trustee shall serve as trustee for the Notes as they shall be in circulation from time to time, even in the event of an expansion of the series and the Trustee’s consent to serve as such for the expanded series shall not be required. 3.4. Similarly, and without derogating from the foregoing, the Company reserves the right to issue, subject to the provisions of applicable law, at any time and from time to time (whether by private placement or pursuant to a prospectus, whether through a shelf offering report or in any other way), and without requiring the consent of

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 10 - the Trustee and/or of the Noteholders at such time, securities of any kind, and under terms as the Company shall deem fit, including additional series of notes and/or convertible notes and/or warrants and/or other securities of any kind, whether securities that would grant a right to convert to Company shares, and whether they shall grant no such right, under terms of redemption, interest, linkage, repayment rank in the event of liquidation, and other terms, as the Company shall deem fit, whether preferable to the terms of the Notes offered under the Prospectus and Shelf Offering Report, equal or inferior thereto. Notwithstanding anything set forth above, insofar as the Company shall issue a series of additional notes and/or a different series of securities that are debt (the “Additional Series”), and the Additional Series shall not be backed by security interests (and so long as it is not backed by security interests), the rights of the Additional Series in liquidation shall not have preference over the Notes (Series C). It is noted that in the event an Additional Series that is backed by security interests is issued, preference in liquidation shall be only with respect to those security interests included in the Additional Series as aforesaid. In the event an Additional Series is issued as aforesaid, which is not secured by security interests, the Company shall provide the Trustee, prior to the offering, an approval signed by the Company’s CEO or the senior finance officer, regarding its satisfaction of the above undertakings, in form satisfactory to the Trustee. 3.5. Notwithstanding the foregoing in Section 3.3 above, the Company undertakes towards the Noteholders (Series C) that an additional offering of Notes (Series C) by way of an expansion of the series shall be subject to the satisfaction of the following cumulative conditions:(1) it shall not prejudice the rating of the series of expanded notes from Series C as the rating shall be prior to the expansion of Series C; (2) on the date of the expansion, and as a result thereof, there is no cause for immediate repayment as set forth in Section 7.1 below, without taking into account the cure and waiting periods set forth in that section; and (3) on the date of the expansion and as a result thereof, the Company meets all the financial covenants set forth in Sections 4.4.1 and 4.4.2 below, without taking into account the cure and waiting periods in connection with such financial covenants; and (4) the Company is in compliance with all of its material undertakings towards the

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 11 - Noteholders according to the provisions of this Deed. In the event of an expansion of the series as aforesaid, the Company shall transfer to the Trustee, prior to the expansion, advance approval of a rating company (as defined in the Regulation of Credit Rating Companies Activity Law, 5774-2014), whereby such expansion of the series does not prejudice the existing rating at such time of the expanded Notes Series. In addition, prior to the expansion and no later than the date of the tender to the classified investors (if any), the Company shall transfer an approval to the Trustee that is signed by the Company’s CEO or the senior finance officer, on behalf of the Company, whereby the other conditions set forth in this Section 3.5 above are satisfied, plus a relevant calculation (in connection with the condition in subsection (3) above), in form acceptable to the Trustee. It is clarified that the Company’s undertakings as set forth above in this paragraph shall only apply with respect to additional offerings of Notes (Series C) by way of an expansion of the series, and such undertakings shall not apply with respect to the offering of notes by way of an expansion of other series in circulation at such time, or with respect to the offering of a new series of notes, or for any other type of debt to be borne by the Company, whether or not such shall be rated, regardless of the offering date or date such debt is borne, regardless of the proximity of the offering date or date such debt is borne to the date of the expansion of the series as aforesaid, and regardless of the proximity to the date or it being a factor for altering any rating. 3.6. In the event the Company shall in the future issue additional notes, in the framework of an expansion of the series, at a discount rate that differs from the discount rate for such series (including the absence of a discount), the Company shall, prior to expanding the series, apply to the Israel Tax Authority in order to obtain its approval whereby with respect to deducting withholding tax from the discount fees in respect of the Notes, a uniform discount rate shall be determined for the Notes based on a formula that weights the different discount rates in such series, if any (hereinafter: the “Weighted Discount Rate”). In the event that such approval is obtained, the Company shall prior to the expansion of the series calculate the Weighted Discount Rate for all Notes, according to such approval, and prior to the expansion of the series the Company shall submit an immediate report (to the extent possible, in a report on the offering results), where it shall

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 12 - announce the Weighted Discount Rate for the entire series, and shall withhold tax on the dates of redemption of the Notes, in accordance with the Weighted Discount Rate and in accordance with the provisions of the law. In such case, all other provisions of the law relating to the taxation of discount fees shall apply. Should such approval not be obtained from the Israel Tax Authority, tax shall be withheld at source from the discount fees, according to the highest discount rate created for the series. In such case, the Company shall submit an immediate report prior to the expansion of the series, where it shall announce the discount rate that was set with respect to the entire series as aforesaid, and all the other provisions of law related to the taxation of the discount fees shall apply. Tax shall be withheld at source upon redemption of the series, in line with the discount rate reported as aforesaid. It is clarified that whenever there is an expansion of a Note Series, for any reason, should the discount rate to be set in the framework of the offering of the notes be higher than the discount rate prior to the expansion of the series (including the absence of a discount), there may be cases where tax shall be withheld at source for discount fees at a rate that is higher than the discount fees that were set for whoever held the notes prior to the expansion of the series (hereinafter: the “Surplus Discount Fees”), whether or not an approval from the Israel Tax Authority has been obtained for setting a uniform discount rate. A taxpayer who held the Notes prior to the series expansion and until repayment of the Notes that it holds, shall be entitled to file a tax report with the Israel Tax Authority and receive a tax refund in the amount of tax that was deducted from the Surplus Discount Fees, provided it is entitled to such refund under law. 4. The undertakings of the Company 4.1. The Company hereby undertakes to pay, on the designated dates, all Principal, interest, and linkage differential amounts, which are payable under the terms of the Notes, and to comply with all the other terms and obligations imposed thereon under the terms of the Notes and under this Deed.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 13 - 4.2. It is clarified that as of the date of this Deed, except for restriction under law, the Company is not subject to any restriction with respect to the distribution of dividends or the buyback of its shares, except as set forth in Section 4.5 below. 4.3. Undertakings not to register a floating charge on all of the Company’s assets (“Negative Pledge”) 4.3.1. Until completion of the final and full repayment of the Notes (Series C), the Company undertakes not to create a floating charge on all of its property and rights, current and future (negative pledge) in favor of any third party, for securing any debt or liability, save for charges in favor of the State of Israel, without obtaining prior consent by a Special Resolution. 4.3.2. Notwithstanding the foregoing, the Company shall be entitled to create a general floating charge on all of its property and rights, current and future, without being required to obtain the consent of the meeting of Noteholders (Series C), provided that concurrently with the creation of a floating charge as aforesaid, the Company shall create a charge of the same type and equal rank in favor of the Noteholders (Series C), pari passu according to the debt ratio, which shall be in effect so long as the Notes (Series C) have not been repaid in full. The Company clarifies that as of the execution date of this Deed, the Company has not created a general floating charge as aforesaid. Insofar as the Company shall create a charge in favor of the Noteholders, as set forth in this Section 4.3.2, exercise of the charge by the Trustee or by a third party shall not require the approval of the Trustee or third party, as applicable, or of any of the Noteholders (together: the “Parties”), or the provision of prior notice to the other Parties regarding the intention to act as aforesaid. In light of the foregoing, each Party may independently and at its discretion (provided it has the right to such according to the Deed of Trust or the provisions

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 14 - of the relevant charge agreement) by itself take any required actions for the purpose of exercising the charged asset. Insofar as the Company is made aware of the fact that the third party initiated proceedings for exercising the pledge, the Company shall inform the Trustee of such in writing as soon as possible and no later than one Business Day after the date the Company was made aware of the aforesaid. 4.3.3. Whenever the Company shall create a charge as set forth in Section 4.3.2 above in favor of the Noteholders (Series C), and such charge requires registration with the registry of charges at the Registrar of Companies or at any other registrar for purpose of perfection, the charge shall be deemed to have been duly registered only after the Company provided the Trustee with all of the following documents in form satisfactory to the Trustee: (a) a charge agreement with the Deed of Trust attached thereto as an annex, bearing the original signature of the Company and with an original “received” stamp from the Registrar of Companies, and bearing the date of the “received” stamp that is no later than 7 (seven) days from the date of signing the charge agreement; (b) a notice on details of mortgages and charges (Form 10) stamped with an original “received” stamp from the Registrar of Companies, bearing a date no later than 7 (seven) days from the date the notice was created; (c) a charge registration certificate from the Registrar of Companies; (d) a charge printout from the Registrar of Companies or from any other office or registrar as shall be required under applicable law, whereby such charge was registered; (e) an affidavit signed by a senior finance officer that confirms, inter alia, that the charge does not conflict and/or contradict the Company’s other undertakings, and that the Company obtained all approvals in connection with creating such charge; (f) an expert opinion from an external attorney that confirms that the charge in favor of the Noteholders is valid and enforceable and exercisable against the Company, that it has the same creditors’ rating set forth in the charge documents, and that the condition set forth above in connection with the charge in favor of the third party is satisfied; and

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 15 - any other reasonable document that the Trustee shall require from time to time, the requirement of which is acceptable under the circumstances in order to secure the validity of the charge and its enforceability and exercisability. The Company shall provide the Trustee, at its request, with documents or approvals or opinions attesting that the charge is valid, enforceable and exercisable towards the Company throughout the lifespan of the Notes (Series C), and an affidavit as set forth in Section (e) above. For the avoidance of doubt it is clarified that the Company has the right, at any time, to charge all or part of its assets by fixed charges, and to create floating charges on one or more specific assets of the Company, in connection with the creation of such fixed charges, and in such cases the provision of Section 4.3.1 above shall not apply. In addition, save for anything set forth in Section 4.3.1 above, no restrictions whatsoever shall apply to the Company and the companies held by the Company in imposing any kind of charges on its property. 4.4. Undertaking to financial covenants 4.4.1. The Company undertakes that, as long as the Notes (Series C) have not been fully repaid, the Company’s equity in the Company’s latest published consolidated financial statements, excluding non-controlling interests (hereinafter: the “Equity”), shall not be less than USD 800 (eight hundred) million (hereinafter: the “Minimum Equity”). Failure to comply with the Minimum Equity requirement as aforesaid for 2 (two) consecutive calendar Quarters, shall constitute cause for immediate repayment as set forth in Section 7.1.17 of the Deed. 4.4.2. The Company undertakes that as long as the Notes (Series C) have not been fully repaid, the ratio between the Company's Net Financial Debt and the Company’s total Balance, according to the Company’s latest consolidated financial statements that were published, shall not exceed 50% (fifty percent). Failure to comply with the ratio between the

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 16 - Company's Net Financial Debt and the Company’s total Balance as aforesaid for 2 (two) consecutive calendar Quarters, shall constitute cause for immediate repayment as set forth in Section 7.1.18 of the Deed. “Net Financial Debt” - Short-term loans and long-term loans, notes, short-term credit, and current maturities of notes and long-term loans; less cash, cash equivalents, tradeable securities held for a short term, short-term financial investments, and deposits (except for restricted cash and deposits); and all - as such amounts are presented in the Company’s consolidated balance sheet as of the end of the relevant period, which is published by the Company. “Balance Sheet”, in respect of this section only - all of the Company’s assets according to the Company’s consolidated balance sheet, as of the end of the relevant period, as published by the Company. 4.4.3. It is clarified that for the purposes of this Deed, including with respect to Sections 4.4.1, 4.4.2, and 4.5, in the event of a change to the accounting standard that applies to the Company compared to that applying to it on the date the Company engages in this Deed (hereinafter: the “Previous Standard”), which affects the manner of calculating any of the restrictions and/or financial covenants that the Company undertook under this Deed, and as long as the Notes (Series C) have not been fully repaid, the Company shall prepare a Proforma Balance Sheet in shortened form, according to the Previous Standard (hereinafter: the “Proforma Balance Sheet”). The Company shall provide the Trustee with the Proforma Balance Sheet after the publication of the Company's financial statements that it is required to publish according to the provisions of law that apply to it, and the Company’s compliance with the restrictions and financial covenants in the Deed of Trust shall be examined only in accordance therewith. For the avoidance of doubt, it is clarified that in the event the Company

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 17 - prepared the Proforma Balance Sheet as aforesaid, compliance with the restrictions and/or financial covenants shall only be examined according to the Proforma Balance Sheet, and should the Company be in compliance with the restrictions and/or financial covenants according to the Proforma Balance Sheet, there shall be no cause for immediate repayment and/or there shall be no restriction on distributions, as applicable. 4.4.4. The financial covenants set forth in Sections 4.4.1 and 4.4.2 above shall be examined on the date of publishing the annual consolidated financial statements of the Company with respect to the year ended on the date for which such reports were prepared, and on the publication date of the consolidated quarterly results of the Company with respect to the Quarter ended on the date for which such report was prepared. Similarly, the Company shall provide the Trustee with a signed confirmation regarding the examination results as aforesaid by the Company’s CEO or the senior finance officer, in a form satisfactory to the Trustee, with an explanation and/or relevant calculation, regarding its compliance or noncompliance in each of the financial covenant set forth in Sections 4.4.1 and 4.4.2 above, within 5 (five) Business Days from the publication date of the annual financial statements or the publication of the quarterly results, all in a form satisfactory to the Trustee. The Trustee shall be entitled to rely on the Company’s confirmation and shall not be required to make additional examinations on its behalf. 4.5. Additional undertakings - restriction on distribution 4.5.1. The Company undertakes not to perform distribution as such term is defined in the Companies Law, if on the adoption date of the resolution to perform distribution one or more of the following is satisfied or is expected to be satisfied with high probability as a result of the distribution:

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 18 - (1) There is a cause for immediate repayment as set forth in Section 7.1 below (without taking into account the cure periods set forth in this section). (2) The Equity (as defined above) shall be less than USD 900 (nine hundred) million, while the Company’s compliance with this condition shall be calculated as set forth in Sections 4.4.3 and 4.4.4 above. (3) The ratio between the Company's Net Financial Debt and the Company’s total Balance (as defined above) shall exceed 45% (forty five percent), while the Company’s compliance with this condition shall be calculated as set forth in Sections 4.4.3 and 4.4.4 above. (4) The Company is not in compliance with any of its material undertakings towards the Noteholders according to the provisions of this Deed. 4.5.2. The Company shall deliver to the Trustee at its request, within three (3) Business Days from the resolution date of such distribution, a confirmation signed by the Company’s CEO or the senior finance officer (and with respect to Sections 4.5.1(2) and 4.5.1(3) including a calculation, to the satisfaction of the Trustee) regarding the Company’s compliance with anything set forth in Section 4.5.1, as of the resolution date of the distribution. 5. Security interests 5.1. The Notes (Series C) shall not be secured with security interests. 5.2. The Notes (Series C) shall rank equally, pari passu, among themselves, without any preference or priority of one over the other.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 19 - 5.3. Subject to Section 4.3 above, the Company shall be entitled to charge all or part of its property, in any charge and in any way whatsoever, in favor of any third party, without any restriction whatsoever, and at any rank, including for securing other series of notes or liabilities, and without the need for any consent from the Trustee or from the Noteholders. 5.4. For the avoidance of doubt, it is clarified that the Trustee does not have a duty to examine, and the Trustee has actually not examined, the need to provide security interests for securing repayment to the Noteholders. The Trustee was not requested to conduct, and has actually not conducted and shall not conduct economic, accounting or legal due diligence with regard to the condition of the Company’s business or its subsidiaries. By entering into this Deed and by the Trustee's consent to serve as a Trustee for the Noteholders, the Trustee is not expressing its opinion, whether explicitly or implicitly, with regard to the Company’s ability to meet its obligations to the Noteholders. Nothing stated above shall derogate from the Trustee’s duties under law and/or the Deed of Trust, nor shall it derogate from the Trustee’s obligation (should such obligation apply to the Trustee in accordance with applicable law) to examine the impact of changes in the Company from the offering date henceforth insofar as they may have a negative impact on the Company’s ability to satisfy its obligations towards the Noteholders. 5.5. The Company shall be entitled from time to time to sell, lease, assign, give or transfer all or part of the assets thereof, without requiring any approval of the Trustee and/or of the Noteholders, without derogating from anything set forth in Section 7.1.24 below. 6. Early redemption 6.1. If and insofar as after listing on TASE as aforesaid, TASE shall decide to delist the Notes (Series C) due to the value of the Notes falling below the amount prescribed in the TASE guidelines regarding delisting of notes, the Company shall perform early redemption and act as follows:

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 20 - 6.1.1. Within 45 (forty five) days from the date TASE’s board of directors resolves to delist the Notes as aforesaid, the Company shall announce an early redemption date on which the Noteholder may redeem the Notes. The notice on early redemption shall be published by immediate report to be sent to the Authority and TASE and to two (2) widely circulated daily newspapers in Israel in Hebrew and shall be delivered in writing to all registered Noteholders. 6.1.2. The early redemption date shall not take place before the lapse of 17 (seventeen) days from the publication date of the notice and no later than 45 (forty-five) days from aforesaid date, but not during the period between the record date for payment of interest and the actual date of payment thereof. On the early redemption date, the Company shall redeem the Notes of the Holders who requested the redemption thereof. The redemption proceeds shall be no less than the par value amount of the Notes, plus interest and linkage differentials accrued until the actual payment date, as set forth in the terms of the Notes. 6.1.3. The setting of an early redemption date as aforesaid is without prejudice to the rights of redemption as stipulated in the Notes, for those Holders of the Notes who shall not redeem them on the early redemption date as aforesaid, but the Notes shall be delisted from TASE, and the resulting tax implications shall apply thereto. 6.1.4. Early redemption of the Notes as aforesaid, shall not grant to Holders of such redeemed Notes the right to the payment of interest and/or linkage differentials in respect of the period after the redemption date. 6.2. Early redemption at the discretion of the Company

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 21 - The Company shall be entitled, at its sole discretion, to make an early redemption of the Notes (Series C) at any time starting from the end of 60 (sixty) days from the date of listing the Notes on TASE, and in such case the following provisions shall apply, all subject to the guidelines of the Israel Securities Authority and to the provisions of the TASE Rules, as they shall be on the relevant date: 6.2.1. The frequency of early redemptions shall not exceed one redemption per Quarter. 6.2.2. If an early redemption is scheduled for a Quarter for which a payment date for interest is also set, or payment date for partial redemption, or payment date for final redemption, the early redemption shall be performed on the date set for such payment. 6.2.3. The minimum scope of any early redemption shall be no less than NIS 1 million. Notwithstanding the foregoing, the Company is entitled to perform early redemption in scope of less than NIS 1 million, provided the frequency of redemptions does not exceed one redemption per annum. 6.2.4. Any amount to be repaid in early redemption by the Company, shall be repaid with respect to all Noteholders, pro rata to the par value of the held Notes. 6.2.5. Shortly after the Company’s board of directors has adopted a resolution regarding early redemption as set forth above, the Company shall publish an immediate report on performing early redemption through the MAGNA system, no less than 17 (seventeen) days and no more than 45 (forty five) days before performing early redemption. 6.2.6. The early redemption date shall not take place in the period between the date set for payment of interest for the Notes (Series C) and the actual payment date of the interest.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 22 - 6.2.7. In such immediate report the Company shall publish the Principal amount to be repaid in an early redemption, and the interest and linkage differentials accrued for such Principal amount until the early redemption date, as set forth in Section 6.2.10 below. 6.2.8. On the date of partial or full early redemption (if any), the Company shall pay the Noteholders the interest and linkage differentials accrued on the portion redeemed in a partial early redemption and not on the entire outstanding balance. 6.2.9. No early redemption shall be performed for part of the series of Notes if the final redemption amount shall be less than NIS 3.2 million. On the date of partial early redemption, if any, the Company shall publish an immediate report indicating:(1) the rate of partial early redemption in terms of the outstanding balance; (2) the rate of the partial early redemption in terms of the original series; (3) the interest rate of the partial early redemption on the redeemed portion; (4) the interest rate to be paid in the partial early redemption, calculated with respect to the outstanding balance; (5) an update of the remaining partial early redemption rates, in terms of the original series; (6) the record date for the right to receive early redemption of the Notes Principal 6 (six) days before the date set for the early redemption. 6.2.10. The amount to be paid to the Noteholders (Series C) in case of early redemption initiated by the Company, shall be the higher amount of the following: (1) market value of the Notes (Series C) balance for early redemption, which shall be determined according to the average closing price of the Notes (Series C) in the thirty (30) trading days preceding the date the board of directors resolved to perform the early redemption, and in case the early redemption is performed on the date set for payment of interest, an amount equivalent to the interest amount shall be deducted from the average Notes value as aforesaid (interest only, excluding payments of Principal) that is paid on such date for the

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 23 - same Note; (2) the liability value of the Notes (Series C) for early redemption, meaning the Principal plus interest and linkage differentials, until the actual early redemption date; (3) the cash flow balance of the Notes (Series C) for early redemption (Principal plus interest) when capitalized according to the Return on Government Notes (as defined below) plus interest at an annual rate of 1%. Capitalization of the Notes (Series C) for early redemption shall be calculated starting from the early redemption date until the last repayment date set with respect to the Notes (Series C) for early redemption. In this respect, "Return on Government Notes" means: Weighted average of the return (gross) on redemption in a period of seven Business Days, ending two Business Days before the notice date on the early redemption, of two Dollar-linked Government Note series with a fixed-rate interest, and the duration of which is the closest to the average duration of the Notes (Series C) on the relevant date, namely, one series with the closest average duration higher than the duration of the Notes (Series C) on the relevant date, and one series with the closest average duration that is lower than the average duration of the Notes (Series C) on the relevant date, and the adjusted calculation of which shall reflect the average duration of the debt on the relevant date. For example: If the average duration of Government Note A is 4 years, the average duration of Government Note B is 2 years and the average duration of the outstanding loan balance is 3.5 years, the return shall be calculated as follows: 4x + 2 (1-x) = 3.5 X = the weight of Return on Government Note A.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 24 - 1 - X = the weight of Return on Government Note B. According to the calculation, the annual Return on Government Note A shall be weighted at seventy-five percent (75%) of the “return” and the annual Return on Government Note B shall be weighted at 25 percent (25%) of the “return”. “Average Duration” - the average duration. In case additional interest is paid due to early redemption, the additional interest shall be paid only on the nominal value repaid in the early redemption. 7. Immediate repayment 7.1. Upon the occurrence of one or more of the events set forth below, and so long as any of them exist, the provisions in Section 7.2 below shall apply: 7.1.1. Should the Company fail to repay any of the payments on Principal, interest (including interest on arrears and interest adjustments, if any) and/or linkage differentials that it owes under the Notes or under the Deed of Trust, within 7 (seven) days after its repayment date was due. 7.1.2. Should the Company breach the terms of the Notes or the Deed of Trust by way of material breach, or if another material undertaking in favor of the Holders in the framework of the Notes or Deed of Trust was not satisfied, and all if the Trustee has provided notice to the Company to cure the breach and the Company has failed to remedy such breach within 14 (fourteen) days of the date of the notice. 7.1.3. Should it transpire that a material representation of the Company’s representations on the Notes or Deed of Trust as of the initial offering date of the Notes (Series C) is incorrect and/or incomplete, and in case

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 25 - of breach that can be cured - the breach was not cured within 14 (fourteen) days from the date notice was received from the Trustee with respect to the breach, during which the Company shall act to cure such. 7.1.4. If a permanent liquidator or any other functionary of similar significance and powers was appointed for the Company, according to the provisions of the Insolvency Law, or if the Company shall adopt a resolution to enter liquidation (save for liquidation for purposes of merging with another company, provided the absorbing entity took upon itself all its undertakings towards the Noteholders (Series C)), or if a permanent and final liquidation order was issued with respect to the Company by the court, or any other order of a similar nature according to the Insolvency Law, or the Company was appointed a trustee as such term is defined in the Insolvency Law. 7.1.5. If a temporary liquidation order for the Company or any other order of similar nature was issued by the court in accordance with the provisions of the Insolvency Law, or if a temporary liquidator or any other functionary with similar significance and powers was appointed for the Company according to the provisions of the Insolvency Law, or if a judicial decision of similar nature has been issued, or a temporary trustee as such term is defined in the Insolvency Law was appointed, and such order or decision was not rescinded within 45 (forty five) days from the date of issuing the order or decision, as applicable. Notwithstanding the foregoing, the Company shall not be granted any cure period with respect to the requests or orders submitted or given, as applicable, by the Company or with its consent. 7.1.6. If a motion was filed for receivership or the appointment of a receiver (temporary or permanent)or an order was issued for the appointment of a temporary receiver, over most or all of the Company’s assets which was not dismissed or rescinded within 45 (forty five) days from the date the order was issued; or if an order was issued for a permanent

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 26 - receiver over most or all of the Company’s assets; notwithstanding the foregoing, the Company shall not be afforded any cure period motions or orders filed or issued, as applicable, by the Company or with its consent. 7.1.7. If another series of Company notes, including a series of notes that is listed on any trading platform, was accelerated to immediate repayment, or if the Company and/or a consolidated company is required to immediately repay debts that it owes to Financial Corporations (not including non-recourse debts), in an amount no less than cumulatively USD 100 (one hundred) million, provided the request is not rescinded within the Cure Period. It is clarified that repayment of short-term special loans (on call) according to their terms, including by way of calling money by a Financial Corporation, that is not by way of immediate repayment, shall not be considered as a requirement of a Financial Corporation for immediate repayment of a debt for purposes of this section. It is also clarified that should debt of the Company or of a consolidated company be accelerated to immediate repayment for reasons that are not financial reasons, and the Company or consolidated company, respectively, shall repay the aforesaid debt within the Cure Period, such debt shall not be deemed as debt that the Company or consolidated company were required to repay in an immediate repayment, for purpose of this section. With respect to this section, “Financial Corporation” - A banking corporation, financial entity, or other entity whose main purpose is to grant loans. With respect to this section, “Cure Period” - insofar as the debt that was accelerated to immediate repayment is debt of the Company - 45 (forty five) days from the date of acceleration to immediate repayment. Insofar as the debt that was accelerated to immediate repayment is debt

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 27 - of a consolidated company - 80 (eighty) days from the date of acceleration to immediate repayment. 7.1.8. If a lien was imposed on all or most of the Company’s assets, or if execution actions are taken or charges are enforced, against most or all of the Company’s assets, and the lien was not removed or the action was not cancelled, as applicable, within 45 (forty five) days after the lien was imposed on the action was taken or the charges were exercised, as applicable; notwithstanding the foregoing, the Company shall not receive any cure period with respect to the requests or orders submitted or issued, as applicable, by the Company or with the consent thereof. 7.1.9. If the Company ceased or announced its intent to cease managing its business affairs, as they shall be from time to time, or if the Company terminated or announced its intent to terminate its payments. 7.1.10. If the Company filed a motion with the court for ordering a stay of proceedings or any similar proceeding according to the Insolvency Law or if such an order is granted upon the Company’s request or any similar order according to the provisions of the Insolvency Law, or if the Company submits a motion to the court for settlement or arrangement with its creditors under Section 350 of the Companies Law or according to the provisions of the Insolvency Law (except for purposes of merging with another company as set forth in section 7.1.16 below and/or restructuring of the Company or a split, which are not prohibited under the terms of this Deed, and except for arrangements between the Company and its shareholders, which are not prohibited under the terms of this Deed and which do not affect the Company’s ability to repay the Notes (Series C) or if the Company shall offer its creditors a compromise or arrangement in another manner; or if a motion is filed to the court under Section 350 of the Companies Law or the Insolvency Law against the Company (not with

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 28 - the Company’s consent), which were not dismissed or cancelled within 45 (forty five) days from the date the order was issued. 7.1.11. (1) If there is a material deterioration in the Company’s business, compared to the condition thereof on the offering date, and there is real concern that the Company shall not be able to repay the Notes on time, or (2) if there is a real concern that the Company shall not satisfy its material obligations towards the Noteholders. 7.1.12. If the Company failed to publish a financial report that it is required to publish under the provisions of the laws applicable to it, within 30 (thirty) days from the last date it is required to publish such, except if the Company received an extension for publishing such report from a competent authority, in which case the remedy period shall be the extension period that was granted by such competent authority. 7.1.13. If the Notes were delisted from TASE. 7.1.14. If the TASE suspended trading of the Notes (except for a suspension on the grounds of uncertainty, under the meaning of such grounds in the fourth part of the TASE bylaws), and the suspension was not cancelled within 60 (sixty) days. 7.1.15. If the Notes (Series C) cease to be rated by the rating company that rates the Notes of the Company for a period exceeding 60 consecutive days, except in the event the cessation of the rating is for reasons or circumstances that are not under the Company’s control. Replacing the rating company shall not be deemed a rating cessation with respect to fulfillment of such cause. 7.1.16. Upon a merger, in the framework of which the Company is the surviving entity or target company, without the prior approval of the Noteholders by ordinary majority, unless the surviving company

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 29 - declared to the Noteholders, including by means of the Trustee, at least 10 (ten) Business Days before the merger date, that there is no reasonable concern that due to the merger the surviving entity shall not be able to meet the obligations towards the Holders. 7.1.17. If for 2 (two) or more consecutive calendar Quarters, the Minimum Equity of the Company falls below USD 800 (eight hundred) million, while such Minimum Equity shall be calculated as set forth in Section 4.4 of the Deed (according to its latest consolidated financial statements that were published, or according to the Proforma Balance Sheet under Section 4.4. above). 7.1.18. If for 2 (two) or more consecutive calendar Quarters, the ratio between the Company's Net Financial Debt and the Company’s total Balance (as defined in Section 4.4.2 above), shall exceed 50% (fifty percent), while the Net Financial Debt shall be calculated as set forth in Section 4.4 of the Deed (according to its latest consolidated financial statements that were published, or according to the Proforma Balance Sheet under Section 4.4. above). 7.1.19. If the Company’s principle activity shall cease being in the Company’s Business. “Company’s Business” - Activity in the area of development, manufacture, integration, marketing, and maintenance, of products and systems for use in defense, homeland security, and commercial applications, in air, sea, or land, or in related areas or areas close to them. 7.1.20. If the Company is liquidated or dissolved for any reason whatsoever, except in the event of a merger with another entity, as set forth in Section 7.1.16 of the Deed. 7.1.21. If the Company performs a distribution that is not in compliance with the restrictions on distributions as set forth in Section 4.5 of the Deed.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 30 - 7.1.22. If the Company breaches its undertaking not to create a floating charge on all of its assets and rights as set forth in Section 4.3 of the Deed. 7.1.23. If the Company ceases being a Reporting Corporation, as such term is defined in the Companies Law. 7.1.24. If a sale of the Majority of the Company’s Assets was performed without obtaining the approval of the Noteholders in an Ordinary Resolution, except for a sale the proceeds of which served the Company for acquiring another asset or assets in the area of the Company’s Business, as defined above. 7.1.25. If the Company performs an expansion of the Series (C) in a manner that is not in compliance with the Company’s undertakings with respect to the expansion of a series under Section 3.5 above. 7.1.26. If the rating of the Notes shall be below a rating of ilBBB-. 7.1.27. If the control over the Company was transferred without one or more of the following conditions having been satisfied: (a) a rating company’s approval was obtained in advance for such that the transfer of control would not lead to a reduction in the rating of the Notes (Series C), as it was as close as possible before such transfer of control, or (b) an approval was obtained in advance for the transfer of control in the meeting of Noteholders by an Ordinary Resolution; With respect to this subsection “Transfer of Control” - Meaning a transaction as a result of which no member of the Federmann family, or any of their successors or companies under their control, directly or indirectly, alone or jointly with others (for purpose of this subsection: “Federmann Family”) shall be a controlling shareholder of the Company. Notwithstanding the foregoing, a transfer of control as a result of the provisions of law as they are currently or as they shall be

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 31 - from time to time, as well as a transfer of control that was approved by the State of Israel, shall not be deemed a Transfer of Control with respect to this section, and shall not constitute a cause for immediate repayment. “Control" - as such term is defined in the Securities Law (including holding “jointly with others”, as such term is defined in the Securities Law). Notwithstanding the foregoing it is clarified that as long as the direct or indirect cumulative holdings of the members of the Federmann Family, by themselves or jointly with others (provided that insofar as the holding of the Federmann Family members is “jointly with others”, members of the Federmann Family shall be the owners of half or more of the total holdings jointly with others), shall be 25% or more of the means of control over the Company (as defined in the Securities Law), and there is no other person or other corporation that holds, by itself or jointly with others, a higher rate, this shall not be deemed a Transfer of Control with respect to this section, and shall not constitute a cause for immediate repayment. For purposes of this Section 7.1, the “Majority of the Company’s Assets” – shall mean an asset or the aggregation of several assets, the cumulative value of which (as applicable) prior to the occurrence of the relevant event in the Company’s consolidated financial statements, exceeds 50% of the value of the Company’s assets in its consolidated financial statements. 7.2. Upon the occurrence of one of the events set forth in Section 7.1 above, the Trustee, and the Noteholders (Series C), shall be entitled to accelerate to immediate repayment all the outstanding balance of the Notes (Series C). Notwithstanding the foregoing, the Trustee or Noteholders (Series C) shall not accelerate to immediate repayment of the Notes (Series C) even upon the

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 32 - occurrence of one or more of the events set forth in Section 7.1 above, except after the Company was delivered a written notice of their intention to do so a reasonable time in advance. However, the Trustee or Holders are not required to provide such notice to the Company if there is a reasonable concern that the provision of the notice would prejudice the option of accelerating repayment of the Notes. 7.2.1. Upon the occurrence of any of the events set forth in Section 7.1 of the Deed, the Trustee shall assemble (and it is its duty to do so) a general meeting of Noteholders, the date of which shall be 21 (twenty one) days after the date of invitation thereof (or a shorter period in accordance with the provisions of subsection 7.2.3 below), and the agenda of which shall include a resolution regarding acceleration to immediate repayment of the outstanding balance of the Notes (Series C). A resolution of the Holders to accelerate for immediate repayment of Notes shall be adopted at a meeting of Noteholders as aforesaid, at which Holders of 50% or more of the par value of the outstanding Principal balance of the Notes (Series C) were present, or at an adjourned meeting at which participants were present in person or by proxy who hold at least 20% of the aforesaid balance, whether at the original meeting or at the adjourned meeting, was adopted by a majority of the Holders represented in the vote. 7.2.2. A copy of the invitation notice of the aforesaid meeting shall be sent by the Trustee to the Company immediately upon publication of the notice and shall constitute an advance written warning to the Company of its intention to act as aforesaid. 7.2.3. The Trustee, at its discretion, shall be entitled to reduce the specified period of 21 (twenty one) days (in subsection 7.2.1 above) to at least one day after the invitation date, in the event the Trustee shall believe

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 33 - that this is required in order to protect the rights of the Noteholders (Series C). 7.2.4. If any of the sections of Section 7.1 above stipulate a reasonable period in which the Company may take action or adopt resolutions that shall remove the grounds for acceleration to immediate repayment, the Trustee or the Holders shall be entitled to accelerate to immediate repayment of the Notes as set forth in this Section 7.2, only if the period stipulated as aforesaid has lapsed and the grounds have not been removed. However, the Trustee shall be entitled to reduce the period set in the Deed of Trust if it believed that this may materially prejudice the Holders’ rights. 7.2.5. For the avoidance of doubt, it is clarified that the right to accelerate to immediate repayment as aforesaid and/or declaring the Notes due and payable shall not impair or prejudice any other or additional remedy available to the Noteholders or to the Trustee under the terms of the Notes and the provisions of this Deed or under any law, and the decision not to accelerate to immediate repayment of the debt upon the occurrence of any of the events listed above, shall not constitute a waiver of the rights of the aforesaid Noteholders or Trustee. 7.3. It is hereby clarified that the Trustee’s obligations under this Section 7 are subject to its actual knowledge of the fulfillment of the facts, cases, circumstances, and events set forth therein. This shall not prejudice the Trustee’s obligations and rights under applicable law. 8. Claims and proceedings by the Trustee 8.1. Without derogating from any other provision in this Deed, the Trustee, at its discretion, shall be entitled and required to do so by an Ordinary Resolution, after providing advance notice of at least 7 (seven) days to the Company, to initiate all these proceedings, including legal proceedings and requests to receive instructions

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 34 - as it shall deem fit and subject to the provisions of applicable law, for purpose of enforcing the Company’s undertakings under this Deed, exercising the rights of the Noteholders, and protecting their rights under this Deed. For the avoidance of doubt, the Trustee shall be entitled to initiate legal and/or other proceedings after the Notes have been accelerated to immediate repayment as set forth in Section 7.1 above, and also if the Notes were not accelerated to immediate repayment, all that for protecting the rights of the Noteholders and subject to applicable law, with a shorter prior notice and even without prior notice, only if the Trustee believes that circumstances apply as a result whereof the rights of the Noteholders were or may be harmed, which required taking urgent action, including initiating legal proceedings and issuing any order with respect to the affairs of the trust. Notwithstanding anything set forth in this section, it is clarified that the right to accelerate to immediate repayment of the Notes shall only arise according to the provisions of Section 7.1 above, and not by virtue of this section. 8.2. The Trustee, at its sole discretion and without a requirement to notify the Company, shall be entitled to approach the appropriate court with a motion to receive instructions with respect to any matter related to and/or arising from this Deed, including the provision of any order with respect to the affairs of the trust, even before the Notes were accelerated to immediate repayment, provided the delay arising from contacting the court does not prejudice the Noteholders’ rights. 8.3. Subject to the provisions of the Deed of Trust, the Trustee is entitled, but not required, to at any time convene a general meeting of the Noteholders in order to discuss and/or accept the provisions thereof in any matter relating to the Deed of Trust, and it may reconvene it, and adopt resolutions according to the terms of this Deed by an Ordinary Resolution unless explicitly set forth otherwise in this Deed. 8.4. The Trustee, at its sole discretion, shall be entitled to delay taking any action under the Deed of Trust, for purpose of contacting the meeting of the Noteholders (to adopt a resolution according to the terms of this Deed by an Ordinary Resolution, unless explicitly set forth otherwise in this Deed) and/or the court until it shall receive instructions from the meeting of the Noteholders and/or instructions from

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 35 - the court on how to act, provided such delay does not prejudice the rights of the Noteholders. Notwithstanding the foregoing, the Trustee shall not be entitled to delay proceedings for acceleration to immediate repayment resolved by the meeting of the Noteholders under the provisions of the Second Schedule, except if the event for which the resolution to accelerate to immediate repayment was adopted, was cancelled or removed. 9. Trusteeship over proceeds as a result of proceedings against the Company All proceeds received by the Trustee as a result of proceedings it shall initiate, if any, against the Company, shall held by it in trust and serve it for the purposes in accordance with the following priorities: first - for the removal of the reasonable expenses, payments, levies, and undertakings that were expended by the Trustee, imposed thereon, or were caused incidentally or as a result of actions for exercising the trust or in a different manner in connection with the terms of the Deed of Trust, including its fee (provided the Trustee shall not receive its fee both from the Company and Noteholders); second – for the payment of any other amount under the “Indemnification Undertaking” (as such term is defined in Section 23 of this Deed); third – for payment to the Holders that bore payments under Section 23 of this Deed; the balance shall be used, unless decided otherwise in advance by Special Resolution of the meeting of the Noteholders, for the purposes in accordance with the following priorities: first – to pay the Noteholders interest in arrears due thereto under the terms of the Notes and subject to the linkage terms of the Notes, pari passu and pro rata to the sums of interest in arrears payable to each of them without preference or priority between them; second - to pay any Principal amount in arrears to the Noteholders due under the terms of the Notes and subject to the linkage terms of the Notes, pari passu and pro rata to the interest and/or Principal amount payable to them, without preference or priority between them; third – to pay interest amounts to the Noteholders due to them under the terms of the Notes held by them that have not yet matured, pari passu and pro rata to the amounts payable to them, without preference deriving from the time of offering of the Notes by the Company or otherwise; fourth – to pay the Principal amounts due to the Noteholders under the terms of the Notes held by them, the payment date whereof has not yet arrived, pari passu, and pro rata to the amounts payable to them, without preference deriving from the time of the offering of the Notes by the Company or

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 36 - otherwise; and the Trustee shall pay the surplus, if any, to the Company or its substitutes, as applicable. Without derogating from the foregoing, insofar as the Company should have borne the expenses or any amounts for purpose of conducting the proceedings to be initiated by the Trustee, if any, against the Company, according to anything set forth in Sections 7 and 8 above, the Trustee shall act according to applicable law for obtaining these expenses or amounts from the Company. Withholding tax shall be deducted from the payments to the Noteholders, to the extent there is a requirement to deduct withholding tax under any law. 10. Authority to require financing 10.1. The Trustee shall be entitled to instruct the Company in writing to transfer to it part or all of the payment that the Company is required to pay to the Holders (in this section: the “Relevant Payment”), for the Noteholders and despite payment to them, on the date set under this Deed for making the following payment (and not prior thereto), for the purpose of financing the proceedings and/or expenses and/or the fees of the Trustee under this Deed (in this section: the “Financing Amount”). The Company shall act pursuant to the Trustee’s notice and shall deem the Company as having satisfied its obligation towards the Holders if it transferred the full debt amount to the account the details of which were set forth in the Trustee’s notice. The foregoing shall not release the Company from its obligation to bear the aforesaid expenses and fees whenever it is required to bear them under this Deed or applicable law, and the aforesaid shall not release the Trustee from its duty to act in a reasonable manner to obtain the above amounts from the Company. 10.2. The Financing Amount which the Trustee shall be permitted to instruct the Company to transfer to it as stated in this section above, in the event no resolution of the Holders was previously taken on the matter (including a resolution regarding initiation of the proceedings and/or taking actions for which the Financing Amount is required) shall be limited to NIS 500,000 (plus VAT).

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 37 - 10.3. Up to no later than four trading days prior to the record date for the Relevant Payment from which the Financing Amount shall be deducted, a report shall be published specifying the Financing Amount, the purpose thereof as well as the amounts and rates of the updated interest to be paid to the Holders in the framework of the Relevant Payment. Additionally, the Company shall state in the report that the Financing Amount to be transferred to the Trustee shall be deemed, for all intents and purposes, as payment to the Noteholders (Series C). 11. Authority to delay distribution of funds 11.1. Notwithstanding the anything set forth in Section 9 above, should the monetary amount received as result of initiating proceedings as set forth above, which shall be available for distribution at any time, as set forth in such section, be less than NIS 1 million, the Trustee shall not be required to distribute them, and it shall be entitled to invest all or part of such amount in investments permitted under Section 15 of the Deed of Trust, and to replace such investments from time to time with other permitted investments under Section 15 of the Deed of Trust, all as it deems fit. 11.2. Notwithstanding the above, if the Noteholders resolved by Ordinary Resolution that the Trustee shall also distribute an amount lower than NIS 1 million, the Trustee shall distribute it according to the resolution of the Noteholders. In addition, and without derogating from anything set forth in this section, the Trustee shall distribute the amounts it shall receive as a result of initiating the proceedings as set forth above, even before their accumulation to a total constituting NIS 1 million as set forth above, as set forth in Section 9 above, on the following Principal or interest payment date or within three months, according to the earlier. Notwithstanding the foregoing, the Trustee’s fees and the Trustee’s expenses shall be paid from the aforesaid funds when they are obtained by the Trustee, and even if they are lower that NIS 1 million as aforesaid. Insofar as the payment shall be made by the TASE Clearing House, it shall be made according to the bylaws of the Clearing House.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 38 - 11.3. When the aforesaid investments (with their profits), together with additional funds to reach the Trustee for purpose of their payment to the Noteholders, shall reach an amount that shall suffice to pay at least NIS 1 million from the outstanding Principal balance of the Notes, if it shall reach such, the Trustee shall pay them to the Notes as set forth in Section 9 above, on the following Principal or interest payment date, or within three months, according to the earlier. 12. Payment notice; failure to pay for reasons beyond the Company’s control; deposits with the Trustee 12.1. The Trustee shall notify the Noteholders of the date and place of effecting any of the payments set forth in Sections 9 and 10 above, by notice to be delivered in the manner set forth in Section 14 below. After the date designated in the notice, the Noteholders shall be entitled to interest thereon at the rate set forth in the Notes, only in respect of the outstanding Principal balance (if any), after deduction of the amount paid. 12.2. Any amount due to the Noteholder that was not paid on the date scheduled for payment thereof, for reasons beyond the Company’s control, while the Company was willing and able to pay it in full on the date scheduled for its payment, shall cease bearing interest and linkage differentials from the date scheduled for payment thereof, whereas the Noteholder shall only be entitled to such amounts it was entitled to on the date scheduled for such payment on account of Principal, interest, or linkage differentials. 12.3. The Company shall deposit with the Trustee, within 5 (five) days from the date scheduled for payment, the amount not paid for a reason beyond the Company’s control and shall provide written notice according to the addresses available to it, to the Noteholders with respect to such deposit, which shall be deemed as settlement of such payment, and in the event of settling all that is owed under the Notes, also as redemption of the Notes.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 39 - 12.4. The Trustee shall invest any amount deposited in its name and payable to it, as set forth in Section 15 below, and subject to the provisions of applicable law. If the Trustee did so, it shall owe the Noteholders who are entitled to such, in respect of said amounts, only the proceeds from exercising said investments less the expenses related to said investments, for managing the trust account and less its fees, and it shall pay such to the Noteholders who are entitled thereto against presentation of such evidence as it shall require to its reasonable satisfaction and less any mandatory payment. 12.5. The Trustee shall pay the funds it is due from exercising such investments to any Noteholder for whom such funds were deposited with the Trustee, less any expenses and mandatory payments applicable to the above trust account, against presentation of such evidence to be required by the Trustee to its reasonable satisfaction. For the avoidance of doubt, the Company shall not bear any payment to the Trustee for its actions under this Section 12, except for the Trustee’s fee, until the final repayment date of the Notes as set forth in Section 20 below. 12.6. The Trustee shall hold such funds and it shall invest them in the aforementioned manner, until the end of two years from the final repayment date of the Notes or until their payment date to the Noteholders, according to the earlier. Following such date, the Trustee shall transfer such amounts to the Company in an investment order of the above funds, including profits arising from their investment less expenses thereof and other expenses that were made according to the provisions of the Deed of Trust (such as fees for service providers etc.), insofar as they shall remain with it on such date. The Company shall hold such amounts in trust for an additional five years from the date they are transferred to the Company by the Trustee, for the Noteholders entitled to such amounts, and with respect to the amounts to be transferred thereto by the Trustee as aforesaid, the provisions of investing the funds as set forth in Section 15 shall apply thereto mutatis mutandis. Upon the transfer of the funds from the Trustee to the Company, to the Trustee’s reasonable satisfaction, the Trustee shall be released from payment of such amounts to the entitled Noteholders. The Company shall authorize the Trustee in writing to hold the amounts and the fact of receiving them in trust for such

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 40 - Noteholders. Funds that shall not be required from the Company by the Noteholder at the end of seven years from the final repayment date of the Notes, shall be transferred to the Company, and it shall be entitled to use the remaining funds for any purpose. It is clarified that nothing set forth in this section shall prejudice the Noteholders’ rights to demand their money from the Company, subject to the statute of limitations. 13. Receipts as evidence Without derogating from any other term of the Notes, a receipt signed by any Noteholder shall constitute evidence for the full satisfaction of any payment made by the Company (or Trustee, as applicable) for these Notes. A receipt by the Noteholder for any payment on account of the Principal, interest, and linkage differentials paid thereto by the Trustee, in connection with the Note, shall serve as a complete release of the Trustee in connection with the payment of the sums designated in the receipt. A receipt by the Trustee regarding a deposit thereto on account of the Principal, interest, and linkage differentials payable to the Noteholders as aforesaid, shall be deemed a receipt from the Noteholder for purpose of anything set forth above. 14. Presenting a Note to the Trustee and registration in connection with partial payment 14.1. A Noteholder shall be required to present to the Trustee, upon payment of any interest or partial payment of Principal, interest, and linkage differentials, if any, under Sections 8, 9, and 10 above, the Note for which the payments are being made. 14.2. The Trustee shall register a note on the Note with respect to the amounts paid as aforesaid and the date of payment thereof.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 41 - 14.3. The Trustee shall be entitled in any special case, at its discretion, to waive the presentation of the Note once it was provided an Indemnification Undertaking and/or sufficient guarantee to its satisfaction for damages that could be caused for failing to record such note, all as it shall deem fit. 14.4. Notwithstanding the foregoing, the Trustee shall be entitled, at its discretion, to keep records in any other manner, with respect to such partial payments. 15. Investment of funds All funds that the Trustee may invest under this Deed, shall be invested by the Trustee, in one of Israel’s five big banks, which are rated no lower than ilAA in the trust account in its name or payable thereto, in investments that the laws of the State of Israel permit investment of trust funds therein, as it shall deem appropriate, subject to the terms of this Deed of Trust, provided they are one of the following investment channels: (1) government notes; (2) Shekel deposits in one of Israel’s five big banks rated as aforesaid. If the Trustee does so it shall only owe the beneficiaries the proceeds received from realization of the investments less its fees and expenses, commission and expenses related to the aforementioned investment and the management of the trust accounts and less mandatory payments that apply to the trust account, and with respect to the balance of the funds, the Trustee shall act in accordance with the provisions of Sections 8 and/or 9 above, as applicable. 16. The Company’s undertakings towards the Trustee and the Company’s reports to the Trustee The Company hereby undertakes towards the Trustee, after a Shelf Offering Report is published and subject to such that as long as the Notes (Series C) for which a Shelf Offering Report was published (including linkage differentials, if any, thereon) have not been repaid, as follows:

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 42 - 16.1. To immediately inform the Trustee in writing (and no later than after 2 Business Days) of the occurrence of all or some of the events set forth in Section 7.1 above, or of actual knowledge of the Company that such an event is about to occur, without taking into account the remedy and waiting periods set forth in Section 7.1 above. 16.2. To continue managing the Company’s business in an efficient and appropriate manner. 16.3. To keep regular account books according to accepted accounting principles. To keep the books and documents that serve them as references (including deeds of pledge, mortgage, accounts, and receipts) at its offices, according to the provisions of law, and to allow the Trustee and/or whoever the Trustee shall appoint in writing for such purpose, no later than 7 (seven) days from the date of the Trustee’s request, to review any such book and/or document and/or approval. 16.4. To provide the Trustee with consolidated audited financial statements of the Company as of the fiscal year ended December 31 of the previous year, and any financial statement that the Company is required to publish according to the provisions of the laws applicable to it, until the date when the reporting company is required to publish its reports according to the provisions of Chapter E3 in the Securities Law, and in the event it shall cease being a Reporting Corporation - it shall deliver such reports as set forth in Section 16.13 of the Deed. Should the Company cease being a Reporting Company according to the provisions of Chapter E3 of the Securities Law, but continue to be a Reporting Corporation, it shall provide the Trustee with any financial report that is shall be required to publish according to the provisions of law to apply to it and according to the provisions of the Regulations Codex. Publication of such reports on MAGNA by the Company shall be deemed delivery of the reports to the Trustee. 16.5. To inform the Trustee in writing of any change to the Company’s name or address, no later than two Business Days from the date of such change.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 43 - 16.6. To deliver to the Trustee upon its request, no later than the offering date of the Notes (Series C) under the Shelf Offering Report and/or than the date of the expansion of the Notes (Series C), a copy conforming to the original of the Notes certificate. 16.7. To provide the Trustee with a copy of any documents or information that the Company transferred to the Noteholders, if any. 16.8. To notify the Trustee, as soon as possible after it was made aware of such, and no later than after three Business Days, of any event of imposition of a foreclosure and/or implementation of an execution proceeding and/or an action under the Insolvency Law and/or exercise of a charge, on all or part of the Company’s assets, as such term is defined in section 7.1 above, and in any event of appointment of a receiver, a special administrator and/or temporary or permanent liquidator and/or a trustee for all or part of its assets, as such term is defined in Section 7.1 above, which were appointed in the framework of a motion for suspension of proceedings against the Company under Section 350 of the Companies Law and/or under the Insolvency Law, and/or any other functionary appointed in the framework of the motion, and to immediately, at its expense, take any measure required to remove such foreclosure and/or execution proceeding or to cancel the receivership, liquidation or administration, as applicable. 16.9. To invite the Trustee to participate in all its general meetings (whether annual general meetings or extraordinary general meetings of Company shareholders) without granting the Trustee a right to vote in these meetings. It is noted that insofar as the Company shall be a notes company, it shall provide the Trustee with signed minutes of such meetings no later than 5 Business Days from their date of signing. 16.10. To deliver to the Trustee, upon its written request, a written confirmation signed by the Company’s auditors or by the Company’s CEO or the senior finance officer on behalf of the Company, that all the payments to the Noteholders have been paid on time, as well as the balance amount of the par value of the Notes that have not

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 44 - yet been repaid, no later than 5 (five) Business Days after the date of the Trustee’s request. 16.11. Subject to the provisions of applicable law and anything set forth in this Deed, by signing the Deed of Trust the Trustee undertakes to keep confidential any information it is provided, not to disclose it to any other party and not to use it in any way, unless such disclosure or use is required for the fulfillment of the Trustee’s role according to the Law, the Deed of Trust or a court order, or in order to protect the Noteholders’ rights, and in such an event it shall disclose such information only to the extent necessary for such purpose. It is clarified that the transfer of information to the Noteholders for the purpose of reaching a decision related to their rights under the Note or for the purpose of reporting on the Company's condition does not constitute a violation of the aforesaid confidentiality undertaking. 16.12. To deliver to the Trustee or to its authorized representative (a notice of the appointment thereof shall be delivered by the Trustee to the Company in writing upon its appointment) information related to the Company (including explanations, documents and calculations regarding the Company, its business or assets) and information that according to the Trustee’s reasonable discretion is required for purpose of protecting the rights of the Noteholders), no later than 7 (seven) Business Days from the date of the Trustee’s request, and to instruct its accountants and legal counsel to do so, upon reasonable written request from the Trustee, if, in the reasonable opinion of the Trustee, the information is required by the Trustee for purpose of exercising the authorities, powers and permissions of the Trustee and its representatives under the Deed of Trust. 16.13. If the Company ceased being a Reporting Corporation, as defined below, the Company shall provide the Trustee with annual, quarterly, and immediate reports as set forth in the consolidated provisions of the Ministry of Finance - Capital Market Authority, Insurance and Savings - provisions regarding the investment of

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 45 - institutional entities in non-government notes, as they shall be from time to time.1 It is clarified that nothing stated above shall derogate from any reporting obligation that applies or shall apply to the Company under applicable law. In this section: “Reporting Corporation” - a “Reporting Corporation” as defined in the Companies Law or a corporation traded on a stock exchange outside of Israel, as set forth in the Second or Third Schedule to the Securities Law. 16.14. To provide the Trustee in writing, upon its request and no later than 30 (thirty) days from the initial offering date of the Notes under this Deed, with an amortization table for the payment of the Notes (Principal and interest). 16.15. No later than 10 (ten) Business Days after the publication of the Company’s annual financial statements, and no later than 10 (ten) Business Days after the last date when the Company is required to publish the annual financial statements of the Company according to law applicable to it, and as long as this Deed is in effect, the Company shall furnish to the Trustee, a written confirmation, signed by its general manager or the senior finance officer, that during the period from the date of this Deed or the previous confirmation provided to the Trustee, whichever is later, and until the date of the confirmation, the Company was not in violation of a material undertaking in this Deed and of the material terms of the Notes, unless explicitly specified otherwise. 16.16. To deliver to the Trustee copies of notices and invitations that the Company shall issue to the Noteholders, as set forth in Section 24 below. For purpose of this Section 16 above, publication of the reports as set forth in this section above on MAGNA (except for publication with respect to the provisions of Section 16.1 above) shall be deemed delivery of the report to the Trustee. 1 Regulations Codex - Principles for Business Management, Chapter 5, Part 2 - Capital, Evaluation, and Risk Management, Chapter 4 - Management of Investment Assets, which was published by the Authority Commissioner of the Capital Market Authority, Insurance and Savings at the Ministry of Finance, as it shall be from time to time.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 46 - 17. Additional undertakings After the Notes are accelerated to immediate repayment, as defined in Section 7 above, the Company shall, from time to time and any time it is required to do so by the Trustee, take all reasonable actions to enable the exercise of all powers vested in the Trustee, and the Company shall in particular take the following actions: 17.1. Make representations and/or sign all the documents and/or execute and/or cause the execution of all the necessary and/or required actions under the provisions of applicable law, in order to validate the exercise of the powers and authority of the Trustee and/or the representative thereof. 17.2. Provide all notices, instructions and orders that the Trustee shall consider beneficial and which it shall require. 17.3. Transfer and deliver to the Trustee the consideration for the Notes due for repayment under their terms, within 7 Business Days, whether or not their due date has arrived (‘acceleration’). If the Company transferred the full amount for the Principal and interest (if any) as set forth in this section, the Company shall be deemed to have satisfied all of its undertakings towards the Noteholders with respect to the Relevant Payment of the Principal and interest (if any), and the Noteholders and/or Trustee shall have no claim against the Company in connection with such payments. 18. Proxies 18.1. In the event the Notes were accelerated to immediate repayment according to the provisions of this Deed (and as long as the Noteholders have not retracted such acceleration to immediate repayment of the debt), the Company hereby irrevocably appoints the Trustee as its proxy, to execute and carry out in its name and in its place, all the actions required to be carried out under the terms of this Deed, and in general to act in its name with respect to the actions that the Company is required to take under this Deed and has not taken, or to exercise some of the powers it

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 47 - holds, and to appoint any other person as the Trustee deems fit to perform its duties under this Deed, provided that the Company has not taken the actions it is required to take under the terms of this Deed within a reasonable period of time as determined by the Trustee, as of the date of the Trustee’s written instruction, and provided it acted reasonably. 18.2. The appointment under Section 18.1 above does not require the Trustee to take any action, and the Company hereby releases the Trustee in advance in the event it shall not take any action whatsoever under the above power of attorney and/or it shall not do so in time and/or in a correct manner, unless the Trustee acted negligently or in bad faith or with malice. In addition the Company hereby waives in advance any argument towards the Trustee and/or its proxies for any damage it sustained and/or may sustain, directly or indirectly, for the Trustee’s actions and/or omissions as set forth in this section, all except if the Trustee or its proxies acted in negligence or bad faith or maliciously. For the avoidance of doubt, nothing set forth in this section shall derogate from the Company’s right (if any) to oppose the acceleration to immediate repayment of the Notes under this Deed. 19. Trustee’s report Starting from the publication of the Shelf Offering Report of the Notes (Series C), if published, the Trustee shall until the end of Q2 of every calendar year prepare an annual report on the affairs of the trust with respect to the Notes (Series C) (hereinafter: the “Annual Trust Report”). The Annual Trust Report, which shall be published through MAGNA (by the Trustee in coordination with the Company or through the Company at the Trustee’s request) shall include details of the following matters and other matters as shall be required under the Securities Law: 19.1. Current details of the affairs of the trust in the preceding year.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 48 - 19.2. Report on irregular events in connection with the trust occurring in the preceding year. The Holders shall be entitled to review the Annual Trust Report at the Trustee’s officers during accepted office hours, and they shall be entitled to receive a copy of the report upon request. A copy of the final report shall be provided to the Company concurrently with its being made available for the Noteholders’ review, as long as such shall not prejudice the Noteholders’ rights. The Trustee shall provide notice to the Holders on the submission date of the Annual Trust Report, as set forth in Section 24 below. If the Trustee learns of a material breach of the Deed of Trust on the part of the Company, it shall inform the Holders of the breach and of the measures it took to prevent it or to satisfy the Company’s undertakings, as applicable. In addition, the Trustee must submit a report regarding action it took pursuant to a reasonable demand from Holders of at least 10% (ten percent) of the balance of the par value of the Notes (Series C), within a reasonable time from the date of the request, subject to the duty of confidentiality that the Trustee owes toward the Company as set forth in section 35J(d) of the Securities Law. Upon the request of the Holders of over 5% (5 percent) of the balance of the par value of the Notes, the Trustee shall transfer to the Holders data and details regarding its expenses in connection with the Deed of Trust. As of the date of the signing of this Deed, the Trustee declares that it is insured under professional liability insurance in the amount of NIS 10 million for the period (hereinafter: the "Coverage Amount"). If the Coverage Amount shall be reduced to less than NIS 10 million for any reason prior to the full repayment of the of the Notes (Series C), then the Trustee shall update the Company no later than 7 (seven) Business Days from the date on which the aforesaid reduction became known from the insurer in order to publish an immediate report on the matter. The provisions of this section shall apply until the date the Securities Law Regulations become effective, which shall regulate the undertaking to cover the insurance coverage of the Trustee. Following the coming into effect of the

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 49 - aforesaid regulations, the Trustee shall be required to update the Company only in the event that the Trustee fails to comply with the requirements of the regulations. The Trustee shall update the Company before reporting under this Section 19, as long as such shall not prejudice the Noteholders’ rights. 20. Trustee’s fee 20.1. The Company shall pay a fee to the Trustee for its services under this Deed of Trust, as set forth in the Third Schedule of this Deed of Trust. 20.2. If the Company is required by law and/or under this Deed of Trust to make a deposit as security for the bearing of the Trustee's special expenses, the Company shall act in accordance with such provisions. 20.3. If a trustee is appointed instead of the Trustee whose tenure has terminated under Sections 35B(a1) or 35N(d) of the Law, the Noteholders shall bear the difference between the fees of the trustee so appointed and the fees paid to the Trustee being replaced if such difference is unreasonable and the provisions of applicable law in effect at the time of replacement shall apply. 21. Special powers 21.1. The Trustee shall be entitled to deposit all the deeds and documents which testify, represent and/or specify its right in connection with any asset in its possession at such time, in a safe and/or other place it may choose, with any banker and/or bank and/or with an attorney. If the Trustee does so, it shall not be liable for any loss to be caused in connection with such deposit, unless the Trustee acted in negligence or bad faith or maliciously. 21.2. The Trustee may, in the framework of executing the affairs of the Trust under this Deed, act pursuant to the opinion and/or advice of any attorney, accountant, appraiser, assessor, surveyor, mediator or other expert, whether such opinion

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 50 - and/or advice was prepared at the request of the Trustee and/or by the Company, and the Trustee shall not be liable for any loss or damage caused as a result of any action and/or omission that it performed, on the basis of such advice or opinion, unless the Trustee acted in negligence and/or bad faith and/or maliciously. 21.3. Any such advice and/or opinion may be given, forwarded or received by means of a letter, telegram, facsimile and/or any other electronic means for transmission of information, and the Trustee shall not be liable for any actions that it took on the basis of any advice and/or opinion and/or information transmitted in one of the aforesaid manners, notwithstanding that it contained errors and/or was not authentic, unless the Trustee acted in negligence or bad faith or maliciously. 21.4. Subject to applicable law, the Trustee shall not be required to inform any party of the signing of this Deed and may not intervene in any way whatsoever in the management of the Company’s business or affairs. 21.5. The Trustee shall use the trusteeship, powers, authorizations and authorities conferred thereupon under this Deed, at its absolute discretion, and it shall not be liable for any damage caused as a result of a mistake in the above discretion, unless the Trustee acted in negligence or bad faith or maliciously. 22. The Trustee’s power to engage proxies The Trustee shall be entitled to appoint a proxy/proxies to act in its place, whether attorneys or not, to perform or participate in the performance of special actions that must be taken for purpose of fulfilling its role as a trustee, and without derogating from the generality of the foregoing - initiation of legal proceedings, provided this shall not derogate from the Trustee’s liability towards the Company or Noteholders for such actions. The Company shall be entitled to oppose such appointment on any reasonable grounds, in the event the proxy is a direct or indirect competitor of the Company’s business, or for reasons of security clearance, while the Company shall furnish its reasonable reasons to its opposition within 5 (five) Business Days from the Trustee’s notice. Nevertheless, the Company’s opposition to appoint a specific proxy who was appointed in the meetings of

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 51 - Holders, shall not delay the commencement of the proxy’s employment insofar as the delay may materially prejudice the Holders’ rights. The Trustee shall be entitled to remove, at the Company’s expense, the reasonable attorney’s fee of such proxy, and the Company shall reimburse the Trustee, immediately upon its first request, for any such expense, provided that prior to the appointment of such proxy the Trustee shall inform the Company in writing of the appointment including details of the proxy’s attorney’s fee and the purpose of its appointment, and under the circumstances the cost for the proxies’ fees does not exceed the reasonable and acceptable limits. Such notice to the Company shall be in advance insofar as providing notice shall not prejudice the Noteholders’ rights, while in the event of prejudice, the notice shall be issued retroactively on the date the Trustee shall believe that in providing notice to the Company, the Noteholders’ rights shall not be prejudiced. For the avoidance of doubt, the Company shall not reimburse the Trustee for the fee or expenses of a proxy who attended the Noteholder meetings on behalf of the Trustee, or of a proxy that satisfied the ordinary actions that a trustee must take under this Deed of Trust, with respect to taking such actions included in the fee that the Trustee receives from the Company under the provisions of Section 19 above. For the avoidance of doubt, in the event the Notes were accelerated to immediate repayment, the actions that the Trustee shall be required to take in connection with such shall not be deemed ordinary actions that the Trustee must take under this Deed of Trust for purposes of this section. The Trustee, to the extent possible, shall consult with the Company and attempt to take its position into account in connection with the identity of the proxy. 23. Indemnification of the Trustee 23.1. The Company and the Noteholders (on the relevant record date as set forth in section 23.4 below, each in respect of their undertaking as set forth in section 23.3 below) hereby undertake to indemnify the Trustee and all its officers, employees and any proxy or expert that it shall appoint and/or that shall be appointed in accordance with a resolution adopted at a meeting of Noteholders (Series C) in accordance with the provisions of this Deed (“Parties Entitled to Indemnification”) for the fee of the Parties Entitled to Indemnification and reasonable expenses that they spent and/or shall spend when executing the trust and/or their role under this Deed, or in connection with such actions, which they

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 52 - believe were necessary for such execution and/or in connection with using powers and authorizations granted under this Deed, and for any damage and/or loss and/or liability for damage and/or for a financial charge according to a judgement and/or arbitration award (for which no stay of execution was granted) or under any completed settlement (and insofar as the settlement relates to the Company, the Company gave its agreement thereto), arising from actions that were taken by the Parties Entitled to Indemnification or which they are required to perform under the provisions of this Deed and/or by law and/or by order of a competent authority and/or under applicable law and/or upon the demand of the Noteholders and/or upon the Company's demand and/or for their role under this Deed and in connection with all kinds of legal proceedings, opinions of lawyers and other experts, negotiations, discussions, expenses, insolvency proceedings, collection proceedings, debt arrangements, debt assessment, valuations, claims and demands relating to any matter and/or thing done and/or not done in any way with respect to the aforesaid and/or their role under this Deed. For purposes of this section, an action of the Trustee approved by the Company and/or the Noteholders shall be deemed an action reasonably required. The Indemnification Undertakings set forth in this Section 23.1 are subject to the satisfaction of all the following conditions: 23.1.1. The Parties Entitled to Indemnification do not ask for indemnification in advance in a matter that cannot be delayed (without prejudice to their right to retroactive indemnification, if and insofar as it shall have such a right; 23.1.2. It was not determined by conclusive judicial ruling that the Parties Entitled to Indemnification acted in bad faith and/or that the action for which indemnification was required was performed not within the framework of fulfilling their role and/or not in accordance with the provisions of law and/or not in accordance with this Deed;

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 53 - 23.1.3. It was not determined in a conclusive judiciary ruling that the Parties Entitled to Indemnification were guilty of negligence that is not exempt under any law as in effect from time to time; and 23.1.4. It was not determined in a conclusive judicial ruling that the Parties Entitled to Indemnification acted maliciously. The indemnity undertaking set forth in this Section 23.1 shall be referred to as the “Indemnification Undertaking” or “Right to Indemnification”. Even in an event where an argument is made against the Parties Entitled to Indemnification, that they are not entitled to indemnification for any reason, the Parties Entitled to Indemnification, immediately upon their initial request, shall be entitled to payment of the amount they are owed for the ‘Indemnification Undertaking’. In the event of a conclusive judicial ruling that the Parties Entitled to Indemnification have no Right to Indemnification, the Parties Entitled to Indemnification shall return the Indemnification Undertaking amounts paid to them. Without derogating from the compensation rights granted to the Trustee under the Law and subject to the provisions set forth in this Deed and/or the Company's obligations under this Deed, the Parties Entitled to Indemnification shall be entitled to indemnification subject to the satisfaction of the Indemnification Undertaking, out of the funds received by the Trustee from the proceedings that it initiated, and the Trustee may withhold the funds in its possession and pay out of them the amounts necessary for payment of such indemnity. All the above amounts shall have priority over the rights of the Noteholders and subject to the provisions of applicable law and provided that the Trustee acted in good faith and in accordance with the duties imposed on it under applicable law and this Deed. 23.2. Without derogating from the validity of the Indemnification Undertaking in Section 23.1 above, whenever the Trustee was required under the terms of the Deed of Trust and/or the Law and/or order of any competent authority and/or in

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 54 - accordance with applicable law and/or pursuant to a request of the Noteholders and/or pursuant to the Company’s request and/or for purpose of protecting the rights of the Noteholders (Series C), to take any action, including but not limited to initiation of proceedings or filing claims per the request of the Noteholders (Series C) as set forth in this Deed, the Trustee shall be entitled to refrain from taking any such action until it receives a cash deposit to its reasonable satisfaction for covering the Indemnification Undertaking (hereinafter: the “Financing Cushion”), in the required amount to be reasonably set by the Trustee as the anticipated amount of expenses in connection with such action, with first priority from the Company and in the event that the Company shall not deposit the Financing Cushion within the time it was required to do so by the Trustee, the Trustee shall contact the Noteholders on the record date (as set forth in Section 23.4 below), requesting them to provide it with the Financing Cushion, each according to its ‘Proportionate Share’ (as such term is defined hereinafter). In the event the Noteholders shall not actually deposit the full ‘Financing Cushion’ amount, the Trustee shall have no obligation to take any action or relevant proceedings; nothing set forth above shall release the Trustee from taking urgent action that is required for purpose of preventing prejudice of the Noteholders’ rights. The Trustee is authorized to set the amount of the Financing Cushion, and it shall be entitled to again act to create an additional Financing Cushion as aforesaid, from time to time, in the amount it shall set. After the amendment of the regulations regarding the Company making deposits in favor of the Noteholders under Section 35E1 of the Securities Law, the deposit shall replace the Financing Cushion and the Trustee shall be entitled to contact the Company from time to time for renewal of the deposit according to the aforesaid provisions. The Financing Cushion shall be deposited in a bank account to be opened by the Trustee and in its name only (the “Financing Cushion Account”) that shall be used for purpose of the Indemnification Undertaking. The Trustee, at its sole

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 55 - discretion, shall be entitled to make use of the funds deposited in the Financing Cushion for purpose of taking actions under the Deed of Trust or use in the relevant proceedings. The Financing Cushion amount shall be held in the Financing Cushion Account until the earlier of: (a) the final and full repayment date of the Notes (Series C) and until full payment to the Trustee and/or its agents for their fees, expenses, damages, and losses that they sustained as a result of their actions under the Deed of Trust, insofar as such payment is required according to the terms of the Deed of Trust; (b) until the date when the action is completed for which the Financing Cushion was required to begin with. After full repayment of these amounts to the Trustee and its agents, the Financing Cushion balance shall be transferred to the depositing entity. If there were a few entities that deposited the Financing Cushion funds, the Financing Cushion balance shall be divided between them pari passu. 23.3. ‘Indemnification Undertaking’: a. Shall apply to the Company in any event of:(1) actions that were taken and/or required, according to the Trustee's reasonable discretion, to be performed under the terms of this Deed of Trust for protecting the rights of the Noteholders and/or if the Right to Indemnification arose under this Deed of Trust; and (2) actions that were taken and/or that were required to be taken upon the Company's demand. b. Shall apply to the Holders on the record date (as set forth in Section 23.4 below) in any event of:(1) the Right to Indemnification arose due to a request of the Noteholders (excluding a right stemming from a request of Holders for protecting the rights of the Noteholders); and (2) failure by the Company to pay the Right to Indemnification amount applicable to it under subsection a above. The payment of the Holders under this section does not release the Company from its obligation to bear such payment, if any.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 56 - 23.4. In any event where: (a) the Company shall not pay the amounts required to cover the Indemnification Undertaking applicable to it and/or the Company shall not deposit the ‘Financing Cushion’ amount; and/or (b) the duty to indemnify applies to Holders under the provisions of Section 23.3 above and/or the Holders were called upon to deposit the ‘Financing Cushion’ amount under Section 23.2 above, the funds shall be collected in the following manner: First - the amount shall be financed from the interest funds and thereafter from the Principal that the Company must pay to the Noteholders after the date of the required action, and the provisions of Section 8 of the Deed of Trust shall apply; it is clarified that in the event these amounts are used by the Trustee since the Company, even though it is required to do so under the provisions of this Deed, failed to pay the full amount required to cover the ‘Indemnification Undertaking’ and/or failed to deposit the full ‘Financing Cushion’ amount, these amounts shall not be deemed to have been repaid by the Company on the Notes account in favor of the Noteholders; second - insofar as according to the Trustee’s reasonable discretion the amounts deposited in the Financing Cushion shall not cover the ‘Indemnification Undertaking’, the Holders on the record date (as set forth in Section 23.4 below) shall deposit the missing amount according to its Proportionate Share (as such term is defined below). "Proportionate Share" means: The proportionate share of the Notes held by the Holder on the record date as set forth in this Section 23.4 out of the outstanding par value in circulation on such date. It is clarified that the calculation of the Proportionate Share shall remain fixed even if after such date there is a change in the par value of the Notes held by the Holder. It is clarified that the Noteholders who shall bear responsibility to cover expenses as set forth in this section above, may bear expenses as set forth in this section above, beyond their Proportionate Share, and in such case the order of priorities as set forth in Section 8 of this Deed shall apply to the reimbursement of the amounts. The record date for determining the liability of a Holder in respect of the ‘Indemnification Undertaking’ and/or payment of the ‘Financing Cushion’ is as follows: 23.4.1. Whenever the ‘Indemnification Undertaking’ and/or payment of the ‘Financing Cushion’ is required due to a resolution or an urgent action necessary to prevent material harm to the rights of the Noteholders,

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 57 - without a prior resolution of the meeting of Noteholders – the record date for the liability shall be the end of the trading day on the day on which the action was taken or the resolution was adopted, and if that day is not a trading day, then the previous trading day. 23.4.2. Whenever the ‘Indemnification Undertaking’ and/or payment of the ‘Financing Cushion’ are required pursuant to a resolution of a meeting of Noteholders –the record date for the liability shall be the record date for participation in the meeting (as such date was specified in the notice of invitation) and shall also apply to a Holder who was not present or did not participate in the meeting. Regarding priority of reimbursing Holders who bore payments under this section out of the Trustee’s proceeds, see section 9 above. 23.4.3. In any other case or in the event of a dispute with respect to the record date as shall be set by the Trustee at its reasonable discretion. 23.5. Insofar as the amounts to be paid to the Trustee should have been paid by the Company, receiving the payments from the Holders shall not derogate from the Company’s obligation to pay them to the Trustee, and it shall act in a reasonable manner to obtain the amounts from the Company. It is clarified that no obligation shall apply to the Trustee to initiate legal proceedings for collecting these indemnification amounts. 24. Immediate reports and notices to the Trustee, Company, or Noteholders 24.1. Any notice on behalf of the Company and/or Trustee to the Noteholders shall be provided as follows: 24.1.1. By an immediate report on the MAGNA system of the Israel Securities Authority (the Trustee may instruct the Company and the Company shall be required to publish forthwith on the MAGNA system on the

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 58 - Trustee’s behalf, any report in such form provided in writing by the Trustee to the Company). 24.1.2. In cases where such is required according to the provisions of applicable law and in such cases only, the notice shall in addition also be provided by an announcement to be published in two widespread Hebrew daily newspapers in Israel. Any notice published or transmitted as set forth in Section 24.1.1 or 24.1.2, as applicable, shall be deemed a notice delivered to the Noteholder on the day of publication as aforesaid (on the MAGNA system or in the press, as applicable). 24.1.3. In the event the Company shall cease to report according to Chapter E3 of the Law, and insofar as it shall not commence reporting according to the provisions of Chapter F of the Law, and if it began reporting according to Chapter F of the Law, in the event it shall cease reporting according to Chapter F as aforesaid, any notice on behalf of the Company and/or Trustee to the Noteholders shall be provided by delivery of notice by registered mail to every registered Noteholder according to the latest addresses of the Noteholders recorded in the register of Noteholders (in the case of joint Holders - to the joint Holder whose name appears first in the register), and any notice to be sent as aforesaid shall be deemed as delivered to the Noteholder after 10 (ten) Business Days from the date it was sent by mail, and the notice shall at the same time be delivered by email to the Trustee. 24.2. Any notice or demand on behalf of the Trustee to the Company can be delivered by letter sent via registered mail to the address set forth in the Deed of Trust, or to another address of which the Company notified the Trustee in writing, or by transmission via fax or email or by messenger, and any such notice or demand shall be deemed to have been received by the Company as follows:

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 59 - 24.2.1. In the event of delivery via registered mail - after 3 (three) Business Days from the date it was sent by mail. 24.2.2. In the event of delivery via facsimile (with telephone verification regarding its delivery) or via email (the delivery of which was confirmed with a non-automatic email response) by the receiving party - one Business Day after the date it was sent. 24.2.3. In the event of delivery by messenger - upon its delivery by the messenger to the recipient or upon the recipient being offered to accept it, as applicable. 24.3. Any notice or demand on behalf of the Company to the Trustee can be delivered by letter sent via registered mail to the address set forth in the Deed of Trust, or to another address of which the Trustee notified the Company in writing, or by transmission via fax or email or by messenger, and any such notice or demand shall be deemed to have been received by the Trustee as follows: 24.3.1. In the event of delivery via registered mail - after 3 (three) Business Days from the date it was sent by mail. 24.3.2. In the event of delivery via facsimile (with telephone verification regarding its delivery) or via email (the delivery of which was confirmed with a non-automatic email response) by the receiving party - one Business Day after the date it was sent. 24.3.3. In the event of delivery by messenger - upon its delivery by the messenger to the Trustee or upon the recipient being offered to accept it, as applicable. 24.4. Copies of the notices and invitations that the Company shall give to the Noteholders, shall be also published by the Company in an immediate report. The

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 60 - publication of an immediate report on MAGNA by the Company shall be deemed delivery of the report to the Trustee. 25. Waiver, settlement and changes to the Deed of Trust 25.1. Subject to the provisions of the Securities Law the Trustee shall be entitled from time to time and at any time, when it was convinced that as far as it believes such does not prejudice the rights of the Noteholders, to waive any breach or non- satisfaction of any of the terms of the Deed of Trust by the Company, except with respect to the payment dates under the Notes, the interest rate, linkage terms, financial covenants, interest in arrears, restriction on distribution, conditions for expanding the Notes Series, mechanisms for adjusting the interest rate as result of changing the rating, the undertaking not to create a floating charge on any of the Company’s assets and rights, grounds for acceleration to immediate repayment, and reports that the Company is required to provide the Trustee. 25.2. Subject to the provisions of the Law and with the prior approval in a Special Resolution that was adopted by the general meeting of the Noteholders, the Trustee shall be entitled, whether before or after the Principal of the Notes comes due for repayment, to settle with the Company regarding any right or claim of the Noteholders and agree with the Company to any arrangement of their rights, including waiving any right or claim thereof and/or of the Noteholders against the Company. 25.3. Subject to the provisions of applicable law, the Trustee and Company are entitled, whether before or after the Principal of the Notes shall come due for repayment, to change the Deed of Trust and/or terms of the Notes, upon the satisfaction of one of the following: 25.3.1. The Trustee was convinced that the change does not harm the Noteholders. The provision of this section shall not apply with respect to a change of the Trustee’s identity or its fee in the Deed of Trust for purpose of appointing a trustee in place of the Trustee that ended its

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 61 - tenure, a change to the payment dates under the Note, to the interest rate, linkage terms, financial covenants, interest in arrears, restriction on distribution, conditions for expanding the Notes Series, mechanisms for adjusting the interest rate as result of changing the rating, the undertaking not to create a floating charge on any of the Company’s assets and rights, and on grounds for acceleration to immediate repayment, and reports that the Company is required to provide the Trustee. 25.3.2. The Noteholders agreed to the proposed change in the resolution that was adopted at a meeting of Holders attended by Holders of at least fifty percent of the outstanding par value of the Notes (from the same series), by a majority of Holders who hold two-thirds of the outstanding par value of the Notes who participated in the vote (not including abstentions), or such majority at an adjourned meeting attended by Holders of at least twenty percent (20%) of the aforesaid outstanding par value. Whenever the Trustee’s aforementioned right is used, the Trustee may require the Noteholders to deliver the Notes to it or to the Company for registering a note regarding any settlement, waiver, change or amendment as stated, and at the Trustee's request, the Company shall register such a note in the certificates that shall be delivered to it. The Company shall publish an immediate report on every change as set forth in this section above, as soon as possible after its execution. 26. Registry of Noteholders 26.1. The Company shall maintain and manage at its registered offices a Registry of Noteholders, in accordance with the provisions of the Securities Law, which shall be open to inspection for any person.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 62 - 26.2. The Company shall not be required to record in the Registry of Noteholders any notice concerning an explicit, implicit or presumed trust, or a pledge or charge of any nature, or any equitable right, claim or offset or any other right, in connection with the Notes. The Company shall only recognize the title of the person in whose name the Notes were registered. The legal heirs, administrators of the estate or executors of the will of the registered owner and any person who shall be entitled to the Notes due to the bankruptcy of any registered Holder (and in the case of a corporation – due to the liquidation thereof) shall be entitled to be registered as their owners, after producing sufficient evidence to the satisfaction of the Company's managers regarding their right to be registered as owners. 27. Release Upon proof to the Trustee's satisfaction that all the Notes were paid or redeemed, or upon the Company's depositing in trust with the Trustee amounts sufficient for redemption, according to the provisions of this Deed, and upon proof to the Trustee's satisfaction that all the undertakings and expenses made or caused by the Trustee in connection with this Deed and in accordance with its instructions were fully paid, then the Trustee shall be required, upon the Company's first demand, to act with the funds deposited in respect of Notes the redemption of which was not demanded under the terms of this Deed. 28. Termination of Trustee's tenure 28.1. The provisions of the Securities Law shall apply to the tenure of the Trustee and its termination, and to the appointment of a new trustee. According to the aforesaid provisions of the Law, the Trustee and its substitute may resign from their roles as trustee at any time they shall wish to do so after providing a 3 (three) months prior written notice. The Trustee’s resignation shall become effective only after it shall receive court approval, and from the day set forth therefor in the approval. 28.2. The appointment of the Trustee by the Company for the Notes (Series C) shall be as the first trustee for the Noteholders, only, as set forth in Section 35B of the Securities Law.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 63 - 28.3. Should the Trustee be replaced with another trustee, the other trustee shall be trustee for the Noteholders under the provisions of Chapter E1 of the Securities Law, including for parties entitled to payments under the Notes that were not paid after their due date. 28.4. The first trustee shall serve starting from the date set forth in Section 28.2 above (and after the offering of the Notes (Series C), and its tenure shall end on the date the meeting of Holders is convened (the “First Appointment Meeting”), which the Trustee shall convene no later than the lapse of 14 (fourteen) days from the filing date of the second annual report on the affairs of the trust under Section 35H1(a) of the Securities Law. Insofar as the First Appointment Meeting shall (with a simple majority) approve the continued tenure of the first trustee, it shall continue to serve as trustee until the end of the additional appointment period to be determined in a resolution of the First Appointment Meeting (which may be until the final repayment date of the Notes). 28.5. Insofar as the First Appointment Meeting and/or any meeting thereafter allotted the additional appointment period of the Trustee, the appointment period shall end upon the resolution on the continued tenure and/or appointment of a different trustee in its place. 28.6. The Trustee shall cease its duties, should it transpire that it is precluded from continuing to serve in its role, following a change in the provisions of the Law or applicable law with respect to its qualification to serve as trustee, including in the event such a preclusion shall arise in connection with the publication of shelf offering reports for a few notes. For this purpose, a demand by the Israel Securities Authority for the termination of the Trustee’s tenure shall also be deemed a “preclusion”. In such case a new trustee shall be appointed by the Company. 28.7. The court may dismiss a trustee if it failed to properly fulfill its role or if the court saw a different reason for dismissal.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 64 - 28.8. A resolution regarding the removal of the Trustee from its tenure and its replacement with a different trustee shall be made by Special Resolution of the meeting of Noteholders. 28.9. The Israel Securities Authority may petition the court to terminate the Trustee’s tenure, under Section 35N of the Securities Law. 28.10. The Trustee and Company shall file an immediate report for every event as set forth above, in connection with the Trustee’s tenure. 28.11. A trustee whose tenure ended or expired shall continue to serve in its role until the appointment of a different trustee in its place; a different trustee as aforesaid shall be appointed by a meeting of Holders to be convened by the trustee whose tenure ended or expired, or that the Holders convened under the provisions of Section 28.8 above. If the tenure of a trustee ended or expired under Section 35E(a) of the Securities Law, or under this section, and no other trustee was appointed in its place within a reasonable time, the court may appoint a different trustee for a period and under terms it shall deem fit. If a substitute trustee was appointed in the place of the trustee whose tenure ended under Section 35B(a1) of 35N(d) of the Securities Law, the Noteholders (Series C) shall bear the discrepancy between the fee of the substitute trustee and the fee of the trustee whose tenure ended, if such discrepancy is unreasonable. 28.12. It is clarified that the Trustee’s undertaking to take action under the Deed of Trust and under the Notes shall not expire until the trust’s funds, its assets, and its rights, if any, were transferred to the substitute trustee. The Trustee undertakes to cooperate with the Company and substitute trustee for purpose of such transfer. It is clarified that the termination of the Trustee’s tenure shall not derogate from any rights, claims, or arguments that the Company and/or Noteholders shall have against the Trustee, if any, the causes of which precede the termination date of its tenure as trustee, and this shall not release the Trustee from any liability under applicable law. In addition, the termination of the Trustee’s tenure shall not derogate from any rights, claims, or arguments that the Trustee shall have against

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 65 - the Company and/or Noteholders, if any, the causes of which precede and/or arise from a claim the cause of which precedes the termination date of its tenure as trustee, and this shall not release the Company and/or Noteholders from any liability under applicable law. 28.13. Any new Trustee shall have the same powers, authorities, and other permissions, and may act as if it had been appointed as the Trustee from the outset. 29. Meetings of the Noteholders Meetings of Noteholders shall be conducted as provided in the Second Schedule to this Deed. 30. Governing law The Notes are only subject to the provisions of Israeli law. In any matter not referred to in this Deed and in any case of contradiction between the provisions of the Law (which cannot be modified) and this Deed, the parties shall act in accordance with the provisions of Israeli law (that cannot be modified). 31. Addresses The parties' addresses shall be as they appear in the introduction to this Deed, or any other address regarding which the other party is provided suitable written notice. 32. MAGNA authorization The Trustee with its signature on this Deed authorizes the Company’s electronic authorized signatories as they shall be, to report in its name on MAGNA about its engagement in this Deed of Trust and its signing thereof, insofar as this is required under law. 33. Exclusive jurisdiction

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 66 - The sole court that shall have jurisdiction to adjudicate matters related to the Deed of Trust with its schedules, shall be the competent court in Tel Aviv-Yafo. 34. Trustee's liability 34.1. Notwithstanding anything set forth in applicable law and anywhere in the Deed of Trust, if the Trustee acted for the satisfaction of its duties in good faith and within a reasonable time and clarified the facts which a reasonable trustee would have clarified under the circumstances, then it shall not be liable for damage caused as a result of the Trustee exercising discretion under the provisions of section 35H(D1) or 35I1 of the Securities Law, unless the plaintiff shall prove that the Trustee acted with gross negligence. It is clarified that if a contradiction arises between the provision of this section and any other provision of the Deed of Trust, the provision of this section shall prevail. 34.2. If the Trustee acted in good faith and without negligence in accordance with the provisions of Section 35H(d2) or 35H(d3) of the Law, it shall not be liable for the performance of such action. 35. Other agreements Subject to the provisions of the Law and the restrictions imposed on the Trustee under the Law, the fulfillment of its role as trustee, under this Deed, or its very status as trustee, shall not prevent the Trustee from entering into various agreements with the Company, or entering into transactions with the Company in the ordinary course of its business. 36. General

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 67 - Without derogating from the other provisions of this Deed and of the Notes, any waiver, extension, discount, silence or inaction (hereinafter: “Waiver") on the part of the Trustee with respect to the non- satisfaction or partial or incorrect satisfaction of any of the undertakings towards the Trustee or towards the Noteholders under this Deed and the Notes, shall not be deemed as the Trustee's Waiver of any right but only as consent limited to the specific Waiver above and only in reference to its applicability on the specific date when it was issued and not in reference to other dates or other waivers. Without derogating from the other provisions of this Deed and the Notes, any reduction in the undertakings towards the Trustee, including a Waiver, set forth in this Deed or made thereunder, requires the Trustee's prior written consent, and shall have no effect to any agreement in a different manner, whether oral or by way of conduct with respect to such reduction. The Trustee's rights under this agreement are autonomous and independent of each other and are in addition to any existing and/or future right of the Trustee by law and/or other agreement. 37. The significance of the Trustee signing the Deed of Trust - By signing the Deed of Trust, the Trustee is not expressing an opinion concerning the nature of the Notes or whether they are a worthwhile investment. In witness hereof the parties have signed: _______________________ _____________________________ Elbit Systems Ltd. Hermetic Trust (1975) Ltd.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 68 - First Schedule to the Deed of Trust Elbit Systems Ltd. Certificate of Notes (Series C) Notes (Series C) registered, certificate number: ___. Total par value of the notes in this certificate: NIS ________________________________. 1. This certificate testifies that Elbit Systems Ltd. (hereinafter: the “Company”) shall pay on the repayment dates set forth in Section 2 and in Section 4 of the terms written overleaf to whoever shall be the registered Holder of the Note on the record date as set forth in Section 5.1 of the terms written overleaf), payments for Principal, interest, and linkage differentials, all subject to the terms written overleaf and the deed of trust. 2. Notes of this series are issued in accordance with a deed of trust (hereinafter: the “Deed of Trust”) dated July 7, 2021, executed between the Company on the first part and Hermetic Trust (1975) Ltd. (hereinafter: the “Trustee”). It is clarified that the provisions of the Deed of Trust shall constitute an integral part of the provisions of this Note and shall bind the Company and noteholders included in the aforesaid series. The notes are not secured by any charge. All notes from the aforesaid series shall be at an equal rate among themselves (pari passu), without any Note having a right that is preferential over the others. 3. This Notes is issued subject to the terms written overleaf and in the Deed of Trust, which constitute an integral part of the Notes. Signed by the Company on July 7, 2021.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 69 - _________________________ Elbit Systems Ltd.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 70 - The terms written overleaf 1. General 1.1. The expressions appearing in this Note shall have the meaning given to them in the Deed of Trust, except if explicitly set forth otherwise: “Dollar” - United States Dollar. “Nominee Company” - -The Nominee Company of Israel Discount Bank Ltd. or any successor nominee company, provided that all of the Company’s securities are registered in such nominee company; “Trading Day” - Any day on which transactions are executed on the Tel Aviv Stock Exchange Ltd.; “TASE Clearing House” - The Clearing House of the Tel Aviv Stock Exchange Ltd. “TASE” - The Tel Aviv Stock Exchange Ltd.; “Base Rate” - The rate known on the date of the tender for the classified investors, in connection with the first Offering Report for the offering of the Notes (Series C), as will be specified in the shelf offering report; “Known Rate” - The latest representative rate of the Dollar set by the Bank of Israel before such date. However, during a period when the Bank of Israel does not customarily set a representative rate, the Known Rate at any given date shall be the rate most recently determined before such date by the Minister of Finance together with the Governor of the Bank of Israel for government notes linked to the Dollar rate, and in the

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 71 - absence of such rate, as the Trustee shall determine in consultation with financial experts that it shall select; “Payment Rate” - The Known Rate on the third Business Day before the actual payment date, and in case of a day for which no Known Rate was set (for example Sunday or Holidays), then the Known Rate on the following Business Day; 1.2. The terms of the notes (the terms set forth overleaf) are an integral part of the provisions of the Deed of Trust, and the provisions of the Deed of Trust shall be deemed as having explicitly been included in the terms of these notes. In any event of a contradiction between anything set forth in the notes and anything set forth in the Deed of Trust, the provisions of the Deed of Trust shall take precedent. 2. Repayment date of the Principal on the Notes (Series C) The Principal on the Notes (Series C) shall be repaid in 8 equal annual installments, which shall be paid on June 30 of every year from 2022 to 2029 (inclusive) as follows: 8 installments at a rate of 12.5% each, which shall be paid annually from 2022 until 2029 (inclusive). The first installment for Principal on the Notes shall be paid on June 30, 2022, and the last installment shall be paid on June 30, 2029. The Principal and interest on the Notes (Series C) shall be linked to the representative Dollar rate according to the following linkage terms: Should it transpire that the Payment Rate of a payment on the principle account of the Notes (Series C) is higher than the Base Rate, then the Company shall make the same Principal payment, when it is increased proportionally to the rate of increase of the Payment Rate compared to the Base Rate. In case the Payment Rate is lower than the Base Rate, then the Company shall make the same Principal payment, when it is reduced proportionally to the rate of reduction of the Payment Rate compared to the Base Rate. The linkage method of the Principal shall not be changed during the period of the Notes (Series C). 3. Deferral of dates

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 72 - Whenever the date specified for making any payment on the Principal and/or interest account falls on a day that is not a Business Day, the payment date shall be deferred to the first Business Day immediately following that day, with no additional payment, and the “record date” for determining entitlement to redemption shall not be changed for that reason. 4. Interest on the Notes (Series C) 4.1. The outstanding balance of the Principal of the Notes (Series C) in Circulation shall bear annual interest at a fixed rate to be set in a tender according to the initial offering report of the Notes (Series C). The interest shall be paid in semi-annual installments, on June 30 and December 31 of each of the years 2021 to 2029 (inclusive). The first interest installment shall be paid on December 31, 2021, and the last interest installment shall be paid on June 30, 2029, together with repayment of the Principal on the Notes, against delivery of the Notes Certificates to the Company. Any interest installment shall be paid for the period of 6 (six) months ending on the last day before the payment date (the “Interest Period”), save for the first interest installment that shall be paid on December 31, 2021, which shall be for the period commencing on the first trading day following the closing date of the signatures and ending on the last day before the date of the first installment of the interest (meaning, December 30, 2021), calculated on the basis of 365 (three hundred and sixty five) days a year, in accordance with the number of days in this period. The interest on the Notes (Series C) shall be linked to the representative rate of the Dollar according to the following linkage terms: Should it transpire that the Payment Rate of a payment on the interest account of the Notes (Series C) is higher than the Base Rate, then the Company shall make the same interest payment, when it is increased proportionally to the rate of increase of the Payment Rate compared to the Base Rate. In case the Payment Rate is lower than the Base Rate, then the Company shall make the same interest payment, when it is reduced proportionally to the rate of reduction of the Payment Rate compared to the Base Rate. The linkage method of the interest shall not be changed during the Notes period. The interest rate for the first interest period of the Notes, the annual interest

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 73 - rate on the basis of which it is set, and the semi-annual interest rate, shall be set forth in the report on the offering results. 5. Payments of Principal and interest 5.1. The payments on the interest and/or Principal accounts of the Notes (Series C) shall be paid to persons, whose names shall be registered in the register of Noteholders (Series C) on June 24 with respect to annual payments made on June 30 of 2022 until 2028 (inclusive) and on December 25 with respect to annual payments made on December 31 of 2021 until 2028 (inclusive) (hereinafter: the “Record Date for Series C”). The last payment of Principal and interest shall be paid on June 30, 2029, to persons whose names shall be registered in the register on the payment date, which shall be made against delivery of certificates for the Notes (Series C) to the Company on the payment date, at the Company’s registered offices, or in any other place to be announced by the Company. Such notice of the Company shall be published no later than 5 (five) Business Days before the final payment date. 5.2. Any payment on account of Principal and/or interest, which is delayed more than 7 (seven) Business Days after the date set for payment thereof under the terms of the Notes, for a reason within the Company's control, it shall bear interest in arrears (as defined below), from the date set for payment to the date of actual payment thereof. In this respect “Interest in Arrears” means annual interest for the Notes as shall be set in a tender according to the Shelf Offering Report (or updated interest as shall be set according to the mechanism set forth in Section 6 of the terms written overleaf), plus interest at an annual rate of 3.5% calculated pro rata for the period from the date set for payment until the actual payment date. In the event interest in arrears shall be paid, the Company shall publish an immediate report, at least two (2) trading days before such payment date, where it shall announce the rate of the interest in arrears and the payment date for that period.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 74 - It is clarified that whoever is not registered in the Registry of Notes (Series C) of the Company on any of the dates set forth in this section, shall not be entitled to interest payment for the Interest Period that commenced before such date. 5.3. Any mandatory payment insofar as required under law shall be deducted from payment for the Notes. 5.4. Payment of the Principal and interest shall be made subject to the linkage terms as set forth in Sections 2 and 4 above. 5.5. The payment to the entitled party shall be made with a check or wire transfer payable to the bank account of the persons whose names shall be registered in the Registry and whose details shall be provided to the Company in writing ahead of time, according to anything set forth in this section below, or in the event the clearing is performed through the TASE Clearing House - through the clearing house. Should the Company be unable, for any reason beyond its control, to pay any amount to the person entitled thereto, whereas the Company could have paid it in full and on time, it shall deposit such amount with the Trustee as set forth in Section 7 below. 5.6. Should the person entitled to the payment fail to provide the Company in advance with the details of the bank account for crediting it with a wire transfer as aforesaid, the Company shall send a check via registered mail to its latest addressed registered in the Registry. The sending of a check to an entitled person by registered mail as aforesaid shall be deemed in all respects as payment of the amount specified thereon on the date it was sent, provided it was duly repaid upon its presentation. 5.7. A Noteholder who shall desire to announce the details of the bank account to be credited with payments under the Notes as aforesaid, or to change the details of such account or its instructions with respect to the payment manner, may do so with a written notice to be sent to the Company by registered mail, however the Company shall satisfy the instruction only if it arrived at its registered offices at least 15 (fifteen) days before the date set for repayment of any payment under the

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 75 - Notes. In the event the notice shall be received by the Company with delay, the Company shall act pursuant thereto solely with respect to payments the repayment date of which falls after the payment date immediately before the day the notice is received. 6. Adjustment mechanism for changing the interest rate as a result of an altered rating In this section: “Maalot” - The rating company “S&P Global Rating Maalot Ltd.”. “Rating Company” - Maalot or any other rating company (including in the event of replacing the rating company) that rates the Notes (Series C). In the event that the Rating Company is replaced, the Company shall submit to the Trustee a comparison between the ratings scale of the replaced Rating Company and the ratings scale of the new Rating Company, and this Section 6 shall be adjusted mutatis mutandis to the rating scale of the new Rating Company. “Initial Rating” - The rating of the Notes (Series C) on their offering date, meaning an ilAA rating (on the rating scale of Maalot). “Base Rating” - An ilAA- rating (on the rating scale of Maalot). Wherever there is a reference to a rating according to Maalot’s rating scale, the intention is alternatively, to an equivalent rating of whoever shall replace it, which shall be set by a different rating company (insofar as such shall replace Maalot). “Reduced Rating” - A rating that is one rating lower than the Base Rating. “Base Interest” - The interest rate to be set at the tender, as the Company shall publish in an immediate report regarding the offering results. The interest rate that the Notes (Series C) shall bear shall not be adjusted for a decrease in the rating of the Notes (Series C) from the Initial Rating up to the Base Rating, and it shall not be adjusted for an increase in the rating of the Notes (Series C) above the Base Rating,

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 76 - and any such future alteration in the rating of the Notes (Series C) shall not change the interest rate that the Notes (Series C) shall bear. The interest rate that the Notes (Series C) shall bear shall be adjusted for a decrease in the rating of the Notes (Series C) below the Base Rating (a decrease of two or more grades from the Initial Rating) and for a climbing up to the Base Rating, and the adjustment manner of the interest rate that the Notes (Series C) shall bear, shall be according to the below description: a. Insofar as the rating of the Notes (Series C) by the Rating Company shall be updated during any Interest Period, whereby the rating to be determined for the Notes (Series C) by the Rating Company is the Reduced Rating (as defined above), meaning a rating of ilA+ (on the rating scale of Maalot), or a lower rating, then only with respect to the period when the rating according to the Rating Company is the Reduced Rating (or lower), the annual interest rate that the outstanding Principal balance of the Notes (Series C) shall bear at an annual rate as follows (hereinafter: the “Additional Interest Rate”), above the Base Interest rate: (1) In the event the rating to be determined for the Notes (Series C) by the Rating Company shall be ilA+, the annual interest rate shall increase by an annual rate of 0.25%, whereby the annual interest shall be equal to the Base Interest, plus 0.25%. (2) In the event the rating to be determined for the Notes (Series C) by the Rating Company shall be ilA, the annual interest rate shall increase by an additional annual rate of 0.25%, whereby the annual interest shall be equal to the Base Interest, plus 0.5%. (3) In the event the rating to be determined for the Notes (Series C) by the Rating Company shall be ilA-, the annual interest rate shall increase by an additional annual rate of 0.25%, whereby the annual interest shall be equal to the Base Interest, plus 0.75%.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 77 - (4) In the event the rating to be determined for the Notes (Series C) by the Rating Company shall be ilBBB+ the annual interest rate shall increase by an additional annual rate of 0.25%, whereby the annual interest shall be equal to the Base Interest, plus 1%. And all that starting from the date on which the Rating Company published a notice regarding lowering the rating as set forth above. It is clarified that as set forth above, if as a result of updating the rating of the Notes (Series C), the rating of the Notes (Series C) decreased by more than one notch of the notches set forth in subsections (1)-(4) above, the additional interest shall be given for each of such notches (for example if the rating of the Notes decrease from the Base Rating directly to a rating of ilBBB+, an addition to the interest shall be granted, according to subsection (1) to subsection (4), so that the total Additional Interest for such a rating decrease shall be 1%). In any event the interest rate that the Notes (Series C) shall bear shall not increase by more than an annual rate of 1% compared to the Base Interest as a result of a decrease in the Company’s rating to below the Base Rating (for the avoidance of doubt, even if the Company’s rating was lowered more than once, and even if in the framework of any rating decrease the rating decreased by more than three notches) and/or as a result of rating cessation. If the interest rate was updated as aforesaid, it shall only apply for the period commencing on the date when the rating according to the Rating Company is the Reduced Rating or a lower rating, which grants compensation in interest as set forth above (meaning, from the publication date of the new rating by the Rating Company), and as long as the rating according to the Rating Company is the Reduced Rating (or a lower rating, as applicable), or until full repayment of the outstanding Principal

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 78 - balance of the Notes (Series C), according to the earlier thereof. b. No later than one Business Day after receiving the Rating Company’s notice regarding the decrease of the rating for the Notes (Series C) to the Reduced Rating (or a lower rating), the Company shall publish an immediate report (such immediate report shall constitute notice to the Trustee), stating the following: (a) the fact of the rating being reduced, the new rating, the Additional Interest Rate, and the commencement date of rating the Notes with such rating (hereinafter: the “Rating Reduction Date”; (b) the accurate interest rate to be borne by the Principal balance of the Notes (Series C) for the period from the current Interest Period until the Rating Reduction Date (the interest shall be calculated based on 365 (three hundred and sixty five) days per annum) (hereinafter: the “Original Interest Rate” and the “Original Interest Period”), respectively); (c) the interest rate to be borne by the outstanding Principal on the Notes (Series C) from the Rating Reduction Rate until the date of the nearest actual interest payment, meaning: The Original Interest Rate plus the Additional Interest Rate per annum (the interest rate shall be calculated based on 365 (three hundred and sixty five) days a year) (hereinafter: the “Updated Interest Rate”).; (d) the annual weighted interest rate payable by the Company to the Noteholders (Series C) on the nearest interest payment date, which arises from the provisions of subsection (b) and (c) above; (e) the annual interest rate arising from the weighted interest rate; (g) the annual interest rate and the semi-annual interest rate (the semi-annual interest rate shall be calculated as the annual interest rate divided by two) for the upcoming periods. It is clarified that in any event of changes to the interest rate as a result of changes to the rating as set forth in this section, there shall be no changes to the payment dates (Principal or interest) or to the Record Date (as defined above).

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 79 - c. If the date on which the Notes (Series C) start being rated at the Reduced Rating or lower rating occurs in the period beginning 4 (four) days prior to the Record Date for any interest payment and ending on the interest payment date immediately following said record date (hereinafter: the “Deferral Period”), the Company only shall pay to the Noteholders (Series C), on the forthcoming interest payment date, the Original Interest Rate (as it shall be at such time prior to the change), while the interest rate deriving from the Additional Interest at the rate equal to the rate of the annual Additional Interest for the Deferral Period, shall be paid on the next interest payment. The Company shall publish an immediate report with the precise interest rate to be paid on the next interest payment date. d. It is clarified that in the event that after the rate reduction in a manner that affected the interested rate on the Notes (Series C) as set forth in subsection (a) above, the Company shall update the rating for the Notes (Series C) upwards, to a rating equal to or higher than the Base Rating, or a rating where the Additional Interest Rate is lower than that being paid at such time, as set forth above (hereinafter: the “High Rating”), then the Annual Interest Rate on the outstanding Principal balance of the Notes (Series C) shall decrease, on the Relevant Payment date of the interest, as follows: (1) In the event the High Rating shall be ilA-, the annual interest rate shall as aforesaid shall be equal to the Base Interest, plus 0.75%. (2) In the event the High Rating shall be ilA, the annual interest rate shall as aforesaid shall be equal to the Base Interest, plus 0.5%. (3) In the event the High Rating shall be ilA+, the annual interest rate shall as aforesaid shall be equal to the Base Interest, plus 0.25%. (4) In the event the High Rating shall be higher than the Reduced Rating, the annual interest rate shall as aforesaid be equal to the Base Interest, with no addition. It is clarified that as set forth above, if as a result of updating the rating of the Notes (Series C), the rating of the Notes (Series C) increased by more than one notch of the notches set forth in subsections (1)-(4) above, the interest shall be reduced for each of

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 80 - such notches (for example if the rating of the Notes increased from a rating of ilBBB+ to a rating of ilA, the interest rate shall be lowered, according to subsections (2) to (4), so that the interest rate shall be lowered by a total of 0.5%). If the interest rate was updated as aforesaid, such change to the interest rate shall only apply for the period when the Notes (Series C) were rated at the High Rating. It is clarified that in any event, the interest rate on the Notes (Series C) shall not fall below the Base Interest. In the event the interest rate is updated as aforesaid, the Company shall act in accordance with Subsections (b) to (d) above, mutatis mutandis, deriving from the Reduced Rating as set forth above. e. Insofar as prior to the final repayment of the Notes (Series C) they shall cease to be rated for a period exceeding 60 consecutive days, except in the event the cessation of the rating is a result of reasons or circumstances that are not under the Company’s control, this shall constitute grounds for immediate repayment as set forth in Section 7.1.15 of the Deed. It is clarified that should the Notes (Series C) cease to be rated for a period exceeding 60 consecutive days as aforesaid, save for reasons or under circumstances that are not under the Company’s control, then starting from the date when 60 consecutive days as aforesaid have passed and until repayment of the Notes (Series C) (or that the Notes returned to being rated), the annual interest rate shall increase, so that the annual interest shall be equal to the Base Interest rate plus 1%. Replacing the rating company shall not be deemed a rating cessation with respect to this subsection. f. It is clarified that the Company undertakes that the Notes (Series C) shall be rated through the lifespan of the Notes (Series C), but the Company does not undertake not to replace the Rating Company throughout the lifespan of the Note (Series C). In the event the Rating Company is replaced, or the Notes (Series C) cease to be rated by a Rating Company, even if the Notes (Series C) shall be rated by a few rating companies, the Company shall publish an immediate report within one Business Day from the date of such change, in which it shall provide notice regarding the circumstances of replacing the Rating Company or the cessation of rating by the Rating Company, as applicable.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 81 - g. It is further clarified that insofar as the Notes (Series C) shall be rated in an international rating, the change to the rating for the Notes (Series C) shall be examined as follows: (1) Insofar as upon receiving the international rating the Rating Company shall determine the ratio between the local rating scale and the international rating scale - the rating shall be examined according to a comparison of the rating scales (meaning, in a manner that shall examine the ratio between the international rating determined for the Notes and the equivalent local rating of the Notes). The ratio between the rating scales as shall be determined by the Rating Company shall apply throughout the lifespan of the Notes unless the Rating Company shall publish an updated comparison between the rating scales. (2) Insofar as upon receiving the international rating the Rating Company shall not determine the ratio between the local rating scale and the international rating scale - the trustee for the Notes shall appoint an independent expert who shall determine the ratio between the international rating of the Notes and their local rating, and according to its decision the provisions of this section above shall apply. The ratio between the rating scales as shall be determined by the independent expert shall apply throughout the lifespan of the Notes, unless the expert on behalf of the trustee shall decide, at its sole discretion, that there is a need to reexamine the ratio between the rating scales. h. For the avoidance of doubt, it is clarified that changing the rating outlook of the Notes (Series C) shall not cause a change to the interest rate on the Notes (Series C) as set forth in this Section 6. i. Similarly, notwithstanding anything set forth in this section 6, a reduction of the Notes (Series C) rating, which is performed in the framework of updating the rating for all companies in Israel that are engaged in one or more of the Company’s areas of activity, only as a result of a change to the methodology of the Rating Company, shall not cause a change to the interest rate on the Notes (Series C).

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 82 - 7. Avoiding payment for reasons not under the Company’s control - See Section 12 of the Deed. 8. Splitting Note Certificates, transfer, and replacing certificates that were defaced Any Note Certificate is transferrable, may be waived in favor of others, and can be split into Note Certificates the total Principal amount of which is equal to the Principal amount specified in the certificate sought to be split, provided the new Note Certificates to be issued shall each be of a par value in whole Shekels, subject to filling out and executing a deed of transfer and/or split and/or waiver, and against delivery of the original Note Certificate to the Company at its registered offices for purpose of taking such action. The split shall be made within 30 (thirty) days from the end of the month when the certificate was delivered to the Company’s registered offices. The Note is transferrable with respect to any par value amount, provided it shall be in whole Shekels. Any transfer of the Notes (except for a transfer through the TASE Clearing House) shall be made by a deed of transfer drawn up in a form acceptable to the Company for transferring shares that are duly signed by its registered owner or its legal representatives, and by the transferee or its legal representatives. The deed of transfer should be delivered for registration at the Company’s registered offices with the Note Certificate and any suitable proof of identity and right that shall be required by the Company, and with proof to the Company’s satisfaction of payment of mandatory government payments, if any. The Company shall be entitled to retain the deed of transfer. If only a part of the amount of the nominal Principal of the Notes in the Note Certificate is transferred, the Note Certificate shall be first split into a few Note Certificates, so that the total of the amounts of the nominal Principal in those Note Certificates is equal to the amount of the nominal Principal of such Note Certificate, and subject to such that the Noteholder shall be offered one or a few Note Certificates, provided such certificates shall only be offered in a reasonable amount. The Company’s articles with respect to the transfer of shares shall apply accordingly, mutatis mutandis, with respect to the transfer of the Notes and their conversion.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 83 - All the costs and fees entailed in the split and/or in the transfer of notes, including mandatory payments, if any, shall apply to the party requesting the split and/or transfer. After satisfaction of all the above conditions the transfer shall be recorded in the Registry and all the conditions set forth in the Deed of Trust and this Note shall apply to the transferee. In the event the Note Certificate is worn out, lost, or destroyed, the Company shall be entitled to issue a new Note Certificate in its place under the same terms, provided that in the event of wear and tear, the worn out Note Certificate shall be returned to the Company before the new certificate is issued. Other levies and other expenses involved in issuing the new certificate, shall apply to the party requesting such new certificate.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 84 - Second Schedule to the Deed of Trust General meetings of Noteholders (Series C) Subject to the provisions of the Securities Law and this Deed of Trust, convening a meeting of the Noteholders, the manner of conducting such, and various conditions with respect thereto, shall be as follows: 1. The Trustee or Company shall from time to time be entitled to convene meetings of the Noteholders. If the Company assembles a general meeting of the Noteholders, it must provide written notice to the Trustee with respect to the place, date and time on which the meeting shall be held and with respect to the matters to be brought for discussion, and the Trustee or its representative shall be entitled to participate at such meeting without having a voting right. 2. The Trustee shall convene a meeting of Noteholders if it deemed such necessary or upon the request of the Company or one or more Noteholders, whose Notes (Series C) are at least five percent (5%) of the outstanding par value balance of the principle on the Notes in Circulation. If the parties requesting assembly of the meeting are Noteholders, the Trustee may require indemnification, including in advance, for the reasonable expenses associated therewith. It is clarified that the Trustee's indemnification request shall not hinder the assembly of a meeting called for the purpose of taking any action meant to prevent prejudice to the rights of the Noteholders, and such indemnification request shall not derogate from the Company's obligation to bear the expenses associated with assembly of the meeting. 3. The Trustee shall convene a meeting of Holders within 21 (twenty one) days, from the date on which the request for the assembly thereof was submitted, to the date determined in the invitation, provided that the date of the meeting shall not be earlier than seven days and not later than 21 (twenty one) days from the assembly date; however, the Trustee may

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 85 - advance the assembly of the meeting, by at least one day following the assembly date, if it deems it necessary to protect the rights of the Holders and upon the Company’s request in the event the meeting was convened by the Company; if so, the Trustee shall explain in a report with respect to the assembly of the meeting the reasons for advancing the date of the meeting. 4. If the Trustee did not call a Holders' meeting, according to a Holder's request, within the date as set forth in Section 3 above, the Holder may convene the meeting, provided the date of convening is within 14 (fourteen) days from the end of the period within which the Trustee should have called the meeting, and the Trustee shall bear the expenses incurred by the Holder in connection with the assembly of the meeting. 5. Any meeting of Noteholders shall be held in Israel, at the Company’s registered offices or at a different venue of which the Company and/or the Trustee give notice, and the Company shall bear reasonable costs of the alternative venue. Notice on assembly of a meeting 6. An invitation to a meeting called by the Trustee solely for the purpose of consulting with the Noteholders shall be published at least one day before the date of assembly thereof (the “Consultation Meeting”). No agenda shall be published for a Consultation Meeting and no resolutions shall be adopted. 7. A notice on a meeting of Holders shall be published according to the provisions of the Securities Law as they shall be from time to time and shall be delivered to the Company by the Trustee. 8. The assembly notice shall include the agenda, the proposed resolutions, and arrangements regarding voting in writing. 9. One or more Noteholders of the relevant series, holding at least five percent (5%) of the nominal amount balance of the Notes, may request the Trustee to include some matter on the agenda of a Holders' meeting which is to be convened in the future, provided the matter

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 86 - is suitable to be discussed at such meeting. At the meeting of Holders only resolutions shall be adopted on matters set forth on the agenda. The record date for ownership of Notes and conducting the meeting 10. Holders that are entitled to participate and vote in the meeting of Holders are Noteholders on the date to be set in the resolution to convene a meeting of Holders. 11. A Noteholder may participate and vote in a meeting of Holders, itself or by proxy, and through a proxy statement noting the manner it is voting. 12. At any meeting, the Trustee or whoever is appointed thereby shall act as chairman of the meeting. 13. No resolution whatsoever shall be disqualified that was duly adopted in a meeting convened as set forth above, even if because of an error no notice thereon was given to all Noteholders, or that such notice was not received by all Noteholders. Anything set forth in this section shall be satisfied insofar as the invitation to the meeting (or deferred meeting, as applicable) was sent on the MAGNA system. 14. Any notice on behalf of the Company and/or Trustee to the Noteholders shall be provided according to the provisions of Section 24 of the Deed of Trust. 15. A meeting of Noteholders shall be opened by the chairman of the meeting after it is proven that the legal quorum required for initiating the discussion is present, as follows: 15.1 Subject to the legal quorum required at a meeting convened for adopting a Special Resolution, and subject to the provisions of the Deed of Trust and the provisions of the Securities Law that cannot be modified, and the provisions of this Deed, a legal quorum at a general meeting shall constitute at least two (2) Noteholders, who are present in person or by a proxy, who jointly hold or represent at least 25% (twenty five percent) of the outstanding nominal value of the Notes in Circulation at that time.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 87 - 15.2 If a legal quorum is not present at the deferred meeting of Holders as set forth in Section 15.1 above, within half an hour from the time set for such, the meeting shall be held with any number of participants, unless a different requirement was set forth in the Securities Law. 15.3 At a meeting convened for adopting a Special Resolution, a legal quorum shall be present if Noteholders participated at the meeting in person or by proxy, who jointly hold or represent at least 50% of the outstanding par value of the Notes in Circulation at that time, and at an adjourned meeting - if such Holders of at least ten percent (10%) of the par value of such balance participated therein. 16. Notes held by a Related Person (as defined in the Deed of Trust) shall not be taken into account for the purpose of determining the legal quorum at a meeting of Holders, and its votes shall not be included in the vote count when voting in the meeting as aforesaid. 17. A complete and executed proxy statement whereby the Holder has indicated its desired manner of voting, that reached the Trustee until the last date set for such purpose, shall be deemed presence at the meeting for purpose of the legal quorum set forth in Section 15 above. Accordingly, the Trustee may, in accordance with the discretion thereof and subject to any law, hold voting meetings in which votes are held by means of proxy statements without convening the Holders, as well as to hold a vote by means of proxy statements in a voting meeting including the adjourned meeting thereof at which the legal quorum required to pass resolutions on the agenda was not present when it was opened, provided they are received by the Trustee until the closing of the voting meeting, which shall be determined in the notice of the assembly of the meeting or the holding of the vote, as applicable, proxy statements from Holders constitute a legal quorum required to pass the resolution in the original meeting or a postponed meeting, as applicable. 18. If a quorum is not present at the end of half an hour from the time set for the commencement of a Holders' meeting, the meeting shall be adjourned to another date being no earlier than two Business Days after the record date set for holding the original meeting, or one Business Day, if the Trustee considers this necessary for protecting the rights of the Holders; if the meeting is adjourned, the Trustee shall explain the reasons for

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 88 - this in the report concerning the assembly of the meeting. 19. Notwithstanding anything set forth in Section 15.2 above, if the Holders’ meeting was convened upon a request by Holders holding at least five percent (5%) of the outstanding par value of the Notes in Circulation (as set forth in Section 2 above), the deferred Holders’ meeting shall only convene if participated by Holders of certificates of liability of at least the number required for purpose of convening such a meeting (meaning: at least five percent (5%) of the outstanding par value of the Notes in Circulation). 20. Only matters that could have been discussed at the original meeting shall be discussed at the adjourned meeting. 21. According to a decision of the Trustee or a decision with an ordinary majority of those voting in a meeting with a legal quorum, the continuation of the meeting (the “Original Meeting”) shall be deferred, from time to time, the discussion or adoption of a resolution on a matter set forth on the agenda, to a different date and to a place to be determined as the Trustee or meeting as aforesaid shall decide (“Continued Meeting”). No matter may be considered at a Continuing Meeting other than a matter that was on the agenda for which no resolution was adopted. 22. If the continued Holders’ meeting as set forth in Section 21 above was adjourned, without altering the agenda, invitations with respect to the new date for the Continued Meeting shall be provided, as soon as possible, and no later than 12 hours before the Continued Meeting; such invitations shall be provided in accordance with Section 3 above. 23. The Company and any other person save the Trustee or anyone on its behalf shall be precluded from participating in a meeting of the Noteholders or in any part thereof, according to the Trustee’s decision. Notwithstanding anything set forth in this Section 23, the Company may participate in the opening of a meeting for purpose of expressing its opinion in connection with any matter on the agenda of the meeting and/or presenting a certain matter (as applicable). Resolutions

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 89 - 24. Any resolution shall be adopted in a vote count. 25. The chairman of the meeting may determine that voting shall be conducted by way of proxy statements or by voting during the meeting. If the chairman determines that the vote shall be by way of proxy statements, the Trustee shall ensure that the text of the proxy statement is distributed to the Holders and shall set the voting closing time by which time the Holders must send to the Trustee a duly completed and signed proxy statement. The Trustee, at the discretion thereof, may require a Holder to declare in the proxy statement the existence or absence of a conflicting interest (as hereinafter defined). A Holder who does not complete the proxy statement and/or does not prove his entitlement to participate and vote at a meeting in accordance with the provisions of the Second Schedule, shall be deemed not to have delivered a proxy statement and therefore to have chosen not to vote on the matter/s set out in the proxy statement. A duly completed and signed proxy statement in which the Holder has indicated the manner of voting, reaching the Trustee by the appointed deadline, shall be deemed as presence at the meeting for purposes of the existence of a quorum at the meeting as set forth above. 26. At the voting, every Holder present in person or by proxy shall have one vote for every NIS 1 par value of the total Principal specified that has not yet been repaid of the Notes by virtue of which it is entitled to vote. In the case of joint Holders of a note, only the vote of the party who is first listed in the Registry shall be accepted. A Noteholder may use part of the votes thereof to vote for a proposed resolution, another part to vote against, and another part to abstain, all as it shall deem fit. 27. The required majority for approving a resolution at the meeting is an ordinary majority of the number of votes participating in the vote without taking into account the abstentions. The required majority for approving a Special Resolution or special majority according to the provisions of the Deed of Trust is a majority of two thirds (2/3), according to the case, of the number of votes participating in the vote without taking into account the abstentions.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 90 - 28. Any resolution on the agenda of a Holders’ meeting and for which a vote was held, shall be adopted by simple majority, except if set forth otherwise in the Deed of Trust, all subject to the provisions of law. 29. An instrument of appointment appointing a proxy shall be in writing and signed by the appointer or by its legal representative duly authorized in writing to do so. If the appointer is a corporation, the appointment shall be in writing and shall be signed with the corporation’s stamp, including the signature of the authorized signatory of the corporation, and the appointer may act on behalf of the corporation that it represents. 29.1 An instrument appointing a proxy shall be drawn up in any form acceptable to the Trustee. 29.2 A proxy need not be a Noteholder. 29.3 An instrument of appointment and the power of attorney or copy conform to the original of such a power of attorney, shall be delivered to the Trustee until the date the meeting is opened, unless set forth otherwise in the notice convening the meeting. 30. A vote given and/or voting in accordance with the conditions of the document appointing a representative shall be valid even if: (1) the appointer had previously passed away or was declared legally incompetent; or (2) after the vote the instrument of appointment was cancelled; or (3) after the vote the Note in respect of which the vote was given was transferred, unless written notice concerning the passing of the appointer, its incompetency, or regarding the cancellation or transfer, as aforesaid, was received at the Company’s registered office or at a different address announced by the Company or Trustee, prior to the meeting or voting. 31. The Trustee shall prepare minutes of the Noteholders’ meeting, including by way of a recording, which shall be recorded in the registry of minutes, and which shall be maintained at the Trustee registered office for a period of seven years from the date of the meeting. Any such minutes shall be signed by the chairman of the meeting, and any such

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 91 - signed minutes shall serve as prima facie evidence for anything stated therein, and as long as not proven otherwise, any resolution adopted in such a meeting shall be deemed a duly adopted resolution. The Trustee shall be entitled to prepare minutes of meetings or parts thereof by way of audio recording. 32. The registry of minutes of Holders' meetings shall be kept at the Trustee's office and shall be open to the inspection of the Noteholders and for the Company’s review upon the request thereof and only regarding the part of the meetings and/or discussion at which the Company and/or anyone on its behalf thereof were present), and a copy thereof shall be sent to any Noteholder so requesting. The Trustee may withhold the delivery of any minutes, to any entity, if at its sole discretion the delivery of the minutes, wholly or partly, may prejudice the rights of the Noteholders. 33. The announcement of the chairman of the meeting that a resolution was accepted or rejected, and the entry made in that regard in the registry of minutes, shall be prima facie proof thereof.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 92 - Third Schedule - Trustee’s fee The Company shall pay the Trustee for its services in accordance with this Deed of Trust as set forth hereinafter: 1.1 For each year of trusteeship from the date of offering of the Notes the Trustee shall be paid an annual fee as follows: 1.1.1 First year: USD 6,150; 1.1.2 Any additional trusteeship year: USD 5,540. Whenever the Trustee shall serve as such for at least two series of Company notes, the annual fee in Sections 1.1.1 and 1.1.2 above shall be reduced by 15%. The amount included in Section 1.1 above shall hereinafter be referred to as: the “Annual Fee”. 1.2 In addition, the Trustee shall be entitled from the Company to full reimbursement of the actual reasonable expenses that the Trustee was required to pay in the framework of fulfilling its role under this Deed. "Reasonable expenses" - reasonable amounts paid by the Trustee in the framework of performing its duties and/or by virtue of authorities conferred to it under the Deed of Trust, including: costs and expenses in respect of announcing and convening meetings of the Noteholders and expenses for courier services and travel and press publications in connection with the announcement of such meeting and to the extent required under applicable law. 1.3 In the event the Noteholders shall be granted guaranties, a fee differing from the one specified in Section 1.1 above shall be agreed, according to the scope of required hours. 1.4 Without derogating from the generality of anything set forth in this Schedule, the Trustee shall be entitled to payment of a fee totaling USD 185 per hour of work for

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 93 - special actions that the Trustee is reasonably required to perform in the framework of its role as trustee (all subject to the provisions of the Deed of Trust), including: 1.4.1 Actions deriving from a breach of the Deed by the Company; 1.4.2 Actions in connection with acceleration to immediate repayment of the Notes and/or actions in connection with the resolution of the meeting of Noteholders to accelerate the Notes to immediate repayment; 1.4.3 Special actions that shall be required or needed to perform for the fulfillment of its duties under this Deed in connection with and for the protection of the rights of the Noteholders, including due to the Company's defaulting on its obligations under this Deed, including the convening of meetings of Noteholders as set forth in this Deed and including due to participation in meetings of Noteholders. 1.4.4 Special work (including but not limited to work required due to a change in the Company's structure or work requested by the Company), or due to the need to perform additional actions for the fulfillment of the duties thereof as a reasonable trustee, due to changes in laws (including regulations enacted pursuant to Amendments 50 and 51 to the Securities Law) and/or regulations and/or other binding provisions applying to the Trustee's activities and the liability thereof under this Deed of Trust. 1.4.5 The examination, supervision, control and so forth of obligations (such as restrictions on the Company's freedom of action, encumbrance of assets, etc.) which the Company assumed or may assume or which may be assumed by anyone acting thereof or on behalf thereof, in connection with the securing of other obligations of the Company or anyone acting on behalf thereof (such as the effecting of payments under the terms of the Notes) towards the Noteholders, including as to the substance of the terms of such security interests and obligations and their fulfillment.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 94 - 1.5 Should the Company be required to make payment to the Trustee for its fee and/or reasonable expenses it has incurred and/or for special actions required to be performed or which were performed by it in the framework of performing its duties and/or by virtue of the authorities granted to it under the Deed of trust, if any, and the Company failed to do so, the Trustee shall be entitled to pay all such amounts in full out of the proceeds in its possession in accordance with the provisions of Sections 9 and 10 of the Deed, provided it gave the Company prior written notice of its intention to do so. 1.6 For any meeting of Noteholders in which the Trustee shall partake, including its presence in a meeting of Notes that was not opened due to the absence of a legal quorum, the Trustee shall be paid an additional fee of USD 154 per meeting. 1.7 It is clarified that if, by reason of a future change in laws and/or regulations and/or other binding provisions applying to the Trustee's activity, the Trustee is required to bear additional expenses for the fulfillment of the duties thereof as a reasonable trustee, the Company shall indemnify the Trustee for the reasonable expenses thereof including the reasonable fee thereof. 1.8 VAT, if payable, shall be added to each of the above amounts and shall be paid by the Company. 1.9 The Company has the option to choose between payment in Dollars or Shekels, and insofar as payment shall be in Shekels, it shall be according to the representative rate between the Dollar and Shekel on the payment date, but in any event it shall not be below the conversion rate of 3.253 Shekels per Dollar. 1.10 The Trustee's fee shall be paid for the period until the end of the trusteeship included in this Deed even if a receiver (or a receiver and administrator) is appointed to the Company or if the trusteeship under this Deed shall be administered under the supervision of the court. 1.11 The aforementioned annual fee shall be paid at the beginning of each year of

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 95 - trusteeship. 1.12 All the amounts specified in this Appendix shall have priority over the amounts due to the Noteholders. 1.13 Should the office of the Trustee terminate as set forth in the Deed of Trust, the Trustee shall not be entitled to payment of its fee starting from the date of tenure of the substitute trustee. If the Trustee's tenure terminates in the course of the Trusteeship year, the fee paid for the months in which the Trustee did not serve as trustee for the Notes, starting from the appointment of the replacement trustee, shall be refunded. The provisions of this section shall not apply in the first Trusteeship year. 1.14 If a trustee is appointed instead of the Trustee whose tenure has terminated in accordance with Sections 35B(a1) or 35N(d) of the Securities Law, the Holders of the relevant series of Notes shall bear the difference between the fees of the trustee so appointed and the fees paid to the Trustee being replaced if such difference is unreasonable and the provisions of applicable law in effect at the time of replacement shall apply. The Holders shall bear such difference by way of deducting the proportion of the difference from any payment made by the Company to the Noteholders from the relevant series in accordance with the terms of the Deed of Trust, and the transfer thereof directly to the Trustee.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 96 - Annex “A” Emergency representation committee 1. Appointment; term of office 1.1. The Trustee may, and pursuant to the Company's written request shall, appoint and convene an emergency representation committee from among the Noteholders, as set forth hereinafter (hereinafter: the "Representation Committee"). 1.2. The Trustee shall appoint to the Representation Committee the three (3) Noteholders who to the best of the Trustee's knowledge, hold the highest nominal amount among all the Noteholders, and who declare that they comply with all the conditions set forth below (hereinafter: "Representation Committee Members"). If any of them is unable to serve as a Representation Committee Member as aforesaid, the Trustee shall appoint in its place the Noteholder that holds the next highest par value amount and which complies with all the conditions set forth below and so forth, and these are the conditions: 1.2.1. The Noteholder does not have a material conflict of interest due to the existence of any additional material interest incompatible with the interest deriving from its service on the Representation Committee and from holding the Notes. For the avoidance of doubt, it is clarified that a Holder who is a Related Party of the Company shall be deemed to have a material conflict of interest as aforesaid and shall not serve on the Representation Committee; 1.2.2. In the same calendar year the Noteholder was not serving on similar representation committees for other notes with an aggregate value greater than the percentage of the asset portfolio managed thereby, which was set as the maximum percentage permitting service on a representation committee according to the directives of the Director General of Competition relating to the establishment of an emergency representation committee.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 97 - 1.3. If during the tenure of the Representation Committee, one of its members ceases to meet one of the circumstances set forth in Section 1.2 above, its service shall terminate, and the Trustee shall appoint another member in its place from among the Noteholders as set forth in section 1.2 above. 1.4. Prior to the appointment of the Representation Committee Members, the Trustee shall receive from the candidates to serve as members of the Representation Committee a declaration regarding the existence or absence of material conflicts of interest as set forth in section 1.2.1 above and regarding service on additional representation committees as set forth in section 1.2.2 above. Similarly, the Trustee may also request such a declaration from the Representation Committee Members at any time during the Representation Committee’s tenure. A Holder who fails to submit such a declaration shall be deemed to have material conflicts of interest or to be precluded from serving pursuant to the above directives of the Director General of Competition, as applicable. With respect to declarations regarding conflicts of interest, the Trustee shall examine the existence of conflicting interests, and if necessary shall decide whether such conflicts of interest disqualify the Holder from serving on the Representation Committee. It is clarified that the Trustee shall rely on such declarations and shall not be required to conduct an additional independent examination or investigation. The Trustee's determination in these matters shall be final. 1.5. The term of office of the Representation Committee shall end on the date on which the Company publishes the decisions of the Representation Committee in connection with the grant of an extension period to the Company for compliance with the terms of the Deed of Trust as set forth in Section 2.1 below. 2. Authority 2.1. The Representation Committee shall have the authority to grant an non-recurring extension to the Company in connection with the dates for meeting the financial covenants set forth in the Deed of Trust in a manner that the anticipated breach shall be

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 98 - removed prior to the cause for repayment in Sections 7.1.17 and 7.1.18 of the Deed of Trust, for a period of up to 90 (ninety) days, or until the publication date of the next financial statements after the publication date of the financial statements, which revealed that the Company failed to meet any of the financial covenants prior to the maturity of the causes for immediate repayment in Sections 7.1.17 and 7.1.18 of the Deed of Trust. 2.2. It is clarified that the period of time up to the appointment of the Representation Committee shall be counted in the framework of the above extension, and it shall not be grounds for granting the Company any additional extension beyond that set forth above. It is further clarified that the activity of the Representation Committee and the cooperation among the members thereof shall be limited to consideration of the possibility of granting such an extension, and no other information that does not relate to the grant of an extension as stated shall be exchanged among the members. 2.3. If no Representation Committee was appointed according to the provisions of Section 1 above, or if the Representation Committee decided not to grant the Company an extension as provided in Section 3.1 above, the Trustee shall be required to call a meeting of Noteholders for passing a resolution accelerating repayment of the Notes, in accordance with the provisions of section 7.2 of the Deed of Trust. 2.4. It is clarified that anything set forth in this section shall not derogate from the right of the Noteholders to demand the assembly of a meeting of the Noteholders under the provisions of the Deed of Trust, including in connection with acceleration to immediate repayment. 3. The Company's undertakings with respect to the Representation Committee 3.1. The Company undertakes to furnish to the Trustee all the information in its possession or which it is able to reasonably obtain in connection with the identity of the Noteholders and the scope of their holdings. Similarly, the Trustee shall act to obtain said information in accordance with the powers vested in it by law. 3.2. In addition, the Company undertakes to fully cooperate with the Representation Committee and the Trustee as necessary for performing the necessary examinations by

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 99 - them and the formulation of decisions of the Representation Committee, and to provide the Representation Committee with all the data and documents that they require with respect to the Company, subject to the limitations of law and to security clearance restrictions. Without derogating from the generality of the foregoing, the Company shall furnish to the Representation Committee the relevant information for the formulation of the decision thereof, which may not include any misleading particular and may not be incomplete. 3.3. The Company shall bear the costs of the Representation Committee, including the costs of engaging consultants and experts by or on behalf of the Representation Committee, according to the provisions of Section 23 of the Deed of Trust, mutatis mutandis. 4. Liability 4.1. The Representation Committee shall act and decide in the matters delegated thereto according to its absolute discretion, and neither it nor any of its members, officers, employees and consultants shall be liable, and the Company and the Noteholders hereby discharge them from all complaints, demands and claims against them, for having exercised or refrained from exercising the powers, authority or discretion granted to them under this Deed and in connection therewith, or for any other action they performed pursuant thereto, except if they acted willfully or in bad faith. 4.2. The actions of the Representation Committee members and anyone acting on their behalf shall be subject to the indemnification provisions in section 23 of the Deed of Trust, mutatis mutandis, as if they were the Trustee.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 1 - Deed of Trust - Notes (Series D) Executed on July 7, 2021 Between Elbit Systems Ltd. Public Company 52-004302-7 539 Advanced Technology Center (Matam) St., Haifa (Hereinafter: the “Company”) Of the first part; And between Hermetic Trust (1975) Ltd. Company no. 51-070519-7 30 Sheshet HaYamim St., Bnei Brak (Hereinafter: the “Trustee”) Of the second part; Whereas On September 29, 2020, the Company’s shelf prospectus bearing the date September 30, 2020, was published, whereby the Company may issue pursuant to a shelf offering reports, inter alia, notes (Series D) that are not convertible into shares of the Company; and Whereas the Trustee is a company limited in shares that was incorporated in Israel pursuant to the Companies Ordinance, the main purpose of which is to engage in trusteeship activities; and Whereas the Trustee has represented that there is no impediment under the Securities Law, 5728-1968, or any other law, to prevent it from entering into this Deed of Trust with the Company and to serve as trustee for the Notes (Series D), and that it complies with the requirements and qualifications stipulated in the Securities Law, 5728-1968, to serve as trustee for the offering of the Notes, including with respect to conflicts of interest that may prevent its engagement with the Company as aforesaid; and

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 2 - Whereas S&P Global Rating Maalot Ltd. assigned a rating of ilAA to the Notes (Series D). Whereas the Trustee has no personal interest in the Company and the Company has no personal interest in the Trustee; and Whereas the Company has contacted the Trustee with a request whereby subject to the offering of the Notes (Series D), by way of publishing a shelf offering report, it shall serve as trustee for the holders of the Notes (Series D), which shall be issued in such framework, and the Trustee has granted its consent thereto; and Whereas the Trustee has agreed to sign this Deed of Trust and to act as the trustee of the holders of the Notes (Series D); and Whereas the Company has obtained all the approvals required under applicable law or agreement for executing the offering under the provisions of this Deed, and there is no preclusion under applicable law or agreement for executing the offering pursuant to the provisions of this Deed; Now, therefore, it is agreed, declared and stipulated between the parties as follows: 1. Introduction, interpretation and definitions 1.1. The introduction to this Deed and its appendices constitute an integral part thereof. 1.2. The division of this Deed into sections, and the section headings herein, are for purposes of convenience and ease of reference only and shall not be used for the purpose of interpretation. 1.3. In this Deed of Trust plural shall include the singular and vice versa, masculine shall also include feminine and vice versa, and any reference to a person shall include a body corporate, all unless explicitly stated otherwise in this Deed. 1.4. In any matter not referred to in this Deed and in case of a contradiction between the cogent statutory provisions and this Deed, the parties shall act in accordance with the cogent provisions of Israeli law. In the event of any contradiction between the provisions described in the shelf offering report in connection with this Deed

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 3 - and/or the Notes, the provisions of this Deed shall prevail. It is clarified that as of the execution date of this Deed, there is no conflict between the provisions described in the Notes and this Deed. In any event of contradiction between the Deed of Trust and the accompanying documents thereto, the provisions of the Deed of Trust shall prevail. 1.5. In this Deed and its schedules, the following terms shall have the meaning set out adjacent thereto, unless explicitly determined otherwise: “this Deed” or “Deed of Trust” - This Deed of Trust including the schedules and appendices attached thereto which constitute an integral part thereof; “Prospectus” or “Shelf Prospectus” - The Shelf Prospectus of the Company published on September 29, 2020, bearing the date September 30, 2020; “Shelf Offering Report” or “Offering Report” - An offering report pursuant to Section 23A(f) of the Securities Law, where all of the details shall be completed as required for offering the Notes (Series D), including the composition of the offered units, according to the provisions of applicable law, and in accordance with TASE bylaws and guidelines, as they shall be at such time; “Dollar” United States Dollar. “Notes (Series D)” or “Notes” or “Notes in Circulation” or “Notes Series” or “Series D” - All the Notes (Series D) of the Company, with par value NIS 1 each, registered, which will be issued from time to time by the Company, and which, at such time, have not been repaid in full and have not expired or been cancelled; “Trustee” - Hermetic Trust (1975) Ltd. and/or anyone serving from time to time as trustee for the holders of the Notes under this Deed; “TASE” The Tel Aviv Stock Exchange Ltd.; “Insolvency Law” - The Insolvency and Economic Rehabilitation Law, 5778- 2018, and the regulations promulgated thereunder as they shall be from time to time;

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 4 - “Companies Law” - The Companies Law, 5759-1999, and the regulations promulgated thereunder as they shall be from time to time; “Registry of Noteholders” and/or “Registry” - The registry of noteholders as set forth in Section 26 of this Deed; “Noteholders” and/or “Note Owners” and/or “Holders” - As the term “Holder” or “Holder of a Note Certificate” is defined in the Securities Law; “Note Certificate” - A Note certificate in the form set forth in the First Schedule to this Deed, and which shall be adjusted to the relevant details of Series D as and insofar as they shall be published in a Shelf Offering Report; “Law” or “Securities Law” - The Securities Law, 5728-1968, and the regulations promulgated thereunder as in effect from time to time; “Principal” - The total par value of the Notes (Series D); “Business Day” - Any day on which most of the banks in Israel are open for business; “Special Resolution” - A resolution adopted by the general meeting of the Noteholders (Series D), at which at least two (2) Noteholders were present in person or by proxy, representing at least 50% of the voting rights, or at an adjourned meeting at which participants were present in person or by proxy who hold at least 10% of the below referenced balance, which was adopted (whether at the original meeting or at the adjourned meeting) by a majority of at least two-thirds (2/3) of all the votes of those participating in the vote, excluding abstentions;

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 5 - “Ordinary Resolution " - A resolution adopted by the meeting of Noteholders (Series D), at which at least two (2) Noteholders were present in person or by proxy, who jointly hold or represent at least 25% of the outstanding par value balance of the Notes in Circulation on the record date for the meeting or adjourned meeting of such meeting that shall be held with any number of participants, and which was adopted (whether at the original meeting or at the adjourned meeting) by an ordinary majority of number of votes participating in the vote, excluding abstentions; “Holder” - As such term is defined in the Securities Law; “Maalot” - S&P Global Ratings Maalot Ltd. Wherever there is a reference to a rating according to Maalot’s rating scale, the intention is alternatively, to an equivalent rating replacing it, which shall be set by a different rating company (insofar as such shall replace Maalot); “Quarter” - Each of the following periods: January - March, April - June, July - September, October - December; “Base Rate” - The rate known on the date of the tender for the classified investors, in connection with the first offering report for the issue of the Notes (Series D), as will be specified in the shelf offering report; “Known Rate” - The latest representative rate of the Dollar set by the Bank of Israel before such date. However, during a period when the Bank of Israel does not customarily set a representative rate, the Known Rate at any given date shall be the rate most recently determined before such date by the Minister of Finance together with the Governor of the Bank of Israel for government notes linked to the Dollar rate, and in the absence

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 6 - of such rate, as the Trustee shall determine in consultation with financial experts that it shall select; “Payment Rate” - The Known Rate on the third Business Day before the actual payment date, and in case of a day for which no Known Rate was set (for example Sunday or Holidays), then the Known Rate on the following Business Day.. 1.6. This Deed of Trust shall become effective on the date the Notes are allocated by the Company, and its applicability shall be retroactively from the publication date of the Shelf Offering Report. It is agreed that in the event the offering of the Notes is cancelled, for any reason whatsoever, this Deed shall be null and void. 1.7. Wherever the TASE bylaws and guidelines thereunder (“TASE Rules”) apply or shall apply to any action under this Deed, they shall take precedence over any other provisions that are set forth in this Deed, and the dates of the aforesaid actions shall be determined in accordance with the TASE Rules. 1.8. Wherever this Deed sets forth “subject to applicable law” (or similar expression), the intention is subject to applicable law that are not dispositive. 1.9. The Company undertakes to act for the listing on TASE of the Notes (Series D) that shall be issued (if and insofar as issued) through the Shelf Offering Report under the Shelf Prospectus. 2. Offering of the Notes; offering terms; pari passu 2.1. The Notes (Series D) are registered, with par value of NIS 1 each. The rates and dates for payment of Principal and interest on the Notes (including adjustment of the interest rates) are set forth in Sections 2 to 6 to the terms written overleaf in the First Schedule to the Deed of Trust. With respect to the Company’s right for early redemption, see Section 6 of this Deed. 2.2. The Principal and interest on the Notes (Series D) shall be linked to the Representative Dollar rate according to the following linkage terms: Should it transpire on any payment date on account of the Principal and/or interest for these Notes that the Payment Rate is higher than the Base Rate, then the Company shall make the same Principal and/or interest payment, increased proportionally to the

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 7 - rate of increase of the Payment Rate compared to the Base Rate. In case the Payment Rate is lower than the Base Rate, then the Company shall make the same Principal and/or interest payment, reduced proportionally to the rate of decrease of the Payment Rate compared to the Base Rate. The linkage method of the Principal and/or interest shall not be changed during the period of the Notes. 2.3. The Company shall issue the Notes under the terms as set forth in this Deed and under the terms written overleaf set forth in the First Schedule to this Deed. 2.4. The Notes (Series D) to be issued (if issued) shall all have equal security rank and equal rights pari passu among themselves in connection with the Company’s undertakings according to the Notes (Series D), without any preference or priority of one over the other. 3. Acquisition of notes by the Company, Affiliated Holder, and the controlling shareholder, and issue of additional notes 3.1. The Company reserves the right to acquire, whether on TASE or outside TASE, at any time, Notes (Series D), at any price and under terms it shall deem fit. For the avoidance of doubt, acquisition by the Company shall not derogate from the obligation to repay the Notes (Series D) that are still held by the Noteholders. In case of such acquisition by the Company that requires reporting in accordance with law, the Company shall report such in accordance with law. 3.2. The Notes (Series D) to be acquired by the Company shall be cancelled and delisted from TASE, and the Company shall not be permitted to reissue them, without derogating from the repayment obligation of the Notes (Series D) that are still in circulation. If the Notes (Series D) are acquired by the Company as aforesaid, the Company shall contact the TASE Clearing House with an application to withdraw the certificates thus acquired. It is clarified that a subsidiary of the Company and/or an included company and/or an affiliated company and/or a company under the control of the Company and/or its controlling shareholder (directly or indirectly) and/or a “relative” of the controlling shareholder as defined in the Companies Law and/or anyone on its behalf and/or a corporation under the control of any of the foregoing (except for the Company, with respect to which the provisions set forth in this Section above

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 8 - shall apply) (hereinafter: “Affiliated Holder”) shall be permitted to acquire and/or sell from time to time, on TASE or outside TASE, including by way of a public offering by the Company, Notes at any price it shall deem fit, at its discretion (subject to applicable law). The Notes as aforesaid that shall be held by an Affiliated Holder shall be deemed an asset of the Affiliated Holder, shall not be delisted from TASE, and they shall be transferrable as other Notes. The Notes to be held as aforesaid by the Affiliated Holder shall not be taken into account for purpose of determining the legal quorum, and they shall not grant voting rights in Noteholders meetings, subject and according to the provisions of applicable law. 3.3. Without derogating from the generality of the foregoing and subject to TASE’s approval, the Company reserves the right, at its sole discretion, without requiring the Trustee’s consent or consent of the Holders of Notes at such time, to increase from time to time the series of Notes (Series D), subject to the terms in Section 3.5 below, whether by private placement or pursuant to a prospectus (whether through a shelf offering report or in any other way), and to issue additional Notes (Series D). The Company shall be permitted to issue additional notes as aforesaid, under terms identical to those of the Notes (Series D), at any price and in any manner that the Company shall deem fit, including at a different discount rate or premium. The outstanding Notes on the date of expansion of the series and the additional Notes (from the date of issue) shall constitute a single series for all intents and purposes. The Trustee shall serve as trustee for the Notes as they shall be in circulation from time to time, even in the event of an expansion of the series and the Trustee’s consent to serve as such for the expanded series shall not be required. 3.4. Similarly, and without derogating from the foregoing, the Company reserves the right to issue, subject to the provisions of applicable law, at any time and from time to time (whether by private placement or pursuant to a prospectus, whether through a shelf offering report or in any other way), and without requiring the consent of the Trustee and/or of the Noteholders at such time, securities of any kind, and under terms as the Company shall deem fit, including additional series of notes and/or convertible notes and/or warrants and/or other securities of any kind, whether securities that would grant a right to convert to Company shares, and whether they shall grant no such right, under terms of redemption, interest, linkage, repayment

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 9 - rank in the event of liquidation, and other terms, as the Company shall deem fit, whether preferable to the terms of the Notes offered under the Prospectus and Shelf Offering Report, equal or inferior thereto. Notwithstanding anything set forth above, insofar as the Company shall issue a series of additional notes and/or a different series of securities that are debt (the “Additional Series”), and the Additional Series shall not be backed by security interests (and so long as it is not backed by security interests), the rights of the Additional Series in liquidation shall not have preference over the Notes (Series D). It is noted that in the event an Additional Series that is backed by security interests is issued, preference in liquidation shall be only with respect to those security interests included in the Additional Series as aforesaid. In the event an Additional Series is issued as aforesaid, which is not secured by security interests, the Company shall provide the Trustee, prior to the offering, an approval signed by the Company’s CEO or the senior finance officer, regarding its satisfaction of the above undertakings, in form satisfactory to the Trustee. 3.5. Notwithstanding the foregoing in Section 3.3 above, the Company undertakes towards the Noteholders (Series D) that an additional offering of Notes (Series D) by way of an expansion of the series shall be subject to the satisfaction of the following cumulative conditions:(1) it shall not prejudice the rating of the series of expanded notes from Series D as the rating shall be prior to the expansion of Series D; (2) on the date of the expansion, and as a result thereof, there is no cause for immediate repayment as set forth in Section 7.1 below, without taking into account the cure and waiting periods set forth in that section; and (3) on the date of the expansion and as a result thereof, the Company meets all the financial covenants set forth in Sections 4.4.1 and 4.4.2 below, without taking into account the cure and waiting periods in connection with such financial covenants; and (4) the Company is in compliance with all of its material undertakings towards the Noteholders according to the provisions of this Deed. In the event of an expansion of the series as aforesaid, the Company shall transfer to the Trustee, prior to the expansion, advance approval of a rating company (as defined in the Regulation of Credit Rating Companies Activity Law, 5774-2014), whereby such expansion of the series does not prejudice the existing rating at such time of the expanded Notes

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 10 - Series. In addition, prior to the expansion and no later than the date of the tender to the classified investors (if any), the Company shall transfer an approval to the Trustee that is signed by the Company’s CEO or the senior finance officer, on behalf of the Company, whereby the other conditions set forth in this Section 3.5 above are satisfied, plus a relevant calculation (in connection with the condition in subsection (3) above), in form acceptable to the Trustee. It is clarified that the Company’s undertakings as set forth above in this paragraph shall only apply with respect to additional offerings of Notes (Series D) by way of an expansion of the series, and such undertakings shall not apply with respect to the offering of notes by way of an expansion of other series in circulation at such time, or with respect to the offering of a new series of notes, or for any other type of debt to be borne by the Company, whether or not such shall be rated, regardless of the offering date or date such debt is borne, regardless of the proximity of the offering date or date such debt is borne to the date of the expansion of the series as aforesaid, and regardless of the proximity to the date or it being a factor for altering any rating. 3.6. In the event the Company shall in the future issue additional notes, in the framework of an expansion of the series, at a discount rate that differs from the discount rate for such series (including the absence of a discount), the Company shall, prior to expanding the series, apply to the Israel Tax Authority in order to obtain its approval whereby with respect to deducting withholding tax from the discount fees in respect of the Notes, a uniform discount rate shall be determined for the Notes based on a formula that weights the different discount rates in such series, if any (hereinafter: the “Weighted Discount Rate”). In the event that such approval is obtained, the Company shall prior to the expansion of the series calculate the Weighted Discount Rate for all Notes, according to such approval, and prior to the expansion of the series the Company shall submit an immediate report (to the extent possible, in a report on the offering results), where it shall announce the Weighted Discount Rate for the entire series, and shall withhold tax on the dates of redemption of the Notes, in accordance with the Weighted Discount Rate and in accordance with the provisions of the law. In such case, all other provisions of the law relating to the taxation of discount fees shall apply. Should such approval not be obtained from the Israel Tax Authority, tax shall be withheld

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 11 - at source from the discount fees, according to the highest discount rate created for the series. In such case, the Company shall submit an immediate report prior to the expansion of the series, where it shall announce the discount rate that was set with respect to the entire series as aforesaid, and all the other provisions of law related to the taxation of the discount fees shall apply. Tax shall be withheld at source upon redemption of the series, in line with the discount rate reported as aforesaid. It is clarified that whenever there is an expansion of a Note Series, for any reason, should the discount rate to be set in the framework of the offering of the notes be higher than the discount rate prior to the expansion of the series (including the absence of a discount), there may be cases where tax shall be withheld at source for discount fees at a rate that is higher than the discount fees that were set for whoever held the notes prior to the expansion of the series (hereinafter: the “Surplus Discount Fees”), whether or not an approval from the Israel Tax Authority has been obtained for setting a uniform discount rate. A taxpayer who held the Notes prior to the series expansion and until repayment of the Notes that it holds, shall be entitled to file a tax report with the Israel Tax Authority and receive a tax refund in the amount of tax that was deducted from the Surplus Discount Fees, provided it is entitled to such refund under law. 4. The undertakings of the Company 4.1. The Company hereby undertakes to pay, on the designated dates, all Principal, interest, and linkage differential amounts, which are payable under the terms of the Notes, and to comply with all the other terms and obligations imposed thereon under the terms of the Notes and under this Deed. 4.2. It is clarified that as of the date of this Deed, except for restriction under law, the Company is not subject to any restriction with respect to the distribution of dividends or the buyback of its shares, except as set forth in Section 4.5 below. 4.3. Undertakings not to register a floating charge on all of the Company’s assets (“Negative Pledge”) 4.3.1. Until completion of the final and full repayment of the Notes (Series D), the Company undertakes not to create a floating charge on all of its property and rights, current and future (negative pledge) in favor of any

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 12 - third party, for securing any debt or liability, save for charges in favor of the State of Israel, without obtaining prior consent by a Special Resolution. 4.3.2. Notwithstanding the foregoing, the Company shall be entitled to create a general floating charge on all of its property and rights, current and future, without being required to obtain the consent of the meeting of Noteholders (Series D), provided that concurrently with the creation of a floating charge as aforesaid, the Company shall create a charge of the same type and equal rank in favor of the Noteholders (Series D), pari passu according to the debt ratio, which shall be in effect so long as the Notes (Series D) have not been repaid in full. The Company clarifies that as of the execution date of this Deed, the Company has not created a general floating charge as aforesaid. Insofar as the Company shall create a charge in favor of the Noteholders, as set forth in this Section 4.3.2, exercise of the charge by the Trustee or by a third party shall not require the approval of the Trustee or third party, as applicable, or of any of the Noteholders (together: the “Parties”), or the provision of prior notice to the other Parties regarding the intention to act as aforesaid. In light of the foregoing, each Party may independently and at its discretion (provided it has the right to such according to the Deed of Trust or the provisions of the relevant charge agreement) by itself take any required actions for the purpose of exercising the charged asset. Insofar as the Company is made aware of the fact that the third party initiated proceedings for exercising the pledge, the Company shall inform the Trustee of such in writing as soon as possible and no later than one Business Day after the date the Company was made aware of the aforesaid. 4.3.3. Whenever the Company shall create a charge as set forth in Section 4.3.2 above in favor of the Noteholders (Series D), and such charge requires registration with the registry of charges at the Registrar of Companies or at any other registrar for purpose of perfection, the charge shall be deemed to have been duly registered only after the

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 13 - Company provided the Trustee with all of the following documents in form satisfactory to the Trustee: (a) a charge agreement with the Deed of Trust attached thereto as an annex, bearing the original signature of the Company and with an original “received” stamp from the Registrar of Companies, and bearing the date of the “received” stamp that is no later than 7 (seven) days from the date of signing the charge agreement; (b) a notice on details of mortgages and charges (Form 10) stamped with an original “received” stamp from the Registrar of Companies, bearing a date no later than 7 (seven) days from the date the notice was created; (c) a charge registration certificate from the Registrar of Companies; (d) a charge printout from the Registrar of Companies or from any other office or registrar as shall be required under applicable law, whereby such charge was registered; (e) an affidavit signed by a senior finance officer that confirms, inter alia, that the charge does not conflict and/or contradict the Company’s other undertakings, and that the Company obtained all approvals in connection with creating such charge; (f) an expert opinion from an external attorney that confirms that the charge in favor of the Noteholders is valid and enforceable and exercisable against the Company, that it has the same creditors’ rating set forth in the charge documents, and that the condition set forth above in connection with the charge in favor of the third party is satisfied; and any other reasonable document that the Trustee shall require from time to time, the requirement of which is acceptable under the circumstances in order to secure the validity of the charge and its enforceability and exercisability. The Company shall provide the Trustee, at its request, with documents or approvals or opinions attesting that the charge is valid, enforceable and exercisable towards the Company throughout the lifespan of the Notes (Series D), and an affidavit as set forth in Section (e) above. For the avoidance of doubt it is clarified that the Company has the right, at any time, to charge all or part of its assets by fixed charges, and to create floating charges on one or more specific assets of the Company, in connection with the

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 14 - creation of such fixed charges, and in such cases the provision of Section 4.3.1 above shall not apply. In addition, save for anything set forth in Section 4.3.1 above, no restrictions whatsoever shall apply to the Company and the companies held by the Company in imposing any kind of charges on its property. 4.4. Undertaking to financial covenants 4.4.1. The Company undertakes that, as long as the Notes (Series D) have not been fully repaid, the Company’s equity in the Company’s latest published consolidated financial statements, excluding non-controlling interests (hereinafter: the “Equity”), shall not be less than USD 800 (eight hundred) million (hereinafter: the “Minimum Equity”). Failure to comply with the Minimum Equity requirement as aforesaid for 2 (two) consecutive calendar Quarters, shall constitute cause for immediate repayment as set forth in Section 7.1.17 of the Deed. 4.4.2. The Company undertakes that as long as the Notes (Series D) have not been fully repaid, the ratio between the Company's Net Financial Debt and the Company’s total Balance, according to the Company’s latest consolidated financial statements that were published, shall not exceed 50% (fifty percent). Failure to comply with the ratio between the Company's Net Financial Debt and the Company’s total Balance as aforesaid for 2 (two) consecutive calendar Quarters, shall constitute cause for immediate repayment as set forth in Section 7.1.18 of the Deed. “Net Financial Debt” - Short-term loans and long-term loans, notes, short-term credit, and current maturities of notes and long-term loans; less cash, cash equivalents, tradeable securities held for a short term, short-term financial investments, and deposits (except for restricted cash and deposits); and all - as such amounts are presented in the Company’s consolidated balance sheet as of the end of the relevant period, which is published by the Company.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 15 - “Balance Sheet”, in respect of this section only - all of the Company’s assets according to the Company’s consolidated balance sheet, as of the end of the relevant period, as published by the Company. 4.4.3. It is clarified that for the purposes of this Deed, including with respect to Sections 4.4.1, 4.4.2, and 4.5, in the event of a change to the accounting standard that applies to the Company compared to that applying to it on the date the Company engages in this Deed (hereinafter: the “Previous Standard”), which affects the manner of calculating any of the restrictions and/or financial covenants that the Company undertook under this Deed, and as long as the Notes (Series D) have not been fully repaid, the Company shall prepare a Proforma Balance Sheet in shortened form, according to the Previous Standard (hereinafter: the “Proforma Balance Sheet”). The Company shall provide the Trustee with the Proforma Balance Sheet after the publication of the Company's financial statements that it is required to publish according to the provisions of law that apply to it, and the Company’s compliance with the restrictions and financial covenants in the Deed of Trust shall be examined only in accordance therewith. For the avoidance of doubt, it is clarified that in the event the Company prepared the Proforma Balance Sheet as aforesaid, compliance with the restrictions and/or financial covenants shall only be examined according to the Proforma Balance Sheet, and should the Company be in compliance with the restrictions and/or financial covenants according to the Proforma Balance Sheet, there shall be no cause for immediate repayment and/or there shall be no restriction on distributions, as applicable. 4.4.4. The financial covenants set forth in Sections 4.4.1 and 4.4.2 above shall be examined on the date of publishing the annual consolidated financial statements of the Company with respect to the year ended on the date for which such reports were prepared, and on the publication date of the consolidated quarterly results of the Company with respect to the Quarter ended on the date for which such report was prepared.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 16 - Similarly, the Company shall provide the Trustee with a signed confirmation regarding the examination results as aforesaid by the Company’s CEO or the senior finance officer, in a form satisfactory to the Trustee, with an explanation and/or relevant calculation, regarding its compliance or noncompliance in each of the financial covenant set forth in Sections 4.4.1 and 4.4.2 above, within 5 (five) Business Days from the publication date of the annual financial statements or the publication of the quarterly results, all in a form satisfactory to the Trustee. The Trustee shall be entitled to rely on the Company’s confirmation and shall not be required to make additional examinations on its behalf. 4.5. Additional undertakings - restriction on distribution 4.5.1. The Company undertakes not to perform distribution as such term is defined in the Companies Law, if on the adoption date of the resolution to perform distribution one or more of the following is satisfied or is expected to be satisfied with high probability as a result of the distribution: (1) There is a cause for immediate repayment as set forth in Section 7.1 below (without taking into account the cure periods set forth in this section). (2) The Equity (as defined above) shall be less than USD 900 (nine hundred) million, while the Company’s compliance with this condition shall be calculated as set forth in Sections 4.4.3 and 4.4.4 above. (3) The ratio between the Company's Net Financial Debt and the Company’s total Balance (as defined above) shall exceed 45% (forty five percent), while the Company’s compliance with this condition shall be calculated as set forth in Sections 4.4.3 and 4.4.4 above.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 17 - (4) The Company is not in compliance with any of its material undertakings towards the Noteholders according to the provisions of this Deed. 4.5.2. The Company shall deliver to the Trustee at its request, within three (3) Business Days from the resolution date of such distribution, a confirmation signed by the Company’s CEO or the senior finance officer (and with respect to Sections 4.5.1(2) and 4.5.1(3) including a calculation, to the satisfaction of the Trustee) regarding the Company’s compliance with anything set forth in Section 4.5.1, as of the resolution date of the distribution. 5. Security interests 5.1. The Notes (Series D) shall not be secured with security interests. 5.2. The Notes (Series D) shall rank equally, pari passu, among themselves, without any preference or priority of one over the other. 5.3. Subject to Section 4.3 above, the Company shall be entitled to charge all or part of its property, in any charge and in any way whatsoever, in favor of any third party, without any restriction whatsoever, and at any rank, including for securing other series of notes or liabilities, and without the need for any consent from the Trustee or from the Noteholders. 5.4. For the avoidance of doubt, it is clarified that the Trustee does not have a duty to examine, and the Trustee has actually not examined, the need to provide security interests for securing repayment to the Noteholders. The Trustee was not requested to conduct, and has actually not conducted and shall not conduct economic, accounting or legal due diligence with regard to the condition of the Company’s business or its subsidiaries. By entering into this Deed and by the Trustee's consent to serve as a Trustee for the Noteholders, the Trustee is not expressing its opinion, whether explicitly or implicitly, with regard to the Company’s ability to meet its obligations to the Noteholders. Nothing stated above shall derogate from the Trustee’s duties under law and/or the Deed of Trust, nor shall it derogate from the Trustee’s obligation (should such obligation apply to the Trustee in accordance with applicable law) to examine the impact of changes in the Company from the

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 18 - offering date henceforth insofar as they may have a negative impact on the Company’s ability to satisfy its obligations towards the Noteholders. 5.5. The Company shall be entitled from time to time to sell, lease, assign, give or transfer all or part of the assets thereof, without requiring any approval of the Trustee and/or of the Noteholders, without derogating from anything set forth in Section 7.1.24 below. 6. Early redemption 6.1. If and insofar as after listing on TASE as aforesaid, TASE shall decide to delist the Notes (Series D) due to the value of the Notes falling below the amount prescribed in the TASE guidelines regarding delisting of notes, the Company shall perform early redemption and act as follows: 6.1.1. Within 45 (forty five) days from the date TASE’s board of directors resolves to delist the Notes as aforesaid, the Company shall announce an early redemption date on which the Noteholder may redeem the Notes. The notice on early redemption shall be published by immediate report to be sent to the Authority and TASE and to two (2) widely circulated daily newspapers in Israel in Hebrew and shall be delivered in writing to all registered Noteholders. 6.1.2. The early redemption date shall not take place before the lapse of 17 (seventeen) days from the publication date of the notice and no later than 45 (forty-five) days from aforesaid date, but not during the period between the record date for payment of interest and the actual date of payment thereof. On the early redemption date, the Company shall redeem the Notes of the Holders who requested the redemption thereof. The redemption proceeds shall be no less than the par value amount of the Notes, plus interest and linkage differentials accrued until the actual payment date, as set forth in the terms of the Notes. 6.1.3. The setting of an early redemption date as aforesaid is without prejudice to the rights of redemption as stipulated in the Notes, for

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 19 - those Holders of the Notes who shall not redeem them on the early redemption date as aforesaid, but the Notes shall be delisted from TASE, and the resulting tax implications shall apply thereto. 6.1.4. Early redemption of the Notes as aforesaid, shall not grant to Holders of such redeemed Notes the right to the payment of interest and/or linkage differentials in respect of the period after the redemption date. 6.2. Early redemption at the discretion of the Company The Company shall be entitled, at its sole discretion, to make an early redemption of the Notes (Series D) at any time starting from the end of 60 (sixty) days from the date of listing the Notes on TASE, and in such case the following provisions shall apply, all subject to the guidelines of the Israel Securities Authority and to the provisions of the TASE Rules, as they shall be on the relevant date: 6.2.1. The frequency of early redemptions shall not exceed one redemption per Quarter. 6.2.2. If an early redemption is scheduled for a Quarter for which a payment date for interest is also set, or payment date for partial redemption, or payment date for final redemption, the early redemption shall be performed on the date set for such payment. 6.2.3. The minimum scope of any early redemption shall be no less than NIS 1 million. Notwithstanding the foregoing, the Company is entitled to perform early redemption in scope of less than NIS 1 million, provided the frequency of redemptions does not exceed one redemption per annum. 6.2.4. Any amount to be repaid in early redemption by the Company, shall be repaid with respect to all Noteholders, pro rata to the par value of the held Notes. 6.2.5. Shortly after the Company’s board of directors has adopted a resolution regarding early redemption as set forth above, the Company shall publish an immediate report on performing early redemption through

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 20 - the MAGNA system, no less than 17 (seventeen) days and no more than 45 (forty five) days before performing early redemption. 6.2.6. The early redemption date shall not take place in the period between the date set for payment of interest for the Notes (Series D) and the actual payment date of the interest. 6.2.7. In such immediate report the Company shall publish the Principal amount to be repaid in an early redemption, and the interest and linkage differentials accrued for such Principal amount until the early redemption date, as set forth in Section 6.2.10 below. 6.2.8. On the date of partial or full early redemption (if any), the Company shall pay the Noteholders the interest and linkage differentials accrued on the portion redeemed in a partial early redemption and not on the entire outstanding balance. 6.2.9. No early redemption shall be performed for part of the series of Notes if the final redemption amount shall be less than NIS 3.2 million. On the date of partial early redemption, if any, the Company shall publish an immediate report indicating:(1) the rate of partial early redemption in terms of the outstanding balance; (2) the rate of the partial early redemption in terms of the original series; (3) the interest rate of the partial early redemption on the redeemed portion; (4) the interest rate to be paid in the partial early redemption, calculated with respect to the outstanding balance; (5) an update of the remaining partial early redemption rates, in terms of the original series; (6) the record date for the right to receive early redemption of the Notes Principal 6 (six) days before the date set for the early redemption. 6.2.10. The amount to be paid to the Noteholders (Series D) in case of early redemption initiated by the Company, shall be the higher amount of the following: (1) market value of the Notes (Series D) balance for early redemption, which shall be determined according to the average closing price of the Notes (Series D) in the thirty (30) trading days preceding the date the board of directors resolved to perform the early

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 21 - redemption, and in case the early redemption is performed on the date set for payment of interest, an amount equivalent to the interest amount shall be deducted from the average Notes value as aforesaid (interest only, excluding payments of Principal) that is paid on such date for the same Note; (2) the liability value of the Notes (Series D) for early redemption, meaning the Principal plus interest and linkage differentials, until the actual early redemption date; (3) the cash flow balance of the Notes (Series D) for early redemption (Principal plus interest) when capitalized according to the Return on Government Notes (as defined below) plus interest at an annual rate of 1.4%. Capitalization of the Notes (Series D) for early redemption shall be calculated starting from the early redemption date until the last repayment date set with respect to the Notes (Series D) for early redemption. In this respect, "Return on Government Notes" means: Weighted average of the return (gross) on redemption in a period of seven Business Days, ending two Business Days before the notice date on the early redemption, of two Dollar-linked Government Note series with a fixed-rate interest, and the duration of which is the closest to the average duration of the Notes (Series D) on the relevant date, namely, one series with the closest average duration higher than the duration of the Notes (Series D) on the relevant date, and one series with the closest average duration that is lower than the average duration of the Notes (Series D) on the relevant date, and the adjusted calculation of which shall reflect the average duration of the debt on the relevant date. For example: If the average duration of Government Note A is 4 years, the average duration of Government Note B is 2 years and the average duration of the outstanding loan balance is 3.5 years, the return shall be calculated as follows: 4x + 2 (1-x) = 3.5

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 22 - X = the weight of Return on Government Note A. 1 - X = the weight of Return on Government Note B. According to the calculation, the annual Return on Government Note A shall be weighted at seventy-five percent (75%) of the “return” and the annual Return on Government Note B shall be weighted at 25 percent (25%) of the “return”. “Average Duration” - the average duration. In case additional interest is paid due to early redemption, the additional interest shall be paid only on the nominal value repaid in the early redemption. 7. Immediate repayment 7.1. Upon the occurrence of one or more of the events set forth below, and so long as any of them exist, the provisions in Section 7.2 below shall apply: 7.1.1. Should the Company fail to repay any of the payments on Principal, interest (including interest on arrears and interest adjustments, if any) and/or linkage differentials that it owes under the Notes or under the Deed of Trust, within 7 (seven) days after its repayment date was due. 7.1.2. Should the Company breach the terms of the Notes or the Deed of Trust by way of material breach, or if another material undertaking in favor of the Holders in the framework of the Notes or Deed of Trust was not satisfied, and all if the Trustee has provided notice to the Company to cure the breach and the Company has failed to remedy such breach within 14 (fourteen) days of the date of the notice. 7.1.3. Should it transpire that a material representation of the Company’s representations on the Notes or Deed of Trust as of the initial offering date of the Notes (Series D) is incorrect and/or incomplete, and in case of breach that can be cured - the breach was not cured within 14 (fourteen) days from the date notice was received from the Trustee with respect to the breach, during which the Company shall act to cure such.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 23 - 7.1.4. If a permanent liquidator or any other functionary of similar significance and powers was appointed for the Company, according to the provisions of the Insolvency Law, or if the Company shall adopt a resolution to enter liquidation (save for liquidation for purposes of merging with another company, provided the absorbing entity took upon itself all its undertakings towards the Noteholders (Series D)), or if a permanent and final liquidation order was issued with respect to the Company by the court, or any other order of a similar nature according to the Insolvency Law, or the Company was appointed a trustee as such term is defined in the Insolvency Law. 7.1.5. If a temporary liquidation order for the Company or any other order of similar nature was issued by the court in accordance with the provisions of the Insolvency Law, or if a temporary liquidator or any other functionary with similar significance and powers was appointed for the Company according to the provisions of the Insolvency Law, or if a judicial decision of similar nature has been issued, or a temporary trustee as such term is defined in the Insolvency Law was appointed, and such order or decision was not rescinded within 45 (forty five) days from the date of issuing the order or decision, as applicable. Notwithstanding the foregoing, the Company shall not be granted any cure period with respect to the requests or orders submitted or given, as applicable, by the Company or with its consent. 7.1.6. If a motion was filed for receivership or the appointment of a receiver (temporary or permanent) or an order was issued for the appointment of a temporary receiver, over most or all of the Company’s assets, which was not dismissed or rescinded within 45 (forty five) days from the date the order was issued; or if an order was issued for a permanent receiver over most or all of the Company’s assets; notwithstanding the foregoing, the Company shall not be afforded any cure period motions or orders filed or issued, as applicable, by the Company or with its consent.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 24 - 7.1.7. If another series of Company notes, including a series of notes that is listed on any trading platform, was accelerated to immediate repayment, or if the Company and/or a consolidated company is required to immediately repay debts that it owes to Financial Corporations (not including non-recourse debts), in an amount no less than cumulatively USD 100 (one hundred) million, provided the request is not rescinded within the Cure Period. It is clarified that repayment of short-term special loans (on call) according to their terms, including by way of calling money by a Financial Corporation, that is not by way of immediate repayment, shall not be considered as a requirement of a Financial Corporation for immediate repayment of a debt for purposes of this section. It is also clarified that should debt of the Company or of a consolidated company be accelerated to immediate repayment for reasons that are not financial reasons, and the Company or consolidated company, respectively, shall repay the aforesaid debt within the Cure Period, such debt shall not be deemed as debt that the Company or consolidated company were required to repay in an immediate repayment, for purpose of this section. With respect to this section, “Financial Corporation” - A banking corporation, financial entity, or other entity whose main purpose is to grant loans. With respect to this section, “Cure Period” - insofar as the debt that was accelerated to immediate repayment is debt of the Company - 45 (forty five) days from the date of acceleration to immediate repayment. Insofar as the debt that was accelerated to immediate repayment is debt of a consolidated company - 80 (eighty) days from the date of acceleration to immediate repayment. 7.1.8. If a lien was imposed on all or most of the Company’s assets, or if execution actions are taken or charges are enforced, against most or all of the Company’s assets, and the lien was not removed or the action was not cancelled, as applicable, within 45 (forty five) days after the lien was imposed on the action was taken or the charges were

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 25 - exercised, as applicable; notwithstanding the foregoing, the Company shall not receive any cure period with respect to the requests or orders submitted or issued, as applicable, by the Company or with the consent thereof. 7.1.9. If the Company ceased or announced its intent to cease managing its business affairs, as they shall be from time to time, or if the Company terminated or announced its intent to terminate its payments. 7.1.10. If the Company filed a motion with the court for ordering a stay of proceedings or any similar proceeding according to the Insolvency Law or if such an order is granted upon the Company’s request or any similar order according to the provisions of the Insolvency Law, or if the Company submits a motion to the court for settlement or arrangement with its creditors under Section 350 of the Companies Law or according to the provisions of the Insolvency Law (except for purposes of merging with another company as set forth in section 7.1.16 below and/or restructuring of the Company or a split, which are not prohibited under the terms of this Deed, and except for arrangements between the Company and its shareholders, which are not prohibited under the terms of this Deed and which do not affect the Company’s ability to repay the Notes (Series D) or if the Company shall offer its creditors a compromise or arrangement in another manner; or if a motion is filed to the court under Section 350 of the Companies Law or the Insolvency Law against the Company (not with the Company’s consent), which were not dismissed or cancelled within 45 (forty five) days from the date the order was issued. 7.1.11. (1) If there is a material deterioration in the Company’s business, compared to the condition thereof on the offering date, and there is real concern that the Company shall not be able to repay the Notes on time, or (2) if there is a real concern that the Company shall not satisfy its material obligations towards the Noteholders.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 26 - 7.1.12. If the Company failed to publish a financial report that it is required to publish under the provisions of the laws applicable to it, within 30 (thirty) days from the last date it is required to publish such, except if the Company received an extension for publishing such report from a competent authority, in which case the remedy period shall be the extension period that was granted by such competent authority. 7.1.13. If the Notes were delisted from TASE. 7.1.14. If the TASE suspended trading of the Notes (except for a suspension on the grounds of uncertainty, under the meaning of such grounds in the fourth part of the TASE bylaws), and the suspension was not cancelled within 60 (sixty) days. 7.1.15. If the Notes (Series D) cease to be rated by the rating company that rates the Notes of the Company for a period exceeding 60 consecutive days, except in the event the cessation of the rating is for reasons or circumstances that are not under the Company’s control. Replacing the rating company shall not be deemed a rating cessation with respect to fulfillment of such cause. 7.1.16. Upon a merger, in the framework of which the Company is the surviving entity or target company, without the prior approval of the Noteholders by ordinary majority, unless the surviving company declared to the Noteholders, including by means of the Trustee, at least 10 (ten) Business Days before the merger date, that there is no reasonable concern that due to the merger the surviving entity shall not be able to meet the obligations towards the Holders. 7.1.17. If for 2 (two) or more consecutive calendar Quarters, the Minimum Equity of the Company falls below USD 800 (eight hundred) million, while such Minimum Equity shall be calculated as set forth in Section 4.4 of the Deed (according to its latest consolidated financial statements that were published, or according to the Proforma Balance Sheet under Section 4.4. above).

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 27 - 7.1.18. If for 2 (two) or more consecutive calendar Quarters, the ratio between the Company's Net Financial Debt and the Company’s total Balance (as defined in Section 4.4.2 above), shall exceed 50% (fifty percent), while the Net Financial Debt shall be calculated as set forth in Section 4.4 of the Deed (according to its latest consolidated financial statements that were published, or according to the Proforma Balance Sheet under Section 4.4. above). 7.1.19. If the Company’s principle activity shall cease being in the Company’s Business. “Company’s Business” - Activity in the area of development, manufacture, integration, marketing, and maintenance, of products and systems for use in defense, homeland security, and commercial applications, in air, sea, or land, or in related areas or areas close to them. 7.1.20. If the Company is liquidated or dissolved for any reason whatsoever, except in the event of a merger with another entity, as set forth in Section 7.1.16 of the Deed. 7.1.21. If the Company performs a distribution that is not in compliance with the restrictions on distributions as set forth in Section 4.5 of the Deed. 7.1.22. If the Company breaches its undertaking not to create a floating charge on all of its assets and rights as set forth in Section 4.3 of the Deed. 7.1.23. If the Company ceases being a Reporting Corporation, as such term is defined in the Companies Law. 7.1.24. If a sale of the Majority of the Company’s Assets was performed without obtaining the approval of the Noteholders in an Ordinary Resolution, except for a sale the proceeds of which served the Company for acquiring another asset or assets in the area of the Company’s Business, as defined above. 7.1.25. If the Company performs an expansion of the Series (C) in a manner that is not in compliance with the Company’s undertakings with respect to the expansion of a series under Section 3.5 above.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 28 - 7.1.26. If the rating of the Notes shall be below a rating of ilBBB-. 7.1.27. If control over the Company was transferred without one or more of the following conditions having been satisfied: (a) a rating company’s approval was obtained in advance for such that transfer of control would not lead to a reduction in the rating of the Notes (Series D), as it was as close as possible before such transfer of control, or (b) an approval was obtained in advance for the transfer of control in the meeting of Noteholders by an Ordinary Resolution; With respect to this subsection “Transfer of Control” - Meaning a transaction as a result of which no member of the Federmann family, or any of their successors or companies under theircontrol, directly or indirectly, alone or jointly with others (for purpose of this subsection: “Federmann Family”) shall be a controlling shareholder of the Company. Notwithstanding the foregoing, a transfer of control as a result of the provisions of law as they are currently or as they shall be from time to time, as well as a transfer of control that was approved by the State of Israel, shall not be deemed a Transfer of Control with respect to this section, and shall not constitute a cause for immediate repayment. “Control" - as such term is defined in the Securities Law (including holding “jointly with others”, as such term is defined in the Securities Law). Notwithstanding the foregoing it is clarified that as long as the direct or indirect cumulative holdings of the members of the Federmann Family, by themselves or jointly with others (provided that insofar as the holding of the Federmann Family members is “jointly with others”, members of the Federmann Family shall be the owners of half or more of the total holdings jointly with others), shall be 25% or more of the means of control over the Company (as defined in the Securities Law), and there is no other person or other corporation that holds, by itself or jointly with others, a higher rate, this shall not be deemed a Transfer of

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 29 - Control with respect to this section, and shall not constitute a cause for immediate repayment. For purposes of this Section 7.1, the “Majority of the Company’s Assets” – shall mean an asset or the aggregation of several assets, the cumulative value of which (as applicable) prior to the occurrence of the relevant event in the Company’s consolidated financial statements, exceeds 50% of the value of the Company’s assets in its consolidated financial statements. 7.2. Upon the occurrence of one of the events set forth in Section 7.1 above, the Trustee, and the Noteholders (Series D), shall be entitled to accelerate to immediate repayment all the outstanding balance of the Notes (Series D). Notwithstanding the foregoing, the Trustee or Noteholders (Series D) shall not accelerate to immediate repayment of the Notes (Series D) even upon the occurrence of one or more of the events set forth in Section 7.1 above, except after the Company was delivered a written notice of their intention to do so a reasonable time in advance. However, the Trustee or Holders are not required to provide such notice to the Company if there is a reasonable concern that the provision of the notice would prejudice the option of accelerating repayment of the Notes. 7.2.1. Upon the occurrence of any of the events set forth in Section 7.1 of the Deed, the Trustee shall assemble (and it is its duty to do so) a general meeting of Noteholders, the date of which shall be 21 (twenty one) days after the date of invitation thereof (or a shorter period in accordance with the provisions of subsection 7.2.3 below), and the agenda of which shall include a resolution regarding acceleration to immediate repayment of the outstanding balance of the Notes (Series D). A resolution of the Holders to accelerate for immediate repayment of Notes shall be adopted at a meeting of Noteholders as aforesaid, at which Holders of 50% or more of the par value of the outstanding Principal balance of the Notes (Series D) were present, or at an adjourned meeting at which participants were present in person or by proxy who hold at least 20% of the aforesaid balance, whether at the

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 30 - original meeting or at the adjourned meeting, was adopted by a majority of the Holders represented in the vote. 7.2.2. A copy of the invitation notice of the aforesaid meeting shall be sent by the Trustee to the Company immediately upon publication of the notice and shall constitute an advance written warning to the Company of its intention to act as aforesaid. 7.2.3. The Trustee, at its discretion, shall be entitled to reduce the specified period of 21 (twenty one) days (in subsection 7.2.1 above) to at least one day after the invitation date, in the event the Trustee shall believe that this is required in order to protect the rights of the Noteholders (Series D). 7.2.4. If any of the sections of Section 7.1 above stipulate a reasonable period in which the Company may take action or adopt resolutions that shall remove the grounds for acceleration to immediate repayment, the Trustee or the Holders shall be entitled to accelerate to immediate repayment of the Notes as set forth in this Section 7.2, only if the period stipulated as aforesaid has lapsed and the grounds have not been removed. However, the Trustee shall be entitled to reduce the period set in the Deed of Trust if it believed that this may materially prejudice the Holders’ rights. 7.2.5. For the avoidance of doubt, it is clarified that the right to accelerate to immediate repayment as aforesaid and/or declaring the Notes due and payable shall not impair or prejudice any other or additional remedy available to the Noteholders or to the Trustee under the terms of the Notes and the provisions of this Deed or under any law, and the decision not to accelerate to immediate repayment of the debt upon the occurrence of any of the events listed above, shall not constitute a waiver of the rights of the aforesaid Noteholders or Trustee. 7.3. It is hereby clarified that the Trustee’s obligations under this Section 7 are subject to its actual knowledge of the fulfillment of the facts, cases, circumstances, and

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 31 - events set forth therein. This shall not prejudice the Trustee’s obligations and rights under applicable law. 8. Claims and proceedings by the Trustee 8.1. Without derogating from any other provision in this Deed, the Trustee, at its discretion, shall be entitled and required to do so by an Ordinary Resolution, after providing advance notice of at least 7 (seven) days to the Company, to initiate all these proceedings, including legal proceedings and requests to receive instructions as it shall deem fit and subject to the provisions of applicable law, for purpose of enforcing the Company’s undertakings under this Deed, exercising the rights of the Noteholders, and protecting their rights under this Deed. For the avoidance of doubt, the Trustee shall be entitled to initiate legal and/or other proceedings after the Notes have been accelerated to immediate repayment as set forth in Section 7.1 above, and also if the Notes were not accelerated to immediate repayment, all that for protecting the rights of the Noteholders and subject to applicable law, with a shorter prior notice and even without prior notice, only if the Trustee believes that circumstances apply as a result whereof the rights of the Noteholders were or may be harmed, which required taking urgent action, including initiating legal proceedings and issuing any order with respect to the affairs of the trust. Notwithstanding anything set forth in this section, it is clarified that the right to accelerate to immediate repayment of the Notes shall only arise according to the provisions of Section 7.1 above, and not by virtue of this section. 8.2. The Trustee, at its sole discretion and without a requirement to notify the Company, shall be entitled to approach the appropriate court with a motion to receive instructions with respect to any matter related to and/or arising from this Deed, including the provision of any order with respect to the affairs of the trust, even before the Notes were accelerated to immediate repayment, provided the delay arising from contacting the court does not prejudice the Noteholders’ rights. 8.3. Subject to the provisions of the Deed of Trust, the Trustee is entitled, but not required, to at any time convene a general meeting of the Noteholders in order to discuss and/or accept the provisions thereof in any matter relating to the Deed of

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 32 - Trust, and it may reconvene it, and adopt resolutions according to the terms of this Deed by an Ordinary Resolution unless explicitly set forth otherwise in this Deed. 8.4. The Trustee, at its sole discretion, shall be entitled to delay taking any action under the Deed of Trust, for purpose of contacting the meeting of the Noteholders (to adopt a resolution according to the terms of this Deed by an Ordinary Resolution, unless explicitly set forth otherwise in this Deed) and/or the court until it shall receive instructions from the meeting of the Noteholders and/or instructions from the court on how to act, provided such delay does not prejudice the rights of the Noteholders. Notwithstanding the foregoing, the Trustee shall not be entitled to delay proceedings for acceleration to immediate repayment resolved by the meeting of the Noteholders under the provisions of the Second Schedule, except if the event for which the resolution to accelerate to immediate repayment was adopted, was cancelled or removed. 9. Trusteeship over proceeds as a result of proceedings against the Company All proceeds received by the Trustee as a result of proceedings it shall initiate, if any, against the Company, shall held by it in trust and serve it for the purposes in accordance with the following priorities: first - for the removal of the reasonable expenses, payments, levies, and undertakings that were expended by the Trustee, imposed thereon, or were caused incidentally or as a result of actions for exercising the trust or in a different manner in connection with the terms of the Deed of Trust, including its fee (provided the Trustee shall not receive its fee both from the Company and Noteholders); second – for the payment of any other amount under the “Indemnification Undertaking ” (as such term is defined in Section 23 of this Deed); third – for payment to the Holders that bore payments under Section 23 of this Deed; the balance shall be used, unless decided otherwise in advance by Special Resolution of the meeting of the Noteholders, for the purposes in accordance with the following priorities: first – to pay the Noteholders interest in arrears due thereto under the terms of the Notes and subject to the linkage terms of the Notes, pari passu and pro rata to the sums of interest in arrears payable to each of them without preference or priority between them; second - to pay any Principal amount in arrears to the Noteholders due under the terms of the Notes and subject to the linkage terms of the Notes, pari passu and pro rata to the interest and/or Principal amount payable to them, without preference or priority between them; third – to pay interest amounts to the Noteholders

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 33 - due to them under the terms of the Notes held by them that have not yet matured, pari passu and pro rata to the amounts payable to them, without preference deriving from the time of offering of the Notes by the Company or otherwise; fourth – to pay the Principal amounts due to the Noteholders under the terms of the Notes held by them, the payment date whereof has not yet arrived, pari passu, and pro rata to the amounts payable to them, without preference deriving from the time of the offering of the Notes by the Company or otherwise; and the Trustee shall pay the surplus, if any, to the Company or its substitutes, as applicable. Without derogating from the foregoing, insofar as the Company should have borne the expenses or any amounts for purpose of conducting the proceedings to be initiated by the Trustee, if any, against the Company, according to anything set forth in Sections 7 and 8 above, the Trustee shall act according to applicable law for obtaining these expenses or amounts from the Company. Withholding tax shall be deducted from the payments to the Noteholders, to the extent there is a requirement to deduct withholding tax under any law. 10. Authority to require financing 10.1. The Trustee shall be entitled to instruct the Company in writing to transfer to it part or all of the payment that the Company is required to pay to the Holders (in this section: the “Relevant Payment”), for the Noteholders and despite payment to them, on the date set under this Deed for making the following payment (and not prior thereto), for the purpose of financing the proceedings and/or expenses and/or the fees of the Trustee under this Deed (in this section: the “Financing Amount”). The Company shall act pursuant to the Trustee’s notice and shall deem the Company as having satisfied its obligation towards the Holders if it transferred the full debt amount to the account the details of which were set forth in the Trustee’s notice. The foregoing shall not release the Company from its obligation to bear the aforesaid expenses and fees whenever it is required to bear them under this Deed or applicable law, and the aforesaid shall not release the Trustee from its duty to act in a reasonable manner to obtain the above amounts from the Company. 10.2. The Financing Amount which the Trustee shall be permitted to instruct the Company to transfer to it as stated in this section above, in the event no resolution of the Holders was previously taken on the matter (including a resolution regarding

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 34 - initiation of the proceedings and/or taking actions for which the Financing Amount is required) shall be limited to NIS 500,000 (plus VAT). 10.3. Up to no later than four trading days prior to the record date for the Relevant Payment from which the Financing Amount shall be deducted, a report shall be published specifying the Financing Amount, the purpose thereof as well as the amounts and rates of the updated interest to be paid to the Holders in the framework of the Relevant Payment. Additionally, the Company shall state in the report that the Financing Amount to be transferred to the Trustee shall be deemed, for all intents and purposes, as payment to the Noteholders (Series D). 11. Authority to delay distribution of funds 11.1. Notwithstanding the anything set forth in Section 9 above, should the monetary amount received as result of initiating proceedings as set forth above, which shall be available for distribution at any time, as set forth in such section, be less than NIS 1 million, the Trustee shall not be required to distribute them, and it shall be entitled to invest all or part of such amount in investments permitted under Section 15 of the Deed of Trust, and to replace such investments from time to time with other permitted investments under Section 15 of the Deed of Trust, all as it deems fit. 11.2. Notwithstanding the above, if the Noteholders resolved by Ordinary Resolution that the Trustee shall also distribute an amount lower than NIS 1 million, the Trustee shall distribute it according to the resolution of the Noteholders. In addition, and without derogating from anything set forth in this section, the Trustee shall distribute the amounts it shall receive as a result of initiating the proceedings as set forth above, even before their accumulation to a total constituting NIS 1 million as set forth above, as set forth in Section 9 above, on the following Principal or interest payment date or within three months, according to the earlier. Notwithstanding the foregoing, the Trustee’s fees and the Trustee’s expenses shall be paid from the aforesaid funds when they are obtained by the Trustee, and even if they are lower that NIS 1 million as aforesaid. Insofar as the payment shall be made by the TASE Clearing House, it shall be made according to the bylaws of the Clearing House.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 35 - 11.3. When the aforesaid investments (with their profits), together with additional funds to reach the Trustee for purpose of their payment to the Noteholders, shall reach an amount that shall suffice to pay at least NIS 1 million from the outstanding Principal balance of the Notes, if it shall reach such, the Trustee shall pay them to the Notes as set forth in Section 9 above, on the following Principal or interest payment date, or within three months, according to the earlier. 12. Payment notice; failure to pay for reasons beyond the Company’s control; deposits with the Trustee 12.1. The Trustee shall notify the Noteholders of the date and place of effecting any of the payments set forth in Sections 9 and 10 above, by notice to be delivered in the manner set forth in Section 14 below. After the date designated in the notice, the Noteholders shall be entitled to interest thereon at the rate set forth in the Notes, only in respect of the outstanding Principal balance (if any), after deduction of the amount paid. 12.2. Any amount due to the Noteholder that was not paid on the date scheduled for payment thereof, for reasons beyond the Company’s control, while the Company was willing and able to pay it in full on the date scheduled for its payment, shall cease bearing interest and linkage differentials from the date scheduled for payment thereof, whereas the Noteholder shall only be entitled to such amounts it was entitled to on the date scheduled for such payment on account of Principal, interest, or linkage differentials. 12.3. The Company shall deposit with the Trustee, within 5 (five) days from the date scheduled for payment, the amount not paid for a reason beyond the Company’s control and shall provide written notice according to the addresses available to it, to the Noteholders with respect to such deposit, which shall be deemed as settlement of such payment, and in the event of settling all that is owed under the Notes, also as redemption of the Notes. 12.4. The Trustee shall invest any amount deposited in its name and payable to it, as set forth in Section 15 below, and subject to the provisions of applicable law. If the Trustee did so, it shall owe the Noteholders who are entitled to such, in respect of said amounts, only the proceeds from exercising said investments less the expenses

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 36 - related to said investments, for managing the trust account and less its fees, and it shall pay such to the Noteholders who are entitled thereto against presentation of such evidence as it shall require to its reasonable satisfaction and less any mandatory payment. 12.5. The Trustee shall pay the funds it is due from exercising such investments to any Noteholder for whom such funds were deposited with the Trustee, less any expenses and mandatory payments applicable to the above trust account, against presentation of such evidence to be required by the Trustee to its reasonable satisfaction. For the avoidance of doubt, the Company shall not bear any payment to the Trustee for its actions under this Section 12, except for the Trustee’s fee, until the final repayment date of the Notes as set forth in Section 20 below. 12.6. The Trustee shall hold such funds and it shall invest them in the aforementioned manner, until the end of two years from the final repayment date of the Notes or until their payment date to the Noteholders, according to the earlier. Following such date, the Trustee shall transfer such amounts to the Company in an investment order of the above funds, including profits arising from their investment less expenses thereof and other expenses that were made according to the provisions of the Deed of Trust (such as fees for service providers etc.), insofar as they shall remain with it on such date. The Company shall hold such amounts in trust for an additional five years from the date they are transferred to the Company by the Trustee, for the Noteholders entitled to such amounts, and with respect to the amounts to be transferred thereto by the Trustee as aforesaid, the provisions of investing the funds as set forth in Section 15 shall apply thereto mutatis mutandis. Upon the transfer of the funds from the Trustee to the Company, to the Trustee’s reasonable satisfaction, the Trustee shall be released from payment of such amounts to the entitled Noteholders. The Company shall authorize the Trustee in writing to hold the amounts and the fact of receiving them in trust for such Noteholders. Funds that shall not be required from the Company by the Noteholder at the end of seven years from the final repayment date of the Notes, shall be transferred to the Company, and it shall be entitled to use the remaining funds for any purpose. It is clarified that nothing set forth in this section shall prejudice the

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 37 - Noteholders’ rights to demand their money from the Company, subject to the statute of limitations. 13. Receipts as evidence Without derogating from any other term of the Notes, a receipt signed by any Noteholder shall constitute evidence for the full satisfaction of any payment made by the Company (or Trustee, as applicable) for these Notes. A receipt by the Noteholder for any payment on account of the Principal, interest, and linkage differentials paid thereto by the Trustee, in connection with the Note, shall serve as a complete release of the Trustee in connection with the payment of the sums designated in the receipt. A receipt by the Trustee regarding a deposit thereto on account of the Principal, interest, and linkage differentials payable to the Noteholders as aforesaid, shall be deemed a receipt from the Noteholder for purpose of anything set forth above. 14. Presenting a Note to the Trustee and registration in connection with partial payment 14.1. A Noteholder shall be required to present to the Trustee, upon payment of any interest or partial payment of Principal, interest, and linkage differentials, if any, under Sections 8, 9, and 10 above, the Note for which the payments are being made. 14.2. The Trustee shall register a note on the Note with respect to the amounts paid as aforesaid and the date of payment thereof. 14.3. The Trustee shall be entitled in any special case, at its discretion, to waive the presentation of the Note once it was provided an Indemnification Undertaking and/or sufficient guarantee to its satisfaction for damages that could be caused for failing to record such note, all as it shall deem fit. 14.4. Notwithstanding the foregoing, the Trustee shall be entitled, at its discretion, to keep records in any other manner, with respect to such partial payments. 15. Investment of funds All funds that the Trustee may invest under this Deed, shall be invested by the Trustee, in one of Israel’s five big banks, which are rated no lower than ilAA in the trust account in

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 38 - its name or payable thereto, in investments that the laws of the State of Israel permit investment of trust funds therein, as it shall deem appropriate, subject to the terms of this Deed of Trust, provided they are one of the following investment channels: (1) government notes; (2) Shekel deposits in one of Israel’s five big banks rated as aforesaid. If the Trustee does so it shall only owe the beneficiaries the proceeds received from realization of the investments less its fees and expenses, commission and expenses related to the aforementioned investment and the management of the trust accounts and less mandatory payments that apply to the trust account, and with respect to the balance of the funds, the Trustee shall act in accordance with the provisions of Sections 8 and/or 9 above, as applicable. 16. The Company’s undertakings towards the Trustee and the Company’s reports to the Trustee The Company hereby undertakes towards the Trustee, after a Shelf Offering Report is published and subject to such that as long as the Notes (Series D) for which a Shelf Offering Report was published (including linkage differentials, if any, thereon) have not been repaid, as follows: 16.1. To immediately inform the Trustee in writing (and no later than after 2 Business Days) of the occurrence of all or some of the events set forth in Section 7.1 above, or of actual knowledge of the Company that such an event is about to occur, without taking into account the remedy and waiting periods set forth in Section 7.1 above. 16.2. To continue managing the Company’s business in an efficient and appropriate manner. 16.3. To keep regular account books according to accepted accounting principles. To keep the books and documents that serve them as references (including deeds of pledge, mortgage, accounts, and receipts) at its offices, according to the provisions of law, and to allow the Trustee and/or whoever the Trustee shall appoint in writing for such purpose, no later than 7 (seven) days from the date of the Trustee’s request, to review any such book and/or document and/or approval. 16.4. To provide the Trustee with consolidated audited financial statements of the Company as of the fiscal year ended December 31 of the previous year, and any

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 39 - financial statement that the Company is required to publish according to the provisions of the laws applicable to it, until the date when the reporting company is required to publish its reports according to the provisions of Chapter E3 in the Securities Law, and in the event it shall cease being a Reporting Corporation - it shall deliver such reports as set forth in Section 16.13 of the Deed. Should the Company cease being a Reporting Company according to the provisions of Chapter E3 of the Securities Law, but continue to be a Reporting Corporation, it shall provide the Trustee with any financial report that is shall be required to publish according to the provisions of law to apply to it and according to the provisions of the Regulations Codex. Publication of such reports on MAGNA by the Company shall be deemed delivery of the reports to the Trustee. 16.5. To inform the Trustee in writing of any change to the Company’s name or address, no later than two Business Days from the date of such change. 16.6. To deliver to the Trustee upon its request, no later than the offering date of the Notes (Series D) under the Shelf Offering Report and/or than the date of the expansion of the Notes (Series D), a copy conforming to the original of the Notes certificate. 16.7. To provide the Trustee with a copy of any documents or information that the Company transferred to the Noteholders, if any. 16.8. To notify the Trustee, as soon as possible after it was made aware of such, and no later than after three Business Days, of any event of imposition of a foreclosure and/or implementation of an execution proceeding and/or an action under the Insolvency Law and/or exercise of a charge, on all or part of the Company’s assets, as such term is defined in section 7.1 above, and in any event of appointment of a receiver, a special administrator and/or temporary or permanent liquidator and/or a trustee for all or part of its assets, as such term is defined in Section 7.1 above, which were appointed in the framework of a motion for suspension of proceedings against the Company under Section 350 of the Companies Law and/or under the Insolvency Law, and/or any other functionary appointed in the framework of the motion, and to immediately, at its expense, take any measure required to remove

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 40 - such foreclosure and/or execution proceeding or to cancel the receivership, liquidation or administration, as applicable. 16.9. To invite the Trustee to participate in all its general meetings (whether annual general meetings or extraordinary general meetings of Company shareholders) without granting the Trustee a right to vote in these meetings. It is noted that insofar as the Company shall be a notes company, it shall provide the Trustee with signed minutes of such meetings no later than 5 Business Days from their date of signing. 16.10. To deliver to the Trustee, upon its written request, a written confirmation signed by the Company’s auditors or by the Company’s CEO or the senior finance officer on behalf of the Company, that all the payments to the Noteholders have been paid on time, as well as the balance amount of the par value of the Notes that have not yet been repaid, no later than 5 (five) Business Days after the date of the Trustee’s request. 16.11. Subject to the provisions of applicable law and anything set forth in this Deed, by signing the Deed of Trust the Trustee undertakes to keep confidential any information it is provided, not to disclose it to any other party and not to use it in any way, unless such disclosure or use is required for the fulfillment of the Trustee’s role according to the Law, the Deed of Trust or a court order, or in order to protect the Noteholders’ rights, and in such an event it shall disclose such information only to the extent necessary for such purpose. It is clarified that the transfer of information to the Noteholders for the purpose of reaching a decision related to their rights under the Note or for the purpose of reporting on the Company's condition does not constitute a violation of the aforesaid confidentiality undertaking. 16.12. To deliver to the Trustee or to its authorized representative (a notice of the appointment thereof shall be delivered by the Trustee to the Company in writing upon its appointment) information related to the Company (including explanations, documents and calculations regarding the Company, its business or assets) and information that according to the Trustee’s reasonable discretion is required for purpose of protecting the rights of the Noteholders), no later than 7 (seven) Business Days from the date of the Trustee’s request, and to instruct its accountants

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 41 - and legal counsel to do so, upon reasonable written request from the Trustee, if, in the reasonable opinion of the Trustee, the information is required by the Trustee for purpose of exercising the authorities, powers and permissions of the Trustee and its representatives under the Deed of Trust. 16.13. If the Company ceased being a Reporting Corporation, as defined below, the Company shall provide the Trustee with annual, quarterly, and immediate reports as set forth in the consolidated provisions of the Ministry of Finance - Capital Market Authority, Insurance and Savings - provisions regarding the investment of institutional entities in non-government notes, as they shall be from time to time.1 It is clarified that nothing stated above shall derogate from any reporting obligation that applies or shall apply to the Company under applicable law. In this section: “Reporting Corporation” - a “Reporting Corporation” as defined in the Companies Law or a corporation traded on a stock exchange outside of Israel, as set forth in the Second or Third Schedule to the Securities Law. 16.14. To provide the Trustee in writing, upon its request and no later than 30 (thirty) days from the initial offering date of the Notes under this Deed, with an amortization table for the payment of the Notes (Principal and interest). 16.15. No later than 10 (ten) Business Days after the publication of the Company’s annual financial statements, and no later than 10 (ten) Business Days after the last date when the Company is required to publish the annual financial statements of the Company according to law applicable to it, and as long as this Deed is in effect, the Company shall furnish to the Trustee, a written confirmation, signed by its general manager or the senior finance officer, that during the period from the date of this Deed or the previous confirmation provided to the Trustee, whichever is later, and until the date of the confirmation, the Company was not in violation of a material undertaking in this Deed and of the material terms of the Notes, unless explicitly specified otherwise. 1 Regulations Codex - Principles for Business Management, Chapter 5, Part 2 - Capital, Evaluation, and Risk Management, Chapter 4 - Management of Investment Assets, which was published by the Authority Commissioner of the Capital Market Authority, Insurance and Savings at the Ministry of Finance, as it shall be from time to time.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 42 - 16.16. To deliver to the Trustee copies of notices and invitations that the Company shall issue to the Noteholders, as set forth in Section 24 below. For purpose of this Section 16 above, publication of the reports as set forth in this section above on MAGNA (except for publication with respect to the provisions of Section 16.1 above) shall be deemed delivery of the report to the Trustee. 17. Additional undertakings After the Notes are accelerated to immediate repayment, as defined in Section 7 above, the Company shall, from time to time and any time it is required to do so by the Trustee, take all reasonable actions to enable the exercise of all powers vested in the Trustee, and the Company shall in particular take the following actions: 17.1. Make representations and/or sign all the documents and/or execute and/or cause the execution of all the necessary and/or required actions under the provisions of applicable law, in order to validate the exercise of the powers and authority of the Trustee and/or the representative thereof. 17.2. Provide all notices, instructions and orders that the Trustee shall consider beneficial and which it shall require. 17.3. Transfer and deliver to the Trustee the consideration for the Notes due for repayment under their terms, within 7 Business Days, whether or not their due date has arrived (‘acceleration’). If the Company transferred the full amount for the Principal and interest (if any) as set forth in this section, the Company shall be deemed to have satisfied all of its undertakings towards the Noteholders with respect to the Relevant Payment of the Principal and interest (if any), and the Noteholders and/or Trustee shall have no claim against the Company in connection with such payments. 18. Proxies 18.1. In the event the Notes were accelerated to immediate repayment according to the provisions of this Deed (and as long as the Noteholders have not retracted such acceleration to immediate repayment of the debt), the Company hereby irrevocably appoints the Trustee as its proxy, to execute and carry out in its name and in its place, all the actions required to be carried out under the terms of this Deed, and in

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 43 - general to act in its name with respect to the actions that the Company is required to take under this Deed and has not taken, or to exercise some of the powers it holds, and to appoint any other person as the Trustee deems fit to perform its duties under this Deed, provided that the Company has not taken the actions it is required to take under the terms of this Deed within a reasonable period of time as determined by the Trustee, as of the date of the Trustee’s written instruction, and provided it acted reasonably. 18.2. The appointment under Section 18.1 above does not require the Trustee to take any action, and the Company hereby releases the Trustee in advance in the event it shall not take any action whatsoever under the above power of attorney and/or it shall not do so in time and/or in a correct manner, unless the Trustee acted negligently or in bad faith or with malice. In addition the Company hereby waives in advance any argument towards the Trustee and/or its proxies for any damage it sustained and/or may sustain, directly or indirectly, for the Trustee’s actions and/or omissions as set forth in this section, all except if the Trustee or its proxies acted in negligence or bad faith or maliciously. For the avoidance of doubt, nothing set forth in this section shall derogate from the Company’s right (if any) to oppose the acceleration to immediate repayment of the Notes under this Deed. 19. Trustee’s report Starting from the publication of the Shelf Offering Report of the Notes (Series D), if published, the Trustee shall until the end of Q2 of every calendar year prepare an annual report on the affairs of the trust with respect to the Notes (Series D) (hereinafter: the “Annual Trust Report”). The Annual Trust Report, which shall be published through MAGNA (by the Trustee in coordination with the Company or through the Company at the Trustee’s request) shall include details of the following matters and other matters as shall be required under the Securities Law: 19.1. Current details of the affairs of the trust in the preceding year. 19.2. Report on irregular events in connection with the trust occurring in the preceding year.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 44 - The Holders shall be entitled to review the Annual Trust Report at the Trustee’s officers during accepted office hours, and they shall be entitled to receive a copy of the report upon request. A copy of the final report shall be provided to the Company concurrently with its being made available for the Noteholders’ review, as long as such shall not prejudice the Noteholders’ rights. The Trustee shall provide notice to the Holders on the submission date of the Annual Trust Report, as set forth in Section 24 below. If the Trustee learns of a material breach of the Deed of Trust on the part of the Company, it shall inform the Holders of the breach and of the measures it took to prevent it or to satisfy the Company’s undertakings, as applicable. In addition, the Trustee must submit a report regarding action it took pursuant to a reasonable demand from Holders of at least 10% (ten percent) of the balance of the par value of the Notes (Series D), within a reasonable time from the date of the request, subject to the duty of confidentiality that the Trustee owes toward the Company as set forth in section 35J(d) of the Securities Law. Upon the request of the Holders of over 5% (5 percent) of the balance of the par value of the Notes, the Trustee shall transfer to the Holders data and details regarding its expenses in connection with the Deed of Trust. As of the date of the signing of this Deed, the Trustee declares that it is insured under professional liability insurance in the amount of NIS 10 million for the period (hereinafter: the "Coverage Amount"). If the Coverage Amount shall be reduced to less than NIS 10 million for any reason prior to the full repayment of the of the Notes (Series D), then the Trustee shall update the Company no later than 7 (seven) Business Days from the date on which the aforesaid reduction became known from the insurer in order to publish an immediate report on the matter. The provisions of this section shall apply until the date the Securities Law Regulations become effective, which shall regulate the undertaking to cover the insurance coverage of the Trustee. Following the coming into effect of the aforesaid regulations, the Trustee shall be required to update the Company only in the event that the Trustee fails to comply with the requirements of the regulations. The Trustee shall update the Company before reporting under this Section 19, as long as such shall not prejudice the Noteholders’ rights. 20. Trustee’s fee

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 45 - 20.1. The Company shall pay a fee to the Trustee for its services under this Deed of Trust, as set forth in the Third Schedule of this Deed of Trust. 20.2. If the Company is required by law and/or under this Deed of Trust to make a deposit as security for the bearing of the Trustee's special expenses, the Company shall act in accordance with such provisions. 20.3. If a trustee is appointed instead of the Trustee whose tenure has terminated under Sections 35B(a1) or 35N(d) of the Law, the Noteholders shall bear the difference between the fees of the trustee so appointed and the fees paid to the Trustee being replaced if such difference is unreasonable and the provisions of applicable law in effect at the time of replacement shall apply. 21. Special powers 21.1. The Trustee shall be entitled to deposit all the deeds and documents which testify, represent and/or specify its right in connection with any asset in its possession at such time, in a safe and/or other place it may choose, with any banker and/or bank and/or with an attorney. If the Trustee does so, it shall not be liable for any loss to be caused in connection with such deposit, unless the Trustee acted in negligence or bad faith or maliciously. 21.2. The Trustee may, in the framework of executing the affairs of the Trust under this Deed, act pursuant to the opinion and/or advice of any attorney, accountant, appraiser, assessor, surveyor, mediator or other expert, whether such opinion and/or advice was prepared at the request of the Trustee and/or by the Company, and the Trustee shall not be liable for any loss or damage caused as a result of any action and/or omission that it performed, on the basis of such advice or opinion, unless the Trustee acted in negligence and/or bad faith and/or maliciously. 21.3. Any such advice and/or opinion may be given, forwarded or received by means of a letter, telegram, facsimile and/or any other electronic means for transmission of information, and the Trustee shall not be liable for any actions that it took on the basis of any advice and/or opinion and/or information transmitted in one of the aforesaid manners, notwithstanding that it contained errors and/or was not authentic, unless the Trustee acted in negligence or bad faith or maliciously.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 46 - 21.4. Subject to applicable law, the Trustee shall not be required to inform any party of the signing of this Deed and may not intervene in any way whatsoever in the management of the Company’s business or affairs. 21.5. The Trustee shall use the trusteeship, powers, authorizations and authorities conferred thereupon under this Deed, at its absolute discretion, and it shall not be liable for any damage caused as a result of a mistake in the above discretion, unless the Trustee acted in negligence or bad faith or maliciously. 22. The Trustee’s power to engage proxies The Trustee shall be entitled to appoint a proxy/proxies to act in its place, whether attorneys or not, to perform or participate in the performance of special actions that must be taken for purpose of fulfilling its role as a trustee, and without derogating from the generality of the foregoing - initiation of legal proceedings, provided this shall not derogate from the Trustee’s liability towards the Company or Noteholders for such actions. The Company shall be entitled to oppose such appointment on any reasonable grounds, in the event the proxy is a direct or indirect competitor of the Company’s business, or for reasons of security clearance, while the Company shall furnish its reasonable reasons to its opposition within 5 (five) Business Days from the Trustee’s notice. Nevertheless, the Company’s opposition to appoint a specific proxy who was appointed in the meetings of Holders, shall not delay the commencement of the proxy’s employment insofar as the delay may materially prejudice the Holders’ rights. The Trustee shall be entitled to remove, at the Company’s expense, the reasonable attorney’s fee of such proxy, and the Company shall reimburse the Trustee, immediately upon its first request, for any such expense, provided that prior to the appointment of such proxy the Trustee shall inform the Company in writing of the appointment including details of the proxy’s attorney’s fee and the purpose of its appointment, and under the circumstances the cost for the proxies’ fees does not exceed the reasonable and acceptable limits. Such notice to the Company shall be in advance insofar as providing notice shall not prejudice the Noteholders’ rights, while in the event of prejudice, the notice shall be issued retroactively on the date the Trustee shall believe that in providing notice to the Company, the Noteholders’ rights shall not be prejudiced. For the avoidance of doubt, the Company shall not reimburse the Trustee for the fee or expenses of a proxy who attended the Noteholder meetings on behalf of the Trustee, or of a proxy that satisfied the ordinary actions that a trustee must take under this

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 47 - Deed of Trust, with respect to taking such actions included in the fee that the Trustee receives from the Company under the provisions of Section 19 above. For the avoidance of doubt, in the event the Notes were accelerated to immediate repayment, the actions that the Trustee shall be required to take in connection with such shall not be deemed ordinary actions that the Trustee must take under this Deed of Trust for purposes of this section. The Trustee, to the extent possible, shall consult with the Company and attempt to take its position into account in connection with the identity of the proxy. 23. Indemnification of the Trustee 23.1. The Company and the Noteholders (on the relevant record date as set forth in section 23.4 below, each in respect of their undertaking as set forth in section 23.3 below) hereby undertake to indemnify the Trustee and all its officers, employees and any proxy or expert that it shall appoint and/or that shall be appointed in accordance with a resolution adopted at a meeting of Noteholders (Series D) in accordance with the provisions of this Deed (“Parties Entitled to Indemnification”) for the fee of the Parties Entitled to Indemnification and reasonable expenses that they spent and/or shall spend when executing the trust and/or their role under this Deed, or in connection with such actions, which they believe were necessary for such execution and/or in connection with using powers and authorizations granted under this Deed, and for any damage and/or loss and/or liability for damage and/or for a financial charge according to a judgement and/or arbitration award (for which no stay of execution was granted) or under any completed settlement (and insofar as the settlement relates to the Company, the Company gave its agreement thereto), arising from actions that were taken by the Parties Entitled to Indemnification or which they are required to perform under the provisions of this Deed and/or by law and/or by order of a competent authority and/or under applicable law and/or upon the demand of the Noteholders and/or upon the Company's demand and/or for their role under this Deed and in connection with all kinds of legal proceedings, opinions of lawyers and other experts, negotiations, discussions, expenses, insolvency proceedings, collection proceedings, debt arrangements, debt assessment, valuations, claims and demands relating to any matter and/or thing done and/or not done in any way with respect to the aforesaid and/or their role under this Deed. For purposes of this section, an

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 48 - action of the Trustee approved by the Company and/or the Noteholders shall be deemed an action reasonably required. The Indemnification Undertakings set forth in this Section 23.1 are subject to the satisfaction of all the following conditions: 23.1.1. The Parties Entitled to Indemnification do not ask for indemnification in advance in a matter that cannot be delayed (without prejudice to their right to retroactive indemnification, if and insofar as it shall have such a right; 23.1.2. It was not determined by conclusive judicial ruling that the Parties Entitled to Indemnification acted in bad faith and/or that the action for which indemnification was required was performed not within the framework of fulfilling their role and/or not in accordance with the provisions of law and/or not in accordance with this Deed; 23.1.3. It was not determined in a conclusive judiciary ruling that the Parties Entitled to Indemnification were guilty of negligence that is not exempt under any law as in effect from time to time; and 23.1.4. It was not determined in a conclusive judicial ruling that the Parties Entitled to Indemnification acted maliciously. The indemnity undertaking set forth in this Section 23.1 shall be referred to as the “Indemnification Undertaking” or “Right to Indemnification”. Even in an event where an argument is made against the Parties Entitled to Indemnification, that they are not entitled to indemnification for any reason, the Parties Entitled to Indemnification, immediately upon their initial request, shall be entitled to payment of the amount they are owed for the ‘Indemnification Undertaking’. In the event of a conclusive judicial ruling that the Parties Entitled to Indemnification have no Right to Indemnification, the Parties Entitled to Indemnification shall return the Indemnification Undertaking amounts paid to them. Without derogating from the compensation rights granted to the Trustee under the Law and subject to the provisions set forth in this Deed and/or the Company's

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 49 - obligations under this Deed, the Parties Entitled to Indemnification shall be entitled to indemnification subject to the satisfaction of the Indemnification Undertaking, out of the funds received by the Trustee from the proceedings that it initiated, and the Trustee may withhold the funds in its possession and pay out of them the amounts necessary for payment of such indemnity. All the above amounts shall have priority over the rights of the Noteholders and subject to the provisions of applicable law and provided that the Trustee acted in good faith and in accordance with the duties imposed on it under applicable law and this Deed. 23.2. Without derogating from the validity of the Indemnification Undertaking in Section 23.1 above, whenever the Trustee was required under the terms of the Deed of Trust and/or the Law and/or order of any competent authority and/or in accordance with applicable law and/or pursuant to a request of the Noteholders and/or pursuant to the Company’s request and/or for purpose of protecting the rights of the Noteholders (Series D), to take any action, including but not limited to initiation of proceedings or filing claims per the request of the Noteholders (Series D) as set forth in this Deed, the Trustee shall be entitled to refrain from taking any such action until it receives a cash deposit to its reasonable satisfaction for covering the Indemnification Undertaking (hereinafter: the “Financing Cushion”), in the required amount to be reasonably set by the Trustee as the anticipated amount of expenses in connection with such action, with first priority from the Company and in the event that the Company shall not deposit the Financing Cushion within the time it was required to do so by the Trustee, the Trustee shall contact the Noteholders on the record date (as set forth in Section 23.4 below), requesting them to provide it with the Financing Cushion, each according to its ‘Proportionate Share’ (as such term is defined hereinafter). In the event the Noteholders shall not actually deposit the full ‘Financing Cushion’ amount, the Trustee shall have no obligation to take any action or relevant proceedings; nothing set forth above shall release the Trustee from taking urgent action that is required for purpose of preventing prejudice of the Noteholders’ rights.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 50 - The Trustee is authorized to set the amount of the Financing Cushion, and it shall be entitled to again act to create an additional Financing Cushion as aforesaid, from time to time, in the amount it shall set. After the amendment of the regulations regarding the Company making deposits in favor of the Noteholders under Section 35E1 of the Securities Law, the deposit shall replace the Financing Cushion and the Trustee shall be entitled to contact the Company from time to time for renewal of the deposit according to the aforesaid provisions. The Financing Cushion shall be deposited in a bank account to be opened by the Trustee and in its name only (the “Financing Cushion Account”) that shall be used for purpose of the Indemnification Undertaking. The Trustee, at its sole discretion, shall be entitled to make use of the funds deposited in the Financing Cushion for purpose of taking actions under the Deed of Trust or use in the relevant proceedings. The Financing Cushion amount shall be held in the Financing Cushion Account until the earlier of: (a) the final and full repayment date of the Notes (Series D) and until full payment to the Trustee and/or its agents for their fees, expenses, damages, and losses that they sustained as a result of their actions under the Deed of Trust, insofar as such payment is required according to the terms of the Deed of Trust; (b) until the date when the action is completed for which the Financing Cushion was required to begin with. After full repayment of these amounts to the Trustee and its agents, the Financing Cushion balance shall be transferred to the depositing entity. If there were a few entities that deposited the Financing Cushion funds, the Financing Cushion balance shall be divided between them pari passu. 23.3. ‘Indemnification Undertaking’: a. Shall apply to the Company in any event of:(1) actions that were taken and/or required, according to the Trustee's reasonable discretion, to be performed under the terms of this Deed of Trust for protecting the rights of the Noteholders and/or if the Right to Indemnification arose under this Deed of

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 51 - Trust; and (2) actions that were taken and/or that were required to be taken upon the Company's demand. b. Shall apply to the Holders on the record date (as set forth in Section 23.4 below) in any event of:(1) the Right to Indemnification arose due to a request of the Noteholders (excluding a right stemming from a request of Holders for protecting the rights of the Noteholders); and (2) failure by the Company to pay the Right to Indemnification amount applicable to it under subsection a above. The payment of the Holders under this section does not release the Company from its obligation to bear such payment, if any. 23.4. In any event where: (a) the Company shall not pay the amounts required to cover the Indemnification Undertaking applicable to it and/or the Company shall not deposit the ‘Financing Cushion’ amount; and/or (b) the duty to indemnify applies to Holders under the provisions of Section 23.3 above and/or the Holders were called upon to deposit the ‘Financing Cushion’ amount under Section 23.2 above, the funds shall be collected in the following manner: First - the amount shall be financed from the interest funds and thereafter from the Principal that the Company must pay to the Noteholders after the date of the required action, and the provisions of Section 8 of the Deed of Trust shall apply; it is clarified that in the event these amounts are used by the Trustee since the Company, even though it is required to do so under the provisions of this Deed, failed to pay the full amount required to cover the ‘Indemnification Undertaking’ and/or failed to deposit the full ‘Financing Cushion’ amount, these amounts shall not be deemed to have been repaid by the Company on the Notes account in favor of the Noteholders; second - insofar as according to the Trustee’s reasonable discretion the amounts deposited in the Financing Cushion shall not cover the ‘Indemnification Undertaking’, the Holders on the record date (as set forth in Section 23.4 below) shall deposit the missing amount according to its Proportionate Share (as such term is defined below). "Proportionate Share" means: The proportionate share of the Notes held by the Holder on the record date as set forth in this Section 23.4 out of the outstanding par value in circulation on such date. It is clarified that the calculation of the Proportionate Share shall remain fixed even if after such date there is a change in the par value of the Notes held by the Holder. It is clarified that the Noteholders

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 52 - who shall bear responsibility to cover expenses as set forth in this section above, may bear expenses as set forth in this section above, beyond their Proportionate Share, and in such case the order of priorities as set forth in Section 8 of this Deed shall apply to the reimbursement of the amounts. The record date for determining the liability of a Holder in respect of the ‘Indemnification Undertaking’ and/or payment of the ‘Financing Cushion’ is as follows: 23.4.1. Whenever the ‘Indemnification Undertaking’ and/or payment of the ‘Financing Cushion’ is required due to a resolution or an urgent action necessary to prevent material harm to the rights of the Noteholders, without a prior resolution of the meeting of Noteholders – the record date for the liability shall be the end of the trading day on the day on which the action was taken or the resolution was adopted, and if that day is not a trading day, then the previous trading day. 23.4.2. Whenever the ‘Indemnification Undertaking’ and/or payment of the ‘Financing Cushion’ are required pursuant to a resolution of a meeting of Noteholders –the record date for the liability shall be the record date for participation in the meeting (as such date was specified in the notice of invitation) and shall also apply to a Holder who was not present or did not participate in the meeting. Regarding priority of reimbursing Holders who bore payments under this section out of the Trustee’s proceeds, see section 9 above. 23.4.3. In any other case or in the event of a dispute with respect to the record date as shall be set by the Trustee at its reasonable discretion. 23.5. Insofar as the amounts to be paid to the Trustee should have been paid by the Company, receiving the payments from the Holders shall not derogate from the Company’s obligation to pay them to the Trustee, and it shall act in a reasonable manner to obtain the amounts from the Company. It is clarified that no obligation shall apply to the Trustee to initiate legal proceedings for collecting these indemnification amounts. 24. Immediate reports and notices to the Trustee, Company, or Noteholders

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 53 - 24.1. Any notice on behalf of the Company and/or Trustee to the Noteholders shall be provided as follows: 24.1.1. By an immediate report on the MAGNA system of the Israel Securities Authority (the Trustee may instruct the Company and the Company shall be required to publish forthwith on the MAGNA system on the Trustee’s behalf, any report in such form provided in writing by the Trustee to the Company). 24.1.2. In cases where such is required according to the provisions of applicable law and in such cases only, the notice shall in addition also be provided by an announcement to be published in two widespread Hebrew daily newspapers in Israel. Any notice published or transmitted as set forth in Section 24.1.1 or 24.1.2, as applicable, shall be deemed a notice delivered to the Noteholder on the day of publication as aforesaid (on the MAGNA system or in the press, as applicable). 24.1.3. In the event the Company shall cease to report according to Chapter E3 of the Law, and insofar as it shall not commence reporting according to the provisions of Chapter F of the Law, and if it began reporting according to Chapter F of the Law, in the event it shall cease reporting according to Chapter F as aforesaid, any notice on behalf of the Company and/or Trustee to the Noteholders shall be provided by delivery of notice by registered mail to every registered Noteholder according to the latest addresses of the Noteholders recorded in the register of Noteholders (in the case of joint Holders - to the joint Holder whose name appears first in the register), and any notice to be sent as aforesaid shall be deemed as delivered to the Noteholder after 10 (ten) Business Days from the date it was sent by mail, and the notice shall at the same time be delivered by email to the Trustee. 24.2. Any notice or demand on behalf of the Trustee to the Company can be delivered by letter sent via registered mail to the address set forth in the Deed of Trust, or to another address of which the Company notified the Trustee in writing, or by

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 54 - transmission via fax or email or by messenger, and any such notice or demand shall be deemed to have been received by the Company as follows: 24.2.1. In the event of delivery via registered mail - after 3 (three) Business Days from the date it was sent by mail. 24.2.2. In the event of delivery via facsimile (with telephone verification regarding its delivery) or via email (the delivery of which was confirmed with a non-automatic email response) by the receiving party - one Business Day after the date it was sent. 24.2.3. In the event of delivery by messenger - upon its delivery by the messenger to the recipient or upon the recipient being offered to accept it, as applicable. 24.3. Any notice or demand on behalf of the Company to the Trustee can be delivered by letter sent via registered mail to the address set forth in the Deed of Trust, or to another address of which the Trustee notified the Company in writing, or by transmission via fax or email or by messenger, and any such notice or demand shall be deemed to have been received by the Trustee as follows: 24.3.1. In the event of delivery via registered mail - after 3 (three) Business Days from the date it was sent by mail. 24.3.2. In the event of delivery via facsimile (with telephone verification regarding its delivery) or via email (the delivery of which was confirmed with a non-automatic email response) by the receiving party - one Business Day after the date it was sent. 24.3.3. In the event of delivery by messenger - upon its delivery by the messenger to the Trustee or upon the recipient being offered to accept it, as applicable. 24.4. Copies of the notices and invitations that the Company shall give to the Noteholders, shall be also published by the Company in an immediate report. The publication of an immediate report on MAGNA by the Company shall be deemed delivery of the report to the Trustee.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 55 - 25. Waiver, settlement and changes to the Deed of Trust 25.1. Subject to the provisions of the Securities Law the Trustee shall be entitled from time to time and at any time, when it was convinced that as far as it believes such does not prejudice the rights of the Noteholders, to waive any breach or non- satisfaction of any of the terms of the Deed of Trust by the Company, except with respect to the payment dates under the Notes, the interest rate, linkage terms, financial covenants, interest in arrears, restriction on distribution, conditions for expanding the Notes Series, mechanisms for adjusting the interest rate as result of changing the rating, the undertaking not to create a floating charge on any of the Company’s assets and rights, grounds for acceleration to immediate repayment, and reports that the Company is required to provide the Trustee. 25.2. Subject to the provisions of the Law and with the prior approval in a Special Resolution that was adopted by the general meeting of the Noteholders, the Trustee shall be entitled, whether before or after the Principal of the Notes comes due for repayment, to settle with the Company regarding any right or claim of the Noteholders and agree with the Company to any arrangement of their rights, including waiving any right or claim thereof and/or of the Noteholders against the Company. 25.3. Subject to the provisions of applicable law, the Trustee and Company are entitled, whether before or after the Principal of the Notes shall come due for repayment, to change the Deed of Trust and/or terms of the Notes, upon the satisfaction of one of the following: 25.3.1. The Trustee was convinced that the change does not harm the Noteholders. The provision of this section shall not apply with respect to a change of the Trustee’s identity or its fee in the Deed of Trust for purpose of appointing a trustee in place of the Trustee that ended its tenure, a change to the payment dates under the Note, to the interest rate, linkage terms, financial covenants, interest in arrears, restriction on distribution, conditions for expanding the Notes Series, mechanisms for adjusting the interest rate as result of changing the rating, the undertaking not to create a floating charge on any of the Company’s

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 56 - assets and rights, and on grounds for acceleration to immediate repayment, and reports that the Company is required to provide the Trustee. 25.3.2. The Noteholders agreed to the proposed change in the resolution that was adopted at a meeting of Holders attended by Holders of at least fifty percent of the outstanding par value of the Notes (from the same series), by a majority of Holders who hold two-thirds of the outstanding par value of the Notes who participated in the vote (not including abstentions), or such majority at an adjourned meeting attended by Holders of at least twenty percent (20%) of the aforesaid outstanding par value. Whenever the Trustee’s aforementioned right is used, the Trustee may require the Noteholders to deliver the Notes to it or to the Company for registering a note regarding any settlement, waiver, change or amendment as stated, and at the Trustee's request, the Company shall register such a note in the certificates that shall be delivered to it. The Company shall publish an immediate report on every change as set forth in this section above, as soon as possible after its execution. 26. Registry of Noteholders 26.1. The Company shall maintain and manage at its registered offices a Registry of Noteholders, in accordance with the provisions of the Securities Law, which shall be open to inspection for any person. 26.2. The Company shall not be required to record in the Registry of Noteholders any notice concerning an explicit, implicit or presumed trust, or a pledge or charge of any nature, or any equitable right, claim or offset or any other right, in connection with the Notes. The Company shall only recognize the title of the person in whose name the Notes were registered. The legal heirs, administrators of the estate or executors of the will of the registered owner and any person who shall be entitled to the Notes due to the bankruptcy of any registered Holder (and in the case of a corporation – due to the liquidation thereof) shall be entitled to be registered as their owners, after producing sufficient evidence to the satisfaction of the Company's managers regarding their right to be registered as owners.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 57 - 27. Release Upon proof to the Trustee's satisfaction that all the Notes were paid or redeemed, or upon the Company's depositing in trust with the Trustee amounts sufficient for redemption, according to the provisions of this Deed, and upon proof to the Trustee's satisfaction that all the undertakings and expenses made or caused by the Trustee in connection with this Deed and in accordance with its instructions were fully paid, then the Trustee shall be required, upon the Company's first demand, to act with the funds deposited in respect of Notes the redemption of which was not demanded under the terms of this Deed. 28. Termination of Trustee's tenure 28.1. The provisions of the Securities Law shall apply to the tenure of the Trustee and its termination, and to the appointment of a new trustee. According to the aforesaid provisions of the Law, the Trustee and its substitute may resign from their roles as trustee at any time they shall wish to do so after providing a 3 (three) months prior written notice. The Trustee’s resignation shall become effective only after it shall receive court approval, and from the day set forth therefor in the approval. 28.2. The appointment of the Trustee by the Company for the Notes (Series D) shall be as the first trustee for the Noteholders only, as set forth in Section 35B of the Securities Law. 28.3. Should the Trustee be replaced with another trustee, the other trustee shall be trustee for the Noteholders under the provisions of Chapter E1 of the Securities Law, including for parties entitled to payments under the Notes that were not paid after their due date. 28.4. The first trustee shall serve starting from the date set forth in Section 28.2 above (and after the offering of the Notes (Series D), and its tenure shall end on the date the meeting of Holders is convened (the “First Appointment Meeting”), which the Trustee shall convene no later than the lapse of 14 (fourteen) days from the filing date of the second annual report on the affairs of the trust under Section 35H1(a) of the Securities Law. Insofar as the First Appointment Meeting shall (with a simple majority) approve the continued tenure of the first trustee, it shall continue to serve as trustee until the end of the additional appointment period to be

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 58 - determined in a resolution of the First Appointment Meeting (which may be until the final repayment date of the Notes). 28.5. Insofar as the First Appointment Meeting and/or any meeting thereafter allotted the additional appointment period of the Trustee, the appointment period shall end upon the resolution on the continued tenure and/or appointment of a different trustee in its place. 28.6. The Trustee shall cease its duties, should it transpire that it is precluded from continuing to serve in its role, following a change in the provisions of the Law or applicable law with respect to its qualification to serve as trustee, including in the event such a preclusion shall arise in connection with the publication of shelf offering reports for a few notes. For this purpose, a demand by the Israel Securities Authority for the termination of the Trustee’s tenure shall also be deemed a “preclusion”. In such case a new trustee shall be appointed by the Company. 28.7. The court may dismiss a trustee if it failed to properly fulfill its role or if the court saw a different reason for dismissal. 28.8. A resolution regarding the removal of the Trustee from its tenure and its replacement with a different trustee shall be made by Special Resolution of the meeting of Noteholders. 28.9. The Israel Securities Authority may petition the court to terminate the Trustee’s tenure, under Section 35N of the Securities Law. 28.10. The Trustee and Company shall file an immediate report for every event as set forth above, in connection with the Trustee’s tenure. 28.11. A trustee whose tenure ended or expired shall continue to serve in its role until the appointment of a different trustee in its place; a different trustee as aforesaid shall be appointed by a meeting of Holders to be convened by the trustee whose tenure ended or expired, or that the Holders convened under the provisions of Section 28.8 above. If the tenure of a trustee ended or expired under Section 35E(a) of the Securities Law, or under this section, and no other trustee was appointed in its place within a reasonable time, the court may appoint a different trustee for a period and under terms it shall deem fit. If a substitute trustee was appointed in the place of

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 59 - the trustee whose tenure ended under Section 35B(a1) of 35N(d) of the Securities Law, the Noteholders (Series D) shall bear the discrepancy between the fee of the substitute trustee and the fee of the trustee whose tenure ended, if such discrepancy is unreasonable. 28.12. It is clarified that the Trustee’s undertaking to take action under the Deed of Trust and under the Notes shall not expire until the trust’s funds, its assets, and its rights, if any, were transferred to the substitute trustee. The Trustee undertakes to cooperate with the Company and substitute trustee for purpose of such transfer. It is clarified that the termination of the Trustee’s tenure shall not derogate from any rights, claims, or arguments that the Company and/or Noteholders shall have against the Trustee, if any, the causes of which precede the termination date of its tenure as trustee, and this shall not release the Trustee from any liability under applicable law. In addition, the termination of the Trustee’s tenure shall not derogate from any rights, claims, or arguments that the Trustee shall have against the Company and/or Noteholders, if any, the causes of which precede and/or arise from a claim the cause of which precedes the termination date of its tenure as trustee, and this shall not release the Company and/or Noteholders from any liability under applicable law. 28.13. Any new Trustee shall have the same powers, authorities, and other permissions, and may act as if it had been appointed as the Trustee from the outset. 29. Meetings of the Noteholders Meetings of Noteholders shall be conducted as provided in the Second Schedule to this Deed. 30. Governing law The Notes are only subject to the provisions of Israeli law. In any matter not referred to in this Deed and in any case of contradiction between the provisions of the Law (which cannot be modified) and this Deed, the parties shall act in accordance with the provisions of Israeli law (that cannot be modified). 31. Addresses

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 60 - The parties' addresses shall be as they appear in the introduction to this Deed, or any other address regarding which the other party is provided suitable written notice. 32. MAGNA authorization The Trustee with its signature on this Deed authorizes the Company’s electronic authorized signatories as they shall be, to report in its name on MAGNA about its engagement in this Deed of Trust and its signing thereof, insofar as this is required under law. 33. Exclusive jurisdiction The sole court that shall have jurisdiction to adjudicate matters related to the Deed of Trust with its schedules, shall be the competent court in Tel Aviv-Yafo. 34. Trustee's liability 34.1. Notwithstanding anything set forth in applicable law and anywhere in the Deed of Trust, if the Trustee acted for the satisfaction of its duties in good faith and within a reasonable time and clarified the facts which a reasonable trustee would have clarified under the circumstances, then it shall not be liable for damage caused as a result of the Trustee exercising discretion under the provisions of section 35H(D1) or 35I1 of the Securities Law, unless the plaintiff shall prove that the Trustee acted with gross negligence. It is clarified that if a contradiction arises between the provision of this section and any other provision of the Deed of Trust, the provision of this section shall prevail. 34.2. If the Trustee acted in good faith and without negligence in accordance with the provisions of Section 35H(d2) or 35H(d3) of the Law, it shall not be liable for the performance of such action. 35. Other agreements Subject to the provisions of the Law and the restrictions imposed on the Trustee under the Law, the fulfillment of its role as trustee, under this Deed, or its very status as trustee, shall not prevent the Trustee from entering into various agreements with the Company, or entering into transactions with the Company in the ordinary course of its business. 36. General

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 61 - Without derogating from the other provisions of this Deed and of the Notes, any waiver, extension, discount, silence or inaction (hereinafter: “Waiver") on the part of the Trustee with respect to the non-satisfaction or partial or incorrect satisfaction of any of the undertakings towards the Trustee or towards the Noteholders under this Deed and the Notes, shall not be deemed as the Trustee's Waiver of any right but only as consent limited to the specific Waiver above and only in reference to its applicability on the specific date when it was issued and not in reference to other dates or other waivers. Without derogating from the other provisions of this Deed and the Notes, any reduction in the undertakings towards the Trustee, including a Waiver, set forth in this Deed or made thereunder, requires the Trustee's prior written consent, and shall have no effect to any agreement in a different manner, whether oral or by way of conduct with respect to such reduction. The Trustee's rights under this agreement are autonomous and independent of each other and are in addition to any existing and/or future right of the Trustee by law and/or other agreement. 37. The significance of the Trustee signing the Deed of Trust - By signing the Deed of Trust, the Trustee is not expressing an opinion concerning the nature of the Notes or whether they are a worthwhile investment. In witness hereof the parties have signed: _______________________ _____________________________ Elbit Systems Ltd. Hermetic Trust (1975) Ltd.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 62 - First Schedule to the Deed of Trust Elbit Systems Ltd. Certificate of Notes (Series D) Notes (Series D) registered, certificate number: ___. Total par value of the notes in this certificate: NIS ________________________________. 1. This certificate testifies that Elbit Systems Ltd. (hereinafter: the “Company”) shall pay on the repayment dates set forth in Section 2 and in Section 4 of the terms written overleaf to whoever shall be the registered Holder of the Note on the record date as set forth in Section 5.1 of the terms written overleaf), payments for Principal, interest, and linkage differentials, all subject to the terms written overleaf and the deed of trust. 2. Notes of this series are issued in accordance with a deed of trust (hereinafter: the “Deed of Trust”) dated July 7, 2021, executed between the Company on the first part and Hermetic Trust (1975) Ltd. (hereinafter: the “Trustee”). It is clarified that the provisions of the Deed of Trust shall constitute an integral part of the provisions of this Note and shall bind the Company and noteholders included in the aforesaid series. The notes are not secured by any charge. All notes from the aforesaid series shall be at an equal rate among themselves (pari passu), without any Note having a right that is preferential over the others. 3. This Notes is issued subject to the terms written overleaf and in the Deed of Trust, which constitute an integral part of the Notes. Signed by the Company on July 7, 2021.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 63 - _________________________ Elbit Systems Ltd.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 64 - The terms written overleaf 1. General 1.1. The expressions appearing in this Note shall have the meaning given to them in the Deed of Trust, except if explicitly set forth otherwise: “Dollar” - United States Dollar. “Nominee Company” - -The Nominee Company of Israel Discount Bank Ltd. or any successor nominee company, provided that all of the Company’s securities are registered in such nominee company; “Trading Day” - Any day on which transactions are executed on the Tel Aviv Stock Exchange Ltd.; “TASE Clearing House” - The Clearing House of the Tel Aviv Stock Exchange Ltd. “TASE” - The Tel Aviv Stock Exchange Ltd.; “Base Rate” - The rate known on the date of the tender for the classified investors, in connection with the first Offering Report for the offering of the Notes (Series D), as will be specified in the shelf offering report; “Known Rate” - The latest representative rate of the Dollar set by the Bank of Israel before such date. However, during a period when the Bank of Israel does not customarily set a representative rate, the Known Rate at any given date shall be the rate most recently determined before such date by the Minister of Finance together with the Governor of the Bank of Israel for government notes linked to the Dollar rate, and in the absence of such rate, as the Trustee shall determine in consultation with financial experts that it shall select;; “Payment Rate” - The Known Rate on the third Business Day before the actual payment date, and in case of a day for which no Known Rate was set (for example Sunday or Holidays),

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 65 - then the Known Rate on the following Business Day; 1.2. The terms of the notes (the terms set forth overleaf) are an integral part of the provisions of the Deed of Trust, and the provisions of the Deed of Trust shall be deemed as having explicitly been included in the terms of these notes. In any event of a contradiction between anything set forth in the notes and anything set forth in the Deed of Trust, the provisions of the Deed of Trust shall take precedent. 2. Repayment date of the Principal on the Notes (Series D) The Principal on the Notes (Series D) shall be repaid in 14 annual installments, which shall be paid on June 30 of every year from 2022 to 2035 (inclusive) as follows: 13 equal installments at a rate of 7.14% of the par value of each Note, which shall be paid annually on June 30 from 2022 until 2034 (inclusive), and the last payment of June 30, 2035, at a rate of 7.18% of the par value of the Notes Principal. The first installment for Principal on the Notes shall be paid on June 30, 2022, and the last installment shall be paid on June 30, 2035. 3. The Principal and interest on the Notes (Series D) shall be linked to the representative Dollar rate according to the following linkage terms: Should it transpire that the Payment Rate of a payment on the principle account of the Notes (Series D) is higher than the Base Rate, then the Company shall make the same Principal payment, when it is increased proportionally to the rate of increase of the Payment Rate compared to the Base Rate. In case the Payment Rate is lower than the Base Rate, then the Company shall make the same Principal payment, when it is reduced proportionally to the rate of reduction of the Payment Rate compared to the Base Rate. The linkage method of the Principal shall not be changed during the period of the Notes (Series D). 4. Deferral of dates Whenever the date specified for making any payment on the Principal and/or interest account falls on a day that is not a Business Day, the payment date shall be deferred to the first Business Day immediately following that day, with no additional payment, and the “record date" for determining entitlement to redemption shall not be changed for that reason. 5. Interest on the Notes (Series D)

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 66 - 5.1. The outstanding balance of the Principal of the Notes (Series D) in Circulation shall bear annual interest at a fixed rate to be set in a tender according to the initial offering report of the Notes (Series D). The interest shall be paid in semi-annual installments, on June 30 and December 31 of each of the years 2021 to 2035 (inclusive). The first interest installment shall be paid on December 31, 2021, and the last interest installment shall be paid on June 30, 2035, together with repayment of the Principal on the Notes, against delivery of the Notes Certificates to the Company. Any interest installment shall be paid for the period of 6 (six) months ending on the last day before the payment date (the “Interest Period”), save for the first interest installment that shall be paid on December 31, 2021, which shall be for the period commencing on the first trading day following the closing date of the signatures and ending on the last day before the date of the first installment of the interest (meaning, December 30, 2021), calculated on the basis of 365 (three hundred and sixty five) days a year, in accordance with the number of days in this period. The interest on the Notes (Series D) shall be linked to the representative rate of the Dollar according to the following linkage terms: Should it transpire that the Payment Rate of a payment on the interest account of the Notes (Series D) is higher than the Base Rate, then the Company shall make the same interest payment, when it is increased proportionally to the rate of increase of the Payment Rate compared to the Base Rate. In case the Payment Rate is lower than the Base Rate, then the Company shall make the same interest payment, when it is reduced proportionally to the rate of reduction of the Payment Rate compared to the Base Rate. The linkage method of the interest shall not be changed during the Notes period. The interest rate for the first interest period of the Notes, the annual interest rate on the basis of which it is set, and the semi-annual interest rate, shall be set forth in the report on the offering results. 6. Payments of Principal and interest 6.1. The payments on the interest and/or Principal accounts of the Notes (Series D) shall be paid to persons, whose names shall be registered in the register of Noteholders (Series D) on June 24 with respect to annual payments made on June 30 of 2022 until 2034 (inclusive) and on December 25 with respect to annual payments made on December 31 of 2021 until 2034 (inclusive) (hereinafter: the “Record Date for

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 67 - Series D”). The last payment of Principal and interest shall be paid on June 30, 2035, to persons whose names shall be registered in the register on the payment date, which shall be made against delivery of certificates for the Notes (Series D) to the Company on the payment date, at the Company’s registered offices, or in any other place to be announced by the Company. Such notice of the Company shall be published no later than 5 (five) Business Days before the final payment date. 6.2. Any payment on account of Principal and/or interest, which is delayed more than 7 (seven) Business Days after the date set for payment thereof under the terms of the Notes, for a reason within the Company's control, it shall bear interest in arrears (as defined below), from the date set for payment to the date of actual payment thereof. In this respect “Interest in Arrears” means annual interest for the Notes as shall be set in a tender according to the Shelf Offering Report (or updated interest as shall be set according to the mechanism set forth in Section 6 of the terms written overleaf), plus interest at an annual rate of 3.5% calculated pro rata for the period from the date set for payment until the actual payment date. In the event interest in arrears shall be paid, the Company shall publish an immediate report, at least two (2) trading days before such payment date, where it shall announce the rate of the interest in arrears and the payment date for that period. It is clarified that whoever is not registered in the Registry of Notes (Series D) of the Company on any of the dates set forth in this section, shall not be entitled to interest payment for the Interest Period that commenced before such date. 6.3. Any mandatory payment insofar as required under law shall be deducted from payment for the Notes. 6.4. Payment of the Principal and interest shall be made subject to the linkage terms as set forth in Sections 2 and 4 above. 6.5. The payment to the entitled party shall be made with a check or wire transfer payable to the bank account of the persons whose names shall be registered in the Registry and whose details shall be provided to the Company in writing ahead of time, according to anything set forth in this section below, or in the event the clearing is performed through the TASE Clearing House - through the clearing

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 68 - house. Should the Company be unable, for any reason beyond its control, to pay any amount to the person entitled thereto, whereas the Company could have paid it in full and on time, it shall deposit such amount with the Trustee as set forth in Section 7 below. 6.6. Should the person entitled to the payment fail to provide the Company in advance with the details of the bank account for crediting it with a wire transfer as aforesaid, the Company shall send a check via registered mail to its latest addressed registered in the Registry. The sending of a check to an entitled person by registered mail as aforesaid shall be deemed in all respects as payment of the amount specified thereon on the date it was sent, provided it was duly repaid upon its presentation. 6.7. A Noteholder who shall desire to announce the details of the bank account to be credited with payments under the Notes as aforesaid, or to change the details of such account or its instructions with respect to the payment manner, may do so with a written notice to be sent to the Company by registered mail, however the Company shall satisfy the instruction only if it arrived at its registered offices at least 15 (fifteen) days before the date set for repayment of any payment under the Notes. In the event the notice shall be received by the Company with delay, the Company shall act pursuant thereto solely with respect to payments the repayment date of which falls after the payment date immediately before the day the notice is received. 7. Adjustment mechanism for changing the interest rate as a result of an altered rating In this section: “Maalot” - The rating company “S&P Global Rating Maalot Ltd.”. “Rating Company” - Maalot or any other rating company (including in the event of replacing the rating company) that rates the Notes (Series D). In the event that the Rating Company is replaced, the Company shall submit to the Trustee a comparison between the ratings scale of the replaced Rating Company and the ratings scale of the new Rating Company, and this Section 6 shall be adjusted mutatis mutandis to the rating scale of the new Rating Company. “Initial Rating” - The rating of the Notes (Series D) on their offering date, meaning an

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 69 - ilAA rating (on the rating scale of Maalot). “Base Rating” - An ilAA- rating (on the rating scale of Maalot). Wherever there is a reference to a rating according to Maalot’s rating scale, the intention is alternatively, to an equivalent rating of whoever shall replace it, which shall be set by a different rating company (insofar as such shall replace Maalot). “Reduced Rating” - A rating that is one rating lower than the Base Rating. “Base Interest” - The interest rate to be set at the tender, as the Company shall publish in an immediate report regarding the offering results. The interest rate that the Notes (Series D) shall bear shall not be adjusted for a decrease in the rating of the Notes (Series D) from the Initial Rating up to the Base Rating, and it shall not be adjusted for an increase in the rating of the Notes (Series D) above the Base Rating, and any such future alteration in the rating of the Notes (Series D) shall not change the interest rate that the Notes (Series D) shall bear. The interest rate that the Notes (Series D) shall bear shall be adjusted for a decrease in the rating of the Notes (Series D) below the Base Rating (a decrease of two or more grades from the Initial Rating) and for climbing up to the Base Rating, and the adjustment manner of the interest rate that the Notes (Series D) shall bear, shall be according to the below description: a. Insofar as the rating of the Notes (Series D) by the Rating Company shall be updated during any Interest Period, whereby the rating to be determined for the Notes (Series D) by the Rating Company is the Reduced Rating (as defined above), meaning a rating of ilA+ (on the rating scale of Maalot), or a lower rating, then only with respect to the period when the rating according to the Rating Company is the Reduced Rating (or lower), the annual interest rate that the outstanding Principal balance of the Notes (Series D) shall bear at an annual rate as follows (hereinafter: the “Additional Interest Rate”), above the Base Interest rate: (1) In the event the rating to be determined for the Notes (Series D) by the Rating Company shall be ilA+, the annual interest rate shall increase by an annual rate of 0.25%, whereby the annual interest shall be equal to the Base Interest, plus 0.25%.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 70 - (2) In the event the rating to be determined for the Notes (Series D) by the Rating Company shall be ilA, the annual interest rate shall increase by an additional annual rate of 0.25%, whereby the annual interest shall be equal to the Base Interest, plus 0.5%. (3) In the event the rating to be determined for the Notes (Series D) by the Rating Company shall be ilA-, the annual interest rate shall increase by an additional annual rate of 0.25%, whereby the annual interest shall be equal to the Base Interest, plus 0.75%. (4) In the event the rating to be determined for the Notes (Series D) by the Rating Company shall be ilBBB+ the annual interest rate shall increase by an additional annual rate of 0.25%, whereby the annual interest shall be equal to the Base Interest, plus 1%. And all that starting from the date on which the Rating Company published a notice regarding lowering the rating as set forth above. It is clarified that as set forth above, if as a result of updating the rating of the Notes (Series D), the rating of the Notes (Series D) decreased by more than one notch of the notches set forth in subsections (1)-(4) above, the additional interest shall be given for each of such notches (for example if the rating of the Notes decrease from the Base Rating directly to a rating of ilBBB+, an addition to the interest shall be granted, according to subsection (1) to subsection (4), so that the total Additional Interest for such a rating decrease shall be 1%). In any event the interest rate that the Notes (Series D) shall bear shall not increase by more than an annual rate of 1% compared to the Base Interest as a result of a decrease in the Company’s rating to below the Base Rating (for the avoidance of doubt, even if the Company’s rating was lowered more than once, and even if in the framework of any rating decrease the rating decreased by more than three notches) and/or as a result of rating cessation. If the interest rate was updated as aforesaid, it shall only apply for the period commencing on the date when the rating according to the Rating Company is the Reduced Rating or a lower rating, which grants compensation in interest as set forth above (meaning, from the publication date of the new rating by the Rating Company),

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 71 - and as long as the rating according to the Rating Company is the Reduced Rating (or a lower rating, as applicable), or until full repayment of the outstanding Principal balance of the Notes (Series D), according to the earlier thereof. b. No later than one Business Day after receiving the Rating Company’s notice regarding the decrease of the rating for the Notes (Series D) to the Reduced Rating (or a lower rating), the Company shall publish an immediate report (such immediate report shall constitute notice to the Trustee), stating the following: (a) the fact of the rating being reduced, the new rating, the Additional Interest Rate, and the commencement date of rating the Notes with such rating (hereinafter: the “Rating Reduction Date”; (b) the accurate interest rate to be borne by the Principal balance of the Notes (Series D) for the period from the current Interest Period until the Rating Reduction Date (the interest shall be calculated based on 365 (three hundred and sixty five) days per annum) (hereinafter: the “Original Interest Rate” and the “Original Interest Period”), respectively); (c) the interest rate to be borne by the outstanding Principal on the Notes (Series D) from the Rating Reduction Rate until the date of the nearest actual interest payment, meaning: The Original Interest Rate plus the Additional Interest Rate per annum (the interest rate shall be calculated based on 365 (three hundred and sixty five) days a year) (hereinafter: the “Updated Interest Rate”).; (d) the annual weighted interest rate payable by the Company to the Noteholders (Series D) on the nearest interest payment date, which arises from the provisions of subsection (b) and (c) above; (e) the annual interest rate arising from the weighted interest rate; (g) the annual interest rate and the semi-annual interest rate (the semi-annual interest rate shall be calculated as the annual interest rate divided by two) for the upcoming periods. It is clarified that in any event of changes to the interest rate as a result of changes to the rating as set forth in this section, there shall be no changes to the payment dates (Principal or interest) or to the Record Date (as defined above).

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 72 - c. If the date on which the Notes (Series D) start being rated at the Reduced Rating or lower rating occurs in the period beginning 4 (four) days prior to the Record Date for any interest payment and ending on the interest payment date immediately following said record date (hereinafter: the “Deferral Period”), the Company only shall pay to the Noteholders (Series D), on the forthcoming interest payment date, the Original Interest Rate (as it shall be at such time prior to the change), while the interest rate deriving from the Additional Interest at the rate equal to the rate of the annual Additional Interest for the Deferral Period, shall be paid on the next interest payment. The Company shall publish an immediate report with the precise interest rate to be paid on the next interest payment date. d. It is clarified that in the event that after the rate reduction in a manner that affected the interested rate on the Notes (Series D) as set forth in subsection (a) above, the Company shall update the rating for the Notes (Series D) upwards, to a rating equal to or higher than the Base Rating, or a rating where the Additional Interest Rate is lower than that being paid at such time, as set forth above (hereinafter: the “High Rating”), then the Annual Interest Rate on the outstanding Principal balance of the Notes (Series D) shall decrease, on the Relevant Payment date of the interest, as follows: (1) In the event the High Rating shall be ilA-, the annual interest rate shall as aforesaid shall be equal to the Base Interest, plus 0.75%. (2) In the event the High Rating shall be ilA, the annual interest rate shall as aforesaid shall be equal to the Base Interest, plus 0.5%. (3) In the event the High Rating shall be ilA+, the annual interest rate shall as aforesaid shall be equal to the Base Interest, plus 0.25%. (4) In the event the High Rating shall be higher than the Reduced Rating, the annual interest rate shall as aforesaid be equal to the Base Interest, with no addition. It is clarified that as set forth above, if as a result of updating the rating of the Notes (Series D), the rating of the Notes (Series D) increased by more than one notch of the notches set forth in subsections (1)-(4) above, the interest shall be reduced for each of such notches (for example if the rating of the Notes increased from a rating of ilBBB+ to a rating of ilA, the interest rate shall be lowered, according to subsections (2) to (4), so that the interest rate shall be lowered by a total of 0.5%).

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 73 - If the interest rate was updated as aforesaid, such change to the interest rate shall only apply for the period when the Notes (Series D) were rated at the High Rating. It is clarified that in any event, the interest rate on the Notes (Series D) shall not fall below the Base Interest. In the event the interest rate is updated as aforesaid, the Company shall act in accordance with Subsections (b) to (d) above, mutatis mutandis, deriving from the Reduced Rating as set forth above. e. Insofar as prior to the final repayment of the Notes (Series D) they shall cease to be rated for a period exceeding 60 consecutive days, except in the event the cessation of the rating is a result of reasons or circumstances that are not under the Company’s control, this shall constitute grounds for immediate repayment as set forth in Section 7.1.15 of the Deed. It is clarified that should the Notes (Series D) cease to be rated for a period exceeding 60 consecutive days as aforesaid, save for reasons or under circumstances that are not under the Company’s control, then starting from the date when 60 consecutive days as aforesaid have passed and until repayment of the Notes (Series D) (or that the Notes returned to being rated), the annual interest rate shall increase, so that the annual interest shall be equal to the Base Interest rate plus 1%. Replacing the rating company shall not be deemed a rating cessation with respect to this subsection. f. It is clarified that the Company undertakes that the Notes (Series D) shall be rated through the lifespan of the Notes (Series D), but the Company does not undertake not to replace the Rating Company throughout the lifespan of the Note (Series D). In the event the Rating Company is replaced, or the Notes (Series D) cease to be rated by a Rating Company, even if the Notes (Series D) shall be rated by a few rating companies, the Company shall publish an immediate report within one Business Day from the date of such change, in which it shall provide notice regarding the circumstances of replacing the Rating Company or the cessation of rating by the Rating Company, as applicable. g. It is further clarified that insofar as the Notes (Series D) shall be rated in an international rating, the change to the rating for the Notes (Series D) shall be examined as follows: (1) Insofar as upon receiving the international rating the Rating Company shall determine the ratio between the local rating scale and the international rating scale - the rating shall be examined according to a comparison of the rating scales (meaning, in a manner that shall examine the ratio between the

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 74 - international rating determined for the Notes and the equivalent local rating of the Notes). The ratio between the rating scales as shall be determined by the Rating Company shall apply throughout the lifespan of the Notes unless the Rating Company shall publish an updated comparison between the rating scales. (2) Insofar as upon receiving the international rating the Rating Company shall not determine the ratio between the local rating scale and the international rating scale - the trustee for the Notes shall appoint an independent expert who shall determine the ratio between the international rating of the Notes and their local rating, and according to its decision the provisions of this section above shall apply. The ratio between the rating scales as shall be determined by the independent expert shall apply throughout the lifespan of the Notes, unless the expert on behalf of the trustee shall decide, at its sole discretion, that there is a need to reexamine the ratio between the rating scales. h. For the avoidance of doubt, it is clarified that changing the rating outlook of the Notes (Series D) shall not cause a change to the interest rate on the Notes (Series D) as set forth in this Section 6. i. Similarly, notwithstanding anything set forth in this section 6, a reduction of the Notes (Series D) rating, which is performed in the framework of updating the rating for all companies in Israel that are engaged in one or more of the Company’s areas of activity, only as a result of a change to the methodology of the Rating Company, shall not cause a change to the interest rate on the Notes (Series D). 8. Avoiding payment for reasons not under the Company’s control - See Section 12 of the Deed. 9. Splitting Note Certificates, transfer, and replacing certificates that were defaced Any Note Certificate is transferrable, may be waived in favor of others, and can be split into Note Certificates the total Principal amount of which is equal to the Principal amount specified in the certificate sought to be split, provided the new Note Certificates to be issued shall each be of a par value in whole Shekels, subject to filling out and executing a deed of transfer and/or split and/or waiver, and against delivery of the original Note Certificate to the Company at its registered offices for purpose of taking such action. The split shall be made within 30 (thirty) days from the end of the month when the certificate

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 75 - was delivered to the Company’s registered offices. The Note is transferrable with respect to any par value amount, provided it shall be in whole Shekels. Any transfer of the Notes (except for a transfer through the TASE Clearing House) shall be made by a deed of transfer drawn up in a form acceptable to the Company for transferring shares that are duly signed by its registered owner or its legal representatives, and by the transferee or its legal representatives. The deed of transfer should be delivered for registration at the Company’s registered offices with the Note Certificate and any suitable proof of identity and right that shall be required by the Company, and with proof to the Company’s satisfaction of payment of mandatory government payments, if any. The Company shall be entitled to retain the deed of transfer. If only a part of the amount of the nominal Principal of the Notes in the Note Certificate is transferred, the Note Certificate shall be first split into a few Note Certificates, so that the total of the amounts of the nominal Principal in those Note Certificates is equal to the amount of the nominal Principal of such Note Certificate, and subject to such that the Noteholder shall be offered one or a few Note Certificates, provided such certificates shall only be offered in a reasonable amount. The Company’s articles with respect to the transfer of shares shall apply accordingly, mutatis mutandis, with respect to the transfer of the Notes and their conversion. All the costs and fees entailed in the split and/or in the transfer of notes, including mandatory payments, if any, shall apply to the party requesting the split and/or transfer. After satisfaction of all the above conditions the transfer shall be recorded in the Registry and all the conditions set forth in the Deed of Trust and this Note shall apply to the transferee. In the event the Note Certificate is worn out, lost, or destroyed, the Company shall be entitled to issue a new Note Certificate in its place under the same terms, provided that in the event of wear and tear, the worn out Note Certificate shall be returned to the Company before the new certificate is issued. Other levies and other expenses involved in issuing the new certificate, shall apply to the party requesting such new certificate.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 76 - Second Schedule to the Deed of Trust General meetings of Noteholders (Series D) Subject to the provisions of the Securities Law and this Deed of Trust, convening a meeting of the Noteholders, the manner of conducting such, and various conditions with respect thereto, shall be as follows: 1. The Trustee or Company shall from time to time be entitled to convene meetings of the Noteholders. If the Company assembles a general meeting of the Noteholders, it must provide written notice to the Trustee with respect to the place, date and time on which the meeting shall be held and with respect to the matters to be brought for discussion, and the Trustee or its representative shall be entitled to participate at such meeting without having a voting right. 2. The Trustee shall convene a meeting of Noteholders if it deemed such necessary or upon the request of the Company or one or more Noteholders, whose Notes (Series D) are at least five percent (5%) of the outstanding par value balance of the principle on the Notes in Circulation. If the parties requesting assembly of the meeting are Noteholders, the Trustee may require indemnification, including in advance, for the reasonable expenses associated therewith. It is clarified that the Trustee's indemnification request shall not hinder the assembly of a meeting called for the purpose of taking any action meant to prevent prejudice to the rights of the Noteholders, and such indemnification request shall not derogate from the Company's obligation to bear the expenses associated with assembly of the meeting. 3. The Trustee shall convene a meeting of Holders within 21 (twenty one) days, from the date on which the request for the assembly thereof was submitted, to the date determined in the invitation, provided that the date of the meeting shall not be earlier than seven days and not later than 21 (twenty one) days from the assembly date; however, the Trustee may advance the assembly of the meeting, by at least one day following the assembly date, if it deems it necessary to protect the rights of the Holders and upon the Company’s request in the event the meeting was convened by the Company; if so, the Trustee shall explain in a report with respect to the assembly of the meeting the reasons for advancing the date of

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 77 - the meeting. 4. If the Trustee did not call a Holders' meeting, according to a Holder's request, within the date as set forth in Section 3 above, the Holder may convene the meeting, provided the date of convening is within 14 (fourteen) days from the end of the period within which the Trustee should have called the meeting, and the Trustee shall bear the expenses incurred by the Holder in connection with the assembly of the meeting. 5. Any meeting of Noteholders shall be held in Israel, at the Company’s registered offices or at a different venue of which the Company and/or the Trustee give notice, and the Company shall bear reasonable costs of the alternative venue. Notice on assembly of a meeting 6. An invitation to a meeting called by the Trustee solely for the purpose of consulting with the Noteholders shall be published at least one day before the date of assembly thereof (the “Consultation Meeting”). No agenda shall be published for a Consultation Meeting and no resolutions shall be adopted. 7. A notice on a meeting of Holders shall be published according to the provisions of the Securities Law as they shall be from time to time and shall be delivered to the Company by the Trustee. 8. The assembly notice shall include the agenda, the proposed resolutions, and arrangements regarding voting in writing. 9. One or more Noteholders of the relevant series, holding at least five percent (5%) of the nominal amount balance of the Notes, may request the Trustee to include some matter on the agenda of a Holders' meeting which is to be convened in the future, provided the matter is suitable to be discussed at such meeting. At the meeting of Holders only resolutions shall be adopted on matters set forth on the agenda. The record date for ownership of Notes and conducting the meeting 10. Holders that are entitled to participate and vote in the meeting of Holders are Noteholders on the date to be set in the resolution to convene a meeting of Holders. 11. A Noteholder may participate and vote in a meeting of Holders, itself or by proxy, and through a proxy statement noting the manner it is voting.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 78 - 12. At any meeting, the Trustee or whoever is appointed thereby shall act as chairman of the meeting. 13. No resolution whatsoever shall be disqualified that was duly adopted in a meeting convened as set forth above, even if because of an error no notice thereon was given to all Noteholders, or that such notice was not received by all Noteholders. Anything set forth in this section shall be satisfied insofar as the invitation to the meeting (or deferred meeting, as applicable) was sent on the MAGNA system. 14. Any notice on behalf of the Company and/or Trustee to the Noteholders shall be provided according to the provisions of Section 24 of the Deed of Trust. 15. A meeting of Noteholders shall be opened by the chairman of the meeting after it is proven that the legal quorum required for initiating the discussion is present, as follows: 15.1 Subject to the legal quorum required at a meeting convened for adopting a Special Resolution, and subject to the provisions of the Deed of Trust and the provisions of the Securities Law that cannot be modified, and the provisions of this Deed, a legal quorum at a general meeting shall constitute at least two (2) Noteholders, who are present in person or by a proxy, who jointly hold or represent at least 25% (twenty five percent) of the outstanding nominal value of the Notes in Circulation at that time. 15.2 If a legal quorum is not present at the deferred meeting of Holders as set forth in Section 15.1 above, within half an hour from the time set for such, the meeting shall be held with any number of participants, unless a different requirement was set forth in the Securities Law. 15.3 At a meeting convened for adopting a Special Resolution, a legal quorum shall be present if Noteholders participated at the meeting in person or by proxy, who jointly hold or represent at least 50% of the outstanding par value of the Notes in Circulation at that time, and at an adjourned meeting - if such Holders of at least ten percent (10%) of the par value of such balance participated therein. 16. Notes held by a Related Person (as defined in the Deed of Trust) shall not be taken into account for the purpose of determining the legal quorum at a meeting of Holders, and its votes shall not be included in the vote count when voting in the meeting as aforesaid.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 79 - 17. A complete and executed proxy statement whereby the Holder has indicated its desired manner of voting, that reached the Trustee until the last date set for such purpose, shall be deemed presence at the meeting for purpose of the legal quorum set forth in Section 15 above. Accordingly, the Trustee may, in accordance with the discretion thereof and subject to any law, hold voting meetings in which votes are held by means of proxy statements without convening the Holders, as well as to hold a vote by means of proxy statements in a voting meeting including the adjourned meeting thereof at which the legal quorum required to pass resolutions on the agenda was not present when it was opened, provided they are received by the Trustee until the closing of the voting meeting, which shall be determined in the notice of the assembly of the meeting or the holding of the vote, as applicable, proxy statements from Holders constitute a legal quorum required to pass the resolution in the original meeting or a postponed meeting, as applicable. 18. If a quorum is not present at the end of half an hour from the time set for the commencement of a Holders' meeting, the meeting shall be adjourned to another date being no earlier than two Business Days after the record date set for holding the original meeting, or one Business Day, if the Trustee considers this necessary for protecting the rights of the Holders; if the meeting is adjourned, the Trustee shall explain the reasons for this in the report concerning the assembly of the meeting. 19. Notwithstanding anything set forth in Section 15.2 above, if the Holders’ meeting was convened upon a request by Holders holding at least five percent (5%) of the outstanding par value of the Notes in Circulation (as set forth in Section 2 above), the deferred Holders’ meeting shall only convene if participated by Holders of certificates of liability of at least the number required for purpose of convening such a meeting (meaning: at least five percent (5%) of the outstanding par value of the Notes in Circulation). 20. Only matters that could have been discussed at the original meeting shall be discussed at the adjourned meeting. 21. According to a decision of the Trustee or a decision with an ordinary majority of those voting in a meeting with a legal quorum, the continuation of the meeting (the “Original Meeting”) shall be deferred, from time to time, the discussion or adoption of a resolution on a matter set forth on the agenda, to a different date and to a place to be determined as the Trustee or meeting as aforesaid shall decide (“Continued Meeting”). No matter may

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 80 - be considered at a Continuing Meeting other than a matter that was on the agenda for which no resolution was adopted. 22. If the continued Holders’ meeting as set forth in Section 21 above was adjourned, without altering the agenda, invitations with respect to the new date for the Continued Meeting shall be provided, as soon as possible, and no later than 12 hours before the Continued Meeting; such invitations shall be provided in accordance with Section 3 above. 23. The Company and any other person save the Trustee or anyone on its behalf shall be precluded from participating in a meeting of the Noteholders or in any part thereof, according to the Trustee’s decision. Notwithstanding anything set forth in this Section 23, the Company may participate in the opening of a meeting for purpose of expressing its opinion in connection with any matter on the agenda of the meeting and/or presenting a certain matter (as applicable). Resolutions 24. Any resolution shall be adopted in a vote count. 25. The chairman of the meeting may determine that voting shall be conducted by way of proxy statements or by voting during the meeting. If the chairman determines that the vote shall be by way of proxy statements, the Trustee shall ensure that the text of the proxy statement is distributed to the Holders and shall set the voting closing time by which time the Holders must send to the Trustee a duly completed and signed proxy statement. The Trustee, at the discretion thereof, may require a Holder to declare in the proxy statement the existence or absence of a conflicting interest (as hereinafter defined). A Holder who does not complete the proxy statement and/or does not prove his entitlement to participate and vote at a meeting in accordance with the provisions of the Second Schedule, shall be deemed not to have delivered a proxy statement and therefore to have chosen not to vote on the matter/s set out in the proxy statement. A duly completed and signed proxy statement in which the Holder has indicated the manner of voting, reaching the Trustee by the appointed deadline, shall be deemed as presence at the meeting for purposes of the existence of a quorum at the meeting as set forth above. 26. At the voting, every Holder present in person or by proxy shall have one vote for every NIS 1 par value of the total Principal specified that has not yet been repaid of the Notes by virtue of which it is entitled to vote.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 81 - In the case of joint Holders of a note, only the vote of the party who is first listed in the Registry shall be accepted. A Noteholder may use part of the votes thereof to vote for a proposed resolution, another part to vote against, and another part to abstain, all as it shall deem fit. 27. The required majority for approving a resolution at the meeting is an ordinary majority of the number of votes participating in the vote without taking into account the abstentions. The required majority for approving a Special Resolution or special majority according to the provisions of the Deed of Trust is a majority of two thirds (2/3), according to the case, of the number of votes participating in the vote without taking into account the abstentions. 28. Any resolution on the agenda of a Holders’ meeting and for which a vote was held, shall be adopted by simple majority, except if set forth otherwise in the Deed of Trust, all subject to the provisions of law. 29. An instrument of appointment appointing a proxy shall be in writing and signed by the appointer or by its legal representative duly authorized in writing to do so. If the appointer is a corporation, the appointment shall be in writing and shall be signed with the corporation’s stamp, including the signature of the authorized signatory of the corporation, and the appointer may act on behalf of the corporation that it represents. 29.1 An instrument appointing a proxy shall be drawn up in any form acceptable to the Trustee. 29.2 A proxy need not be a Noteholder. 29.3 An instrument of appointment and the power of attorney or copy conform to the original of such a power of attorney, shall be delivered to the Trustee until the date the meeting is opened, unless set forth otherwise in the notice convening the meeting. 30. A vote given and/or voting in accordance with the conditions of the document appointing a representative shall be valid even if: (1) the appointer had previously passed away or was declared legally incompetent; or (2) after the vote the instrument of appointment was cancelled; or (3) after the vote the Note in respect of which the vote was given was transferred, unless written notice concerning the passing of the appointer, its incompetency, or regarding the cancellation or transfer, as aforesaid, was received at the

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 82 - Company’s registered office or at a different address announced by the Company or Trustee, prior to the meeting or voting. 31. The Trustee shall prepare minutes of the Noteholders’ meeting, including by way of a recording, which shall be recorded in the registry of minutes, and which shall be maintained at the Trustee registered office for a period of seven years from the date of the meeting. Any such minutes shall be signed by the chairman of the meeting, and any such signed minutes shall serve as prima facie evidence for anything stated therein, and as long as not proven otherwise, any resolution adopted in such a meeting shall be deemed a duly adopted resolution. The Trustee shall be entitled to prepare minutes of meetings or parts thereof by way of audio recording. 32. The registry of minutes of Holders' meetings shall be kept at the Trustee's office and shall be open to the inspection of the Noteholders and for the Company’s review upon the request thereof and only regarding the part of the meetings and/or discussion at which the Company and/or anyone on its behalf thereof were present), and a copy thereof shall be sent to any Noteholder so requesting. The Trustee may withhold the delivery of any minutes, to any entity, if at its sole discretion the delivery of the minutes, wholly or partly, may prejudice the rights of the Noteholders. 33. The announcement of the chairman of the meeting that a resolution was accepted or rejected, and the entry made in that regard in the registry of minutes, shall be prima facie proof thereof.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 83 - Third Schedule - Trustee’s fee The Company shall pay the Trustee for its services in accordance with this Deed of Trust as set forth hereinafter: 1.1 For each year of trusteeship from the date of offering of the Notes the Trustee shall be paid an annual fee as follows: 1.1.1 First year: USD 6,150; 1.1.2 Any additional trusteeship year: USD 5,540. Whenever the Trustee shall serve as such for at least two series of Company notes, the annual fee in Sections 1.1.1 and 1.1.2 above shall be reduced by 15%. The amount included in Section 1.1 above shall hereinafter be referred to as: the “Annual Fee”. 1.2 In addition, the Trustee shall be entitled from the Company to full reimbursement of the actual reasonable expenses that the Trustee was required to pay in the framework of fulfilling its role under this Deed. "Reasonable expenses" - reasonable amounts paid by the Trustee in the framework of performing its duties and/or by virtue of authorities conferred to it under the Deed of Trust, including: costs and expenses in respect of announcing and convening meetings of the Noteholders and expenses for courier services and travel and press publications in connection with the announcement of such meeting and to the extent required under applicable law. 1.3 In the event the Noteholders shall be granted guaranties, a fee differing from the one specified in Section 1.1 above shall be agreed, according to the scope of required hours. 1.4 Without derogating from the generality of anything set forth in this Schedule, the Trustee shall be entitled to payment of a fee totaling USD 185 per hour of work for special actions that the Trustee is reasonably required to perform in the framework of its role as trustee (all subject to the provisions of the Deed of Trust), including: 1.4.1 Actions deriving from a breach of the Deed by the Company;

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 84 - 1.4.2 Actions in connection with acceleration to immediate repayment of the Notes and/or actions in connection with the resolution of the meeting of Noteholders to accelerate the Notes to immediate repayment; 1.4.3 Special actions that shall be required or needed to perform for the fulfillment of its duties under this Deed in connection with and for the protection of the rights of the Noteholders, including due to the Company's defaulting on its obligations under this Deed, including the convening of meetings of Noteholders as set forth in this Deed and including due to participation in meetings of Noteholders. 1.4.4 Special work (including but not limited to work required due to a change in the Company's structure or work requested by the Company), or due to the need to perform additional actions for the fulfillment of the duties thereof as a reasonable trustee, due to changes in laws (including regulations enacted pursuant to Amendments 50 and 51 to the Securities Law) and/or regulations and/or other binding provisions applying to the Trustee's activities and the liability thereof under this Deed of Trust. 1.4.5 The examination, supervision, control and so forth of obligations (such as restrictions on the Company's freedom of action, encumbrance of assets, etc.) which the Company assumed or may assume or which may be assumed by anyone acting thereof or on behalf thereof, in connection with the securing of other obligations of the Company or anyone acting on behalf thereof (such as the effecting of payments under the terms of the Notes) towards the Noteholders, including as to the substance of the terms of such security interests and obligations and their fulfillment. 1.5 Should the Company be required to make payment to the Trustee for its fee and/or reasonable expenses it has incurred and/or for special actions required to be performed or which were performed by it in the framework of performing its duties and/or by virtue of the authorities granted to it under the Deed of trust, if any, and the Company failed to do so, the Trustee shall be entitled to pay all such amounts in full out of the proceeds in its possession in accordance with the provisions of Sections 9 and 10 of the Deed, provided it gave the Company prior written notice

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 85 - of its intention to do so. 1.6 For any meeting of Noteholders in which the Trustee shall partake, including its presence in a meeting of Notes that was not opened due to the absence of a legal quorum, the Trustee shall be paid an additional fee of USD 154 per meeting. 1.7 It is clarified that if, by reason of a future change in laws and/or regulations and/or other binding provisions applying to the Trustee's activity, the Trustee is required to bear additional expenses for the fulfillment of the duties thereof as a reasonable trustee, the Company shall indemnify the Trustee for the reasonable expenses thereof including the reasonable fee thereof. 1.8 VAT, if payable, shall be added to each of the above amounts and shall be paid by the Company. 1.9 The Company has the option to choose between payment in Dollars or Shekels, and insofar as payment shall be in Shekels, it shall be according to the representative rate between the Dollar and Shekel on the payment date, but in any event it shall not be below the conversion rate of 3.253 Shekels per Dollar. 1.10 The Trustee's fee shall be paid for the period until the end of the trusteeship included in this Deed even if a receiver (or a receiver and administrator) is appointed to the Company or if the trusteeship under this Deed shall be administered under the supervision of the court. 1.11 The aforementioned annual fee shall be paid at the beginning of each year of trusteeship. 1.12 All the amounts specified in this Appendix shall have priority over the amounts due to the Noteholders. 1.13 Should the office of the Trustee terminate as set forth in the Deed of Trust, the Trustee shall not be entitled to payment of its fee starting from the date of tenure of the substitute trustee. If the Trustee's tenure terminates in the course of the Trusteeship year, the fee paid for the months in which the Trustee did not serve as trustee for the Notes, starting from the appointment of the replacement trustee, shall be refunded. The provisions of this section shall not apply in the first Trusteeship year.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 86 - 1.14 If a trustee is appointed instead of the Trustee whose tenure has terminated in accordance with Sections 35B(a1) or 35N(d) of the Securities Law, the Holders of the relevant series of Notes shall bear the difference between the fees of the trustee so appointed and the fees paid to the Trustee being replaced if such difference is unreasonable and the provisions of applicable law in effect at the time of replacement shall apply. The Holders shall bear such difference by way of deducting the proportion of the difference from any payment made by the Company to the Noteholders from the relevant series in accordance with the terms of the Deed of Trust, and the transfer thereof directly to the Trustee.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 87 - Annex “A” Emergency representation committee 1. Appointment; term of office 1.1. The Trustee may, and pursuant to the Company's written request shall, appoint and convene an emergency representation committee from among the Noteholders, as set forth hereinafter (hereinafter: the "Representation Committee"). 1.2. The Trustee shall appoint to the Representation Committee the three (3) Noteholders who to the best of the Trustee's knowledge, hold the highest nominal amount among all the Noteholders, and who declare that they comply with all the conditions set forth below (hereinafter: "Representation Committee Members"). If any of them is unable to serve as a Representation Committee Member as aforesaid, the Trustee shall appoint in its place the Noteholder that holds the next highest par value amount and which complies with all the conditions set forth below and so forth, and these are the conditions: 1.2.1. The Noteholder does not have a material conflict of interest due to the existence of any additional material interest incompatible with the interest deriving from its service on the Representation Committee and from holding the Notes. For the avoidance of doubt, it is clarified that a Holder who is a Related Party of the Company shall be deemed to have a material conflict of interest as aforesaid and shall not serve on the Representation Committee; 1.2.2. In the same calendar year the Noteholder was not serving on similar representation committees for other notes with an aggregate value greater than the percentage of the asset portfolio managed thereby, which was set as the maximum percentage permitting service on a representation committee according to the directives of the Director General of Competition relating to the establishment of an emergency representation committee. 1.3. If during the tenure of the Representation Committee, one of its members ceases to meet one of the circumstances set forth in Section 1.2 above, its service shall terminate, and the Trustee shall appoint another member in its place from among the Noteholders as set forth in section 1.2 above. 1.4. Prior to the appointment of the Representation Committee Members, the Trustee shall

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 88 - receive from the candidates to serve as members of the Representation Committee a declaration regarding the existence or absence of material conflicts of interest as set forth in section 1.2.1 above and regarding service on additional representation committees as set forth in section 1.2.2 above. Similarly, the Trustee may also request such a declaration from the Representation Committee Members at any time during the Representation Committee’s tenure. A Holder who fails to submit such a declaration shall be deemed to have material conflicts of interest or to be precluded from serving pursuant to the above directives of the Director General of Competition, as applicable. With respect to declarations regarding conflicts of interest, the Trustee shall examine the existence of conflicting interests, and if necessary shall decide whether such conflicts of interest disqualify the Holder from serving on the Representation Committee. It is clarified that the Trustee shall rely on such declarations and shall not be required to conduct an additional independent examination or investigation. The Trustee's determination in these matters shall be final. 1.5. The term of office of the Representation Committee shall end on the date on which the Company publishes the decisions of the Representation Committee in connection with the grant of an extension period to the Company for compliance with the terms of the Deed of Trust as set forth in Section 2.1 below. 2. Authority 2.1. The Representation Committee shall have the authority to grant an non-recurring extension to the Company in connection with the dates for meeting the financial covenants set forth in the Deed of Trust in a manner that the anticipated breach shall be removed prior to the cause for repayment in Sections 7.1.17 and 7.1.18 of the Deed of Trust, for a period of up to 90 (ninety) days, or until the publication date of the next financial statements after the publication date of the financial statements, which revealed that the Company failed to meet any of the financial covenants prior to the maturity of the causes for immediate repayment in Sections 7.1.17 and 7.1.18 of the Deed of Trust. 2.2. It is clarified that the period of time up to the appointment of the Representation Committee shall be counted in the framework of the above extension, and it shall not be grounds for granting the Company any additional extension beyond that set forth above.

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 89 - It is further clarified that the activity of the Representation Committee and the cooperation among the members thereof shall be limited to consideration of the possibility of granting such an extension, and no other information that does not relate to the grant of an extension as stated shall be exchanged among the members. 2.3. If no Representation Committee was appointed according to the provisions of Section 1 above, or if the Representation Committee decided not to grant the Company an extension as provided in Section 3.1 above, the Trustee shall be required to call a meeting of Noteholders for passing a resolution accelerating repayment of the Notes, in accordance with the provisions of section 7.2 of the Deed of Trust. 2.4. It is clarified that anything set forth in this section shall not derogate from the right of the Noteholders to demand the assembly of a meeting of the Noteholders under the provisions of the Deed of Trust, including in connection with acceleration to immediate repayment. 3. The Company's undertakings with respect to the Representation Committee 3.1. The Company undertakes to furnish to the Trustee all the information in its possession or which it is able to reasonably obtain in connection with the identity of the Noteholders and the scope of their holdings. Similarly, the Trustee shall act to obtain said information in accordance with the powers vested in it by law. 3.2. In addition, the Company undertakes to fully cooperate with the Representation Committee and the Trustee as necessary for performing the necessary examinations by them and the formulation of decisions of the Representation Committee, and to provide the Representation Committee with all the data and documents that they require with respect to the Company, subject to the limitations of law and to security clearance restrictions. Without derogating from the generality of the foregoing, the Company shall furnish to the Representation Committee the relevant information for the formulation of the decision thereof, which may not include any misleading particular and may not be incomplete. 3.3. The Company shall bear the costs of the Representation Committee, including the costs of engaging consultants and experts by or on behalf of the Representation Committee, according to the provisions of Section 23 of the Deed of Trust, mutatis mutandis. 4. Liability

This is an unofficial convenience translation of the Deed of Trust in Hebrew (the "Hebrew Deed of Trust"). Only the Hebrew Deed of Trust is governing the terms of the Notes. In any conflict or inconsistency between this translation and the Hebrew Deed of Trust, the latter shall govern. - 90 - 4.1. The Representation Committee shall act and decide in the matters delegated thereto according to its absolute discretion, and neither it nor any of its members, officers, employees and consultants shall be liable, and the Company and the Noteholders hereby discharge them from all complaints, demands and claims against them, for having exercised or refrained from exercising the powers, authority or discretion granted to them under this Deed and in connection therewith, or for any other action they performed pursuant thereto, except if they acted willfully or in bad faith. 4.2. The actions of the Representation Committee members and anyone acting on their behalf shall be subject to the indemnification provisions in section 23 of the Deed of Trust, mutatis mutandis, as if they were the Trustee.